AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 14, 1998


                                                   REGISTRATION NO. 333-58335
                                                   REGISTRATION NO. 333-58335-01
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         PRE-EFFECTIVE AMENDMENT NO. 4
                                TO THE FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------


          UCBH HOLDINGS, INC.                         UCBH TRUST CO.
--------------------------------------    --------------------------------------
(exact name of registrant as specified    (exact name of registrant as specified
 in its certificate of incorporation)       in its certificate of incorporation)

               DELAWARE                                  DELAWARE
   -------------------------------           -------------------------------
   (state or other jurisdiction of           (state or other jurisdiction of
    incorporation or organization)            incorporation or organization)


              94-3072450                               BEING APPLIED FOR
  ---------------------------------           --------------------------------
  (IRS Employer Identification No.)           (IRS Employer Identification No.)


                 6035                                      N/A
   --------------------------------            -----------------------------
     (Primary Standard Industrial              (Primary Standard Industrial
      Classification Code Number)               Classification Code Number)


         711 VAN NESS AVENUE                       711 VAN NESS AVENUE
   SAN FRANCISCO, CALIFORNIA 94102           SAN FRANCISCO, CALIFORNIA 94102
            (415) 928-0700                            (415) 928-0700
   -------------------------------           -------------------------------
    (Address, including zip code,             (Address, including zip code,
   and telephone number, including           and telephone number, including
     area code, of registrants'                area code, of registrants'
    principal executive offices)              principal executive offices)

                            ------------------------

                                  TOMMY S. WU
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             UNITED COMMERCIAL BANK
                              711 VAN NESS AVENUE
                        SAN FRANCISCO, CALIFORNIA 94102
                                 (415) 928-0700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                        JOSEPH G. PASSAIC, JR., ESQUIRE
                           MARY M. SJOQUIST, ESQUIRE
                           GEOFFREY W. RYAN, ESQUIRE
                              PATTON BOGGS, L.L.P.
                              2550 M STREET, N.W.
                             WASHINGTON, D.C. 20037
                                 (202) 457-6000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

                                   CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                           Proposed           Proposed
                                                                            Maximum            Maximum
               Title of each Class of                    Amount to      Offering Price        Aggregate         Registration
            Securities to be Registered                be Registered      Per Unit(1)     Offering Price(1)         Fee
-------------------------------------------------------------------------------------------------------------------------------
Series B 9.375% Capital Securities of UCBH Trust
   Co..........................................         $30,000,000          100%            $30,000,000            (1)
-------------------------------------------------------------------------------------------------------------------------------
Series B 9.375% Junior Subordinated Deferrable
   Interest Debentures of UCBH
   Holdings, Inc.(2)...........................         $30,000,000          100%            $30,000,000            N/A
-------------------------------------------------------------------------------------------------------------------------------
UCBH Holdings, Inc. Series B
   Guarantee with respect to Series B 9.375%
   Capital Securities..........................             N/A              N/A                 N/A                N/A
-------------------------------------------------------------------------------------------------------------------------------
Total..........................................       $30,000,000(1)         100%          $30,000,000(4)           (1)
===============================================================================================================================


(1) The registration fee of $8,850 was paid upon the initial filing of the Form S-4.
(2) No separate consideration will be received for the Series B 9.375% Junior Subordinated Deferrable Interest Debentures of UCBH Holdings, Inc. (the 'Junior Subordinated Debentures') distributed upon any liquidation of UCBH Trust Co.
(3) No separate consideration will be received for the UCBH Holdings, Inc. Series B Guarantee.
(4) Such amount represents the liquidation amount of the UCBH Trust Co. Series B 9.375% Capital Securities to be exchanged hereunder and the principal amount of Junior Subordinated Debentures that may be distributed to holders of such Capital Securities upon any liquidation of UCBH Trust Co.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

PROSPECTUS

               SUBJECT TO COMPLETION, DATED               , 1998

                                 UCBH TRUST CO.

                             OFFER TO EXCHANGE ITS

                       SERIES B 9.375% CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING

                       SERIES A 9.375% CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                              UCBH HOLDINGS, INC.

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
         NEW YORK CITY TIME, ON               , 1998, UNLESS EXTENDED.
                            ------------------------

     UCBH Trust Co., a trust created under the laws of the state of Delaware (the 'Trust'), hereby offers, upon the terms and subject to the conditions set forth in this prospectus (as the same may be amended or supplemented from time to time, the 'Prospectus') and in the accompanying Letter of Transmittal (which together constitute the 'Exchange Offer'), to exchange up to and including $30,000,000 aggregate Liquidation Amount of its Series B 9.375% Capital Securities (the 'Exchange Capital Securities'), which have been registered under the Securities Act of 1933, as amended (the 'Securities Act'), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding Series A 9.375% Capital Securities (the 'Original Capital Securities'), of which $30,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, UCBH Holdings, Inc., a Delaware corporation (the 'Company'), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Exchange Capital Securities (the 'Exchange Guarantee') for a like guarantee in respect of the Original Capital Securities (the 'Original Guarantee') and (ii) its Series B 9.375% Junior Subordinated Deferrable Interest Debentures due May 1, 2028 (the 'Exchange Junior Subordinated Debentures') for its Series A 9.375% Junior Deferrable Interest Debentures due May 1, 2028 (the 'Original Junior Subordinated Debentures'), in an aggregate principal amount corresponding to the aggregate Liquidation Amount of Original Capital Securities accepted for exchange, which Exchange Guarantee and Exchange Junior Subordinated Debentures also have been registered under the Securities Act. The Original Capital Securities, the Original Guarantee and the Original Junior Subordinated Debentures are collectively referred to herein as the 'Original Securities' and the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures are collectively referred to herein as the 'Exchange Securities.'
                                                        (Continued on next page)

This Prospectus and the Letter of Transmittal are first mailed to all holders of
Original Capital Securities on or about               , 1998.

                            ------------------------

SEE 'RISK FACTORS' BEGINNING ON PAGE     FOR CERTAIN INFORMATION THAT SHOULD BE
CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER ORIGINAL CAPITAL SECURITIES IN THE EXCHANGE OFFER.
                            ------------------------

THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK
     AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR
                         ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS               , 1998.

(Continued from the previous page)

     The terms of the Exchange Securities are identical in all material respects to the respective terms of the Original Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Original Securities, (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon, and (iii) the Exchange Junior Subordinated Debentures will not provide for any liquidated damages thereon. See 'Description of Exchange Securities' and 'Description of Original Securities.' The Exchange Capital Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Trust under the Capital Securities Registration Rights Agreement, dated as of April 13, 1998 (the 'Capital Securities Registration Rights Agreement'), among the Company, the Trust and each purchaser of the Original Capital Securities (the 'Purchasers'). In the event that the Exchange Offer is consummated, any Original Capital Securities that remain outstanding after consummation of the Exchange Offer and the Exchange Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement (as defined herein).

     The Exchange Capital Securities and the Original Capital Securities (together, the 'Capital Securities') represent undivided beneficial interests in the assets of the Trust. The Company is the owner of all of the beneficial interests represented by common securities of the Trust (the 'Common Securities,' and together with the Capital Securities, the 'Trust Securities'). Wilmington Trust Company is the Property Trustee (the 'Property Trustee') of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein). The Exchange Junior Subordinated Debentures will mature on May 1, 2028 (the 'Stated Maturity Date'). The Exchange Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See 'Description of Exchange Securities--Description of Exchange Capital Securities--Subordination of Common Securities'.

     As used herein, (i) the 'Indenture' means the Indenture, dated as of April 17, 1998, as amended and supplemented from time to time, between the Company and Wilmington Trust Company, as Trustee (the 'Debenture Trustee'), relating to the Junior Subordinated Debentures and (ii) the 'Trust Agreement' means the Amended and Restated Declaration of Trust relating to the Trust, dated as of April 17, 1998, among the Company, as Sponsor, Wilmington Trust Company, as Property Trustee, and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the 'Issuer Trustees') and the holders, from time to time, or undivided beneficial interests in the assets or the Trust. In addition, as the context may require, (i)'Junior Subordinated Debentures' includes the Original Junior Subordinated Debentures and the Exchange Junior Subordinated Debentures and (ii) 'Guarantee' includes the Original Guarantee and the Exchange Guarantee.

     Holders of the Exchange Capital Securities as of October 15, 1998 will be entitled to receive cumulative cash distributions arising from the payment of interest on the Exchange Junior Subordinated Debentures, accumulating from April 17, 1998, payable semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 1998, at the annual rate of 9.375% of the Liquidation Amount of $1,000 per Exchange Capital Security ('Distributions'). So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Company has the right to defer payments of interest on the Exchange Junior Subordinated Debentures for a period not exceeding 10 consecutive semi-annual periods to each deferral period (each, an 'Extension Period'), provided that an Extension Period must end on an Interest Payment Date (as defined herein) and may not extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Exchange Junior Subordinated Debentures are so deferred, Distributions on the Exchange Capital Securities also will be deferred, and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or to make any payment with respect to debt securities of the Company that rank pari passu with or junior to the Exchange Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the rate of 9.375% per annum, compounded semi-annually, and holders of the Trust Securities will be required to include deferred interest income for United States federal income tax purposes prior to the receipt of the cash attributable to such income on that income. See 'Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date' and 'Federal Income Tax Consequences--Interest Income and Original Issue Discount.'

     The Company will, through the Guarantee, the Common Guarantee, the Trust Agreement, the Junior Subordinated Debentures, and the Indenture, taken together, fully, irrevocably and unconditionally, guarantee or will guarantee, as the case may be, all of the Trust's obligations under the Trust Securities. See 'Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee--Full and Unconditional Guarantee.' The Exchange Guarantee and the Common Guarantee will guarantee payments of Distributions and payments upon liquidation of the Trust or redemption of the Trust Securities, but in each case only to the extent that the Trust has funds legally available therefor and has failed to make such payments, as described herein. See 'Description of Guarantee.' If the Company fails to make a required payment on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Exchange Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds legally available therefor. In such event, a holder of Exchange Capital Securities may institute a legal proceeding directly against the Company to enforce its rights in respect of such payment. See 'Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Exchange Capital Securities.' The obligations of the Company under the Exchange Guarantee, the Common Guarantee and the Exchange Junior Subordinated Debentures will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in 'Description of Exchange Junior Subordinated Debentures--Subordination'). The ability of the Company to make required payments on the Exchange Junior Subordinated Debentures will depend, in large part, on its receipt of dividends from the Bank, the wholly-owned subsidiary of the Company. See 'Use of Proceeds' and 'Risk Factors--Ranking of Subordinated Obligations Under the Exchange Guarantee and the Exchange Junior Subordinated Debentures; Limitations on Sources of Funds.'

     The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein): (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Exchange Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Exchange Junior Subordinated Debentures (the 'Maturity Redemption Price'); (ii) in whole but not in part, at any time prior to May 1, 2005 (the 'Initial Optional Prepayment Date'), contemporaneously with the optional prepayment of the Exchange Junior Subordinated Debentures by the Company, upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to, for each Exchange Capital Security, the Special Event Prepayment Price (as defined herein) for a corresponding $1,000 principal amount of Exchange Junior Subordinated Debenture (the 'Special Event Redemption Price'); and (iii) in whole or in part, on or after the Initial Optional Prepayment Date, contemporaneously with the optional prepayment by the Company of all or part of the Exchange Junior Subordinated Debentures, at a redemption price equal to, for each Exchange Capital Security to be redeemed, the Optional Prepayment Price (as defined herein) for a corresponding $1,000 principal amount of Exchange Junior Subordinated Debentures (the 'Optional Redemption Price'). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the 'Redemption Price.' See 'Description of Exchange Capital Securities--Redemption.'

     Subject to the Company having received any required regulatory approval, the Exchange Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Company; (i) on or after the Initial Optional Prepayment Date, in whole or in part, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of prepayment (the 'Optional Prepayment Price'); or (ii) at any time prior to the Initial Optional Prepayment Date, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the 'Special Event Prepayment Price') equal to the Make-Whole Amount (as defined below). The 'Make-Whole Amount' shall be equal to the greater of (a) 100% of the principal amount of the Exchange Junior Subordinated Debentures or (b) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the remaining scheduled payments of principal and interest on the Exchange Junior Subordinated Debentures, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in the case of each of clauses
(a) and (b), accrued and unpaid interest thereon to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the 'Prepayment Price.' See 'Description of Exchange Junior Subordinated Debentures--Optional Prepayment' and '--Special Event Prepayment.'

     The Company has the right at any time, including without limitation upon the occurrence of a Tax Event (as defined herein) to terminate the Trust and, after satisfaction of liabilities of creditors of the Trust as required by applicable law, to cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to (i) the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Exchange Capital Securities and (ii) the receipt of any required regulatory approvals. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive $1,000 per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment. See 'Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures.'

     THE CAPITAL SECURITIES, INCLUDING THE EXCHANGE CAPITAL SECURITIES, MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES), OR ANY INTEGRAL MULTIPLE OF $1,000 LIQUIDATION AMOUNT (1 CAPITAL SECURITY). ANY ATTEMPTED TRANSFER OF EXCHANGE CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH EXCHANGE CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH EXCHANGE CAPITAL SECURITIES, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH EXCHANGE CAPITAL SECURITIES.

     The Trust is making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance (the 'Staff') of the Securities and Exchange Commission (the 'Commission') as set forth in the following interpretive letters addressed to third parties in other transactions: Exxon Capital Holdings Corporation (available May 13, 1988); Morgan Stanley & Co. Incorporated (available June 5, 1991); K-III Communications Corporation (available May 14, 1993); Shearman & Sterling (available July 2, 1993); and Brown & Wood LLP (available February 7, 1997) (collectively, the 'Letters'). However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in the Letters. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an 'affiliate' of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust for resale pursuant to Rule 144A under the Securities Act ('Rule 144A') or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the Letters, (ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

     Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an 'affiliate' of the Company or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of 'beneficial owners' (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the 'Exchange Act')), on behalf of whom such holder holds the Original Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the Letters, the Company and the Trust believe that broker-dealers who acquired Original Capital Securities for their own accounts, as a result of market-making activities or other trading activities ('Participating Broker-Dealers'), may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Company have agreed that, ending on the close of business on the 90th day following the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See 'Plan of Distribution.' However, a Participating Broker- Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to Wilmington Trust Company (the 'Exchange Agent') at the address set forth herein under 'The Exchange Offer--Exchange Agent.' Any Participating Broker-Dealer who is an 'affiliate' of the Company or the Trust may not rely on the Letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See 'The Exchange Offer--Resales of Exchange Capital Securities.'

     In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact that (i) makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or upon the occurrence of certain other events specified in the Registration Rights Agreement, such Participating

Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Company or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Original Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Company and the Trust do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for inclusion in the NASDAQ Stock Market, the electronic securities market operated by the National Association of Securities Dealers, Inc. ('NASDAQ').

     Any Original Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Original Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Original Capital Securities held by them. To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected. See 'Risk Factors--Consequences of a Failure to Exchange Original Capital Securities.'

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

     Original Capital Securities may be tendered for exchange on or prior to
5:00 p.m., New York City time, on               , 1998 (such time on such date
being hereinafter called the 'Expiration Date'), unless the Exchange Offer is extended by the Company or the Trust (in which case the term 'Expiration Date' shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Original Capital Securities may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust and to the terms and provisions of the Capital Securities Registration Rights Agreement. Original Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Company has agreed to pay all expenses of the Exchange Offer. See 'The Exchange Offer--Fees and Expenses.' Holders of the Original Capital Securities whose Original Capital Securities are accepted for exchange prior to October 15, 1998 will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and including April 17, 1998. See 'The Exchange Offer--Distributions on the Exchange Capital Securities.'

     The Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed with the Commission by August 14, 1998 and declared effective by the Commission by September 15, 1998, the Distribution rate borne by the Original Capital Securities will increase by 0.25% until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Capital Securities Registration Rights Agreement, except under limited circumstances. See 'Description of Original Securities.'

     Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See 'Use of Proceeds' and 'Plan of Distribution.'

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information and the Company's Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

                                  THE COMPANY

     The Company is a Delaware corporation and conducts business as a bank holding company, the sole subsidiary of which is United Commercial Bank (the 'Bank'). The Company's assets consist primarily of all of the issued and outstanding common stock of the Bank.

     Since its founding in 1974, the Company has grown to total assets of $1.91 billion, total deposits of $1.47 billion and stockholders' equity of $98.1 million at June 30, 1998. The Bank currently has 25 retail banking offices in the state of California, located in areas with high concentrations of ethnic Chinese, including the San Francisco Bay area (which includes Oakland), and the Sacramento/Stockton and Los Angeles metropolitan areas. The Bank is the largest financial institution focused on serving the ethnic Chinese market within California.

     Substantially all of the Bank's loans are secured by real property. At June 30, 1998, approximately $712.3 million, or 56% of the Bank's gross loan portfolio was secured by residential properties (1-4 family), approximately $334.2 million, or 26% of the Bank's gross loans were secured by commercial real estate-multi-family mortgages, and $142.7 million, or 11% of the Bank's gross loans were secured by commercial real estate-non-residential. The Bank's deposits are obtained primarily from ethnic Chinese individuals and small and medium sized businesses, business executives and professionals. As a result of its focus on these deposit sources, at June 30, 1998, the Bank was able to achieve a cost of funds approximately 60 basis points below the Eleventh District Cost of Funds Index ('COFI'). Based upon June 30, 1997, FDIC deposit market share data, the Bank believes it has the leading deposit market share in the principal ethnic Chinese market within Oakland and is among the leaders in deposit market share in the principal ethnic Chinese markets within the San Francisco Bay area.

     Through its network of banking offices, the Bank provides a wide range of personal and commercial banking services to small and medium sized businesses, business executives, professional and other individuals in the financial services, professional services, real estate construction, computer and semi-conductor manufacturing, and wholesale and retail trade industries. The Bank offers a variety of deposit products, from traditional savings and business accounts to the specialized services designed to serve the personal banking needs of its customers. The Bank also engages in a full complement of lending activities, including residential and commercial real estate, construction, commercial and consumer credit facilities and working capital loans. The Bank offers Chinese multilingual services to all of its customers.

     Historically, the Bank has operated as a traditional thrift engaged primarily in mortgage banking activities and the origination of residential mortgages (1-4 family) which were generally pooled and sold in the secondary market, with loan servicing rights retained. From time to time, the Bank sold its loan servicing rights and also purchased agency servicing rights in connection with its mortgage banking activities. Since 1993, the Bank has also specialized in the origination of limited documentation residential mortgages (1-4 family). The Bank has historically maintained a heavy concentration of assets with interest rates based on COFI, which generally lags market interest rate changes and which can suppress net interest margins during periods of rapidly escalating interest rates. From 1993 to 1995, the Bank experienced a decline in earnings primarily as a result of (i) depressed net interest margins due to COFI-indexed assets and a larger volume of LIBOR-based borrowings; (ii) an increase in the Bank's allowance for loan losses; and (iii) the competitive pressures in the mortgage banking business. In addition, in 1996, the Bank's earnings were reduced by the payment of a onetime $7.7 million Savings Association Insurance Fund ('SAIF') recapitalization assessment.

     From 1995 to June 1998, the Company experienced steady growth in its net interest income. Notwithstanding this improvement in net interest income, the Company's net income was adversely impacted by a $7.7 million SAIF recapitalization assessment in 1996 and an $8.8 million provision for loan losses during 1995. The $8.8 million provision for loan losses was $4.1 million greater than the five year average provision for loan losses of $4.7 million and was recorded to address the continued depressed California economy and real estate market and to significantly increase the Company's overall level of allowance for loan losses to over 1.00% of gross loans. Without giving effect to the SAIF recapitalization assessment, in 1996, the Company's net income would have amounted to $4.3 million as compared to the $306,000 actual net loss.

BALANCE SHEET RESTRUCTURING

     In recent years, the mortgage banking industry became highly competitive and, combined with the availability of more efficient delivery systems through brokers and the Internet, the industry has experienced shrinking profit margins and reduced loan servicing values. Higher levels of prepayment activity resulting from the lower interest rate environment and the willingness of lenders to offer mortgage loans with no points and, in many cases, no fees, have reduced servicing values. To respond to these market factors and to improve the long-term prospects of the Bank, the Bank since 1995 has taken the following measures:

     COFI Asset Reduction. In the fourth quarter of 1996, the Bank ceased all COFI-based mortgage lending and began to reduce the Bank's COFI-based mortgage-backed securities portfolio. From December 31, 1996 to June 30, 1998, COFI-based loans have been reduced from 60.2% of the Bank's total gross loan portfolio to 39.8%. From December 31, 1996 to June 30, 1998, total COFI exposure has been reduced from 64.9% of the Bank's interest-earning assets to 40.2%.

     Closure of Mortgage Banking Division. In 1997, the Bank closed its mortgage banking division and ceased the origination of nonconventional mortgage loans (i.e., loans insured by the Federal Housing Administration or partially guaranteed by the Veterans Administration) for sale in the secondary market and sold its agency loan servicing portfolio. While the Bank no longer engages in the origination of nonconventional mortgage loans, the Bank continues to originate conventional residential mortgage loans for portfolio retention and conforming mortgage loans for resale in the secondary market through its retail branching networks. See 'Business-- Lending Activities.'

     Reduced Non-Performing Assets. The Bank reduced its non-performing assets from $22.3 million as of December 31, 1995, to $9.1 million as of June 30, 1998.

     Reduced Mismatched Borrowings. The Bank reduced its predominantly high cost LIBOR-based borrowings (which were mismatched with COFI-based assets) from $265.3 million at the beginning of 1995 to zero at December 31, 1996 and 1997. As a result of the proceeds received by the Company and made available to the Bank following the Private Offerings (as described herein), the Bank implemented a plan to leverage such proceeds through purchases of investment grade securities and municipal bonds and to fund such purchases with Federal Home Loan Bank ('FHLB') advances and cash made available from the proceeds. At June 30, 1998, the Bank had entered into $298 million of borrowings to fund such asset purchases. Included in these borrowings were $96 million of short-term borrowings and $202 million of long-term borrowings. The Bank also entered into certain interest rate cap agreements to reduce the Bank's exposure to rising interest rates. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition.'

IMPLEMENTATION OF STRATEGY

     In conjunction with the implementation of the balance sheet restructuring described above which returned the Bank to profitability in 1996, excluding the one-time SAIF recapitalization assessment, to further improve the Bank's long-term prospects and to take advantage of the Bank's significant deposit market share and the potential cross selling opportunities to the ethnic Chinese and Asian communities within its market area, the Board of Directors adopted a business strategy to shift the primary business focus of the Bank from a traditional thrift to a full service commercial banking operation. To implement its business strategy, the Bank took the actions and adopted the initiatives outlined below.

     Management. The Bank realigned senior management responsibilities, and hired commercial banking officers and Small Business Administration ('SBA') business banking officers with lending experience in the Bank's market area. See 'Management of the Company and the Bank.'

     Established Commercial Banking Division. In 1996, to take advantage of the opportunities in the Bank's targeted markets, the Bank established its commercial banking division to offer an array of commercial bank services and products to its customers particularly focused on the ethnic Chinese communities. Since its establishment, the commercial banking division has originated approximately $110.1 million in commercial loan commitments and had $98.7 million in outstanding loans as of June 30, 1998. As of June 30, 1998, the division had a current committed pipeline of approximately $129 million. To support its commercial banking activities, the Bank acquired a commercial banking data processing system to replace a system designed for thrift institutions. The new system provides customer profitability reports, account analysis and other commercial banking management tracking and reporting mechanisms. The installation of this new system was completed in February 1998. The Bank installed software to enhance commercial real estate loan marketing and development. The PC based system provides key information on substantially all commercial real estate transactions in the Bank's market area in California. The software provides information instrumental to identifying lending and refinancing opportunities, screening potential credit opportunities and evaluating collateral values to facilitate efficient solicitation of borrowers and related depository relationships from commercial and multi-family property owners. The Bank opened a commercial, construction and SBA lending office in Pasadena, California during the second quarter of 1998. In addition to other personnel, the Bank has hired a team of three experienced SBA business banking officers to staff the Pasadena office. These officers were previously affiliated with one of the leading lenders focusing on SBA lending to Asians.

     Core Deposit Solicitation. To further develop the Bank's core deposit base, the Bank is evaluating the establishment of mini-branches in or adjacent to Asian supermarkets in selected target market areas. By continuing to emphasize multilingual services at its automated teller machines ('ATMs'), through its telephone banking system and by its customer service and loan officers, the Bank expects to continue to further expand its presence in the Asian, and specifically the ethnic Chinese, markets in California. At June 30, 1998, less than 2% of the Bank's deposits were held by customers located outside the United States. In addition, as of such date, the 100 depositors with the largest aggregate average deposit balances comprised less than 10% of the Bank's total deposits. The Bank also expects to increase its business accounts as the commercial lending portfolio grows and correspondent account relationships are established.

     Capital Enhancement. On April 17, 1998, the Company completed a $140.0 million placement of its Common Stock and a $30.0 million placement of 9.375% Capital Securities through UCBH Trust Co. (together the 'Private Offerings'). The Private Offerings were consummated pursuant to Rule 506 of Regulation D, Regulation S and Rule 144A under the Securities Act. At March 31, 1998, the Company's stockholders' equity was $64.6 million, or 4.2% of total assets. Prior to the Private Offerings, management of the Company entered into an agreement to buy out the interests of the two owners of the Company, in conjunction with the private placement of Common Stock. Chief Investments Limited and United Holdings Int'l, Ltd. (the 'Selling Shareholders') owned in the aggregate, prior to the buyout, 100% of the Common Stock of the Company and 100% of the Company's Senior Debt (the 'Notes') totaling $20.6 million, including accrued interest. In connection with the Private Offerings, the Company exchanged 329 shares of its common stock (1,974,000 shares giving effect to the 6000:1 stock split on April 17, 1998) for the Notes and subsequently used $120.0 million of the proceeds of the Private Offerings to redeem all shares of common stock then outstanding, including those shares of common stock issued to the Selling Shareholders in exchange for the Notes (the 'Redemption'). As a result of the Redemption, the Selling Shareholders are no longer affiliated with the Company or the Bank. The Company then issued 9,333,333 shares of Common Stock to purchasers in the Private Offering. Following the Private Offerings and the Redemption, the Company's stockholders' equity increased to $98.1 million at June 30, 1998 and the Company's consolidated Tier 1 capital increased from $63.9 million at December 31, 1997 to $128.2 million at June 30, 1998. See 'Supervision and Regulation--Bank Holding Company and Bank Regulation--The Bank--Capital Requirements.'

     Charter Conversion. In the first quarter of 1998, the Bank changed its name to United Commercial Bank to reflect the Bank's new emphasis on providing commercial banking services to its customers. As part of its strategy to shift its business focus from mortgage banking to commercial banking,the Bank converted to a California-chartered commercial bank and the Company become a bank holding company on July 31, 1998.

     As a result of the measures taken to effect the Bank's shift in its primary business focus from mortgage banking to commercial banking, and the implementation of its strategic initiatives, management believes that the Bank is and will continue to be well positioned to take advantage of the opportunities in its market area and particularly in the growing ethnic Chinese market in California.

     The Company, as a bank holding company, is subject to examination and regulation by the Federal Reserve Bank of San Francisco. The Bank, as a state-chartered commercial bank, is subject to comprehensive regulation and examination by the Department of Financial Institutions ('DFI') as its primary regulator and by the Federal Deposit Insurance Corporation ('FDIC'), which administers the Savings Association Insurance Fund ('SAIF') which insures the Bank's deposits to the maximum extent permitted by law. The Bank is a member of the FHLB of San Francisco, which is one of the 12 regional banks which comprise the FHLB system. The Bank is further subject to regulations of the Board of Governors of the Federal Reserve System ('Federal Reserve Board') governing reserves required to be maintained against deposits and certain other matters. See 'Supervision and Regulation.'

     The Company's executive offices are located at 711 Van Ness Avenue, San Francisco, California 94102 and its main telephone number is (415) 928-0700.

                               THE EXCHANGE OFFER

The Exchange Offer.....................  Up to and including $30,000,000 aggregate Liquidation Amount of
                                         Exchange Capital Securities are being
                                         offered in exchange for a like
                                         aggregate Liquidation Amount of
                                         Original Capital Securities. Original
                                         Capital Securities may be tendered for
                                         exchange in whole or in part in a
                                         Liquidation Amount of $100,000 (100
                                         Capital Securities) or any integral
                                         multiple of $1,000 (one Capital
                                         Security) in excess thereof. The
                                         Company and the Trust are making the
                                         Exchange Offer in order to satisfy
                                         their obligations under the Capital
                                         Securities Registration Rights
                                         Agreement relating to the Original
                                         Capital Securities. For a description
                                         of the procedures for tendering
                                         Original Capital Securities, see 'The
                                         Exchange Offer--Procedures for
                                         Tendering Original Capital Securities.'

Expiration Date........................  5:00 p.m., New York City time, on _____,
                                         1998 unless the Exchange Offer is
                                         extended by the Company and the Trust
                                         (in which case the Expiration Date will
                                         be the latest date and time to which
                                         the Exchange Offer is extended). See
                                         'The Exchange Offer--Terms of the
                                         Exchange Offer.'

Conditions to the Exchange Offer.......  The Exchange Offer is subject to certain conditions, which may be waived
                                         by the Company and the Trust in their
                                         sole discretion. The Exchange Offer is
                                         not conditioned upon any minimum
                                         Liquidation Amount of Original Capital
                                         Securities being tendered. See 'The
                                         Exchange Offer--Conditions to the
                                         Exchange Offer.'

Terms of the Exchange Offer............  The Company and the Trust reserve the right in their sole and absolute
                                         discretion, subject to applicable law,
                                         at any time and from time to time, (i)
                                         to delay the acceptance of the Original
                                         Capital Securities, (ii) to terminate
                                         the Exchange Offer if certain specified
                                         conditions have not been satisfied,
                                         (iii) to extend the Expiration Date of
                                         the Exchange Offer and retain all
                                         Original Capital Securities tendered
                                         pursuant to the Exchange Offer,
                                         subject, however, to the right of
                                         holders of Original Capital Securities
                                         to withdraw their tendered Original
                                         Capital Securities, (iv) to waive any
                                         condition, or (v) amend the terms of
                                         the Exchange Offer, subject to the
                                         Capital Securities Registration Rights
                                         Agreement, in any respect. See 'The
                                         Exchange Offer--Terms of the Exchange
                                         Offer.'

Withdrawal Rights......................  Tenders of Original Capital Securities
                                         may be withdrawn at any time prior to
                                         the Expiration Date by delivering a
                                         written notice of such withdrawal to
                                         the Exchange Agent in conformity with
                                         certain procedures as set forth herein
                                         under 'The Exchange Offer-- Withdrawal
                                         Rights.'

Procedures for Tendering Original
  Capital Securities...................  Certain brokers, dealers, commercial banks, trust companies and other
                                         nominees (each, a 'Custodian') who hold
                                         Original Capital Securities through The
                                         Depository Trust Company ('DTC') must
                                         effect tenders by book entry transfer
                                         through DTC's Automated Tender Offer
                                         Program ('ATOP'). Beneficial owners of
                                         Original Capital Securities registered
                                         in the name of a Custodian are urged to
                                         contact such Custodian promptly if they
                                         wish to tender Original Capital
                                         Securities pursuant to the Exchange
                                         Offer. Tendering holders of Original
                                         Capital

                                         Securities that do not use ATOP must
                                         complete and sign a Letter of
                                         Transmittal in accordance with the
                                         instructions contained therein and
                                         forward the same by mail, facsimile
                                         transmission or hand delivery, together
                                         with any other required documents, to
                                         the Exchange Agent, either with the
                                         certificates of the Original Capital
                                         Securities to be tendered or in
                                         compliance with the specified
                                         procedures for guaranteed delivery of
                                         Original Capital Securities. Tendering
                                         holders of Original Capital Securities
                                         that use ATOP will, by so doing,
                                         acknowledge that they are bound by the
                                         terms of the Letter of Transmittal. See
                                         'The Exchange Offer--Procedures for
                                         Tendering Original Capital Securities.'

                                         Letters of Transmittal and certificates
                                         representing Original Capital
                                         Securities should not be sent to the
                                         Company or the Trust. Such documents
                                         should only be sent to the Exchange
                                         Agent.

Resales of Exchange Capital
  Securities...........................  The Company and the Trust are making the Exchange Offer in reliance on the
                                         position of the Staff of the Commission
                                         as set forth in the Letters. However,
                                         neither the Company nor the Trust has
                                         sought its own interpretive letter and
                                         there can be no assurance that the
                                         Staff of the Commission would make a
                                         similar determination with respect to
                                         the Exchange Offer as it has in such
                                         interpretive letters to third parties.
                                         Based on these interpretations by the
                                         Staff of the Commission, and subject to
                                         the two immediately following
                                         sentences, the Company and the Trust
                                         believe that Exchange Capital
                                         Securities issued pursuant to this
                                         Exchange Offer in exchange for Original
                                         Capital Securities may be offered for
                                         resale, resold and otherwise
                                         transferred by a holder thereof (other
                                         than a holder who is a broker-dealer)
                                         without further compliance with the
                                         registration and prospectus delivery
                                         requirements of the Securities Act,
                                         provided that such Exchange Capital
                                         Securities are acquired in the ordinary
                                         course of such holder's business and
                                         that such holder is not participating,
                                         and has no arrangement or understanding
                                         with any person to participate, in a
                                         distribution (within the meaning of the
                                         Securities Act) of such Exchange
                                         Capital Securities. However, any holder
                                         of Original Capital Securities who is
                                         an 'affiliate' of the Company or the
                                         Trust or who intends to participate in
                                         the Exchange Offer for the purpose of
                                         distributing the Exchange Capital
                                         Securities, or any broker-dealer who
                                         purchased the Original Capital
                                         Securities from the Trust for resale
                                         pursuant to Rule 144A or any other
                                         available exemption under the
                                         Securities Act, (i) will not be able to
                                         rely on the interpretations of the
                                         Staff of the Commission set forth in
                                         the Letters, (ii) will not be permitted
                                         or entitled to tender such Original
                                         Capital Securities in the Exchange
                                         Offer and (iii) must comply with the
                                         registration and prospectus delivery
                                         requirements of the Securities Act in
                                         connection with any sale or other
                                         transfer of such Original Capital
                                         Securities unless such sale is made
                                         pursuant to an exemption from such
                                         requirements. In addition, as described
                                         herein, if any broker-dealer holds
                                         Original Capital Securities acquired
                                         for its own account as a result of
                                         market-making or other trading
                                         activities and exchanges such Original
                                         Capital Securities for Exchange Capital
                                         Securities, then such broker-dealer
                                         must deliver a prospectus meeting the
                                         requirements of the Securities Act in
                                         connection with any resales of such
                                         Exchange Capital Securities.

                                         Each holder of Original Capital
                                         Securities who wishes to exchange
                                         Original Capital Securities for
                                         Exchange Capital Securities in the
                                         Exchange Offer will be required to
                                         represent that (i) it is not an
                                         'affiliate' of the Company or the
                                         Trust, (ii) any Exchange Capital
                                         Securities to be received by it are
                                         being acquired in the ordinary course
                                         of its business, (iii) it has no
                                         arrangement or understanding with any
                                         person to participate in a distribution
                                         (within the meaning of the Securities
                                         Act) of such Exchange Capital
                                         Securities, and (iv) if such holder is
                                         not a broker-dealer, such holder is not
                                         engaged in, and does not intend to
                                         engage in, a distribution (within the
                                         meaning of the Securities Act) of such
                                         Exchange Capital Securities. Each
                                         broker-dealer that receives Exchange
                                         Capital Securities for its own account
                                         in exchange for Original Capital
                                         Securities, where such Original Capital
                                         Securities were acquired by such
                                         broker-dealer as a result of market-
                                         making activities or other trading
                                         activities, must acknowledge that it
                                         will deliver a prospectus meeting the
                                         requirements of the Exchange Act in
                                         connection with any resale of such
                                         Exchange Capital Securities. See 'Plan
                                         of Distribution.' The Letter of
                                         Transmittal states that, by so
                                         acknowledging and by delivering a
                                         prospectus, a broker-dealer will not be
                                         deemed to admit that it is an
                                         'underwriter' within the meaning of the
                                         Securities Act. Based on the position
                                         taken by the Staff of the Commission in
                                         the Letters, the Company and the Trust
                                         believe that Participating
                                         Broker-Dealers who acquired Original
                                         Capital Securities for their own
                                         accounts as a result of market-making
                                         activities or other trading activities
                                         may fulfill their prospectus delivery
                                         requirements with respect to the
                                         Exchange Capital Securities received
                                         upon exchange of such Original Capital
                                         Securities (other than Original Capital
                                         Securities that represent an unsold
                                         allotment from the initial sale of the
                                         Original Capital Securities) with a
                                         prospectus meeting the requirements of
                                         the Securities Act, which may be the
                                         prospectus prepared for an exchange
                                         offer so long as it contains a
                                         description of the plan of distribution
                                         with respect to the resale of such
                                         Exchange Capital Securities.
                                         Accordingly, this Prospectus, as it may
                                         be amended or supplemented from time to
                                         time, may be used by a Participating
                                         Broker-Dealer in connection with
                                         resales of Exchange Capital Securities
                                         received in exchange for Original
                                         Capital Securities where such Original
                                         Capital Securities were acquired by
                                         such Participating Broker-Dealer for
                                         its own account as a result of
                                         market-making or other trading
                                         activities. Subject to certain
                                         provisions set forth in the Capital
                                         Securities Registration Rights
                                         Agreement and to the limitations
                                         described herein under 'The Exchange
                                         Offer-Resales of Exchange Capital
                                         Securities,' the Company and the Trust
                                         have agreed that this Prospectus, as it
                                         may be amended or supplemented from
                                         time to time, may be used by a
                                         Participating Broker-Dealer in
                                         connection with resales of such
                                         Exchange Capital Securities for a
                                         period ending 90 days after the
                                         Expiration Date (subject to extension
                                         under certain limited circumstances)
                                         or, if earlier, when all such Exchange
                                         Capital Securities have been disposed
                                         of by such Participating Broker-Dealer.
                                         See 'Plan of Distribution.' Any
                                         Participating Broker-Dealer who is an
                                         'affiliate' of the Company or the Trust
                                         may not rely on the Letters and must
                                         comply with the registration and
                                         prospectus delivery requirements of the
                                         Securities Act in connection with any
                                         resale transaction. See 'The Exchange
                                         Offer--Resales of Exchange Capital
                                         Securities.'

Exchange Agent.........................  The Exchange Agent with respect to the
                                         Exchange Offer is Wilmington Trust
                                         Company. The address, and telephone and
                                         facsimile number of the Exchange Agent
                                         are set forth in 'The Exchange
                                         Offer--Exchange Agent' and in the
                                         Letter of Transmittal.

Use of Proceeds........................  Neither the Company nor the Trust will receive any cash proceeds from the
                                         issuance of the Exchange Capital
                                         Securities offered hereby. See 'Use of
                                         Proceeds.'

Certain U.S. Federal Income Tax
  Considerations.......................  The exchange of Original Capital
                                         Securities for Exchange Capital
                                         Securities should not be a taxable
                                         exchange for U.S. federal income tax
                                         purposes, and holders should not
                                         recognize any taxable gain or loss or
                                         any interest income as a result of such
                                         exchange. See 'Certain U.S. Federal
                                         Income Tax Consequences--Exchange of
                                         Capital Securities.'

ERISA Considerations...................  Holders of Original Capital Securities
                                         should review the information set forth
                                         under 'ERISA Considerations' prior to
                                         tendering Original Capital Securities
                                         in the Exchange Offer.

                        THE EXCHANGE CAPITAL SECURITIES

Securities Offered.....................  Up to and including $30,000,000 aggregate Liquidation Amount of
                                         Exchange Capital Securities
                                         (Liquidation Amount $1,000 per Exchange
                                         Capital Security) will have been
                                         registered under the Securities Act.
                                         The Exchange Capital Securities will be
                                         issued, and the Original Capital
                                         Securities were issued, under the Trust
                                         Agreement. The Exchange Capital
                                         Securities and any Original Capital
                                         Securities that remain outstanding
                                         after consummation of the Exchange
                                         Offer will vote together as a single
                                         class for purposes of determining
                                         whether holders of the requisite
                                         percentage in outstanding Liquidation
                                         Amount thereof have taken certain
                                         actions or exercised certain rights
                                         under the Trust Agreement. See
                                         'Description of Exchange Capital
                                         Securities-- Voting Rights; Amendment
                                         of the Trust Agreement.' The terms of
                                         the Exchange Capital Securities are
                                         identical in all material respects to
                                         the terms of the Original Capital
                                         Securities, except that the Exchange
                                         Capital Securities have been registered
                                         under the Securities Act, will not be
                                         subject to certain restrictions on
                                         transfer applicable to the Original
                                         Capital Securities and will not provide
                                         for any increase in the Distribution
                                         Rate thereon. See 'The Exchange
                                         Offer--Purpose and Effect of the
                                         Exchange Offer,' 'Description of
                                         Exchange Securities' and 'Description
                                         of Original Securities.'

Distribution Dates.....................  May 1 and November 1 of each year, commencing on November 1, 1998.

Extension Periods......................  So long as no Debenture Event of
                                         Default (as defined herein) has
                                         occurred and is continuing,
                                         Distributions on Exchange Capital
                                         Securities will be deferred for the
                                         duration of any Extension Period
                                         elected by the Company with respect to
                                         the payment of interest on the Exchange
                                         Junior Subordinated Debentures. No
                                         Extension Period will exceed ten (10)
                                         consecutive semi-annual periods, end on
                                         a date other than an Interest Payment
                                         Date or extend beyond the Stated
                                         Maturity Date. During an Extension
                                         Period, the holders of Exchange Capital
                                         Securities will be required to include
                                         deferred interest income in their gross
                                         income for United States federal income
                                         tax purposes in advance of any
                                         corresponding cash distributions. See
                                         'Description of Exchange Junior
                                         Subordinated Debentures--Option to
                                         Extend Interest Payment Date' and
                                         'Federal Income Tax
                                         Consequences--Interest Income and
                                         Original Issue Discount.'

Ranking................................  The Exchange Capital Securities will rank pari passu, and payments thereon
                                         will be made pro rata, with the
                                         Original Capital Securities and the
                                         Common Securities, except as described
                                         under 'Description of Exchange Capital
                                         Securities--Subordination of Common
                                         Securities.' The Exchange Junior
                                         Subordinated Debentures will rank pari
                                         passu with the Original Junior
                                         Subordinated Debentures and all other
                                         junior subordinated debentures (if any)
                                         issued by the Company (the 'Other
                                         Debentures'), which are issued and sold
                                         (if at all) to other trusts established
                                         by the Company (if any), in each case
                                         similar to the Trust ('Other Trusts'),
                                         and will constitute unsecured
                                         obligations of the Company and will
                                         rank subordinate and junior in right of
                                         payment to all Senior Indebtedness (as
                                         defined herein) to the extent and in
                                         the manner set forth in the Indenture.
                                         The Exchange Guarantee will rank pari
                                         passu with the Original Guarantee and
                                         all other guarantees (if any)

                                         issued by the Company with respect to
                                         Capital Securities (if any) issued by
                                         Other Trusts ('Other Guarantees') and
                                         will constitute an unsecured obligation
                                         of the Company and will rank
                                         subordinate and junior in right of
                                         payment to all Senior Indebtedness to
                                         the extent and in the manner set forth
                                         in the Exchange Guarantee, including
                                         the Bank's deposit liabilities. See
                                         'Description of Exchange Guarantee.' In
                                         addition, because the Company is a
                                         holding company, the Exchange Junior
                                         Subordinated Debentures and the
                                         Exchange Guarantee will be effectively
                                         subordinated to all existing and future
                                         liabilities of the Company's
                                         subsidiaries, including the Bank's
                                         deposit liabilities. See 'Description
                                         of Exchange Junior Subordinated
                                         Debentures-- Subordination.'

Redemption.............................  The Trust Securities will be subject to mandatory redemption in a Like Amount:
                                         (i) in whole but not in part, on the
                                         Stated Maturity Date upon repayment of
                                         the Junior Subordinated Debentures;
                                         (ii) in whole but not in part, at any
                                         time prior to May 1, 2005,
                                         contemporaneously with the optional
                                         prepayment of the Junior Subordinated
                                         Debentures by the Company upon the
                                         occurrence and continuation of a
                                         Special Event (as defined herein); and
                                         (iii) in whole or in part, on or after
                                         May 1, 2005, contemporaneously with the
                                         optional prepayment by the Company of
                                         all or part of the Junior Subordinated
                                         Debentures, at the Optional Redemption
                                         Price. See 'Description of Exchange
                                         Capital Securities-- Redemption' and
                                         'Description of Exchange Junior
                                         Subordinated Debentures--Special Event
                                         Prepayment.'

ERISA Considerations...................  Prospective purchasers must carefully consider the restrictions on purchase
                                         set forth under 'ERISA Considerations.'

Transfer Restrictions..................  The Exchange Capital Securities will be issued, and may be transferred, only in
                                         blocks having a Liquidation Amount of
                                         not less than $100,000 (100 Capital
                                         Securities) or any integral multiple of
                                         $1,000 Liquidation Amount (one Exchange
                                         Capital Security) in excess thereof.
                                         See 'Description of Exchange Capital
                                         Securities--Restrictions on Transfer.'
                                         Any such transfer of Exchange Capital
                                         Securities in a block having a
                                         Liquidation Amount of less than
                                         $100,000 shall be deemed to be void and
                                         of no legal effect whatsoever.

Absence of Market for the Capital
  Securities...........................  The Exchange Capital Securities will be a new issue of securities for which
                                         there currently is no market.
                                         Accordingly, there can be no assurance
                                         as to the development or liquidity of
                                         any market for the Exchange Capital
                                         Securities. The Trust and the Company
                                         do not intend to apply for listing of
                                         the Exchange Capital Securities on any
                                         securities exchange or for quotation
                                         through the NASDAQ Stock Market. See
                                         'Plan of Distribution.'

Risk Factors...........................  For a discussion of certain factors to be considered by prospective investors,
                                         see 'Risk Factors.'

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data with respect to the consolidated financial position of the Company as of December 31, 1997 and 1996, and operating data for the fiscal years ended December 31, 1997, 1996 and 1995 have been derived from, and should be read in conjunction with, and is qualified in its entirety by, the audited Consolidated Financial Statements and Notes thereto of the Company presented elsewhere in this Prospectus. The selected consolidated financial data with respect to the Company's consolidated financial position as of December 31, 1995, 1994 and 1993 and operating data for the years ended December 31, 1994 and 1993 have been derived from the audited Consolidated Financial Statements of the Company, which are not presented herein. The data presented at June 30, 1998 and for the six months ended June 30, 1998 and 1997 were derived from unaudited consolidated financial statements and reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results of operations that may be expected for the year ended December 31, 1998.

                                                                                     AT DECEMBER 31,
                                             AT JUNE 30,    ------------------------------------------------------------------
                                                1998           1997          1996          1995          1994          1993
                                             -----------    ----------    ----------    ----------    ----------    ----------
                                                                          (DOLLARS IN THOUSANDS)
FINANCIAL CONDITION AND OTHER DATA:
Total assets..............................   $ 1,910,379    $1,561,650    $1,474,617    $1,521,699    $1,522,412    $1,456,892
Net loans.................................     1,258,944     1,202,095     1,054,686     1,011,909       965,668       878,001
Securities (1)............................       575,310       270,103       343,739       429,005       467,426       491,278
Deposits..................................     1,474,270     1,468,987     1,393,125     1,311,604     1,168,031     1,032,868
Borrowings................................       298,000            --            --       128,600       265,341       309,975
Long-term debt to affiliates..............            --        20,060        16,736        13,000        13,500        14,000
Stockholders' equity......................        98,109        62,552        54,344        55,457        59,350        58,440
Non-performing assets.....................         9,296        10,266        21,096        22,287        16,347        29,006
Ratio of equity to assets.................          5.14%         4.01%         3.69%         3.64%         3.90%         4.01%

                                             FOR THE SIX MONTHS
                                               ENDED JUNE 30,                    FOR THE YEAR ENDED DECEMBER 31,
                                            ---------------------    -------------------------------------------------------
                                             1998          1997        1997        1996        1995        1994       1993
                                            -------       -------    --------    --------     -------     -------    -------
                                                                         (DOLLARS IN THOUSANDS)
OPERATING DATA:
Interest income..........................   $58,191       $52,106    $107,591    $102,964     $99,034     $87,079    $90,203
Interest expense.........................    33,759        30,690      64,252      63,955      70,196      53,621     48,724
                                            -------       -------    --------    --------     -------     -------    -------
Net interest income......................    24,432        21,416      43,339      39,009      28,838      33,458     41,479
Provision for loan losses................     1,401           132       1,154       1,476       8,777       3,206      8,898
                                            -------       -------    --------    --------     -------     -------    -------
Net interest income after provision for
  loan losses............................    23,031        21,284      42,185      37,533      20,061      30,252     32,581
Noninterest income.......................     1,732         1,165       3,094       3,397       3,767       8,603     17,897
SAIF recapitalization assessment.........        --            --          --       7,716(2)       --          --         --
Noninterest expense......................    17,294        15,945      32,190      33,697      30,142      35,603     38,677
                                            -------       -------    --------    --------     -------     -------    -------
Income (loss) before taxes...............     7,469         6,504      13,089        (483)     (6,314)      3,252     11,801
Income tax expense (benefit).............     3,070         2,677       5,790        (177)     (3,406)        772      5,281
                                            -------       -------    --------    --------     -------     -------    -------
Net income (loss)........................   $ 4,399       $ 3,827    $  7,299    $   (306)(2) $(2,908)(2) $ 2,480    $ 6,520
                                            -------       -------    --------    --------     -------     -------    -------
                                            -------       -------    --------    --------     -------     -------    -------
OPERATING RATIOS AND OTHER DATA:
Return (loss) on average assets..........      0.54%         0.51%       0.47%      (0.02)%     (0.19)%      0.17%      0.45%
Return (loss) on average equity..........     11.50         13.15       12.33       (0.48)      (4.89)       3.45       9.50
Interest rate spread.....................      2.95          2.78        2.71        2.58        1.85        2.29       3.17
Net interest margin......................      3.13          2.93        2.89        2.68        1.96        2.36       2.85
Efficiency ratio(3)(4)...................     66.10         70.61       69.33       79.46(3)    92.45       84.65      65.14
Noninterest expense to average
  assets(4)..............................      2.14          2.11        2.08        2.23        1.98        2.40       2.69
ASSET QUALITY DATA:
Non-performing assets to total assets....      0.49%         0.66%       0.66%       1.43%       1.46%       1.07%      1.99%
Non-performing loans to total gross
  loans..................................      0.71          0.84        0.81        1.83        2.00        1.17       1.79
Allowance for loan losses to total gross
  loans..................................      1.04          1.05        1.00        1.10        1.34        0.78       0.90
Allowance for loan losses to
  non-performing loans...................    145.84        124.36      123.22       59.98       66.88       66.67      54.83
Net charge-offs to average gross loans...      0.05          0.06        0.06        0.34        0.26        0.41       0.96
BANK REGULATORY CAPITAL RATIOS:
Tier 1 risk-based capital................     12.35%         9.85%       9.90%       9.41%       9.21%       9.95%      9.84%
Total risk-based capital.................     13.61         11.11       11.15       10.67       10.47       10.95      10.93
Core (leverage)..........................      6.56          5.12        5.37        4.90        4.50        4.80       4.72
Tangible.................................      6.56          5.12        5.37        4.90        4.50        4.77       4.68

------------------
(1) Includes available-for-sale securities and held-to-maturity securities.
(2) During 1996, the Company's net income was adversely affected by the one-time SAIF recapitalization assessment which was recognized by the Bank during the third quarter of the year. Without giving effect to the SAIF recapitalization assessment, the Company's net income would have amounted to $4.3 million for 1996.
(3) Represents noninterest expense divided by the aggregate of net interest income before provision for loan losses and noninterest income.
(4) During the year ended December 31, 1996, such ratios exclude the one-time SAIF recapitalization assessment. Including the SAIF recapitalization assessment, the Bank's efficiency ratio and noninterest expense to average assets would amount to 97.66% and 2.74%, respectively.

                                  RISK FACTORS

     Prospective investors should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters. Information contained in this Prospectus contains 'forward-looking statements' which can be identified by the use of forward-looking terminology such as 'believes,' 'expects,' 'may,' 'will,' 'should,' 'projected,' 'contemplates' or 'anticipates' or the negative thereof or other variations thereon or comparable terminology. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors, such as the general state of the economy, could also cause actual results to vary materially from the future results covered in such forward-looking statements.

RISKS RELATED TO THE EXCHANGE CAPITAL SECURITIES

     Subordinate Ranking of Obligations Under the Exchange Guarantee and the Exchange Junior Subordinated Debentures; Limitations on Sources of Funds. The obligations of the Company under the Exchange Guarantee issued by it for the benefit of the holders of Exchange Capital Securities, as well as under the Exchange Junior Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Exchange Guarantee and the Indenture, respectively. No payment may be made of the principal of or premium, if any, or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, at any time when (i) there shall have occurred and be continuing a default in any payment in respect of any Senior Indebtedness, or there has been an acceleration of the maturity thereof because of a default, or (ii) in the event of the acceleration of the maturity of the Junior Subordinated Debentures, until payment has been made on all Senior Indebtedness. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Exchange Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Bank), except to the extent that the Company may itself be recognized as a creditor of that subsidiary. At June 30, 1998, the subsidiaries of the Company had total liabilities (excluding liabilities owed to the Company) of $1.75 billion. Accordingly, the Exchange Junior Subordinated Debentures effectively will be subordinated to all existing and future liabilities of the Company's subsidiaries (including the Bank's deposit liabilities, which aggregated $1.47 billion at June 30, 1998) and holders of Exchange Junior Subordinated Debentures should look only to the assets of the Company for payments on the Exchange Junior Subordinated Debentures. The Exchange Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Exchange Junior Subordinated Debentures. None of the Indenture, the Exchange Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company or any of its subsidiaries. See 'Description of Exchange Guarantee--Status of the Exchange Guarantee' and 'Description of Exchange Junior Subordinated Debentures--General' and '--Subordination.'

     The ability of the Trust to pay amounts due on the Exchange Capital Securities is solely dependent upon the Company making payments on the Exchange Junior Subordinated Debentures as and when required.

     The Company is a holding company and almost all of the operating assets of the Company are owned by the Company's subsidiaries. The Company relies primarily on dividends from the Bank to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. There are regulatory limitations on the payment of dividends directly or indirectly to the Company from the Bank. As of June 30, 1998, under applicable regulations of the State of California, the total capital available for payment of dividends by the Bank to the Company was approximately $9.5 million. However, the California Commissioner of the Department of Financial Institutions has the power to prohibit any act, including the payment of dividends, if such act would reduce the Bank's capital to a point that, in its opinion, would render the Bank undercapitalized and thus constitute an unsafe or unsound banking practice. In addition to restrictions on the payment of dividends, the Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Company and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Company and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Company and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Company and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus.

     Option to Extend Interest Payment Period; Tax Consequences; Market Price Consequences. So long as no Debenture Event of Default (as defined herein) shall have occurred and be continuing, the Company has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding ten (10) consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. As a consequence of any such deferral, semi-annual Distributions on the Trust Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate Additional Distributions thereon at the rate of 9.375% per annum, compounded semi-annually, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures) from the relevant payment date for such Distributions during any such Extension Period. During the pendency of any Extension Period, the Company generally will be prohibited from declaring or paying dividends on the Company's capital stock, including the Common Stock. See 'Description of Capital Securities--Distributions.'

     Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed ten (10) consecutive semi-annual periods, end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 9.375%, compounded semi-annually, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See 'Description of Exchange Capital Securities--Distributions' and 'Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date.'

      The Company has no current plan to exercise its right to defer payments of interest on the Junior Subordinated Debentures. However, should the Company exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Securities will be required to accrue income (as original issue discount ('OID') in respect of the deferred stated interest allocable to its Trust Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Trust Securities. As a result, each holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See 'Federal Income Tax Consequences--Interest Income and Original Issue Discount' and '--Sales of Exchange Capital Securities.'

     Should the Company elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, the Company's right to defer payments of interest on the Junior Subordinated Debentures may cause the market price of the Capital Securities to be more volatile than the market prices of other securities on which OID accrues and that are not subject to such deferrals.

     Possibility of Special Event Redemption. Upon the occurrence and continuation of a Special Event, including a Tax Event or a Regulatory Capital Event (in each case as defined under 'Description of Exchange Junior Subordinated Debentures--Special Event Prepayment' and when referred to together (the 'Special Event')), prior to the Initial Optional Prepayment Date, the Company will have the right to prepay the Junior Subordinated Debentures in whole (but not in part) at the Special Event Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Trust

Securities at the Special Event Redemption Price. The exercise of such right is subject to the Company having received any required regulatory approval. See 'Description of Exchange Capital Securities-- Redemption.'

     Possibility of Liquidation Distribution of Exchange Junior Subordinated Debentures. The Company has the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. The exercise of such right is subject to: (i) the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to the holders of Exchange Capital Securities; and (ii) receipt of any required regulatory approval. Under current United States federal income tax law, a distribution of Exchange Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Exchange Capital Securities. Upon the occurrence of a Special Event, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See 'Federal Income Tax Consequences--Receipt of Exchange Junior Subordinated Debentures or Cash Upon Liquidation of the Trust.'

     Under current United States federal income tax law and interpretations, and assuming the Trust is classified as a grantor trust for such purposes, a distribution of the Junior Subordinated Debentures upon a liquidation of the Trust should not be a taxable event to holders of the Capital Securities.

     However, if a Special Event were to occur which would cause the Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Trust could be a taxable event to the Trust and the holders of the Capital Securities. See 'Federal Income Tax Consequences--Receipt of Exchange Junior Subordinated Debentures or Cash Upon Liquidation of the Trust.'

     Right to Shorten the Stated Maturity of Exchange Junior Subordinated Debentures. The Company has the right at any time to shorten the maturity of the Exchange Junior Subordinated Debentures to a date not earlier than May 1, 2005, and thereby cause the Exchange Capital Securities to be redeemed on such earlier date. The exercise of such right is subject to the Company having received prior regulatory approval if then required under applicable capital guidelines or policies. See 'Description of Exchange Junior Subordinated Debentures-- Redemption.'

     Limitations on Direct Actions Against the Company and on Rights Under the Guarantee. The Exchange Guarantee will guarantee to the holders of the Exchange Capital Securities the following payments, to the extent not paid by or on behalf of the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Exchange Capital Securities, to the extent that the Trust has funds legally available therefor at such time, (ii) the applicable Redemption Price with respect to the Exchange Capital Securities called for redemption, to the extent that the Trust has funds legally available therefor at any such time, and
(iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (unless the Exchange Junior Subordinated Debentures are distributed to holders of the Exchange Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Exchange Capital Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law.

     The holders of not less than a majority in aggregate Liquidation Amount of the Exchange Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Exchange Guarantee. Any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Exchange Junior Subordinated Debentures, the Trust would not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or otherwise, and, in such event, holders of the Exchange Capital Securities would not be able to rely upon the Exchange Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay principal (or premium, if any) on interest (including Additional Sums (as defined below) and Compounded Interest (as defined below), if any), on the Exchange Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Exchange Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of (or premium, if any) or interest (including Additional Sums and Compounded Interest, if any) on such Exchange Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Exchange Capital Securities of such holder (a 'Direct Action'). Notwithstanding any payments made to a holder of Exchange Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of (and premium, if any) and interest (including Additional Sums and Compounded Interest, if any) on the Exchange Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Exchange Capital Securities with respect to payments on the Exchange Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. Except as described herein, holders of Exchange Capital Securities will not be able to exercise directly any other remedy available to the holders of the Exchange Junior Subordinated Debentures or to assert directly any other rights in respect of the Exchange Junior Subordinated Debentures. See 'Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Exchange Capital Securities,' '--Debenture Events of Default' and 'Description of Exchange Guarantee.' The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture. Wilmington Trust Company is Guarantee Trustee and holds the Guarantee and will hold the Exchange Guarantee for the benefit of the holders of the Capital Securities. Wilmington Trust Company is also Property Trustee and Debenture Trustee under the Indenture. Wilmington Trust Company is Delaware Trustee under the Trust Agreement.

     Limited Voting Rights of Holders of Capital Securities. Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Exchange Capital Securities, the dissolution, winding-up or liquidation of the Trust, and the exercise of the Trust's rights as holder of Exchange Junior Subordinated Debentures. Holders of Exchange Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. In no event will the holders of the Exchange Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The Property Trustee, the Administrative Trustees and the Company may amend the Trust Agreement without the consent of holders of Exchange Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust, even if such action adversely affects the interests of such holders. See 'Description of Exchange Capital Securities-Voting Rights; Amendment of the Trust Agreement' and '--Removal of Issuer Trustees.'

     Trading Price of the Exchange Capital Securities May Not Reflect Value of Accrued but Unpaid Interest. The Exchange Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Exchange Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of its Exchange Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Exchange Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possible, OID), and to add such amount to its adjusted tax basis in its share of the underlying Exchange Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See 'Federal Income Tax Consequences--Interest Income and Original Issue Discount' and '--Sales of Capital Securities.'

     Consequences of a Failure to Exchange Original Capital Securities. The Original Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Original Capital Securities that remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Original Capital Securities that remain outstanding will not be entitled to any rights to have such Original Capital Securities registered under the Securities Act or to any similar rights under the Capital Securities Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Original Capital Securities that remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected.

     The Exchange Capital Securities and any Original Capital Securities that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See 'Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement.'

     The Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed with the Commission by August 14, 1998 and declared effective by the Commission by September 15, 1998, the Distribution rate borne by the Original Capital Securities will increase by 0.25% until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Capital Securities Registration Rights Agreement, except under limited circumstances. See 'Description of Original Securities.'

     Absence of Public Market And Restrictions on Resale. The Original Capital Securities were issued to, and the Company believes such securities are currently owned by, a relatively small number of beneficial owners. The Original Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Company or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities), or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. In addition, any market-making activity, should it develop, will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Capital Securities, or as to the liquidity of, or the trading market for, the Exchange Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.

     If a public trading market develops for the Exchange Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the financial condition and results of operations of the Company and the market for similar securities. Depending on these and other factors, the Exchange Capital Securities may trade at a discount.

     Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are 'affiliates' (as defined under Rule 405 of the Securities Act) of the Company or the Trust may publicly offer for sale or resell the Exchange Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See 'Plan of Distribution.'

     Risk of Failure to Follow Exchange Offer Procedures. Subject to conditions set forth under 'The Exchange Offer--Conditions to the Exchange Offer,' issuance of the Exchange Capital Securities in exchange for Original Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of a book-entry confirmation evidencing the tender of such Original Capital Securities through ATOP or certificates representing such Original Capital Securities, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents. See 'The Exchange Offer--Acceptance for Exchange and Issuance of Exchange Capital Securities' and '--Procedures for Tendering Original Capital Securities.' Therefore, holders of the Original Capital Securities desiring to tender such Original Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither the Company nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Original Capital Securities for exchange.

INCREASED LENDING RISKS ASSOCIATED WITH EXPANSION INTO COMMERCIAL BANKING ACTIVITIES

     At June 30, 1998, $334.2 million, or 26.3% of the Bank's gross loans consisted of multi-family loans. In addition, with the change in the Bank's business strategy and focus on commercial banking activities, the Bank's commercial real estate loans, construction loans and commercial business loans are expected to increase. Loans secured by apartment buildings and other multi-family properties and loans secured by commercial real estate properties are generally larger and involve a greater degree of risk than residential mortgage (1-4 family) loans. Because payments on loans secured by multi-family and commercial real estate properties are often dependent on successful operation or management of the properties, repayment of such loans may be subject to a greater extent to the then prevailing conditions in the real estate market or the economy. Moreover, construction financing is generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development compared to the estimated cost (including interest) of construction. If the estimate of value proves to be inaccurate, the Bank may be confronted with a project, when completed, having a value which is insufficient to assure full repayment.

     Unlike mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more readily ascertainable, commercial business loans are of higher risk and typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself. Furthermore, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business.

     Although the Bank seeks to minimize the above risks through its underwriting and credit administration policies, there can be no assurance that such risks would not materialize, in which event the Company's result of operations, financial condition and prospects could be materially adversely affected.

INTEREST RATE RISK

     The Bank's earnings depend largely on the relationship between its cost of funds, primarily deposits, and the yield on earning assets. This relationship, known as the interest spread, is subject to fluctuation and is affected by economic and competitive factors which influence market interest rates, the volume and mix of interest-earning assets and interest-bearing liabilities, and the level of non-performing assets. Fluctuations in market interest rates affect the demand of customers for the Bank's products and services. The Bank is subject to interest rate risk to the degree that its interest-bearing liabilities reprise or mature more slowly or more rapidly or on a different basis than its interest-earning assets. Given the Bank's current volume and mix of interest-bearing liabilities and interest-earning assets, the Bank's interest rate spread could be expected to decrease during periods of rising and falling interest rates. Although the Bank believes its current level of interest rate sensitivity is reasonable, significant fluctuations in interest rates may have an adverse effect on the Bank's results of operations. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Market Risk and Net Portfolio Value.'

RISKS ASSOCIATED WITH LEVERAGING STRATEGY

     As a result of the proceeds received by the Company and made to be available to the Bank following the Private Offerings, the Bank implemented a plan to leverage such proceeds through the purchase of U.S. Government agency mortgage-backed securities, investment grade securities, investment grade municipal bonds and investment grade residential mortgage (1-4 family) securities and to fund such purchases through short- and long-term secured borrowings, advances from the FHLB and from cash made available from the proceeds. Such plan is consistent with the Bank's asset and liability management policy and was approved by the Bank's Credit Policy and Investment Committee. In connection with this strategy, the Bank will remain classified as a 'well capitalized' institution for regulatory capital purposes. If market rates of interest fluctuate in such a manner that the Company is unable to earn a positive spread as a result of its leverage strategy, Holdings' net interest margin and net earnings will be adversely affected in future periods. Through June 30, 1998, the Bank purchased approximately $325 million of such assets and entered into $202 million of long-term borrowings.

POTENTIAL ADVERSE CREDIT QUALITY

     A significant source of risk for the Company arises from the possibility that losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loan agreements. The Company has adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for loan losses, that management believes are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying the Bank's credit portfolio. Such policies and procedures, however, may not prevent unexpected losses that could materially adversely affect the Company's results of operations. Maintenance of a high credit quality of new commercial loans is also key in achieving its strategic goals.

     The Bank's loan portfolio is predominantly secured by real estate. Conditions in the real estate markets in which the collateral for the Bank's mortgage loans are located strongly influence the level of the Bank's non-performing loans and its results of operations. Real estate values are affected by, among other things, changes in general or local economic conditions, changes in governmental rules or policies, the availability of loans to potential purchasers, and acts of nature. Declines in real estate markets have in the past and may continue to negatively impact the value of the collateral securing the loans and the Company's results of operations. See 'Business--Lending Activities--Loan Portfolio.' As of June 30, 1998, the Bank had $9.1 million in non-performing assets.

RISKS ASSOCIATED WITH LIMITED DOCUMENTATION LENDING

     The Bank specializes in a limited documentation mortgage loan product for loans secured by single family residential properties. This product serves a particular niche of borrowers willing to pay a premium, in the form of higher interest rates, and larger down payments in exchange for more expedient loan processing by virtue of providing less income or less income and less asset information. These limited documentation mortgage loans, however, involve a higher degree of risk as there is limited verified knowledge of the borrower's level of income or ability to service the indebtedness which, in turn, may result in a higher rate of default. As of June 30, 1998, $502.8 million, or 70.1% of the residential mortgages (1-4 family) were low documentation loans. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition--Loan Portfolio.'

NO ASSURANCES AS TO THE ADEQUACY OF ALLOWANCE FOR LOAN LOSSES

     The Bank's allowance for loan losses is maintained at a level considered adequate by management to absorb inherent losses in its loan portfolio. The amount of inherent loan losses which could be ultimately realized is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that could be beyond the Bank's control. Such losses could exceed current estimates. Although management believes that the Bank's allowance for loan losses is adequate, there can be no assurance that the allowance will prove sufficient to cover actual loan losses should such losses be realized. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

EXTERNAL FACTORS WITH POTENTIAL TO ADVERSELY AFFECT ASSET QUALITY

     The economy in the Bank's primary market area and the real estate market in particular have suffered from the effects of a recession in the first half of this decade. Some of the effects of the recession were declines in property values and decreased demand for goods and services. These conditions may have had an adverse impact on the ability of certain borrowers to perform under the original terms of their obligations to the Bank. The Bank's loan portfolio is predominantly secured by real estate. The Bank's properties and substantially all of the real and personal property securing loans in the Bank's portfolio are located in California. The real estate securing loans has been in the past and may in the future be adversely affected by market conditions in California. In addition to market fluctuations, California is prone to earthquakes, flooding and other natural disasters. The Bank faces the risk that many of its borrowers may experience uninsured property damage, sustained interruption of their businesses or loss of their jobs from earthquakes, floods or other disasters. As a result, these borrowers may be unable to repay their loans in accordance with their original terms and the collateral for such loans may decline significantly in value. There can be no assurance that the allowance for loan losses will be adequate to cover losses resulting from such external factors.

RISKS RELATED TO GOVERNMENT REGULATION AND MONETARY POLICY

     The banking business is subject to extensive federal and state supervision and regulation. Such regulations limit the manner in which the Company and the Bank conduct their respective businesses, undertake new investments and activities and obtain financing. These regulations are designed primarily for the protection of the deposit insurance funds and consumers, and not to benefit holders of the Company's securities. As a result of the conversion of the Company to a bank holding company and the Bank to a state-chartered bank, the scope and degree of regulatory oversight changed. Among other things are statutory and regulatory limitations on the amount of dividends which could be paid to the Company by the Bank which are different from the restrictions which applied to the Bank under the OTS regulations. Bank regulatory agencies also have authority to prohibit banks from engaging in activities that, in their respective opinions, constitute unsafe or unsound practices in conducting its business. It is possible, depending upon the financial condition of the Bank and other factors, that the FDIC or the DFI could assert that the payment of dividends or other payments by the Bank might, under some circumstances, be such an unsafe or unsound practice.

     Financial institution regulation has been the subject of significant legislation in recent years, and may be the subject of further significant legislation in the future, none of which is in the control of the Company or the Bank. Significant new laws or changes in, or repeals of, existing laws may cause the Company's results of operations to differ materially. Further, federal monetary policy, particularly as implemented through the Federal Reserve Board significantly affects credit conditions for the Company, primarily through open market operations in United States government securities, the discount rate for bank borrowings and reserve requirements. A material change in any of these conditions would have a material impact on the Bank, and therefore the Company's results of operations.

COMPETITION

     The banking and financial services industry in California generally, and in the Bank's market areas specifically, is highly competitive. The increasingly competitive environment results from changes in regulation, changes in technology and product delivery systems, and the consolidation among financial services providers. The Bank competes for loans, deposits and customers for financial services with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions, and other nonbank financial service providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services than the Bank. To compete with the other financial services providers, the Bank relies on local promotional activities, personal relationships established by officers, directors and employees with its customers, and specialized services tailored to meet its customers' needs.

     The Bank competes for deposits from the ethnic Chinese markets with other banks catering to the Asian community. The Bank believes that it has two major competitors that are targeting the ethnic Chinese markets. Such institutions have branch locations in many of the same neighborhoods as the Bank, provide similar loan, savings and financial services, and market their services in similar Asian publications and media in California.

DEPENDENCE ON ECONOMIC CONDITIONS AND GEOGRAPHIC CONCENTRATION IN MARKET AREA

     The Bank's operations are located in Northern and Southern California and are concentrated primarily in the San Francisco Bay area (including Oakland) and the Sacramento/Stockton and Los Angeles metropolitan areas, with specific emphasis on communities with a high concentration of ethnic Chinese individuals and businesses. As a result of these geographic concentrations, the Bank's results depend largely upon economic conditions in these areas. A deterioration in economic conditions in the Bank's market could have a material adverse impact on the quality of the Bank's loan portfolio and the demand for its products and services, and accordingly, the Company's results of operations. See 'Business--Market Area.'

RISK OF ADVERSE ACCOUNTING TREATMENT OF PRIVATE OFFERINGS

     Based upon the representations of each offeree in the Private Offerings ('Offeree') that such Offeree was not acting in concert with any other Offeree, it is the Company's understanding that following consummation of the Private Offerings and the Redemption, generally accepted accounting principles do not require the Company to revalue the assets and liabilities of the Company in the Company's Consolidated Financial Statements to reflect consummation of the Private Offerings and the Redemption. In the event that some or all of the Offerees were deemed to be acting in concert, there is a substantial likelihood that generally accepted accounting principles would require a step-up in accounting basis (analogous to the purchase method of accounting for business combinations) with respect to the Private Offerings and the Redemption. If a change in accounting basis were required, the Company's assets and liabilities would be reflected on the Company's consolidated financial statements based on their estimated fair values at the consummation date and goodwill would be recorded to the extent that the consideration paid to the Selling Shareholders in the Redemption exceeds the aggregate net fair value of the Company's net assets. In addition, if a step-up in accounting basis were required, it is likely that generally accepted accounting principles, the Commission's requirements and the Bank's primary regulator would likely require such adjustments to be 'pushed down' and reflected in the Bank's financial statements. The requirement for push-down of accounting basis could have a material adverse effect on the ability of the Bank to pay dividends to the Company. In addition, the amortization of any goodwill recorded as a result of such accounting treatment would significantly reduce the earnings of the Bank in future periods and could adversely impact the ability of the Bank to pay dividends to the Company. The Company received a report from its independent accountants, PricewaterhouseCoopers LLP, as to the application of accounting principles which concludes that consummation of the Private Offerings and Redemption as described herein did not require the Company to revalue the assets and liabilities of the Company in the Company's Consolidated Financial Statements and, therefore, did not trigger the recognition of goodwill by the Company or the Bank. The Company recorded no gains or losses in its financial records as a result of the consummation of the Private Offerings and the Redemption.

     It is uncertain whether, notwithstanding the Company's understanding of generally accepted accounting principles and receipt of the report from PricewaterhouseCoopers LLP referenced above, the Bank's primary regulator would require the push-down of accounting basis with respect to the Bank's financial statements. The Company has not discussed with the Bank's primary regulator whether it would require such treatment. If such regulator were to require the push-down of accounting basis with respect to the Bank's financial statements, such accounting treatment could have the effects described above. Accordingly, in considering an investment in the Company, potential purchasers should take into account the possibility that the push-down of accounting basis with respect to the Bank's financial statements may be required.

DEPENDENCE ON KEY MANAGEMENT PERSONNEL

     The Company's success depends substantially on certain members of its senior management, in particular the following officers of the Bank: Tommy S. Wu, President and Chief Executive Officer; Jonathan H. Downing, Senior Vice President, Chief Financial Officer and Treasurer; Sylvia Loh, Senior Vice President and Director of Commercial Banking; Louis E. Barbarelli, Senior Vice President and Director of Systems and Operations; Cecilia Lai, Senior Vice President and Director of Retail Banking; and William T. Goldrick, Senior Vice President and Chief Credit Officer. The Company's business and financial condition could be materially adversely affected by the loss of the services of any such individuals. Ms. Loh joined the Bank as the head of commercial banking in February 1996. The success of her department is vital to the success of the shift in the

Bank's business focus to commercial banking. The Company does not maintain key man life insurance with respect to any of the foregoing officers. See 'Management of the Company and the Bank.'

ABILITY OF THE COMPANY TO EXECUTE ITS BUSINESS STRATEGY AND GENERATE EARNINGS

     The Bank's ability to achieve its strategic goal and shift its business focus to commercial banking largely depends on its ability to: fund a significant amount of commercial real estate loans and commercial business loans, including SBA loans; originate intermediate fixed-rate residential mortgage loans (1-4 family); and significantly increase the Bank's commercial deposit and demand accounts. During the year ended December 31, 1997, the Bank originated $23.7 million of commercial real estate loans, $28.7 million of commercial business loans and $3.3 million of SBA loans. During the six months ended June 30, 1998, the Bank originated $35.3 million of commercial real estate loans, $23.3 million of commercial business loans, and $2.5 million of SBA loans. At June 30, 1998 the Bank had in its pipeline $98.4 million of commercial real estate loans, $21.1 million of commercial business loans and $9.4 million of SBA loans. Given the competitive environment for loan originations, consumer demand for fixed-rate 30-year loans and the array of alternative cash investments available to consumers, there are no assurances that the Bank will be able to achieve its strategic business goals.

     The implementation of the Bank's strategic goals places demands on the Bank's management personnel as well as its systems, other personnel control systems, asset quality, earnings, policies and procedures. There can be no assurance that the Bank will be able to make all adjustments necessary or to employ and retain personnel with adequate training and experience to achieve its strategic goals or to manage the Bank's growth and expansion. The failure to achieve its strategic goals could have a material adverse effect on the Company's results of operations, financial condition and prospects.

YEAR 2000 COMPLIANCE RISKS

     The Federal Financial Institutions Examination Council (the 'FFIEC'), through the bank regulatory agencies, has issued compliance guidelines requiring financial institutions to develop and implement plans for addressing Year 2000 issues relevant to their operations. The Bank has implemented a detailed Year 2000 plan, as required by the FFIEC guidelines, to evaluate Year 2000 compliance of its computer systems and the equipment which supports the operations of the Bank. Also included in this Year 2000 plan is a detailed review of the readiness of the Bank's service providers, vendors, major fund providers, major borrowers and companies with which the Bank has material investments for Year 2000 issues. As of September 13, 1998, the Bank has met all current target objectives of the Year 2000 plan, and management believes that it will continue to meet all future target objectives in accordance with the terms of the plan.

     To date, the Bank has not identified any system which presents a material risk of not being Year 2000 ready in a timely fashion or for which a suitable alternative cannot be implemented. However, as the Bank progresses with its Year 2000 conversion, the Bank may identify systems which do present a material risk of Year 2000 disruption. Such disruption may include, among other things, the inability to process and underwrite loan applications, to credit deposits and withdrawals from customer accounts, to credit loan payments or track delinquencies, to properly reconcile and record daily activity or to engage in similar normal banking activities. Additionally, if the Bank's commercial customers are not Year 2000 compliant and suffer adverse effects on their operations, their ability to meet their obligations to the Bank could be adversely affected.

     The failure of the Bank to identify systems which require Year 2000 conversion that are critical to the Bank's operations or the failure of the Bank or others with which the Bank does business to become Year 2000 ready in a timely manner could have a material adverse impact on the Bank's financial condition and results of operations. Moreover, to the extent that the risks posed by the Year 2000 problem are pervasive in data processing and transmission and communications services worldwide, the Bank cannot predict with any certainty that its operations will remain materially unaffected after January 1, 2000 or on dates preceding this date at which time post-January 1, 2000 dates become significant within the Bank's systems. For further discussion of the Bank's Year 2000 compliance efforts, see 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000.'

RISK OF ADVERSE TAX DETERMINATION

     In 1997, the IRS concluded an examination of the income tax returns of the Company for the tax years 1993 through 1995. The audit resulted in the Company making cash payments and writing down the deferred tax assets of the Company. Such cash payments and write-downs amounted to $500,000 in the aggregate, which approximated the book allowances provided by the Company for this eventuality. The IRS audit focused generally on the Company's Notes, which, until canceled in the Redemption, were held by the Selling Shareholders (who were then affiliates of the Company and the Bank) and, more specifically, on the appropriateness of the Company's interest expense deductions during 1993, 1994 and 1995. Notwithstanding the conclusion of the IRS's audit and the resulting cash payments and write-downs, no assurance can be made that the IRS will not reexamine the Company's tax returns and further challenge the validity of the Notes and the related interest expense deductions which could result in additional income tax payments and/or write-downs. Although the settlement with the IRS confirmed the treatment of the Notes as debt rather than equity, there can be no assurance that the IRS will not reexamine the appropriateness of the characterization of the Notes as debt with respect to the tax years subsequent to 1995. The Notes were retired in April 1998 in conjunction with the consummation of the Redemption. As of June 30, 1998, the Company's consolidated financial statements reflect deferred tax assets of approximately $2.6 million which represent interest expense deductions that the Company will take in its 1998 tax return. During the first quarter of 1998, the California Franchise Tax Board ('FTB') notified the Company of its intention to review the consolidated tax returns of the Company and the Bank for the four years ended December 31, 1996. As of July 31, 1998, the FTB had begun the review but had made no disclosures to the Company regarding the scope of the examination nor time frames in which they believed the examination would be completed. In the opinion of management, any additional assessments that may result from such examination will not have a material effect on the financial condition of the Company.

                                USE OF PROCEEDS

     Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities. In consideration for issuing the Exchange Capital Securities in exchange for Original Capital Securities as described in this Prospectus, the Trust will receive Original Capital Securities in like Liquidation Amount. The Original Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled.

     Net proceeds from the Private Offerings were approximately $157.7 million after deducting the commission of the Placement Agent and estimated offering and other expenses payable by the Company. The Company used $120.0 million on the net proceeds to repurchase all of the then outstanding common stock, including those shares of Common Stock received by the Selling Shareholders in exchange for the Notes, and is using the remainder of the net proceeds for other general corporate purposes. All of the proceeds from the sale of the Capital Securities were invested by the Trust in the Junior Subordinated Debentures.

                  RATIOS OF EARNINGS TO COMBINED FIXED CHARGES

     The following table sets forth the ratios of earnings to combined fixed charges of the Company on a consolidated basis for the respective periods indicated.

                                                   FOR THE
                                                  SIX MONTHS
                                                    ENDED
                                                   JUNE 30,                 FOR THE YEAR ENDED DECEMBER 31,
                                                --------------    ----------------------------------------------------
                                                1998     1997     1997     1996     1996(1)    1995     1994     1993
                                                -----    -----    -----    -----    -------    -----    -----    -----
Ratios of Earnings to Combined Fixed Charges:
  Excluding interest on deposits.............   3.98x    4.85x    6.59x    1.25x     2.90x     0.68x    1.30x    1.97x
  Including interest on deposits.............   1.22x    1.21x    1.24x    1.02x     1.14x     0.93x    1.09x    1.28x

------------------
(1) Represents the respective fixed charge ratios excluding the SAIF recapitalization assessment.

     For purposes of computing the ratios of earnings to combined fixed charges, earnings represent net income plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense other than on deposits. Fixed charges, including gross interest on deposits, include all interest expense.

                   ACCOUNTING TREATMENT OF CAPITAL SECURITIES

     For financial reporting purposes, the Trust is treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the Consolidated Financial Statements of the Company. The Capital Securities will be presented as a separate line item in the consolidated balance sheet of the Company under the caption 'Guaranteed preferred beneficial interests in the Company's junior subordinated debentures,' and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to Consolidated Financial Statements. For financial reporting purposes, the Company will record Distributions payable on the Capital Securities as interest expense in the consolidated statements of operations.

     Future Consolidated Financial Statements of the Company audited by the Company's independent accountants will include a footnote to the financial statements stating that (i) the Trust is wholly-owned, (ii) the sole assets of the Trust are the Junior Subordinated Debentures (specifying the principal amount, interest rate and maturity date of such Junior Subordinated Debentures), and (iii) the back-up obligations, in the aggregate, constitute a full and unconditional guarantee by the Company of the obligations of the Trust under the Capital Securities. The Trust will not provide separate audited financial statements.

                      CONSOLIDATED STATEMENT OF OPERATIONS

     The following consolidated statement of operations with respect to the Company's operations for the years ended December 31, 1997, 1996 and 1995 have been derived from the audited Consolidated Financial Statements and notes thereto of the Company appearing elsewhere in this Prospectus. This information should be read in conjunction with such Consolidated Financial Statements and the notes thereto. The following consolidated statements of operation with respect to the Company's operations for the six months ended June 30, 1998 and 1997 have been derived from unaudited financial data, and, in the opinion of management, reflect all adjustments, consisting of normal recurring adjustments, which are necessary to present fairly the results for such interim periods. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 1998.

                                                              FOR THE SIX MONTHS
                                                                ENDED JUNE 30,      FOR THE YEARS ENDED DECEMBER 31,
                                                              ------------------    ---------------------------------
                                                               1998       1997        1997         1996        1995
                                                              -------    -------    --------     --------     -------
                                                                               (DOLLARS IN THOUSANDS)
Interest income:
  Interest on loans........................................   $47,954    $41,197    $ 86,141     $ 78,711     $72,742
  Interest on funds sold and securities purchased under
    agreements to resell...................................       471      1,081       2,760        1,417         398
  Interest on investment and mortgage-backed securities....     9,766      9,828      18,690       22,836      25,894
                                                              -------    -------    --------     --------     -------
    Total interest income..................................    58,191     52,106     107,591      102,964      99,034
                                                              -------    -------    --------     --------     -------
Interest expense:
  Interest on deposits.....................................    31,254     28,999      61,513       59,273      56,038
  Interest on short-term borrowings........................        66        798         294          998       6,550
  Interest on guaranteed preferred beneficial interests in
    junior subordinated debentures.........................       570         --          --           --          --
  Interest on long-term borrowings.........................     1,270         --         620        2,044       5,867
  Interest on long-term debt to affiliates.................       599        893       1,825        1,640       1,741
                                                              -------    -------    --------     --------     -------
    Total interest expense.................................    33,759     30,690      64,252       63,955      70,196
                                                              -------    -------    --------     --------     -------
    Net interest income....................................    24,432     21,416      43,339       39,009      28,838
Provision for loan losses..................................     1,401        132       1,154        1,476       8,777
                                                              -------    -------    --------     --------     -------
    Net interest income after provision for loan losses....    23,031     21,284      42,185       37,533      20,061
                                                              -------    -------    --------     --------     -------
Noninterest income:
  Commercial banking fees..................................       565        429         977          421          92
  Service charges on deposit accounts......................       544        482         888          615         566
  Gain on sale of loans, securities and servicing rights...       307       (530)        155        1,200       1,137
  Loan servicing income....................................       292        526         601          680         272
  Miscellaneous income.....................................        24        258         473          481       1,700
                                                              -------    -------    --------     --------     -------
    Total noninterest income...............................     1,732      1,165       3,094        3,397       3,767
                                                              -------    -------    --------     --------     -------
Noninterest expenses:
  Personnel................................................     8,247      7,169      14,087       14,875      12,000
  Occupancy................................................     2,447      2,306       4,811        4,754       4,355
  Data processing..........................................     1,180        979       2,059        1,859       1,696
  Furniture and equipment..................................     1,170        852       1,902        1,814       1,357
  Deposit insurance........................................       457      1,142       1,798        3,519       3,051
  SAIF recapitalization assessment.........................        --         --          --        7,716          --
  Communication............................................       201        172         400          383         317
  Professional fees and contracted services................       902        882       2,342        1,551       1,303
  Foreclosed assets expense................................        (3)       393     671 686        2,785
  Miscellaneous expense....................................     2,693      2,050       4,220        4,256       3,278
                                                              -------    -------    --------     --------     -------
    Total noninterest expense..............................    17,294     15,945      32,190       41,413      30,142
                                                              -------    -------    --------     --------     -------
Income (loss) before taxes.................................     7,469      6,504      13,089         (483)     (6,314)
Income tax expense (benefit)...............................     3,070      2,677       5,790         (177)     (3,406)
                                                              -------    -------    --------     --------     -------
    Net income (loss)......................................   $ 4,399    $ 3,827    $  7,299     $   (306)    $(2,908)
                                                              -------    -------    --------     --------     -------
                                                              -------    -------    --------     --------     -------

(See notes to the consolidated financial statements appearing elsewhere herein)

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the section entitled 'Risk Factors' and elsewhere in this Prospectus. The following discussion and analysis is intended to provide details of the results of operations of the Company for the six months ended June 30, 1998 and 1997 and for the years ended December 31, 1997, 1996 and 1995 and financial condition at June 30, 1998 and at December 31, 1997 and 1996. The following discussion should be read in conjunction with the information set forth in the Company's Consolidated Financial Statements and notes thereto and other financial data included elsewhere in this Prospectus.

RESULTS OF OPERATIONS

     General. Currently, the Company's primary source of income is net interest income, which is the difference between interest income from interest-earning assets and interest paid on interest-bearing liabilities such as deposits and other borrowings used to fund those assets. The Company's net interest income is affected by changes in the volume of interest-earning assets and interest-bearing liabilities as well as by changes in yields earned on interest-earning assets and rates paid on interest-bearing deposits and other borrowed funds. The Company also generates noninterest income, including commercial banking fees and other transactional fees and seeks to generate additional fees in connection with the shift in its business focus to commercial banking. The Company's noninterest expenses consist primarily of personnel, occupancy, and furniture and equipment expenses and other operating expenses. The Company's results of operations are affected by its provision for loan losses and may also be significantly affected by other factors including general economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory agencies.

     Net Income. For the six months ended June 30, 1998, net income was $4.4 million, an increase of $572,000, or 14.9% from the six months ended June 30, 1997. The increase in earnings during the six months ended June 30, 1998 resulted primarily from the increased net interest income which resulted from the larger average balance sheet, the improved loan yield, and the increase in noninterest income. The improvement in noninterest income resulted primarily from the Bank recording no loss on the sale of securities and loans in the six months ended June 30, 1998 compared with a loss of $530,000 in the same period of the preceding year. Partially offsetting these improvements in net income was the increased provision for loan losses which was made as a result of the growth in the loan portfolio and the increase in personnel expenses primarily related to the expansion of the commercial banking division and incentive accruals recorded during the first half of 1998 and nonrecurring expenses related to the computer system conversion. For the year ended December 31, 1997, net income was $7.3 million, an increase of $7.6 million from net loss of $306,000 for the year ended December 31, 1996. For the year ended December 31, 1995, the Company's operations resulted in a loss of $2.9 million. The Company's annualized return on average assets was 0.54% for the six months ended June 30, 1998, compared with 0.51% for the six months ended June 30, 1997. Annualized return on average assets was 0.47% for the year ended December 31, 1997, compared to (0.02%) and (0.19%) for the years ended December 31, 1996 and 1995, respectively. The Company's annualized return on average equity was 11.50% and 13.15% for the six months ended June 30, 1998 and 1997, respectively and 12.33%, (0.48%) and (4.89%) for the years ended December 31, 1997, 1996 and 1995, respectively.

     From 1995 to June 30, 1998, the Company experienced steady growth in its net interest income. Notwithstanding this improvement in net interest income, the Company's net income was adversely impacted by a $7.7 million SAIF recapitalization assessment in 1996 and an $8.8 million provision for loan losses during 1995. The $8.8 million provision for loan losses in 1995 was $4.1 million greater than the five year average provision for loan losses of $4.7 million and was recorded to address the continued depressed California economy and real estate market and to significantly increase the Company's overall level of allowance for loan losses to over 1.00% of gross loans. Without giving effect to the SAIF recapitalization assessment, in 1996, the Company's net income would have amounted to $4.3 million as compared to the $306,000 actual net loss.

     The increase in net income for the six months ended June 30, 1998 from the six months ended June 30, 1997 was partially due to the increase in net interest income which resulted from an increase in the average loans outstanding and an increase in the average yield on loans resulting from the growth in the commercial loan portfolio. The net income also increased during this period due to the Bank not incurring any losses on the disposition of loans or securities whereas the Bank realized a loss of $530,000 for the disposition of such assets in the six months ended June 30, 1997 in conjunction with its COFI reduction program and the write-down of impaired loans. Partially offsetting the increases to net income resulting from the foregoing were increases in the provision for loan losses and increases in noninterest expense.

     The provision for loan losses increased from $132,000 in the first six months of 1997 to $1.4 million in the same period of 1998. The increased provision in 1998 related to the increased growth in the loan portfolio during the first half of 1998 and the increase in the commercial loan portfolio during this period. As of June 30, 1998, the $13.2 million allowance for loan losses represented 1.04% of gross loans. Noninterest expenses were $17.3 million for the first six months of 1998, an increase of $1.4 million, or 8.5%, from the corresponding period of the prior year. Personnel expenses increased to $8.2 million during the first six months of 1998 compared with $7.2 million for the corresponding period of the previous year due to the addition of commercial banking personnel during 1997 and incentive accruals recorded during the first half of 1998. Included in the expenses for the first half of 1998 were $400,000 of expenses associated with the name change of the Bank to United Commercial Bank and $200,000 of severance pay accruals for an outsourced audit function.

     The increase in net income for the year ended December 31, 1997 from the year ended December 31, 1996 was due to an increase in net interest income to $43.3 million from $39.0 million, as discussed below, and a reduction in deposit insurance expense to $1.8 million from $11.2 million, which includes the SAIF assessment discussed below. In 1996, the Company paid a $7.7 million onetime SAIF recapitalization assessment levied by the FDIC on SAIF-insured deposits to fully capitalize the SAIF. During 1997, the Company's deposit insurance premium was reduced to 9.4 basis points of deposits as a result of the Bank reaching the 'well capitalized' core capital ratio of 5.0%. Effective January 1, 1998, the deposit insurance premium was further reduced to 6.4 basis points of deposits.

     The reduction in the net loss for the year ended December 31, 1996 from the year ended December 31, 1995 was due to the increase in net interest income to $39.0 million from $28.8 million, as discussed below, and a reduction in the provision for loan losses. In 1995, management increased the allowance for loan losses from 0.78% of gross loans to 1.34% of gross loans to address the continued depressed California economy and real estate market and to significantly increase the Company's overall allowance for loan losses to over 1.00% of gross loans. The total provision for loan losses of $1.5 million in 1996 compares with a provision of $8.8 million in 1995. As a result of the increase in net interest income and the reduction in the provision for loan losses, the net loss of the Company was $306,000 for the year ended December 31, 1996 compared to a loss of $2.9 million for the year ended December 31, 1995, notwithstanding the $7.7 million SAIF recapitalization assessment recognized in 1996.

     Net Interest Income and Net Interest Margin. The net interest margin improved to 3.13% for the six months ended June 30, 1998 as opposed to 2.93% for the six months ended June 30, 1997. At June 30, 1998, the net interest margin was 2.90%, reflecting the impact of the new assets acquired in conjunction with the leverage strategy. While the leverage strategy reduces this ratio, the strategy is accretive to net income and earnings per share. For the six months ended June 30, 1998, net interest income was $24.4 million, an increase of $3.0 million, or 14.1%, from $21.4 million for the six months ended June 30, 1997.

     Net interest income increased in the first six months of 1998 primarily as a result of (i) the increase in average loans outstanding to $1.23 billion from $1.08 billion, (ii) the increase in the average yield on loans to 7.80% in the half of 1998 from 7.66% for the same period in the preceding year, (iii) the reduction in the average balance of lower yielding COFI securities to $280.9 million from $352.0 million and their replacement with higher yielding loans, and (iv), the purchase of $321 million of securities in conjunction with the leveraging strategy during the second quarter of 1998, with an average yield of 6.91%.

     The net interest margin improved to 2.89% for the year ended December 31, 1997, compared to 2.68% for the year ended December 31, 1996 and 1.96% for the year ended December 31, 1995. For the year ended December 31, 1997, net interest income was $43.3 million, an increase of $4.3 million, or 11.0% from

$39.0 million for the year ended December 31, 1996. Net interest income for the year ended December 31, 1996 increased $10.2 million, or 35.3% from $28.8 million for the year ended December 31, 1995.

     Net interest income increased in 1997 primarily as a result of (i) the increase in average loans outstanding to $1.12 billion from $1.04 billion, (ii) the reduction in the average balance of lower yielding securities to $326.7 million from $390.4 million and their replacement with higher yielding loans,
(iii) the reduction of average borrowings to $16.6 million from $49.8 million and their replacement with lower costing deposits, and (iv) a reduction in the non-interest-earning assets to $45.7 million from $60.0 million partially due to the sale or reclassification of non-performing assets.

     Net interest income increased to $39.0 million in 1996 from $28.8 million in 1995, or 35.3%, primarily as a result of (i) the increase in average loans outstanding to $1.04 billion from $1.0 billion, (ii) an increase in the average yield on loans to 7.60% from 7.25% as a result of upward repricing of the Bank's COFI-based loan portfolio, (iii) the reduction of average borrowings to $49.8 million from $194.4 million and their replacement with lower costing deposits, and (iv) a decrease in the average rate paid on deposit accounts from 4.57% to 4.37%.

     The following tables present condensed average balance sheet information for the Company, together with interest rates earned and paid on the various sources and uses of funds for each of the periods indicated.

                                                                    FOR THE SIX MONTHS ENDED JUNE 30,
                                                 ------------------------------------------------------------------------
                                       AT                       1998                                  1997
                                    JUNE 30,     ----------------------------------    ----------------------------------
                                      1998                     INTEREST     AVERAGE                  INTEREST     AVERAGE
                                   ----------     AVERAGE      INCOME OR    YIELD/      AVERAGE      INCOME OR    YIELD/
                                   YIELD/COST     BALANCE       EXPENSE      COST       BALANCE       EXPENSE      COST
                                   ----------    ----------    ---------    -------    ----------    ---------    -------
                                                                    (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Loans(1)......................      7.82%      $1,228,933    $ 47,954       7.85%    $1,075,423    $ 41,197       7.66%
  Securities....................      6.31          312,287       9,766       6.25        345,272       9,828       5.69
  Other.........................        --           16,825         471       5.60         40,026       1,081       5.40
                                                 ----------    ---------               ----------    ---------
Total interest-earning assets...      7.34        1,578,375      58,191       7.47      1,460,720      52,106       7.13
Noninterest-earning assets......        --           61,557          --         --         50,790          --         --
                                                 ----------    ---------               ----------    ---------
Total assets....................      7.16       $1,619,602      58,191       7.19     $1,511,510      52,106       6.89
                                       ---       ----------    ---------    -------    ----------    ---------    -------
                                                 ----------                            ----------
Interest-bearing liabilities:
  Deposits:
    NOW and checking............      1.09       $   79,691         433       1.09     $   77,570         411       1.06
    Money market accounts.......      3.31           21,398         286       2.67         21,953         260       2.36
    Passbook accounts...........      2.26          211,834       2,391       2.26        214,892       2,472       2.30
    Time deposits...............      5.11        1,108,121      28,144       5.08      1,048,346      25,856       4.93
                                                 ----------    ---------               ----------    ---------
Total deposits..................      4.41        1,421,045      31,254       4.40      1,362,761      28,999       4.26
                                                 ----------    ---------               ----------    ---------
Borrowings......................      5.64           47,022       1,336       5.68         29,077         798       5.49
Guaranteed preferred beneficial
  interests in junior
  subordinated debentures.......      9.38           12,160         570       9.38             --          --         --
Long-term debt to affiliates....        --           11,970         599      10.01         17,868         893      10.00
                                                 ----------    ---------               ----------    ---------
Total interest-bearing
  liabilities...................      4.71        1,492,021      33,759       4.52      1,409,706      30,690       4.35
                                       ---       ----------    ---------    -------    ----------    ---------    -------
Noninterest-bearing deposits....                     37,180                                32,041
Other noninterest-bearing
  liabilities...................                     13,725                                11,567
Stockholders' equity............                     76,501                                58,196
                                                 ----------                            ----------
Total liabilities and
  stockholders' equity..........                 $1,619,602                            $1,511,510
                                                 ----------                            ----------
                                                 ----------                            ----------
Net interest income/net interest
  rate spread(2)................      2.63%                    $ 24,432       2.95%                  $ 21,416       2.78%
                                       ---                     ---------    -------                  ---------    -------
                                       ---                     ---------    -------                  ---------    -------
Net interest-earning assets/net
  interest margin(3)............      2.90%      $   86,354                   3.13%    $   51,138                   2.93%
                                       ---       ----------                 -------    ----------                 -------
                                       ---       ----------                 -------    ----------                 -------
Ratio of interest-earning assets
  to interest-bearing
  liabilities...................      1.06x            1.06x                                 1.04x
                                       ---       ----------                            ----------
                                       ---       ----------                            ----------

------------------
(1) Non-accrual loans are included in the table for computation purposes, but the foregone interest on such loans is excluded.
(2) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average interest-earning assets.

                                                                  FOR THE YEAR ENDED DECEMBER 31,
                                ---------------------------------------------------------------------------------------------------
                                               1997                                  1996                            1995
                                ----------------------------------    ----------------------------------    -----------------------
                                              INTEREST     AVERAGE                  INTEREST     AVERAGE                  INTEREST
                                 AVERAGE      INCOME OR    YIELD/      AVERAGE      INCOME OR    YIELD/      AVERAGE      INCOME OR
                                 BALANCE       EXPENSE      COST       BALANCE       EXPENSE      COST       BALANCE       EXPENSE
                                ----------    ---------    -------    ----------    ---------    -------    ----------    ---------
Interest-earning assets:
 Loans(1)....................   $1,123,356    $ 86,141       7.67%    $1,036,025    $ 78,711       7.60%    $1,002,662    $ 72,742
 Securities..................      326,728      18,690       5.72        390,381      22,836       5.85        460,165      25,894
 Other.......................       48,944       2,760       5.64         26,516       1,417       5.34          6,864         398
                                ----------    ---------               ----------    ---------               ----------    ---------
Total interest-earning
 assets......................    1,499,028     107,591       7.18      1,452,922     102,964       7.09      1,469,691      99,034
Noninterest-earning assets...       45,664          --                    60,014          --                    56,164          --
                                ----------    ---------               ----------    ---------               ----------    ---------
Total assets.................   $1,544,692     107,591       6.97     $1,512,936     102,964       6.81     $1,525,855      99,034
                                ----------    ---------    -------    ----------    ---------    -------    ----------    ---------
                                ----------                            ----------                            ----------
Interest-bearing liabilities:
 Deposits:
   NOW and checking..........   $   78,737         875       1.11     $   77,710         826       1.06     $   75,285         781
   Money market accounts.....       21,397         517       2.42         23,583         561       2.38         27,732         654
   Passbook accounts.........      212,943       4,834       2.27        207,512       4,772       2.30        215,604       4,797
   Time deposits.............    1,090,320      55,287       5.07      1,047,019      53,114       5.07        908,783      49,806
                                ----------    ---------               ----------    ---------               ----------    ---------
Total deposits...............    1,403,397      61,513       4.38      1,355,824      59,273       4.37      1,227,404      56,038
                                ----------    ---------                             ---------                             ---------
Borrowings...................       16,551         914       5.52         49,813       3,042       6.11        194,365      12,417
Long-term debt to
 affiliates..................       18,398       1,825       9.92         14,868       1,640      11.03         13,250       1,741
                                ----------    ---------               ----------    ---------               ----------    ---------
Total interest-bearing
 liabilities.................    1,438,346      64,252       4.47      1,420,505      63,955       4.53      1,435,019      70,196
                                              ---------    -------                  ---------    -------    ----------    ---------
Noninterest-bearing
 deposits....................       33,780                                23,981                                16,191
Other noninterest-bearing
 liabilities.................       13,358                                13,638                                15,358
Stockholders' equity.........       59,208                                54,812                                59,287
                                ----------                            ----------                            ----------
Total liabilities and
 stockholders' equity........   $1,544,692                            $1,512,936                            $1,525,855
                                ----------                            ----------                            ----------
                                ----------                            ----------                            ----------
Net interest income/net
 interest rate spread(2).....                 $ 43,339       2.71%                  $ 39,009       2.58%                  $ 28,838
                                              ---------    -------                  ---------    -------                  ---------
                                              ---------    -------                  ---------    -------                  ---------
Net interest-earning
 assets/net interest
 margin(3)...................   $   60,682                   2.89%    $   32,417                   2.68%    $   34,672
                                ----------                 -------    ----------                 -------    ----------
                                ----------                 -------    ----------                 -------    ----------
Ratio of interest-earning
 assets to interest-bearing
 liabilities.................         1.04x                                 1.02x                                 1.02x
                                ----------                            ----------                            ----------
                                ----------                            ----------                            ----------

                               AVERAGE
                               YIELD/
                                COST
                               -------
Interest-earning assets:
 Loans(1)....................    7.25%
 Securities..................    5.63
 Other.......................    5.80
Total interest-earning
 assets......................    6.74
Noninterest-earning assets...
Total assets.................    6.49
                               -------
Interest-bearing liabilities:
 Deposits:
   NOW and checking..........    1.04
   Money market accounts.....    2.36
   Passbook accounts.........    2.22
   Time deposits.............    5.48
Total deposits...............    4.57
Borrowings...................    6.39
Long-term debt to
 affiliates..................   13.14
Total interest-bearing
 liabilities.................    4.89
                               -------
Noninterest-bearing
 deposits....................
Other noninterest-bearing
 liabilities.................
Stockholders' equity.........
Total liabilities and
 stockholders' equity........
Net interest income/net
 interest rate spread(2).....    1.85%
                               -------
                               -------
Net interest-earning
 assets/net interest
 margin(3)...................    1.96%
                               -------
                               -------
Ratio of interest-earning
 assets to interest-bearing
 liabilities.................

------------------
(1) Non-accrual loans are included in the table for computation purposes, but the foregone interest on such loans is excluded.
(2) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average interest-earning assets.

     The following table represents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Company's interest income and expense during the periods indicated. Information is provided for each major component of interest-earning assets and interest-bearing liabilities with respect to: (i) changes in volume (changes in volume multiplied by prior rate); (ii) changes attributable to rate (changes in rate multiplied by prior volume); and (iii) the net change. The changes attributable to both volume and rate have been allocated proportionately to the change due to volume and the change due to rate.

                               FOR THE SIX MONTHS ENDED             FOR THE YEAR ENDED
                             JUNE 30, 1998 COMPARED TO THE    DECEMBER 31, 1997 COMPARED TO            FOR THE YEAR ENDED
                               SIX MONTHS ENDED JUNE 30,                   THE                  DECEMBER 31, 1996 COMPARED TO THE
                                         1997                  YEAR ENDED DECEMBER 31, 1996       YEAR ENDED DECEMBER 31, 1995
                             -----------------------------    ------------------------------    ---------------------------------
                                  INCREASE                        INCREASE                           INCREASE
                                 (DECREASE)                      (DECREASE)                         (DECREASE)
                                   DUE TO                          DUE TO                             DUE TO
                             ------------------               -----------------                 -------------------
                             VOLUME      RATE        NET      VOLUME       RATE        NET      VOLUME        RATE          NET
                             ------     -------     ------    ------       ----       ------    ------       ------       -------
                                                                (DOLLARS IN THOUSANDS)
Interest income:
  Loans....................  $5,977     $   780     $6,757    $6,690       $740       $7,430    $2,468       $3,501       $ 5,969
  Securities...............   1,901      (1,963)       (62)   (3,651)      (495)      (4,146)   (4,137)       1,079        (3,058)
  Other....................    (651)         41       (610)    1,261         82        1,343     1,049          (30)        1,019
                             ------     -------     ------    ------       ----       ------    ------       ------       -------
  Total interest income on
    interest-earning
    assets.................   7,228      (1,143)     6,086     4,300        327        4,627      (620)       4,550         3,930
                             ------     -------     ------    ------       ----       ------    ------       ------       -------
Interest expense:
  Deposits
    NOW and checking
      accounts.............      11          11         23        11         38           49        26           19            45
    Money market
      accounts.............      (6)         32         26       (53)         9          (44)      (99)           6           (93)
    Passbook accounts......     (35)        (46)       (81)      122        (60)          62      (249)         224           (25)
    Time deposits..........   1,503         784      2,288     2,196        (23)       2,173     6,473       (3,165)        3,308
  Borrowings...............     509          29        538    (1,861)      (267)      (2,128)   (8,850)        (525)       (9,375)
  Guaranteed preferred
    beneficial interests in
    junior subordinated
    debentures.............     570          --        570        --         --           --        --           --            --
  Long-term debt to
    affiliates.............    (295)          1       (294)      264        (79)         185       126         (227)         (101)
                             ------     -------     ------    ------       ----       ------    ------       ------       -------
Total interest expense on
  interest-bearing
  liabilities..............   2,258         813      3,070       679        382          297    (2,573)      (3,668)       (6,241)
                             ------     -------     ------    ------       ----       ------    ------       ------       -------
Increase in net interest
  income...................  $4,970     $(1,955)    $3,016    $3,621       $709       $4,330    $1,953       $8,218       $10,171
                             ------     -------     ------    ------       ----       ------    ------       ------       -------
                             ------     -------     ------    ------       ----       ------    ------       ------       -------

     Provision For Loan Losses. The provision for loan losses reflects management's judgment of the current period cost associated with credit risk inherent in the Company's loan portfolio. Specifically, the provision for loan losses represents the amount charged against current period earnings to achieve an allowance for loan losses that in management's judgment is adequate to absorb losses inherent in the Company's loan portfolio.

     For the six months ended June 30, 1998, the provision for loan losses was $1.4 million, an increase of $1.3 million from the $132,000 provision for the six months ended June 30, 1997. The allowance for loan losses as of June 30, 1998, as a percentage of total gross loans and as a percentage of non-performing loans, was 1.04% and 145.8%, respectively, compared to 1.05% and 124.4%, respectively at June 30, 1997. The Bank experienced a significant improvement in asset quality during 1997 as improvements in the California economy occurred. For example, the Bank experienced a 50% reduction in nonaccrual loans in 1997. As management monitors the Bank's loan portfolio on a continuous basis, the provisions for loan losses in the 1997 periods reflected this portfolio improvement as it occurred and was identified. In 1998, provisions for loan losses were increased to keep pace with the growth in the Bank's loan portfolio, and in particular, growth in commercial loan products. The Bank's allowance methodology provides higher loss factors for commercial loan products than for residential mortgage (1 to 4 family) loans.

     For the year ended December 31, 1997, the provision for loan losses was $1.2 million, a decrease of $303,000, or 20.0% from the $1.5 million provision for the year ended December 31, 1996. The allowance for loan losses at December 31, 1997, as a percentage of total gross loans and as a percentage of non-performing loans was 1.00% and 123.2%, respectively, compared to 1.10% and 60.0%, respectively, at December 31, 1996. The provision for loan losses for the year ended December 31, 1996, was $1.5 million, which represents a decrease of $7.3 million, or 83.2% from the $8.8 million provision for loan losses for the year ended December 31, 1995. In 1995, management increased the allowance for loan losses to address the continued depressed California economy and real estate market and to significantly increase the Company's overall level of allowance for loan losses to over 1.00% of gross loans.

     Noninterest Income. The following table sets forth the components of noninterest income for the periods indicated.

                                                                 FOR THE SIX
                                                                   MONTHS           FOR THE YEARS ENDED DECEMBER
                                                               ENDED JUNE 30,                   31,
                                                              -----------------    ------------------------------
                                                               1998       1997      1997        1996        1995
                                                              ------     ------    ------      ------      ------
                                                                            (DOLLARS IN THOUSANDS)
Service charges on deposit accounts........................   $  544     $  482    $  888      $  615      $  566
Commercial banking fees....................................      565        429       977         421          92
Gain on sale of servicing rights...........................      175        214     1,165         672         755
Gain (loss) on loan sales..................................      132       (355)     (204)        528         382
Loss on sale of securities.................................       --       (389)     (806)       (335)         --
Gain on branch sale........................................       --         --        --          --         656
Loan servicing income......................................      292        526       601         680         272
Miscellaneous income.......................................       24        258       473         816       1,044
                                                              ------     ------    ------      ------      ------
Total noninterest income...................................   $1,732     $1,165    $3,094      $3,397      $3,767
                                                              ------     ------    ------      ------      ------
                                                              ------     ------    ------      ------      ------

     For the six months ended June 30, 1998, noninterest income was $1.7 million, an increase of $567,000, or 48.7% from $1.2 million for the same period of the preceding year. For the year ended December 31, 1997, noninterest income was $3.1 million, a decrease of $303,000, or 8.9% from the year ended December 31, 1996. Noninterest income in 1996 of $3.4 million decreased $370,000, or 9.8% from the $3.8 million recognized during the year ended December 31, 1995.

     The increase in noninterest income for the first six months of 1998 primarily reflects the Bank not having incurred any losses on the sale of COFI-based securities during the first half of 1998, compared with having incurred $530,000 of such losses in the corresponding period of 1997.

     The decrease in noninterest income for the year ended December 31, 1997, reflects the $806,000 loss incurred in connection with the sale of COFI-based securities pursuant to the Company's business strategy to reduce its assets tied to COFI. The $1.2 million gain on sale of servicing rights is a non-recurring gain recognized as a result of the disposition of such servicing rights in conjunction with the Bank's decision to close its mortgage banking division. Additionally, the $601,000 of loan servicing income is substantially non-recurring since substantially all of the related servicing portfolio was sold during 1997. Commercial banking fees increased to $977,000 in 1997, or 132.1% from the $421,000 in 1996 as a result of the Company's business focus shift to commercial banking.

     Noninterest income for the year ended December 31, 1996, of $3.4 million is $370,000, or 9.8% less than the $3.8 million of noninterest income for the year ended December 31, 1995. The noninterest income for the year ended December 31, 1996, included $335,000 of losses incurred in conjunction with the disposal of COFI-based securities. Included in noninterest income for the year ended December 31, 1995, was a gain of $656,000 recognized in connection with the sale of a retail branch.

     Noninterest Expense. The following table sets forth the components of noninterest expense for the periods indicated.

                                                           FOR THE SIX MONTHS     FOR THE YEARS ENDED DECEMBER
                                                             ENDED JUNE 30,                    31,
                                                           -------------------    -----------------------------
                                                            1998        1997       1997       1996       1995
                                                           -------     -------    -------    -------    -------
                                                                            (DOLLARS IN THOUSANDS)
Personnel...............................................   $ 8,247     $ 7,169    $14,087    $14,875    $12,000
Occupancy...............................................     2,447       2,306      4,811      4,754      4,355
Data processing.........................................     1,180         852      2,059      1,859      1,696
Furniture and equipment.................................     1,170         979      1,902      1,814      1,357
Deposit insurance.......................................       457       1,142      1,798      3,519      3,051
SAIF recapitalization assessment........................        --          --         --      7,716         --
Communication...........................................       201         172        400        383        317
Professional fees and contracted services...............       902         882      2,242      1,551      1,303
Foreclosed assets expense...............................        (3)        393        671        686      2,785
Miscellaneous expense...................................     2,693       2,050      4,220      4,256      3,278
                                                           -------     -------    -------    -------    -------
Total noninterest expense...............................   $17,294     $15,945    $32,190    $41,413    $30,142
                                                           -------     -------    -------    -------    -------
                                                           -------     -------    -------    -------    -------
Efficiency ratio........................................     66.10%      70.61%     69.33%     97.66%     92.45%
Efficiency ratio excluding SAIF recapitalization
  assessment............................................       N/A         N/A        N/A      79.46        N/A
Noninterest expenses to average assets(1)...............      2.14%       2.11%      2.08       2.74       1.98

------------------
(1) Annualized for the six months ended June 30, 1998 and 1997.

     Noninterest expense increased by $1.4 million, or 8.5%, to $17.3 million for the six months ended June 30, 1998 from $15.9 million for the six months ended June 30, 1997, primarily as a result of increases in the Commercial Banking Division staffing level, the recordation of incentive compensation accruals, and the expenses associated with the computer conversion and the name change of the Bank. Personnel expenses of $8.2 million for the first half of 1998 are $1.0 million, or 15% higher than the $7.2 million of personnel expenses for the first half of 1997. This increase resulted primarily from the additional staff which was hired to execute the commercial banking business plan and incentive compensation accruals.

     During the first half of 1998, the Bank successfully completed a core computer conversion to a system which is guaranteed to be year 2000 compliant. Total nonrecurring conversion expenses for the six months ended June 30, 1998 were $333,000.

     Noninterest expense decreased to $32.2 million, or 22.3%, for the year ended December 31, 1997 from $41.4 million for the year ended December 31, 1996, primarily as a result of the $7.7 million SAIF recapitalization assessment recognized in 1996. Deposit insurance premiums of $1.8 million for the year ended December 31, 1997 compares with $3.5 million for the year ended December 31, 1996, a decrease of 48.9% due to the Bank reaching the 'well capitalized' level. As a result of reaching this capital level, the deposit insurance premium was reduced from 16.4 basis points to 9.4 basis points on July 1, 1997. The average deposit insurance premium for 1997 was 12.9 basis points. The deposit insurance premium was further reduced to 6.4 basis points effective January 1, 1998. During 1997, the Bank began a core computer conversion to a system which provides the necessary support for the Bank's new commercial banking activities. Computer conversion related expenses were $390,000 for the year ended December 31, 1997. New equipment purchases for this conversion totaled $1.2 million which will be amortized over a four year term commencing in 1998. As a result of the foregoing and the improved net interest margin, the efficiency ratio decreased to 69.3% in 1997 from 97.7% in 1996.

     Noninterest expense increased to $41.4 million for the year ended December 31, 1996 from $30.1 million for the year ended December 31, 1995 as a result of
(i) the $7.7 million SAIF recapitalization assessment, (ii) a $2.9 million increase in personnel expenses which was primarily the result of the establishment of the commercial banking division and three new retail branches,
(iii) an increase of $457,000 in furniture and equipment expense and $399,000 in occupancy expenses, both primarily in conjunction with the establishment of three new retail branches in 1996, and (iv) a $1.0 million increase of miscellaneous expense primarily due to additional printing and advertising expenses relating to the establishment of the commercial banking division and the establishment of merchant card services. The increase in the foregoing categories of noninterest expense during 1996 was partially offset by a $2.1 million decline in foreclosed assets expense due, in part, to the reduction in the Company's non-performing assets.

     Provision for Income Taxes. The provision for income taxes of $3.1 million and $2.7 million on the income before taxes of $7.5 million and $6.5 million for the six months ended June 30, 1998 and 1997, respectively, represents an effective tax rate of 41.1%.

     For the year ended December 31, 1997, the provision for income taxes of $5.8 million on the income before taxes of $13.1 million represents an effective tax rate of 44.2%. For the year ended December 31, 1996, the Company had a tax benefit of $177,000 on the loss before taxes of $483,000. For the year ended December 31, 1995, the Company's tax benefit was $3.4 million on the loss before taxes of $6.3 million.

     In 1997, the IRS concluded an examination of the income tax returns of the Company for the years 1993 through 1995. The audit resulted in a cash payment of $500,000, and the partial reversal of previously deferred tax assets which approximated the allowances provided by the Company for this eventuality.

FINANCIAL CONDITION

     At June 30, 1998, the Company had total assets of $1.91 billion, an increase of $348.7 million, or 22.2%, compared with $1.56 billion at December 31, 1997. At June 30, 1998, the Company had investment securities of $575.3 million, an increase of $305.2 million, or 113.0%, from December 31, 1997. At June 30, 1998, the Company had net loans of $1.26 billion, an increase of $56.8 million, or 4.73%, from $1.20 billion at December 31, 1997. Total deposits of $1.47 billion at June 30, 1998 were consistent with the balances at December 31, 1997. Borrowings at June 30, 1998 were $298 million whereas the Company had no borrowings at December 31, 1997. At June 30, 1998, the Company had guaranteed preferred beneficial interests in junior subordinated debentures of $30 million, whereas none were outstanding at December 31, 1997. At June 30, 1998, the Company had equity of $98.1 million, an increase of $35.6 million, or 56.8%, from $62.6 million at December 31, 1997.

     At December 31, 1997, the Company had total assets of $1.56 billion and total deposits of $1.47 billion. Total assets increased from $1.47 billion at December 31, 1996, and total deposits increased from $1.39 billion at December 31, 1996. At December 31, 1997, the Company had net loans of $1.2 billion, a 14.3% increase from net loans of $1.05 billion at December 31, 1996. At December 31, 1997, the Company had investment securities totaling $270.1 million compared to $343.7 million at December 31, 1996. At December 31, 1997, the Company had no borrowings while the stockholders' equity increased to $62.6 million at December 31, 1997 from $54.3 million at December 31, 1996.

     Loan Portfolio. In connection with the Bank's balance sheet restructuring, the Bank closed its mortgage banking division and ceased the origination of nonconforming mortgages for sale in the secondary market, but continued to originate conforming residential mortgages (1-4 family) primarily for portfolio retention. Residential mortgages (1-4 family) originated for sale in the six months ended June 30, 1998 aggregated $9.3 million as compared to $8.0 million, $22.4 million, $83.4 million and $87.7 million in the six months ended June 30, 1997 and the years ended December 31, 1997, 1996 and 1995, respectively. In addition, with the creation of its commercial banking division in 1996, new emphasis was placed on the origination of commercial real estate loans and commercial business loans. Total new commitments for commercial loans originated in the six months ended June 30, 1998 were $25.8 million as compared to $15.6 million, $31.9 million and $9.9 million for the six months ended June 30, 1997 and the years ended December 31, 1997 and 1996, respectively.

     The following table shows the composition of the Bank's loan portfolio by amount and percentage of total gross loans in each major loan category at the dates indicated.

                          AT JUNE 30,                                        DECEMBER 31,
                     ---------------------     -------------------------------------------------------------------------
                             1998                      1997                      1996                      1995
                     ---------------------     ---------------------     ---------------------     ---------------------
                       AMOUNT         %          AMOUNT         %          AMOUNT         %          AMOUNT         %
                     ----------     ------     ----------     ------     ----------     ------     ----------     ------
                                                              (DOLLARS IN THOUSANDS)
Consumer
 Residential
   mortgage (1-4
   family)(1)....    $  712,357      56.03%    $  691,167      56.98%    $  541,156      50.79%    $  507,121      49.45%
 Home equity.....        15,851       1.25         16,743       1.38         10,673       1.00          1,193       0.12
 Other...........         2,321       0.18          2,732       0.23          2,642       0.25          2,981       0.29
                     ----------     ------     ----------     ------     ----------     ------     ----------     ------
   Total
     consumer....       730,529      57.46        710,642      58.59        554,471      52.04        511,295      49.86
                     ----------     ------     ----------     ------     ----------     ------     ----------     ------
Commercial
 Secured by real
   estate -
   multi-
   family........       334,228      26.29        339,257      27.97        361,591      33.93        376,398      36.70
 Secured by real
   estate -
   nonresidential(2)..    142,740    11.23        115,366       9.51        123,003      11.54        131,259      12.80
 Construction....        35,810       2.82         26,603       2.19         19,892       1.87          6,612       0.64
 Commercial
   business......        28,024       2.20         21,146       1.74          6,595       0.62             --         --
                     ----------     ------     ----------     ------     ----------     ------     ----------     ------
   Total
     commercial..       540,802      42.54        502,372      41.41        511,081      47.96        514,269      50.14
                     ----------     ------     ----------     ------     ----------     ------     ----------     ------
Total gross
 loans...........     1,271,331     100.00%     1,213,014     100.00%     1,065,552     100.00%     1,025,564     100.00%
                                    ------                    ------                    ------                    ------
                                    ------                    ------                    ------                    ------
Net deferred loan
 origination
 costs...........           820                     1,223                       816                        44
Allowance for
 loan losses.....       (13,207)                  (12,142)                  (11,682)                  (13,699)
                     ----------                ----------                ----------                ----------
Net loans........    $1,258,944                $1,202,095                $1,054,686                $1,011,909
                     ----------                ----------                ----------                ----------
                     ----------                ----------                ----------                ----------


                          1994                    1993
                   -------------------     -------------------
                    AMOUNT        %         AMOUNT        %
                   --------     ------     --------     ------

Consumer
 Residential
   mortgage (1-4
   family)(1)....  $432,045      44.33%    $380,570      42.85%
 Home equity.....        --         --           --         --
 Other...........     1,474       0.15        1,929       0.22
                   --------     ------     --------     ------
   Total
     consumer....   433,519      44.48      382,499      43.07
                   --------     ------     --------     ------
Commercial
 Secured by real
   estate -
   multi-
   family........   391,509      40.17      329,401      37.09
 Secured by real
   estate -
   nonresidential   141,995      14.57      151,061      17.01
 Construction....     7,597       0.78       25,115       2.83
 Commercial
   business......        --         --           --         --
                   --------     ------     --------     ------
   Total
     commercial..   541,101      55.52      505,577      56.93
                   --------     ------     --------     ------
Total gross
 loans...........   974,620     100.00%     888,076     100.00%
                                ------                  ------
                                ------                  ------
Net deferred loan
 origination
 costs...........    (1,402)                 (2,075)
Allowance for
 loan losses.....    (7,550)                 (8,000)
                   --------                --------
Net loans........  $965,668                $878,001
                   --------                --------
                   --------                --------

------------------
(1) Includes $502.8 million of limited documentation loans at June 30, 1998. See 'Business--Lending Activities-- Residential Mortgages (1-4 family).'
(2) Includes $72.3 million, $87.5 million, $123.0 million, $131.3 million, $142.0 million, and $151.0 million of primarily COFI-based loans at June 30, 1998 and at December 31, 1997, 1996, 1995, 1994 and 1993, respectively, originated by the Bank during 1988 through 1992.

     The following table shows the Bank's loan originations during the periods indicated.

                                                         FOR THE SIX MONTHS
                                                           ENDED JUNE 30,       FOR THE YEARS ENDED DECEMBER 31,
                                                        --------------------    --------------------------------
                                                          1998        1997        1997        1996        1995
                                                        --------    --------    --------    --------    --------
                                                                          (DOLLARS IN THOUSANDS)
Consumer
  Residential mortgage (1-4 family)
     For sale:
       GNMA..........................................   $     --    $    759    $    759    $ 33,066    $ 33,875
       FHLMC and FNMA................................      9,327       8,033      21,675      50,319      53,819
     For portfolio:
       Fully documented loans........................      8,456       4,700       7,867      10,675       8,932
       Limited documentation loans...................    117,714      77,930     244,523     131,548     114,251
  Home equity loans..................................      2,819       8,748      13,552      24,703       4,748
  Other..............................................      1,714          --          --          --          --
                                                        --------    --------    --------    --------    --------
       Total consumer loans..........................    140,030     100,170     288,376     250,311     215,625
                                                        --------    --------    --------    --------    --------
Commercial
  Secured by real estate--multi-family...............     15,580       4,189       7,461       7,318         842
  Secured by real estate--non-residential............     35,266      10,606      23,743       2,655         864
  Construction(1)....................................     41,693      27,217      59,569      42,166      15,737
  Commercial business................................     25,834      15,615      31,933       9,901          --
                                                        --------    --------    --------    --------    --------
       Total commercial loans........................    118,373      57,627     122,706      62,040      17,443
                                                        --------    --------    --------    --------    --------
       Total loan originations.......................   $258,403    $157,797    $411,082    $312,351    $233,068
                                                        --------    --------    --------    --------    --------
                                                        --------    --------    --------    --------    --------

------------------
(1) Includes loans in process.

     Included in the Bank's residential mortgages (1-4 family) as of June 30, 1998 and December 31, 1997, respectively, were $502.8 million and $450.5 million, or 70.6% and 65.2% of limited documentation loans. Beginning in 1993, the Bank has specialized in this loan product. Because of the less than full documentation required for such loans, the Bank has emphasized relatively small average loan size and low average loan-to-value ratios for these loans, as evidenced by an average loan balance of $166,000 and average loan-to-value ratios of 59% as of June 30, 1998.

     Since it began originating limited documentation loans, the Bank has experienced no net charge-offs with respect to such loans. At June 30, 1998, the Bank had two loans more than three payments delinquent with an aggregate principal balance of $199,000. Moreover, during the third quarter of 1997, the Bank sold $17.2 million of the limited documentation loans to test the market reception for this product. The Bank received a price in excess of par value on the sale of such loans. Notwithstanding the historical performance of this type of loan, there can be no assurance that such performance will continue.

     Total gross loans increased $57.9 million, or 4.77%, to $1.27 billion at June 30, 1998 from $1.21 billion at December 31, 1997 and 13.9%, from $1.07 billion at December 31, 1996, which was a 3.9% increase from $1.03 billion at December 31, 1995. Increases in gross loans were the result of increases in residential (1-4 family) loan production for portfolio retention and commercial business loan generation resulting from the creation of the Bank's commercial banking division in 1996.

     The following table sets forth the Bank's loan originations, purchases, sales and principal repayments and changes in deferred fees and allowance for loan losses for the periods indicated.

                                                FOR THE SIX MONTHS
                                                  ENDED JUNE 30,            FOR THE YEAR ENDED DECEMBER 31,
                                             ------------------------    --------------------------------------
                                                1998          1997          1997          1996          1995
                                             ----------    ----------    ----------    ----------    ----------
                                                                   (DOLLARS IN THOUSANDS)
Net loans:
Balance at beginning of period............   $1,202,095    $1,054,686    $1,054,686    $1,011,909    $  965,668
                                             ----------    ----------    ----------    ----------    ----------
          Originations....................      258,403       157,797       411,082       312,351       233,068
     Purchases............................          217           361        44,416         7,642        16,677
     Sales................................      (11,961)         (940)      (44,667)         (478)       (8,412)
     Principal repayments.................     (187,950)     (123,379)     (259,109)     (275,084)     (185,016)
     Increase (decrease) in premiums,
       discounts and deferred fees........         (403)         (156)          407           772         1,446
     Net (increase) decrease in allowance
       for loan losses....................       (1,065)          204          (460)        2,017        (6,149)
     Transfers to real estate owned.......         (392)       (3,363)       (4,260)       (4,443)       (5,373)
                                             ----------    ----------    ----------    ----------    ----------
Balance at end of period..................   $1,258,944    $1,085,210    $1,202,095    $1,054,686    $1,011,909
                                             ----------    ----------    ----------    ----------    ----------
                                             ----------    ----------    ----------    ----------    ----------

     In 1996, management made a strategic decision to reduce its COFI-based assets and in the fourth quarter of 1996 ceased COFI-based lending. In addition, the Bank began to reduce its COFI-based loan portfolio through amortization and sales and replace it with current-index products including adjustable-rate mortgage loans and loans with an initial rate of interest for a fixed term (generally 3 to 5 years), the interest rates on which adjust annually thereafter ('intermediate fixed-rate loans'). As a result of this initiative, the Bank's COFI-based loans declined to $505.9 million at June 30, 1998 from $554.4 million, $641.9 million, and $670.7 million at December 31, 1997, 1996 and 1995, respectively.

     At June 30, 1998, total gross loans included $307.4 million of intermediate fixed-rate loans compared with $291.5 million at December 31, 1997, an increase of $15.9 million or 5.5% which was the result of the Bank continuing to emphasize the origination of intermediate fixed-rate mortgages (1-4 family). Fixed-rate loans at June 30, 1998 were $277.4 million compared with $241.5 million at December 31, 1997, an increase of 15.0% which was the result of the origination of primarily fifteen year mortgages.

     As of December 31, 1997, total gross loans included $291.5 million of intermediate fixed-rate loans compared with $224.3 million as of December 31, 1996, an increase of 30.0% which was the result of the Bank emphasizing the origination of intermediate fixed-rate residential mortgages (1-4 family) during 1997. Fixed-rate loans as of December 31, 1997 were $241.5 million compared with $176.8 million as of December 31, 1996, an increase of 36.6% which was the result of the origination of fifteen and thirty year fixed-rate loans during 1997. To better manage its interest rate risk, the Bank has ceased the origination of thirty year fixed-rate loans for portfolio retention, except on a customer accommodation basis.

     As of December 31, 1996, total gross loans included $224.3 million of intermediate fixed-rate loans, compared with $213.4 million as of December 31, 1995, an increase of 5.1%. As of December 31, 1996, total fixed-rate loans were $176.8 million as compared to $143.9 million as of December 31, 1995. As of December 31, 1996, the ARM loan portfolio was $664.4 million as compared with $668.3 million as of December 31, 1995, a decrease of 0.6%.

     The following table sets forth the contractual loan maturity of the Bank's loan portfolio at June 30, 1998. ARM loans are shown in the periods in which they reprise rather than when they become due. The table does not include the effect of future principal prepayments. The rate of loan prepayment varies from time-to-time, depending upon various factors including market interest rates.

                                                                        AT JUNE 30, 1998
                                   ------------------------------------------------------------------------------------------
                                                                                           AFTER TEN
                                                  AFTER          AFTER         AFTER         YEARS
                                                ONE YEAR      THREE YEARS    FIVE YEARS     THROUGH      AFTER
                                    WITHIN       THROUGH        THROUGH       THROUGH       TWENTY      TWENTY
                                   ONE YEAR    THREE YEARS    FIVE YEARS     TEN YEARS       YEARS       YEARS       TOTAL
                                   --------    -----------    -----------    ----------    ---------    -------    ----------
                                                                        (DOLLARS IN THOUSANDS)
Consumer:
  Residential mortgage (1-4
    family).....................   $214,806     $  84,690      $ 184,664      $  9,214     $ 174,188    $44,795    $  712,357
  Home equity...................     15,851            --             --            --            --         --        15,851
  Other.........................      2,321            --             --            --            --         --         2,321
                                   --------    -----------    -----------    ----------    ---------    -------    ----------
    Total consumer..............    232,978        84,690        184,664         9,214       174,188     44,795       730,529
Commercial:
  Secured by real estate--multi-
    family......................    281,961        15,992         13,204        15,969         7,102         --       334,228
  Secured by real estate -
    nonresidential..............    112,457            30         21,106         2,249         6,898         --       142,740
  Construction..................     35,810            --             --            --            --         --        35,810
  Commercial business...........     27,451           492             --            --            --         81        28,024
                                   --------    -----------    -----------    ----------    ---------    -------    ----------
    Total commercial............    457,679        16,514         34,310        18,218        14,000         81       540,802
    Total loans.................   $690,657     $ 101,204      $ 218,974      $ 27,432     $ 188,188    $44,876     1,271,331
                                   --------    -----------    -----------    ----------    ---------    -------    ----------
                                   --------    -----------    -----------    ----------    ---------    -------    ----------
Net deferred loan origination
  costs.........................                                                                                          820
Allowance for loan losses.......                                                                                      (13,207)
                                                                                                                   ----------
Net loans.......................                                                                                   $1,258,944
                                                                                                                   ----------
                                                                                                                   ----------

     The following table sets forth at June 30, 1998 the dollar amount of loans and mortgage-backed securities contractually due or repricing after June 30, 1999 and whether such loans and securities have fixed or adjustable interest rates.

                                                          DUE OR REPRICING AFTER JUNE 30, 1999
                                                          ------------------------------------
                                                           FIXED      ADJUSTABLE      TOTAL
                                                          --------    ----------    ----------
                                                                (DOLLARS IN THOUSANDS)
Consumer:
  Residential mortgage (1-4 family)....................   $220,680     $ 276,870    $  497,550
  Home equity..........................................         --            --            --
  Other................................................         --            --            --
                                                          --------    ----------    ----------
     Total consumer....................................    220,680       276,870       497,550
Commercial:
  Secured by real estate - multi-family................     38,443        13,824        52,267
  Secured by real estate - nonresidential..............     13,536        16,747        30,283
  Construction.........................................         --            --            --
  Commercial business..................................        574            --           574
                                                          --------    ----------    ----------
     Total commercial..................................     52,553        30,571        83,124
     Total loans.......................................    273,233       307,441       580,674
                                                          --------    ----------    ----------
Mortgage-backed securities.............................    220,574       256,122       476,696
                                                          --------    ----------    ----------
Total loans and mortgage-backed securities.............   $493,807     $ 563,563    $1,057,370
                                                          --------    ----------    ----------
                                                          --------    ----------    ----------

     Non-Performing Assets and OREO. Management generally places loans on non-accrual status when they become 90 days past due, unless they are both well secured and in the process of collection. When a loan is placed on non-accrual status, any interest previously accrued but not collected is reversed from income. Loans are charged off when management determines that collection has become unlikely. Other real estate owned ('OREO') consists of real property acquired through foreclosure on the collateral underlying defaulted loans.

     The following table sets forth information regarding non-performing assets at the dates indicated.

                                                                                AT DECEMBER 31,
                                          AT JUNE 30,    --------------------------------------------------------------
                                             1998           1997          1996          1995         1994        1993
                                          -----------    ----------    ----------    ----------    --------    --------
                                                                        (DOLLARS IN THOUSANDS)
Non-accrual loans
Consumer:
  Residential mortgage
    (1 to 4 family)....................   $     5,610    $    6,131    $    7,085    $    9,366    $  6,379    $  9,656
  Home equity..........................            --            15            --            --          --          --
  Other................................            --            --            --            --          --          --
                                          -----------    ----------    ----------    ----------    --------    --------
    Total consumer.....................         5,610         6,146         7,085         9,366       6,379       9,656
                                          -----------    ----------    ----------    ----------    --------    --------
Commercial:
  Secured by real estate-multifamily...           165           904         3,496         5,673         801       1,049
  Secured by real
    estate-nonresidential..............         3,281         2,804         8,896         5,445       4,144       2,829
  Construction.........................            --            --            --            --          --       1,057
  Commercial business..................            --            --            --            --          --          --
                                          -----------    ----------    ----------    ----------    --------    --------
    Total commercial...................         3,446         3,708        12,392        11,118       4,945       4,935
                                          -----------    ----------    ----------    ----------    --------    --------
Total non-accrual loans................         9,056         9,854        19,477        20,484      11,324      14,591
Other real estate owned (OREO).........           240           412         1,619         1,803       5,023      14,415
                                          -----------    ----------    ----------    ----------    --------    --------
Total non-performing assets............   $     9,296    $   10,267    $   21,096    $   22,287    $ 16,347    $ 29,006
                                          -----------    ----------    ----------    ----------    --------    --------
                                          -----------    ----------    ----------    ----------    --------    --------
Non-performing assets to total
  assets...............................          0.49%         0.66%         1.43%         1.46%       1.07%       1.99%
Non-accrual loans to total loans.......          0.71          0.81          1.83          2.00        1.16        1.64
Non-performing assets to total loans
  and OREO.............................          0.73          0.85          1.98          2.17        1.67        3.21
Total gross loans......................   $ 1,271,331    $1,213,015    $1,065,552    $1,025,564    $974,620    $888,076
                                          -----------    ----------    ----------    ----------    --------    --------
                                          -----------    ----------    ----------    ----------    --------    --------
Gross income not recognized on
  nonaccrual loans.....................   $       106    $       64    $      172    $      487    $    224         n/a
Accruing loans contractually past due
  90 days or more......................            --            --            --            --          --          --
Loans classified as troubled debt
  restructurings but not
  included above.......................            --            --            --            --          --          --

     The Bank records OREO at the lower of carrying value or fair value less estimated costs to sell. Estimated losses that result from the ongoing periodic valuation of these properties are charged to earnings with a provision for losses on foreclosed property in the period in which they are identified. During the six months ended June 30, 1998, the Bank reduced total non-performing assets to $9.3 million from $10.3 million at December 31, 1997, a decrease of $1.0 million or 9.7%. During 1997, the Bank reduced total non-performing assets to $10.3 million as of December 31, 1997 from $21.1 million as of December 31, 1996, a reduction of $10.8 million or 51.3%. The reduction was the result of the sale of non-performing loans and the reclassification of other loans which became current and were reclassified to performing status. During the six months ended June 30, 1998, the Bank reduced OREO from $412,000 to $240,000, or 41.7%, as a result of the sale of assets. During the year ended December 31, 1997, OREO decreased from $1.6 million to $412,000, or 74.5% as a result of the disposition of the assets. At June 30, 1998, OREO consisted of four properties acquired through foreclosure with a carrying value of $240,000.

     The policy of the Bank is to review each loan in the portfolio to identify problem credits. There are four classifications for problem loans 'special mention,' 'substandard,' 'doubtful' and 'loss.' Special mention loans do not yet warrant adverse classification, but possess credit deficiencies or potential weaknesses requiring the Bank's attention. Substandard loans have one or more well-defined weaknesses and are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. Doubtful loans have the weaknesses of substandard loans with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. A loan classified 'loss' is considered uncollectible and its continuance as an asset is not warranted.

     The following table sets forth criticized loans at the dates indicated.

                                                      AT JUNE 30,                          AT DECEMBER 31,
                                                   ------------------    ---------------------------------------------------
                                                    1998       1997       1997       1996       1995       1994       1993
                                                   -------    -------    -------    -------    -------    -------    -------
                                                                            (DOLLARS IN THOUSANDS)
Special mention loans...........................   $ 7,718    $16,211    $ 7,182    $15,902    $ 3,066    $15,226    $11,547
Substandard and doubtful loans..................    12,999     14,362     16,822     19,235     28,462     20,248     25,044
                                                   -------    -------    -------    -------    -------    -------    -------
    Total criticized loans......................   $20,717    $30,573    $24,004    $35,137    $31,528    $35,474    $36,591
                                                   -------    -------    -------    -------    -------    -------    -------
                                                   -------    -------    -------    -------    -------    -------    -------
Total allowance for loan losses.................   $13,207    $11,478    $12,142    $11,682    $13,699    $ 7,550    $ 8,000
                                                   -------    -------    -------    -------    -------    -------    -------
                                                   -------    -------    -------    -------    -------    -------    -------
Special mention loans to total loans............      0.61%      1.48%      0.59%      1.49%      0.30%      1.56%      1.30%
Substandard and doubtful loans to total loans...      1.02       1.31       1.39       1.80       2.78       2.08       2.83
Criticized loans to total loans.................      1.63       2.79       1.98       3.30       3.07       3.65       4.13
Allowance for loan losses to substandard and
  doubtful loans................................    101.60      79.92      72.18      60.73      48.13      37.29      31.94
Allowance for loan losses to criticized loans...     63.75      37.54      50.58      33.25      43.45      21.28      21.86

     With the exception of the criticized loans described above, management is not aware of any other loans as of June 30, 1998 where the known credit problems of the borrower would cause management to doubt such borrower's ability to comply with their present loan repayment terms or that would result in such loans being included in the non-performing asset table above at some future date. During the first six months of 1998, the Bank employed an outside loan review firm to review the classification of its commercial loan portfolio. There were no material changes in the classifications as a result of such review.

     Management cannot predict the extent to which economic conditions in the Bank's market area may worsen or the full impact such conditions may have on the Bank's loan portfolio. Accordingly, there can be no assurance that other loans will not become 90 days or more past due, be placed on non-accrual status or become impaired or restructured loans or OREO in the future.

     The following table sets forth delinquencies in the Bank's loan portfolio at the dates indicated:

                                                                                                                 AT DECEMBER 31,
                                       AT JUNE 30, 1998                        AT DECEMBER 31, 1997                    1996
                            ---------------------------------------   ---------------------------------------   ------------------
                                60-89 DAYS        90 DAYS OR MORE         60-89 DAYS        90 DAYS OR MORE         60-89 DAYS
                            ------------------   ------------------   ------------------   ------------------   ------------------
                                     PRINCIPAL            PRINCIPAL            PRINCIPAL            PRINCIPAL            PRINCIPAL
                            NUMBER    BALANCE    NUMBER    BALANCE    NUMBER    BALANCE    NUMBER    BALANCE    NUMBER    BALANCE
                            ------   ---------   ------   ---------   ------   ---------   ------   ---------   ------   ---------
                                                                    (DOLLARS IN THOUSANDS)
CONSUMER:
Residential mortgages (1-4
  family).................     3       $ 523       16      $ 2,671       6       $ 717       16      $ 3,547       9      $ 1,054
Home equity...............    --          --       --           --       2          49        1           15      --           --
Other.....................    11          18       11           20      27          35       22           44      19           29
                              --                   --                   --                   --                   --
                                     ---------            ---------            ---------            ---------            ---------
    Total consumer........    14         541       27        2,691      35         801       39        3,606      28        1,083
                              --                   --                   --                   --                   --
                                     ---------            ---------            ---------            ---------            ---------

COMMERCIAL:
Secured by real
  estate--multi-family....    --          --       --           --      --          --       --           --      --           --
Secured by real estate--
  nonresidential..........    --          --        1          740      --          --        2        2,418      --           --
Construction..............    --          --       --           --      --          --       --           --      --           --
Commercial business.......    --          --       --           --      --          --       --           --      --           --
    Total commercial......    --          --        1          740      --          --        2        2,418      --           --
                              --                   --                   --                   --                   --
                                     ---------            ---------            ---------            ---------            ---------
Total.....................    14       $ 541       28      $ 3,431      35       $ 801       41      $ 6,024      28      $ 1,083
                              --                   --                   --                   --                   --
                              --                   --                   --                   --                   --
                                     ---------            ---------            ---------            ---------            ---------
                                     ---------            ---------            ---------            ---------            ---------


                                                          AT DECEMBER 31, 1995
                                                 ---------------------------------------

                             90 DAYS OR MORE         60-89 DAYS        90 DAYS OR MORE
                            ------------------   ------------------   ------------------
                                     PRINCIPAL            PRINCIPAL            PRINCIPAL
                            NUMBER    BALANCE    NUMBER    BALANCE    NUMBER    BALANCE
                            ------   ---------   ------   ---------   ------   ---------

CONSUMER:
Residential mortgages (1-4
  family).................    22      $ 4,179       8       $ 310       32      $ 6,055
Home equity...............    --           --      --          --       --           --
Other.....................    12           14       9          34       12            8
                              --                   --                   --
                                     ---------            ---------            ---------
    Total consumer........    34        4,193      17         344       44        6,063
                              --                   --                   --
                                     ---------            ---------            ---------
COMMERCIAL:
Secured by real
  estate--multi-family....     1          940      --          --        2        1,872
Secured by real estate--
  nonresidential..........     6        6,054      --          --        6        3,750
Construction..............    --           --      --          --       --           --
Commercial business.......    --           --      --          --       --           --
    Total commercial......     7        6,994      --          --        8        5,622
                              --                   --                   --
                                     ---------            ---------            ---------
Total.....................    41      $11,187      17       $ 344       52      $11,683
                              --                   --                   --
                              --                   --                   --
                                     ---------            ---------            ---------
                                     ---------            ---------            ---------

     During the six months ended June 30, 1998, delinquent residential mortgages (1-4 family) decreased to $3.2 million or 0.45% of gross residential mortgages (1-4 family) from $4.3 million or 0.62% of gross residential mortgages (1-4 family) at December 31, 1997. During the year ended December 31, 1997, delinquent residential mortgages (1-4 family) decreased from $5.2 million, or 0.97% of gross residential mortgages (1-4 family) at December 31, 1996. This compares with a decrease from $6.4 million as of December 31, 1995, or 1.26% of gross residential mortgages (1-4 family). Management attributes the reduction in delinquent loans to a general improvement in the California economy and to the greater focus by management on the reduction of delinquent loans.

     Delinquent mortgage loans secured by nonresidential real estate decreased to $740,000 at June 30, 1998 from $2.4 million at December 31, 1997 as a result of the assumption of one of the delinquent nonresidential loans by a third party. Delinquent mortgage loans secured by nonresidential real estate decreased to $2.4 million as of December 31, 1997 from $6.1 million as of December 31, 1996, or by 60.7% as a result of the sale of one delinquent loan during the period. At June 30, 1998, there were no delinquent mortgage loans secured by multi-family real estate.

     Allowance For Loan Losses. The Bank has established a formalized process for determining an adequate allowance for loan losses. This process results in an allowance that consists of two components, allocated and unallocated. The allocated component includes allowance estimates that result from analyzing certain individual loans (including impaired loans), and includes the results of analyzing loans on a pool basis. For loans that are analyzed individually, third party information such as appraisals may be used to supplement management's analysis. For loans that are analyzed on a pool basis, such as residential mortgage loans (1-4 family), management's analysis consists of reviewing delinquency trends, charge-off experience, economic conditions, current composition of the loan portfolio, regional collateral value trends, and other factors. The unallocated component of the allowance for loan losses is intended to compensate for the subjective nature of estimating an adequate allowance for loan losses, economic uncertainties, and other factors. In addition to the assessment performed by management, the Bank's loan portfolio is subject to an internal asset review function and is examined by its regulators. The results of these examinations are incorporated into management's assessment of the allowance for loan losses.

     The allowance for loan losses is increased by provisions for loan losses and reduced by charge-offs, net of recoveries. Loans are charged off to the extent they are classified as loss either internally or by the Bank's regulators. For any loan that is past due for more than 90 days, management will generally charge off the amount by which the recorded loan amount exceeds the value of the underlying collateral, unless the loan is both well-secured and in the process of collection. Recoveries of amounts that have previously been charged off are generally recorded only to the extent that cash is received.

     While management uses available evidence in assessing the adequacy of the allowance for loan losses, future additions to the allowance for loan losses will be subject to continuing evaluations of the inherent risk in the portfolio. If the economy declines or asset quality deteriorates, additional provisions for loan losses could be required. Additionally, the Bank's regulators review the adequacy of the allowance for loan losses as part of their examination process and may require the Bank to record additional provisions for loan losses based on their judgment or information available to them at the time of their examinations. Management believes that the allowance for loan losses is adequate to provide for estimated losses inherent in the Bank's loan portfolio.

     The following table sets forth information concerning the Bank's allowance for loan losses for the dates indicated:

                                             FOR THE SIX MONTHS
                                               ENDED JUNE 30,               FOR THE YEARS ENDED DECEMBER 31,
                                             ------------------    ---------------------------------------------------
                                              1998       1997       1997       1996       1995       1994       1993
                                             -------    -------    -------    -------    -------    -------    -------
                                                                      (DOLLARS IN THOUSANDS)
Allowance for loan losses:
Balance beginning of period...............   $12,142    $11,682    $11,682    $13,699    $ 7,550    $ 8,000    $ 6,979
                                             -------    -------    -------    -------    -------    -------    -------
Provision for loan losses.................     1,401        132      1,154      1,476      8,777      3,206      8,898
Charge-offs:
  Consumer:
    Residential mortgage (1-4 family).....        86        473        616        949      1,000      3,337      6,867
    Other.................................        90         98        194        227         29         51         71
                                             -------    -------    -------    -------    -------    -------    -------
      Total consumer......................       176        571        810      1,176      1,029      3,388      6,938
                                             -------    -------    -------    -------    -------    -------    -------
  Commercial:
    Secured by real estate--
      multi-family........................        --         13         13        783        737         76        208
    Secured by real estate--
      nonresidential......................       170        246        246      2,604        930        508      1,339
    Construction..........................        --         --         --         --         --         --         80
    Commercial business...................        --         --         --         --         --         --         --
                                             -------    -------    -------    -------    -------    -------    -------
      Total commercial....................       170        259        259      3,387      1,667        585      1,627
                                             -------    -------    -------    -------    -------    -------    -------
Total charge-offs.........................       346        830      1,069      4,563      2,696      3,972      8,565
                                             -------    -------    -------    -------    -------    -------    -------
Recoveries:
  Consumer:
    Residential mortgage (1-4 family).....        --         37         52         --         60        190        122
    Other.................................        10         15         34         33          7         10         18
                                             -------    -------    -------    -------    -------    -------    -------
      Total consumer......................        10         52         86         33         67        200        140
                                             -------    -------    -------    -------    -------    -------    -------
  Commercial:
    Secured by real estate--
      multi-family........................        --        163         10        367         --         --         --
    Secured by real estate--
      nonresidential......................        --        279        279        670         --        115        252
    Construction..........................        --         --         --         --         --         --        233
    Commercial business...................        --         --         --         --          1          1         63
                                             -------    -------    -------    -------    -------    -------    -------
      Total commercial....................        --        442        289      1,037          1        117        548
                                             -------    -------    -------    -------    -------    -------    -------
    Total recoveries......................        10        494        375      1,070         68        316        688
                                             -------    -------    -------    -------    -------    -------    -------
Balance at end of period..................   $13,207    $11,478    $12,142    $11,682    $13,699    $ 7,550    $ 8,000
                                             -------    -------    -------    -------    -------    -------    -------
                                             -------    -------    -------    -------    -------    -------    -------
Allowance for loan losses to ending
  loans...................................      1.04%      1.05%      1.00%      1.10%      1.34%      0.78%      0.90%
Net charge-offs to average loans
  outstanding(1)..........................      0.05       0.06       0.06       0.34       0.26       0.37       0.85

------------------
(1) Annualized for the six months ended June 30, 1998 and 1997.

     During the six months ended June 30, 1998, the allowance for loan losses increased to $13.2 million from $12.1 million at December 31, 1997, or by 8.8%, due to the Bank providing additional loss provisions of $1.4 million and recording net charge-offs of $336,000. During the year ended December 31, 1997, the allowance for loan losses increased to $12.1 million from $11.7 million as of December 31, 1996, or by 3.4%, due to the Bank providing additional loan loss provisions of $1.2 million and recording net charge-offs of $694,000 during the year as California real estate values rebounded. During the year ended December 31, 1996, the allowance for loan losses decreased to $11.7 million from $13.7 million as of December 31, 1995, or by 14.6%, as a result of net charge-offs of $3.5 million during the year which was partially offset by an additional provision of $1.5 million. The $8.8 million provision for loan losses for the year ended December 31, 1995, reflected management's decision to increase the allowance for loan losses to address the continued depressed California economy and real estate market and to significantly increase the Company's overall level of loan loss allowance to over 1.00% of gross loans.

     The following table provides a summary of the allocation of the allowance for loan losses for individual loan categories at the dates indicated. The allocations presented should not be interpreted as an indication that charge-offs will be incurred in these amounts or proportions, or that the portion of the allowance allocated to each loan category represents the total amount available for losses that may occur within that loan category. The entire amount of the allowance for loan losses is available to absorb loan losses, irrespective of the loan category to which any potential charge-off might relate.

                                                    AT JUNE 30,                             AT DECEMBER 31,
                                                 -----------------    -----------------------------------------------------------
                                                       1998                 1997                 1996                 1995
                                                 -----------------    -----------------    -----------------    -----------------
                                                 AMOUNT      %(1)     AMOUNT      %(1)     AMOUNT      %(1)     AMOUNT      %(1)
                                                 -------    ------    -------    ------    -------    ------    -------    ------
                                                                              (DOLLARS IN THOUSANDS)
Allocated:
Consumer:
  Residential mortgage (1-4 family)...........   $ 1,963     56.03%   $ 1,982     56.98%   $ 1,697     50.79%   $ 2,691     49.45%
  Home equity.................................       239      1.25        255      1.38        222      1.00         13      0.12
  Other.......................................       185      0.18        238      0.23         82      0.25         76      0.29
                                                 -------    ------    -------    ------    -------    ------    -------    ------
    Total consumer............................     2,387     57.46      2,475     58.58      2,001     52.04      2,780     49.86
                                                 -------    ------    -------    ------    -------    ------    -------    ------

Commercial:
  Secured by real estate--multi-family........     2,391     26.29      2,130     27.97      2,533     33.93      2,384     36.70
  Secured by real estate--nonresidential......     2,045     11.23      1,919      9.51      2,811     11.54      3,323     12.80
  Construction loans..........................       658      2.82        508      2.19        252      1.87         98      0.64
  Commercial business.........................       624      2.20        572      1.74        117      0.62         --        --
                                                 -------    ------    -------    ------    -------    ------    -------    ------
    Total commercial..........................     5,718     42.54      5,129     41.42      5,713     47.96      5,805     50.14
Other.........................................        79        --         83        --        141        --        275        --
                                                 -------    ------    -------    ------    -------    ------    -------    ------
Total allocated...............................     8,184    100.00%     7,687    100.00%     7,855    100.00%     8,860    100.00%
Unallocated...................................     5,023        --      4,455        --      3,827        --      4,839        --
                                                 -------    ------    -------    ------    -------    ------    -------    ------
    Total allowance for loan losses...........   $13,207    100.00%   $12,142    100.00%   $11,682    100.00%   $13,699    100.00%
                                                 -------    ------    -------    ------    -------    ------    -------    ------
                                                 -------    ------    -------    ------    -------    ------    -------    ------


                                                      1994                1993
                                                ----------------    ----------------
                                                AMOUNT     %(1)     AMOUNT     %(1)
                                                ------    ------    ------    ------

Allocated:
Consumer:
  Residential mortgage (1-4 family)...........  $1,512     44.33%   $1,907     42.85%
  Home equity.................................     --         --       --         --
  Other.......................................     11       0.15       16       0.22
                                                ------    ------    ------    ------
    Total consumer............................  1,523      44.48    1,923      43.07
                                                ------    ------    ------    ------
Commercial:
  Secured by real estate--multi-family........  2,307      40.17    2,055      37.09
  Secured by real estate--nonresidential......  2,693      14.57    2,753      17.01
  Construction loans..........................    259       0.78      447       2.83
  Commercial business.........................     --         --       --         --
                                                ------    ------    ------    ------
    Total commercial..........................  5,259      55.52    5,255      56.93
Other.........................................    162         --      501         --
                                                ------    ------    ------    ------
Total allocated...............................  6,944     100.00%   7,679     100.00%
Unallocated...................................    606         --      321         --
                                                ------    ------    ------    ------
    Total allowance for loan losses...........  $7,550    100.00%   $8,000    100.00%
                                                ------    ------    ------    ------
                                                ------    ------    ------    ------

------------------
(1) Represents percentage of gross loans outstanding in specified category to total gross loans.

     Securities. The Bank has historically maintained a securities portfolio comprised primarily of COFI-based FHLMC and FNMA securities which reprice on a monthly basis. As a result of the proceeds the Company received and made available to the Bank from the Private Offerings, the Bank purchased U.S. Government agency mortgage-backed securities, investment grade securities, investment grade municipal bonds, and investment grade residential 1-4 family mortgage-backed securities. The following table sets forth the Bank's securities portfolio on the date indicated.

                                                                                        AT DECEMBER 31,
                                                               ------------------------------------------------------------------
                                          AT JUNE 30, 1998             1997                   1996                   1995
                                        --------------------   --------------------   --------------------   --------------------
                                        AMORTIZED    MARKET    AMORTIZED    MARKET    AMORTIZED    MARKET    AMORTIZED    MARKET
                                          COST       VALUE       COST       VALUE       COST       VALUE       COST       VALUE
                                        ---------   --------   ---------   --------   ---------   --------   ---------   --------
                                                                         (DOLLARS IN THOUSANDS)
Investment securities held to
  maturity:
  FHLB Note...........................  $      --   $     --   $   2,000   $  1,998   $   8,670   $  8,629   $  12,960   $ 12,873
  FHLB Note...........................         --         --       2,000      2,000       2,000      2,000       2,000      2,000
  SLMA Step-Up........................         --         --          --         --          --         --      25,000     25,000
  Other...............................         --         --          --         --       5,000      4,988       7,000      6,979
                                        ---------   --------   ---------   --------   ---------   --------   ---------   --------
    Total.............................  $      --   $     --   $  15,670   $ 15,617   $  46,960   $ 46,852   $   4,000   $  3,998
                                        ---------   --------   ---------   --------   ---------   --------   ---------   --------
                                        ---------   --------   ---------   --------   ---------   --------   ---------   --------
Investment securities available for
  sale:
  SLMA step-up........................  $      --   $     --   $      --   $     --   $      --   $     --   $  10,000   $ 10,000
  Municipals..........................     23,845     23,944          --         --          --         --          --         --
  Trust preferred securities..........     73,935     74,670          --         --          --         --          --         --
                                        ---------   --------   ---------   --------   ---------   --------   ---------   --------
    Total.............................  $  97,780   $ 98,614   $      --   $     --   $      --   $     --   $  10,000   $ 10,000
                                        ---------   --------   ---------   --------   ---------   --------   ---------   --------
                                        ---------   --------   ---------   --------   ---------   --------   ---------   --------
Mortgage-backed securities held to
  maturity:
  FHLMC...............................  $  45,935   $ 44,378   $  48,536   $ 46,618   $  61,629   $ 59,014   $  70,282   $ 68,503
  FNMA................................    113,859    110,318     117,184    112,788     124,710    119,221     135,432    131,462
  Other...............................     13,960     13,561      16,075     15,566      22,216     21,248      27,817     26,574
                                        ---------   --------   ---------   --------   ---------   --------   ---------   --------
    Total.............................  $ 173,754   $168,257   $ 181,795   $174,972   $ 208,555   $199,483   $ 233,531   $226,539
                                        ---------   --------   ---------   --------   ---------   --------   ---------   --------
                                        ---------   --------   ---------   --------   ---------   --------   ---------   --------
Mortgage-backed securities available
  for sale:
  FNMA................................  $  84,602   $ 82,368   $  87,237   $ 84,308   $ 123,982   $119,514   $ 141,616   $138,514
  GNMA................................    120,202    120,774          --         --          --         --          --         --
  Other...............................     99,682     99,800          --         --          --         --          --         --
                                        ---------   --------   ---------   --------   ---------   --------   ---------   --------
    Total.............................  $ 304,486   $302,942   $  87,237   $ 84,308   $ 123,982   $119,514   $ 141,616   $138,514
                                        ---------   --------   ---------   --------   ---------   --------   ---------   --------
                                        ---------   --------   ---------   --------   ---------   --------   ---------   --------

     As of June 30, 1998, the aggregate amortized cost of the securities was $576.0 million and the market value was $569.8 million. Of the total $6.2 million unrealized loss on these securities, $710,000 relates to securities which are held as available-for-sale. Such unrealized losses, net of the related tax benefit of $291,000, is reflected as a reduction of stockholders' equity. The $5.5 million unrealized loss relating to the $173.8 million of securities held to maturity has not been recognized in the financial statements.

     The following table sets forth the carrying value, weighted average yields and contractual maturities of the Company's securities as of June 30, 1998.

                                                                     AT JUNE 30, 1998
                             ------------------------------------------------------------------------------------------------
                                                     AFTER ONE YEAR       AFTER FIVE YEARS
                                                         THROUGH               THROUGH
                               WITHIN ONE YEAR         FIVE YEARS             TEN YEARS          AFTER TEN YEARS      TOTAL
                             -------------------   -------------------   -------------------   -------------------   --------
                               BOOK     WEIGHTED     BOOK     WEIGHTED     BOOK     WEIGHTED     BOOK     WEIGHTED     BOOK
                             CARRYING   AVERAGE    CARRYING   AVERAGE    CARRYING   AVERAGE    CARRYING   AVERAGE    CARRYING
                              VALUE      YIELD      VALUE      YIELD      VALUE      YIELD      VALUE      YIELD      VALUE
                             --------   --------   --------   --------   --------   --------   --------   --------   --------
                                                                  (DOLLARS IN THOUSANDS)
Investment securities
  available for sale:
  Municipals...............     $--        --%        $--        --%      $   --        --%    $ 23,944     5.01%    $ 23,944
  Trust preferred
    securities.............     --         --         --         --           --        --       74,670     7.56       74,670
                               ---                   ---                 --------              --------              --------
    Total..................     --         --         --         --           --        --       98,614     6.94       98,614
                               ---                   ---                 --------              --------              --------
Mortgage-backed securities
  available for sale:
  FNMA.....................     --         --         --         --           --        --       82,368     5.92       82,368
  GNMA.....................     --         --         --         --           --        --      120,774     6.71      120,774
  Other....................     --         --         --         --           --        --       99,800     6.51       99,800
                               ---                   ---                 --------              --------              --------
    Total..................     --         --         --         --           --        --      302,942     6.43      302,942
                               ---                   ---                 --------              --------              --------
Mortgage-backed securities
  held to maturity:
  FHLMC....................     --         --         --         --           --        --       45,935     5.86       45,935
  FNMA.....................     --         --         --         --        2,343      5.75      111,516     5.69      113,859
  Other mortgage-backed
    securities.............     --         --         --         --           --        --       13,960     6.43       13,960
                               ---                   ---                 --------              --------              --------
    Total..................     --         --         --         --        2,343      5.75      171,411     5.80      173,754
                               ---                   ---                 --------              --------              --------
    Total securities.......     $--        --         $--        --       $2,343      5.75     $572,967     6.33     $575,310
                               ---                   ---                 --------              --------              --------
                               ---                   ---                 --------              --------              --------

                             WEIGHTED
                             AVERAGE
                              YIELD
                             --------
Investment securities
  available for sale:
  Municipals...............    5.01%
  Trust preferred
    securities.............    7.56
    Total..................    6.94
Mortgage-backed securities
  available for sale:
  FNMA.....................    5.92
  GNMA.....................    6.71
  Other....................    6.51
    Total..................    6.43
Mortgage-backed securities
  held to maturity:
  FHLMC....................    5.86
  FNMA.....................    5.69
  Other mortgage-backed
    securities.............    6.43
    Total..................    5.79
    Total securities.......    6.33

     Deposits. Deposits are the Bank's primary source of funding. At June 30, 1998, the Bank had a deposit mix of 75.0% in time deposits, 1.6% in money market accounts, 14.7% in passbook accounts and 8.7% in NOW and checking accounts. This compares with a deposit mix of 75.2%, 1.6%, 15.5% and 7.6% at December 31, 1997, respectively.

     The Bank obtains deposits primarily from the communities it serves. No material portion of its deposits have been obtained from or are dependent on any one person or industry. At June 30, 1998, less than 2% of the Bank's deposits were held by customers located outside the United States. In addition, as of such date, the 100 depositors with the largest aggregate average deposit balances comprised less than 10% of the Bank's total deposits. The Bank's business is not seasonal in nature. The Bank accepts deposits in excess of $100,000 from customers. Included in time deposits as of June 30, 1998, is $280.1 million, or 19.0% of total deposits, of deposits of $100,000 or greater. At June 30, the Bank had no brokered deposits.

     The following table sets forth the balances and rates paid for the major categories of deposits at the dates indicated:

                               AT JUNE 30,                                       AT DECEMBER 31,
                          ----------------------    --------------------------------------------------------------------------
                                   1998                      1997                      1996                      1995
                          ----------------------    ----------------------    ----------------------    ----------------------
                                        INTEREST                  INTEREST                  INTEREST                  INTEREST
                            AMOUNT        RATE        AMOUNT        RATE        AMOUNT        RATE        AMOUNT        RATE
                          ----------    --------    ----------    --------    ----------    --------    ----------    --------
                                                                 (DOLLARS IN THOUSANDS)
NOW and checking
  accounts.............   $  128,079      0.70%     $  111,984      0.80%     $  106,491      0.79%     $   99,912      0.80%
Money market
  accounts.............       23,856      3.31          20,986      2.48          22,111      2.39          25,425      2.39
Passbook accounts......      217,138      2.26         212,013      2.11         216,471      2.20         205,017      2.21
Time deposits..........    1,105,197      5.11       1,124,004      5.20       1,048,052      4.95         981,250      5.50
                          ----------                ----------                ----------                ----------
Total..................   $1,472,270      4.28      $1,468,987      4.38      $1,393,125      4.17      $1,311,604      4.57
                          ----------                ----------                ----------                ----------
                          ----------                ----------                ----------                ----------

     The average cost of deposits during the six months ended June 30, 1998 was 4.40% as compared to 4.26% for the same period in the previous year. The average cost of deposits was 4.38%, 4.37% and 4.57% during the years ended December 31, 1997, 1996 and 1995, respectively. At June 30, 1998, the Bank's average rate paid on deposits was 60 basis points lower than the COFI index.

     The following table presents, by various categories, the amount of time deposit accounts as of June 30, 1998 and the time to maturity of the time deposit accounts outstanding at June 30, 1998.

                                                            PERIOD TO MATURITY FROM JUNE 30,
                                                      --------------------------------------------
                                                                         ONE THROUGH
Certificate accounts                                  WITHIN ONE YEAR    THREE YEARS    THEREAFTER    AT JUNE 30, 1998
                                                      ---------------    -----------    ----------    ----------------
                                                                           (DOLLARS IN THOUSANDS)
3.99% or less......................................     $    44,406        $    --         $ --          $   44,406
4.00% to 4.99%.....................................         259,509             --           --             259,509
5.00% to 5.99%.....................................         763,915         19,438          810             784,163
6.00% to 6.99%.....................................          16,868              1          100              16,969
7.00% to 7.99%.....................................              --             --           --                  --
Over 8.00%.........................................             145             --            5                 149
                                                      ---------------    -----------    ----------    ----------------
                                                        $ 1,084,843        $19,439         $916          $1,105,197
                                                      ---------------    -----------    ----------    ----------------
                                                      ---------------    -----------    ----------    ----------------

     At June 30, 1998, the Bank had $280.1 million in certificate accounts in amounts of $100,000 or more maturing as follows:

MATURITY PERIOD
----------------------------------------------------           AMOUNT
                                                       ----------------------
                                                       (DOLLARS IN THOUSANDS)
Three months or less................................          $106,622
Over 3 through 6 months.............................            50,564
Over 6 through 12 months............................           118,082
Over 12 months......................................             4,812
                                                           -----------
     Total..........................................          $280,080
                                                           -----------
                                                           -----------

     Other Borrowings. The following table sets forth certain information regarding the short-term borrowings of the Bank at or for the dates indicated.

                                                             AT OR FOR THE SIX
                                                                   MONTHS           AT OR FOR THE YEAR ENDED
                                                               ENDED JUNE 30,             DECEMBER 31,
                                                             ------------------   ----------------------------
                                                               1998      1997      1997      1996       1995
                                                             --------   -------   -------   -------   --------
                                                                          (DOLLARS IN THOUSANDS)
FHLB of San Francisco advances:
  Average balance outstanding..............................  $ 46,927   $18,335   $11,176   $33,973   $ 29,278
  Maximum amount outstanding at any month-end period.......   298,000    20,000    24,000    53,935    128,600
  Balance outstanding at end of period.....................   298,000        --        --        --    128,600
  Weighted average interest rate during the period.........      5.68%     5.53%     5.55%     6.02%      6.58%
  Weighted average interest rate at end of period..........      5.64        --        --        --       5.90
  Weighted average remaining term to maturity at end of
     period (in years).....................................         7        --        --        --         --
Securities sold under agreements to repurchase:
  Average balance outstanding..............................  $     95   $10,743   $ 5,375   $15,819   $165,040
  Maximum amount outstanding at any month-end during the
     period................................................        --     9,750        --    74,400    246,500
  Balance outstanding at end of period.....................        --        --        --        --         --
  Weighted average interest rate during the period.........      5.79%     5.42%     5.47%     6.31%      6.36%
  Weighted average interest rate at end of period..........        --        --        --        --         --
  Weighted average remaining term to maturity at end of
     period (in years).....................................        --        --        --        --         --

     The Bank maintains a secured credit facility with the FHLB of San Francisco against which advances may be made. The terms of this credit facility require the Bank to maintain in safekeeping with the FHLB of San Francisco eligible collateral of at least 100% of outstanding advances. At June 30, 1998, the Bank had $298 million of advances outstanding. At December 31, 1997 and 1996, there were no advances outstanding. At June 30, 1998, credit availability under this facility was approximately $64 million. Although the Bank eliminated its outside borrowings in 1996, the Bank has utilized borrowings as a funding source in conjunction with its strategy of leveraging the proceeds from the Private Offerings, consistent with its asset and liability objectives and the maintenance of its status as a 'well capitalized' institution for regulatory capital purposes. As of June 30, 1998, the Bank had borrowed $298 million from the FHLB in conjunction with the leverage strategy, of which $202 million were long-term and $96 million were overnight borrowings. Included in the long-term advances of $202 million were $17 million which were fixed-rate for ten years and $185 million which were for ten years but contained provisions that the FHLB could, at their option, terminate the advances at quarterly intervals at specified periods ranging from three to five years beyond the advance dates.

     Liquidity. Maintenance of adequate liquidity requires that sufficient resources be available at all times to meet the cash flow requirements of the Company. Liquidity in a financial institution is required primarily to provide for deposit withdrawals and the credit needs of its customers and to take advantage of investment opportunities as they arise. A financial institution may achieve desired liquidity from both assets and liabilities. Cash and deposits held in other banks, federal funds sold, other short term investments, maturing loans and investments, payments of principal and interest on loans and investments and potential loan sales are sources of asset liquidity. Deposit growth and access to credit lines established with correspondent banks and market sources of funds are sources of liquidity.

     At June 30, 1998, the Bank had outstanding commitments (including unused lines of credit) to originate and/or purchase mortgage and non-mortgage loans and securities of $243.7 million. Certificates of deposit which are scheduled to mature within one year totaled $1.08 billion at June 30, 1998. The Bank anticipates that it will have sufficient funds available to meet its current loan commitments.

     The Company reviews its liquidity position on a regular basis based upon its current position and expected trends of loans and deposits. Management believes that the Company maintains adequate sources of liquidity to meet its needs. The Bank's level of liquidity exceeded the applicable regulatory guidelines as of June 30, 1998 and December 31, 1997 and 1996.

     Market Risk and Net Portfolio Value. Market risk is the risk of loss from adverse changes in market prices and rates. The Company's market risk arises primarily from interest rate risk inherent in its lending, investment and deposit taking activities. The Company's profitability is affected by fluctuations in interest rates. A sudden and substantial change in interest rates may adversely impact the Company's earnings to the extent that the interest rates borne by assets and liabilities do not change at the same speed, to the same extent or on the same basis. To that end, management actively monitors and manages its interest rate risk exposure.

     The principal objective of the Company's interest rate risk management is to evaluate the interest rate risk inherent in certain balance sheet accounts, determine the level of risk appropriate given the Company's business strategy, operating environment, capital and liquidity requirements and performance objectives, and manage the risk consistent with the Board of Directors' approved guidelines. Through such management, the Company seeks to minimize the vulnerability of its operations to changes in interest rates. The Company's Board of Directors reviews the Company's interest rate risk position quarterly. The Company's Asset/Liability Committee is comprised of the Company's senior management under the direction of the Board of Directors, with senior management responsible for reviewing with the Board of Directors its activities and strategies, the effect of those strategies on the Company's net interest margin, the market value of the portfolio and the effect that changes in interest rates will have on the Company's portfolio and the Company's exposure limits.

     The Company utilizes the following strategies to manage interest rate risk:
(i) origination and retention of intermediate fixed-rate and adjustable-rate mortgage loans; (ii) sale of substantially all fixed-rate mortgage loans with terms of thirty years without recourse; and (iii) origination of prime-based commercial loans. The Company currently participates in hedging programs, interest rate swaps and caps or other activities involving the use of off-balance-sheet derivative financial instruments, to mitigate interest rate risk.

     The Company's interest sensitivity is monitored by management through the use of a model which estimates the change in the Company's net portfolio value ('NPV') over a range of interest rate scenarios. NPV is defined as the current market value of assets, minus the current market value of liabilities, plus or minus the current value of off-balance-sheet items. Current market values are estimated through cash flow-based methodologies. The change in NPV measures an institution's vulnerability to changes in interest rates by estimating the change in the market value of an institution's assets, liabilities and off-balance-sheet contracts in response to an instantaneous change in the general level of interest rates.

     As market interest rates decrease, the average maturities of the Bank's loans (and securities) shorten as a result of accelerated prepayment speeds, causing a relatively moderate increase in the value of such assets. The relatively minor movements in the repricing of the Bank's deposit accounts in a downwardly moving interest rate environment result in the value of deposits decreasing at a more rapid speed than the assets increase in value.

     The following table lists the Bank's percentage change in NPV assuming an immediate change of plus or minus of up to 400 basis points from the level of interest rates at June 30, 1998. All assets presented in this table are held-to-maturity or available-for-sale. At June 30, 1998, the Bank had no trading securities.

                                                                                        NET PORTFOLIO VALUE
                   CHANGE IN INTEREST RATES IN BASIS POINTS                       --------------------------------
                                 (RATE SHOCK)                                      AMOUNT     $ CHANGE    % CHANGE
-------------------------------------------------------------------------------   --------    --------    --------
                                                                                       (DOLLARS IN THOUSANDS)
 400...........................................................................   $ 89,231    (84,890 )      -49
 300...........................................................................    116,162    (57,959 )      -33
 200...........................................................................    138,855    (35,267 )      -20
 100...........................................................................    158,037    (16,085 )       -9
   0...........................................................................    174,122         --         --
(100)..........................................................................    171,413     (2,709 )       -2
(200)..........................................................................    162,220    (11,902 )       -7
(300)..........................................................................    145,810    (28,312 )      -16
(400)..........................................................................    123,091    (51,031 )      -29

     As market interest rates rise, the average maturities of the Bank's loans (and securities) lengthen as a result of decreasing prepayment speeds. Given the COFI concentration within the Bank's loan and securities portfolios and the lag effect of movements in the COFI index, the value of these assets decreases when market rates rise. Decreases in the value of the loans and securities occur at a more rapid rate in the model than increases in the value with respect to the Bank's deposits. The value of the increase in the Bank's deposits increases slowly in an increasing interest rate environment due to the high concentration of time deposits within the Bank's deposit base for which the deposit terms are generally one year or less.

     Certain shortcomings are inherent in the methodology used in the above interest rate risk measurements. Modeling changes in NPV require the making of certain assumptions which may or may not reflect the manner in which actual yields and costs respond to market interest rates. In this regard, the NPV model presented assumes that the composition of the Bank's interest sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured. Accordingly, although the NPV measurement and net interest income models provide an indication of the Bank's interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on the Bank's net interest income and will differ from actual results.

     Year 2000 Compliance.  [To Come ?]

     Introduction. Similar to other financial institutions, the operations of the Bank are particularly sensitive to potential problems arising from the inability of many existing computer hardware and software systems and associated applications to process accurately information relating to any two-digit 'date field' entries referring to the year 2000 and beyond. Many existing systems are constructed to read such entries as referring to dates beginning with '19,' rather than '20.' This set of issues is generally referred to as the 'Year 2000' problem. The Federal Financial Institutions Examination Council (the 'FFIEC'), through the bank regulatory agencies, has issued compliance guidelines requiring financial institutions to develop and implement plans for addressing Year 2000 issues relevant to their operations.

     State of Readiness. The Bank has implemented a detailed Year 2000 plan, as required by the FFIEC guidelines, to evaluate Year 2000 compliance of its computer systems and the equipment which supports the operations of the Bank. Also included in this Year 2000 plan is a detailed review of the readiness of the Bank's service providers, vendors, major fund providers, major borrowers and companies with which the Bank has material investments. As of September 13, 1998, the Bank has met all current target objectives of the Year 2000 plan, and management believes that it will continue to meet all future target objectives in accordance with the terms of the plan.

     Like many financial institutions, the Bank relies upon computers for the daily conduct of its business and for data processing generally. In conjunction with its conversion to a commercial banking charter, the Bank installed a new core computer system which was compatible with the Bank's commercial banking business needs. This commercial banking data processing system is run in a service bureau environment by one of the leading national vendors of data processing services for banks. The vendor of the new core system is executing its Year 2000 readiness plan in cooperation with the Bank. Management expects the new core banking system to be Year 2000 compliant.

     In addition to its core computer system, the Bank is reliant on financial accounting and mortgage loan origination systems that are computer-based, and thus vulnerable to the Year 2000 issues. The Bank is in the process of installing new financial accounting and mortgage loan origination systems which are Year 2000 compliant. The Bank's mortgage loan servicing system is run in a service bureau environment by a large national vendor of data processing services. The Bank has renewed its contract with the vendor. The renewal contract obligates the vendor to have its system Year 2000 compliant by the end of 1998.

     As a result of the new core computer system and the new financial accounting and mortgage loan origination systems, management believes that it has resolved the Year 2000 issues with respect to the most critical computer systems and applications. Management is in the testing or remediation phase with respect to equipment that is Year 2000 sensitive, which includes equipment containing embedded microprocessors or other technology related to the recognition of dates. The Bank expects to complete its Year 2000 conversion by June 30, 1999.

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     Because of the substantial progress made by the Bank towards its Year 2000 conversion, the Bank does not anticipate that any additional significant changes will be required or that the Year 2000 issue will pose significant operational problems for the Bank. However, if the necessary changes are not made or completed in a timely fashion or unanticipated problems arise, the Year 2000 issue may take longer for the Bank to address and may have a material impact on the Bank's financial condition and results of operations.

     In addition to its extensive interaction with major service providers, the Bank has had initial communications with other vendors, major fund providers, major borrowers and companies with which the Bank has material investments, to evaluate their Year 2000 compliance plans and state of readiness and to determine the extent to which the Bank's systems may be affected by the failure of others to remediate their own Year 2000 issues. To date, however, the Bank has received only preliminary feedback from such parties and has not independently confirmed any information received from other parties with respect to Year 2000 issues. As such, there can be no assurance that such other parties will complete their Year 2000 conversion in a timely fashion or will not suffer a Year 2000 business disruption that may adversely affect the Bank's financial condition and results of operations.

     Costs to Address the Year 2000 Issue. The Bank implemented its new core banking system because of the change in its business focus to commercial banking. The commercial banking products offered by the Bank were not supported by the software applications offered as part of the Bank's prior data processing platform. Additionally, the vendor that ran the Bank's prior data processing platform indicated that it would not support that data processing platform beyond 1998, and in fact service quality had begun to deteriorate in 1997. The new financial accounting system is being installed as a result of the vendor for the former system notifying the Bank of its intention to cease supporting the software beyond 1998. The new mortgage loan origination system was purchased to replace the existing system with a lower cost software solution.

     The implementation of these new systems is consistent with the closure of the Bank's mortgage banking division, its emphasis on portfolio lending within its niche market, and its commercial banking focus. In each case, the system conversions were being made for business reasons that were unrelated to the Year 2000 issues and did not contribute to the direct cost of Year 2000 compliance. Nevertheless, these system replacements are all Year 2000 compliant and therefore automatically address that issue. The additional costs to achieve Year 2000 compliance are currently estimated to be $500,000, and are not expected to have a material financial impact on the Bank. The Bank intends to fund such costs from its operations. However, as the Bank progresses with its Year 2000 conversion and implements the necessary changes to its systems, certain additional costs may be identified. There can be no assurance that such additional costs will not have a material adverse effect on the Bank's financial condition and results of operations.

     Risks of Year 2000 Issues. To date, the Bank has not identified any system which presents a material risk of not being Year 2000 ready in a timely fashion or for which a suitable alternative cannot be implemented. However, as the Bank progresses with its Year 2000 conversion, the Bank may identify systems which do present a material risk of Year 2000 disruption. Such disruption may include, among other things, the inability to process and underwrite loan applications, to credit deposits and withdrawals from customer accounts, to credit loan payments or track delinquencies, to properly reconcile and record daily activity or to engage in similar normal banking activities. Additionally, if the Bank's commercial customers are not Year 2000 compliant and suffer adverse effects on their operations, their ability to meet their obligations to the Bank could be adversely affected. The failure of the Bank to identify systems which require Year 2000 conversion that are critical to the Bank's operations or the failure of the Bank or others with which the Bank does business to become Year 2000 ready in a timely manner could have a material adverse impact on the Bank's financial condition and results of operations. Moreover, to the extent that the risks posed by the Year 2000 problem are pervasive in data processing and transmission and communications services worldwide, the Bank cannot predict with any certainty that its operations will remain materially unaffected after January 1, 2000 or on dates preceding this date at which time post-January 1, 2000 dates become significant within the Bank's systems.

     Contingency Plans.  The Bank has two types of contingency plans:
Remediation and Business Interruption. Remediation Plans are designed to mitigate the risks associated with the failure to successfully complete renovation, validation and implementation of mission-critical systems. Business Interruption Plans are plans of

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action to ensure the ability of the Bank to continue functioning as a business entity in the event of unanticipated systems failures at critical dates prior to, on, and after the Year 2000.

     Remediation Plans: The Bank's Year 2000 conversion is expected to be completed prior to any potential disruption to the Bank's business. However, the Bank is developing Year 2000 remediation contingency plans for mission-critical systems. These plans would be invoked in the event of anticipated failures of particular Year 2000 projects or sub-projects. Such plans may involve the designation of alternate vendors and would essentially constitute replacement of the current Year 2000 remediation path with an alternate one. Remediation plans will be built in succeeding stages of detail and this process may, if management deems appropriate, be halted at any point where the success of the base project is clearly predictable. If the results of testing of the Bank's systems are not satisfactory, remediation contingency plans will be invoked for mission-critical systems, no later than the conclusion of testing, which is expected to be April 9, 1999.

     Business Interruption Plans: These plans would be invoked if unanticipated Year 2000 problems occur in production, similar to scenarios in Disaster Recovery Plans. 'Swat Teams' will be established for mobilization in case of emergencies that threaten the viability of the Bank, and require that certain resources be available immediately for utilization. The Bank has begun preparation of these plans, will continue to fine-tune them, train staff to carry them out, and test them.

     The discussion above contains certain forward-looking statements. The costs of the Year 2000 conversion, the date which the Bank has set to complete such conversion and the possible risks associated with the Year 2000 issue are based on the Bank's current estimates and are subject to various uncertainties that could cause the actual results to differ materially from the Bank's expectations. Such uncertainties include, among others, the success of the Bank in identifying systems that are not Year 2000 compliant, the nature and amount of programming required to upgrade or replace each of the affected systems, the availability of qualified personnel, consultants and other resources, and the success of the Year 2000 conversion efforts of others.

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
                                    BUSINESS

MARKET AREA

     The Bank concentrates on marketing its services in the San Francisco Bay area (which includes Oakland), and the Sacramento/Stockton and Los Angeles metropolitan areas with a particular focus on areas with a high concentration of ethnic Chinese. The ethnic Chinese markets within the Bank's primary market area have experienced rapid growth in recent periods. According to 1990 Census data, management believes there were an estimated 2.7 million Asian and Pacific Islanders residing in California, and approximately 70% of this population were in the middle and upper income brackets. Based on 1995 and 1996 demographic data, management believes there were 200,000 Asian and Pacific Islanders living in San Francisco county, which represented approximately 30% of the total population. In addition, the Bank recently opened a commercial banking office in Pasadena, California to take advantage of the opportunities in the Los Angeles metropolitan area, particularly in the ethnic Chinese market. Management has tailored its products and services to meet the financial needs of these growing Asian and ethnic Chinese communities within its market area. Management believes that this approach, combined with the extensive ties of its management and Board of Directors to the growing Asian and ethnic Chinese communities, provides the Bank an advantage in competing for customers in its market area. After giving effect to the recent consolidation activity in California, management believes the Bank is the tenth largest thrift institution in California and the third largest financial institution focused on serving the ethnic Chinese market within California.

HISTORICAL OPERATIONS

     The Bank historically engaged in the origination of residential mortgages (1-4 family) which were pooled and sold in the secondary market, with loan servicing rights retained, and the servicing of loans for the Federal Home Loan Mortgage Corporation ('FHLMC'), the Federal National Mortgage Association ('FNMA'), the Government National Mortgage Association ('GNMA') and private investors. From time to time, the Bank sold its loan servicing rights and also purchased agency servicing rights as part of its mortgage banking division operations. The Bank also originated residential mortgages (1-4 family), multi-family mortgages and commercial real estate mortgages for portfolio retention. In addition, since 1993, the Bank has specialized in limited documentation residential mortgage (1-4 family) lending. Furthermore, because the Bank does not retain a large volume of fixed-rate mortgages in its permanent portfolio for interest rate risk considerations, and since the production of ARMs has been insufficient to provide adequate balance sheet growth, the Bank has historically relied heavily on loan and securities purchases to complement its asset base. In 1993, mortgage-backed securities represented approximately one-third of the Bank's assets.

     Historically, the Bank maintained a heavy concentration of ARM assets whose interest rates were based on COFI. Since adjustments in COFI generally lag behind market interest rate changes, COFI-based assets can reduce net interest margins during periods of rapidly increasing deposit and borrowing interest rates. The Bank experienced such effect in 1994-1995 when its net interest margin decreased as the COFI adjusted upward more slowly than the cost of the Bank's deposits and borrowings. During the period from 1990 to 1994, the value of California real estate collateral declined and the Bank experienced significant loan losses on a portion of its real estate loans. In 1995, the Bank's allowance for loan losses was increased from 0.78% of total loans to over 1.00% of total loans. This action was due to a combination of a depressed California economy and real estate market and to significantly increase the Company's overall level of allowance for loan losses to over 1.00% of gross loans. The resulting $8.8 million charge to income, coupled with the diminished interest income resulting from the 1995 COFI-lag effect resulted in a net loss of $2.9 million in 1995. During 1996, the Company's net interest income improved by 35.3% to $39.0 million primarily as a result of the Bank's COFI-based assets becoming fully indexed and the correction of the COFI-lag impact.

     In recent years, the mortgage banking industry has been highly competitive and, combined with the availability of more efficient delivery systems through brokers and the Internet, the industry has experienced shrinking profit margins and reduced loan servicing values. Higher levels of prepayment activity resulting from a lower interest rate environment and the willingness of lenders to offer mortgage loans with no points and, in

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many cases, no fees, have reduced servicing values. To respond to these market factors and to improve the long-term prospects of the Bank, the Bank took the following measures:

RESPONSIVE MEASURES

     COFI Asset Reduction. In the fourth quarter of 1996, to improve its net interest margin, the Bank ceased all COFI-based mortgage lending and began to reduce the Bank's COFI-based mortgage-backed securities portfolio. From December 31, 1996 to June 30, 1998, COFI-based loans have been reduced from 60.2% of the Bank's total gross loan portfolio to 39.8%. From December 31, 1996 to June 30, 1998, total COFI exposure has been reduced from 64.9% of the Bank's interest-earning assets to 40.2%.

     Closure of Mortgage Banking Division. In 1997, the Bank closed its mortgage banking division and ceased the origination of non-conventional mortgages for sale in the secondary market and sold its agency loan servicing portfolio. While the Bank no longer engages in this activity, the Bank continues to originate conventional residential mortgage loans for portfolio retention and conforming mortgages for resale in the secondary market through its retail branch network. See 'Business--Lending Activities--Residential Mortgages (1-4 family).'

     Reduced Non-Performing and Non-Interest Earning Assets. The Bank reduced its non-performing assets from $22.3 million as of December 31, 1995, to $9.3 million as of June 30, 1998.

     Reduced Mismatched Borrowings. The Bank reduced its predominantly high cost LIBOR-based borrowings (which were mismatched with COFI-based assets) from $265.3 million at the beginning of 1995 to zero at December 31, 1996 and 1997. At June 30, 1998, the Bank had $298 million of borrowings which were entered into in conjunction with the leveraging strategy to fund the purchase of fixed-rate assets with scheduled maturities ranging from fifteen to thirty years. Of the $298 million in borrowings, $202 million had scheduled maturities in ten years, of which $185 million contained provisions that the FHLB could, at their option, terminate the advances at quarterly intervals at specified periods ranging from three to five years beyond the advance dates, and $17 million of fixed-rate advances. The remaining $96 million of advances were short-term. Also included in the leveraging strategy was the purchase of $200 million of LIBOR-based interest rate caps to protect the Bank from a reduction in net interest income in the event of an increase in market interest rates.

IMPLEMENTATION OF STRATEGY

     In conjunction with the implementation of the balance sheet restructuring described above which returned the Bank to profitability in 1996, excluding the one-time SAIF recapitalization assessment, to further improve the Bank's long-term prospects and to take advantage of the Bank's significant deposit market share and the potential cross-selling opportunities to the ethnic Chinese and Asian communities within its market area. The Board of Directors adopted a business strategy to shift the primary business focus of the Bank from a traditional thrift to a full service commercial bank. To implement its business strategy, the Bank took the actions and adopted the initiatives described below.

     Management. The Bank realigned management responsibilities and hired commercial banking officers and SBA business banking officers with lending experience in the Bank's market area. The management changes included the following:

          o President. In January 1998, Tommy S. Wu became the Bank's President and Chief Executive Officer and was charged with the responsibility of implementing the shift of the Bank's focus to commercial banking services and products. Prior to that appointment Mr. Wu was the Executive Vice President and Director of the Bank as of September 25, 1997. Mr. Wu was Senior Vice President and Director of Retail Banking from 1992 to 1996 and also served the Bank as Vice President, Regional Manager, of its Southern California Retail Banking Division from 1991 to 1992.

          o Head of Commercial Banking Division. In January 1996, Sylvia Loh was appointed Head of the Bank's commercial banking division which was formally formed in 1996. Ms. Loh has over twenty years of commercial banking and trade finance experience with major financial institutions, including administrative and managerial experience in overseeing over 26 branches. She also has experience working with the United States EXIM Bank and has had extensive exposure in the ethnic Chinese markets as well as the Pacific Rim region. She also is a past President of the Association of Asian American Bankers from 1996 to 1997.

          o Chief Credit Officer. In January 1997, William T. Goldrick was appointed Senior Vice President and Chief Credit Officer to provide technical expertise to formulate the Bank's commercial lending policies and procedures. He has over 41 years of commercial bank credit experience and is responsible for the Bank's regulatory compliance.

     Established Commercial Banking Division. In 1996, to take advantage of the opportunities in the Bank's targeted markets, the Bank established its commercial banking division to offer an array of commercial bank services and products to its customers particularly focused on the ethnic Chinese communities. Since its establishment, the commercial banking division has originated approximately $110.1 million in commercial loan commitments and had $98.7 million in outstanding loans as of June 30, 1998. As of June 30, 1998, the division had a current committed pipeline of approximately $129 million. To support its commercial banking activities, the Bank acquired a commercial banking data processing system to replace a system designed for thrift institutions. The new system provides customer profitability reports, account analysis and other commercial banking management tracking and reporting mechanisms. The installation of this new system was completed in February 1998. The Bank installed software to enhance commercial real estate loan marketing and development. The PC based system provides key information on substantially all commercial real estate transactions in the Bank's market area in California. The software provides information instrumental to identifying lending and refinancing opportunities, screening potential credit opportunities and evaluating collateral values to facilitate efficient solicitation of borrowers and related depository relationships from commercial and multi-family property owners. The Bank opened a commercial, construction and SBA lending office in Pasadena, California during the second quarter of 1998. In addition to other personnel, the Bank has hired a team of three experienced SBA business banking officers to staff the Pasadena office. These officers were previously affiliated with one of the leading lenders focusing on SBA lending to Asians.

     Core Deposit Solicitation. To further develop the Bank's core deposit base, the Bank is evaluating the establishment of mini-branches in or adjacent to Asian supermarkets in selected target market areas. By continuing to emphasize multilingual services at its ATMs, through its telephone banking system and by its customer service and loan officers, the Bank expects to continue to further its presence in the Asian, and specifically the ethnic Chinese, markets in California. At June 30, 1998, less than 2% of the Bank's deposits were held by customers located outside of the United States. In addition, as of such date, the 100 depositors with the largest aggregate average deposit balances comprised less than 10% of the Bank's total deposits. The Bank also expects to increase its business accounts as its commercial lending portfolio grows and correspondent accounts are established.

     Capital Enhancement. At December 31, 1997 the Company's stockholders' equity was $62.6 million or 4.0% of total assets. In April 1998, the Company completed the Private Offerings. Following the Private Offering, the Company's stockholders' equity increased to $98.1 million at June 30, 1998 and the Company's consolidated Tier I capital increased from $63.9 million at December 31, 1997 to $128.2 million at June 30, 1998. See 'Supervision and Regulation--Bank Holding Company and Bank Regulation--The Bank--Capital Requirements.'

     Leverage Strategy. As a result of the proceeds raised by the Private Offerings, the Bank designed and implemented a plan to leverage such proceeds through the purchase of U.S. Government agency mortgage-backed securities, investment grade securities, investment grade municipal bonds and investment grade residential mortgage (1-4 family) securities. The plan specifies that such purchases will be funded primarily through intermediate and long-term secured borrowings, advances from the FHLB and from cash made available from the proceeds. The plan, which is consistent with the Bank's asset and liability management policy, further specifies that certain interest rate caps are to be purchased to reduce the Bank's exposure to increasing market interest rates. Total assets to be purchased pursuant to the plan are approximately $337 million. As of June 30, 1998 the Bank had purchased $318 million of such assets which were funded with $96 million of short-term borrowings and $202 million of long-term borrowings. As of June 30, 1998, the Bank had purchased $200 million of LIBOR-based interest rate caps to hedge the assets.

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
     As of July 31, 1998, the Bank purchased approximately $325 million of such assets and entered into $202 million of long-term borrowings. Additionally, the Bank had entered into certain interest rate cap agreements in the aggregate principal amount of $200 million. The average spread on such assets is in the range of 110 points to 120 basis points, including the amortization of the interest rate caps.

     Charter Conversion. In the first quarter of 1998, the Bank changed its name to United Commercial Bank to reflect the Bank's new emphasis on providing commercial banking services to its customers. The Bank converted to a California-chartered commercial bank and the Company became a bank holding company on July 31, 1998. Following the conversions, the Bank's primary regulator is the California Department of Financial Institutions and the Company's primary regulator is the Federal Reserve Bank of San Francisco.

     As a result of the measures taken to effect the Bank's shift in its primary business focus from mortgage banking to commercial banking, and the implementation of its strategic initiatives, management believes that the Bank is and will continue to be well positioned to take advantage of the opportunities in its market area and particularly in the growing ethnic Chinese market in California.

CURRENT BANKING SERVICES

     Through its network of retail branches, the Bank provides a wide range of personal and commercial banking services to small-and medium-sized businesses, business executives, professionals and other individuals. The Bank offers multilingual services to all of its customers in English, Cantonese and Mandarin. The Bank offers a variety of deposit products which includes the traditional range of personal and business checking and savings accounts, time deposits and individual retirement accounts, as well as a wide range of specialized services, including international trade services for business clients, travelers' checks, safe deposit boxes and Master Card and Visa merchant deposit services.

     The Bank engages in a full complement of lending activities, including residential and commercial real estate, construction, commercial, trade finance, account receivables, inventory, working capital and SBA loans. In addition to the origination of residential mortgages, the Bank provides loans to small and medium-sized developers for the construction of resale housing and interim real estate loans primarily for construction of single-family residences. The Bank provides commercial loans for working capital and expansion and account receivables and inventory financing to small and medium size businesses with annual revenues that generally range from $500,000 to $20.0 million. The Bank provides short-term trade finance facilities for terms of less than one year to U.S. importers, exporters and manufacturers. The Bank also generates loans which are guaranteed by the SBA, which loans are generally working capital loans secured by inventories and receivables, and commercial real estate loans secured by real property. The Bank's commercial borrowers are engaged in a wide variety of manufacturing, wholesale trade and service businesses.

LENDING ACTIVITIES

     Underwriting and Credit Administration. The Bank's lending activities are guided by the basic lending policies established by the Board of Directors. The Bank's lending policy requires that loans must meet minimum underwriting criteria. Lending authority is granted to officers of the Bank on a limited basis. Loan requests exceeding individual officer approval limits are approved by the President. All commercial loans are generally ratified by the Credit Review Committee. Loans in excess of $2.0 million are generally ratified by the Board of Directors.

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
     The Bank's credit administration function includes an internal asset credit quality review. In addition, all commercial loans over $100,000 are reviewed by an outside credit review agency comprised of former bank regulators with an emphasis in credit review. The President, Chief Credit Officer and Chief Financial Officer meet biweekly to review delinquencies, non-performing assets, classified assets and other pertinent information to evaluate credit risk within the Bank's loan portfolio. The information reviewed by this group is submitted to the Board of Directors bimonthly.

     Loan Portfolio. At June 30, 1998, approximately $712.4 million, or 56.0% of the Bank's gross loan portfolio was in residential mortgages (1-4 family), $334.2 million or 26.3% of gross loans was in multi-family mortgages, $142.7 million or 11.2% of gross loans was in commercial real estate loans, $35.8 million or 2.8% of gross loans was in construction loans, $15.9 million or 1.2% of gross loans was in home equity loans and $28.0 million or 2.2% of gross loans was in commercial business loans.

     Residential Mortgages (1-4 family). The Bank offers fixed-rate and adjustable rate mortgage loans which include intermediate fixed-rate loans secured by residential mortgages. Substantially all such loans are secured by properties located in the Bank's primary market area. Residential mortgage loan originations are obtained through the Bank's two delivery networks: the retail branches and the wholesale lending department. In 1997 and the first half of 1998, approximately 41% of all residential mortgage loans were originated by the Bank's retail branches. The retail branches originate loans by salaried personnel through customer contact, referral and solicitation. The wholesale lending department originates loans with commissioned loan officers through loan brokers. The Bank originates both fully documented loans for which income and assets are verified with third parties, as well as loans for which the borrower's stated income and assets are relied upon without independent verification. The Bank specializes in a limited documentation mortgage loan product which serves a particular niche of borrowers willing to pay a premium, in the form of higher interest rates, and provide larger down payments in exchange for more expedient loan processing by virtue of providing less documentation.

     The Company underwrites one- to four-family residential mortgage loans to the specific criteria of the program under which the loan is originated. The residential originations are primarily for portfolio retention and are underwritten to the Bank's program guidelines. Such guidelines differ from FNMA and/or FHLMC guidelines with respect to factors such as, but not limited to, loan amounts and specific loan documentation. Accordingly, such loans are not saleable to these agencies. The Company has sold portfolio loans in the secondary market from time to time to assess the saleability of its portfolio loans. Based upon such sales, management believes that its one- to four-family residential portfolio loans could be readily sold in the secondary market if management elected to do so. The Company continues to underwrite loans to FNMA and FHLMC guidelines which are sold from time to time in the secondary market for inclusion in FNMA and/or FHLMC pools.

     The Bank's underwriting guidelines for loan origination require: (i) for fully documented loans, up to 80% loan to value ('LTV') for loan amounts up to $700,000 and up to 70% LTVfor loan amounts up to $800,000; (ii) for limited documentation loans with no income verification, up to 80% LTV for loan amounts up to $600,000 and up to 65% LTV for loan amounts up to $800,000; (iii) for low documentation loans with no income or asset verification, up to 80% LTV for loan amounts up to $450,000 and up to 60% LTV for loan amounts up to $800,000. A borrower's employment and financial information are verified through third parties and examination of paycheck stubs, bank statements and tax returns. The Bank obtains appraisals from licensed appraisers approved by the credit review committee.

     At June 30, 1998, the Bank had approximately 4,290 loans secured by residential mortgages (1-4 family), which totaled $712.3 million in the aggregate; as of such date, the Bank's average loan balance with respect to residential mortgages (1-4 family) amounted to approximately $166,100. Of the Bank's residential mortgages (1-4 family) at June 30, 1998: $221.4 million, or 31.1% consisted of fixed-rate loans; $214.1 million, or 30.1% consisted of ARMs with an adjustment date in one year or less; and $276.9 million, or 38.8% consisted of intermediate fixed-rate loans. The Bank's fixed-rate mortgage loans are made for terms of 15 years or 30 years. The 30 year, fixed-rate loans are generally sold in the secondary market on a servicing released basis. Fixed-rate mortgage loans are originated with due on sale clauses which provide the Bank with the contractual right to deem the loan immediately due and payable in the event the borrower transfers ownership of the property without the Bank's consent. The Bank currently originates 30 year, fixed-rate loans for portfolio retention only on a customer accommodation basis. The Bank currently offers a variety of ARM loan programs with interest rates fixed for six months and which adjust semi-annually thereafter. Intermediate fixed-rate loans have interest rates fixed for three or five years and adjust annually thereafter. The Bank's ARM loans generally provide for periodic (not more than 2%) and lifetime (not more than 6%) caps on the increase or decrease in interest rates over the life of the loan. The interest rate adjustment on ARM loans currently made by the Bank is indexed to the one-year U.S. Treasury CMT Index.

     Beginning in 1993, the Bank has specialized in the origination of limited documentation residential mortgages (1-4 family). As of June 30, 1998, $502.8 million, or 70.1% of the Bank's residential mortgages (1-4 family) were comprised of limited documentation loans. Because of the less than full documentation required for such loans, the Bank has emphasized relatively small average loan size and low average loan-to-value ratios for these loans, as evidenced by an average loan balance of $165,600 and average loan-to-value ratios of 59% as of June 30, 1998. Approximately 34% of such loans in the first half of 1998 were originated through the Bank's retail branches.

     Since it began originating limited documentation loans in 1993 the Bank has experienced no net charge-offs with respect to such loans. At June 30, 1998, the Bank had two loans more than three payments delinquent with an aggregate principal balance of $199,000. Moreover, during the third quarter of 1997, the Bank sold $17.2 million of the limited documentation loans to test the market reception for this product. The Bank received a price in excess of par value on the sale of such loans. Notwithstanding the historical performance of this type of loan, there can be no assurance that such performance will continue.

     The Bank previously offered a variety of adjustable-rate programs, which provided for interest rates which adjusted periodically based on COFI. In the fourth quarter of 1996, the Bank ceased all COFI-based mortgage lending. Nevertheless, at June 30, 1998, $146.0 million or 20.5% of the Bank's residential mortgage (1-4 family) loan portfolio consisted of COFI-based loans.

     Commercial Lending-Generally. The Bank has recently established a commercial banking division and has hired experienced commercial lending officers. The Bank also has installed software to identify, market and develop potential commercial real estate lending opportunities in its market area. The Bank also offers an array of commercial loan products catering primarily to the needs of its Chinese ethnic community. Set forth below is a description of the types of commercial loans offered by the Bank.

     Multi-family Mortgages. The Bank originates multi-family mortgages which are generally secured by five to 36 unit residential buildings. Loans secured by residential buildings in excess of 36 units are underwritten pursuant to the Bank's underwriting standards with respect to commercial real estate loans. Substantially all of the Bank's multi-family loan originations are secured by properties located in the Bank's primary market area. The Bank underwrites multi-family mortgages by obtaining full credit information on the borrower and through independent verification of the borrower's income and assets. The borrower's ability to effectively manage the multi-family property and ability to assume the financial responsibility of the debt service obligation in the event of unforeseen expenses or increased vacancy are also taken into consideration in the underwriting process. In making its assessment of the creditworthiness of the borrower, the Bank generally reviews the financial statements, employment and credit history of the borrower, as well as other related documentation. The Bank's current program criteria for multi-family originations generally provide for debt service coverages of 1.15x or greater and LTV's of 75% or less. The Bank currently offers fixed-rate and ARM multi-family mortgages. The Bank's ARM multi-family loans are fixed for six months and thereafter adjust semi-annually based upon the LIBOR index. Multi-family loans are generally amortized over 30 years with balloon payments in 10 or 15 years.

     As of June 30, 1998, the Bank had approximately 819 multi-family mortgages with an aggregate outstanding principal balance of $334.2 million. As of such date, the Bank's average loan balance with respect to multi-family mortgages amounted to approximately $408,100. As of June 30, 1998, $287.9 million, or 86.1% of these loans consisted of adjustable-rate loans with COFI-based interest rates. In order to avoid an over concentration in multi-family mortgages, the Bank limits its total multi-family mortgage exposure to not more than 35% of total loans. As of June 30, 1998, the Bank had a 26.3% concentration in multi-family mortgages. As a result of the Bank's limitations, market competition and alternative investment opportunities, the Bank has not originated a significant volume of multi-family mortgages during the past three years ended December 31, 1998. During the first six months of 1998, the Bank began to refocus on the origination of multifamily mortgage loans and originated $15.6 million during this period.

     Commercial Real Estate Construction. The Bank originates construction loans for the development of single-family residences, multi-family and commercial properties. Such loans are made primarily to experienced builders and developers known to the Bank in its primary market area. As of June 30, 1998, the Bank had approximately 86 outstanding construction loans with an aggregate outstanding principal balance of $35.8 million. As of such date, the Bank's average loan balance with respect to construction loans amounted to $416,400.

     Construction loans are originated in amounts up to 80% of the lesser of the appraised value of the property, as improved, or the sales price. Proceeds for construction loans are disbursed on a percentage of completion basis or as construction thresholds are met. Generally, if the borrower is a corporation or partnership, guarantees by the principals are required. Construction loans are adjustable and tied to the prime rate. Generally, the term of construction loans is for one year, with a one year renewal option, if necessary.

     Construction financing generally involves a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. The risk of loss on a construction loan is dependent largely upon the property's value at completion of the construction compared to the estimated cost, including interest, of construction. If the estimate of value proves to be inaccurate, the Bank may be confronted with a completed project, having a value which is insufficient to assure full repayment.

     Commercial Real Estate Non-Residential Mortgages. The Bank originates medium-term commercial real estate loans secured by commercial or industrial buildings where the properties are either used by the owner for business purposes ('owner-user properties') or have income derived from tenants ('investment properties'). The Bank solicits potential borrowers through: (i) its new database software system, which provides key information on substantially all commercial real estate loans in its primary market in California, (ii) referrals from its branches, (iii) direct solicitation of borrowers and real estate brokers by the commercial banking lending officers, and (iv) referrals from existing borrowing customers. Upon identification of a prospective borrower, the Bank then makes a preliminary estimate of the value of the property based upon the location, age, type of property and market rent. For owner-user properties, the Bank may use market rent information from such borrowers for its cash flow analysis. A proposal letter summarizing the tentative terms of the prospective loan is then submitted to the borrower for acceptance, at which time the non-refundable fee is paid to the Bank. This pre-screening process helps the Bank control appraisal costs by reducing the number of appraisals ordered for loans that ultimately are not approved. Upon acceptance of the proposal, the Bank then performs property appraisal and environmental surveys. The Bank's underwriting practices generally require the principal balance of the loan to be no more than 65% of the stabilized appraised value of the underlying real estate collateral. Commercial real estate loans are typically secured by first deeds of trust, generally have terms of no more than seven to ten years and are amortized up to 25 years. Although substantially all of the commercial real estate loans currently being originated have interest rates that adjust with changes in the prime rate or have fixed-rate terms of up to five years, the Bank previously offered commercial real estate loans with interest rates which adjusted periodically based on COFI.

     At June 30, 1998, the Bank had approximately 147 commercial real estate loans with an aggregate principal balance of $142.7 million. As of such date, the average balance with respect to the Bank's commercial real estate loans amounted to $971,000. As of June 30, 1998, of the Bank's $142.7 million of commercial real estate loans, $72.1 million, or 50.5% consisted of COFI-based loans. The Bank's underwriting practice also generally requires that the properties securing commercial real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least
1.35. The Bank's loan documentation usually provides the Bank the right to call the loan in the event that the debt service coverage ratio falls below 1.35x. The Bank generally requires that all commercial real estate loans made to corporations, partnerships and other business entities be personally guaranteed by the principals. The Bank utilizes tax returns to review and verify the income stream of the borrower. Loan documentation is reviewed by the Bank's in-house legal department. Such documentation typically requires annual financial statements and rent rolls of a borrower, to determine covenant compliance.

     During the six months ended June 30, 1998, the Bank originated $35.3 million of commercial real estate loans. During the years ended December 31, 1997, 1996 and 1995, the Bank originated $23.7 million,

$2.7 million and $864,000 of commercial real estate loans, respectively. Management believes it will originate $125.0 million of commercial real estate loans during 1998. Through June 30, 1998, the Bank had in its pipeline $98.4 million of commercial real estate loans. Notwithstanding the foregoing, no assurance can be made that the Bank will achieve its year-end projections or that all of the commercial real estate loans in the Bank's pipeline as of June 30, 1998, will close.

     Loans secured by commercial real estate properties are generally larger and involve a greater degree of risk than residential mortgages (1-4 family). Because payments on loans secured by commercial real estate properties are generally dependent on successful operation or management of the properties, repayment of such loans is subject to a greater extent than the repayment of residential mortgages on the then prevailing conditions in the real estate market or the economy. The Bank seeks to minimize these risks through its underwriting standards and in the first half of 1998, the Bank employed an outside loan review firm to assist management with respect to internal asset review of the Bank's commercial loans, including its commercial real estate loans.

     Commercial Business Loans. The Bank provides commercial business loans to customers for working capital purposes and to finance equipment, account receivables and inventory. Working capital loans are generally subject to annual review, and equipment loans have terms up to five years. Interest rates on these loans are generally based on the prime rate. Working capital loan advances are generally made against security interests in inventory and account receivables, and equipment loans are secured by the underlying equipment. When appropriate, the Bank may require additional collateral on such loans and may further secure the indebtedness with a lien on real estate. In many cases, personal guarantees are obtained as additional security.

     During the six months ended June 30, 1998, the Bank originated $25.8 million of commercial loans. During the years ended December 31, 1997, 1996 and 1995, the Bank originated $31.9 million, $9.9 million and $0 of commercial business loans, respectively. Management believes it will originate $55.0 million of commercial business loans during 1998 (not including SBA loans). Through June 30, 1998, the Bank had in its pipeline $21.1 million of commercial business loans (not including SBA loans). Notwithstanding the foregoing, no assurance can be made that the Bank will achieve its year-end projections or that all of the commercial business loans in the Bank's pipeline as of June 30, 1998, will close.

     Unlike consumer residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment or other income and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans are of higher risk and typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial loans may be substantially dependent on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business. The Bank currently utilizes the unaffiliated firm referenced above to assist management with respect to internal asset review of the Bank's commercial business loans.

     The Bank provides commercial lines of credit to small- and medium-sized companies to finance their accounts receivable and inventory on a short term basis (less than one year) and/or to finance their equipment and working capital on a long term basis (over one year).

     Short term financing is structured to enable the borrower to complete its trade cycle from purchase of inventory to collection of receivables. As such, the credit line may also include an option for the issuance of letters of credit to overseas suppliers/sellers in order for the borrower to obtain inventory. Pursuant to such letters of credit, the Bank extends credit to the borrower by providing assurance, to the borrower's foreign suppliers, that payments will be made upon shipment of goods. Upon shipment of goods and when the letters of credit are negotiated by the foreign suppliers, the borrower's inventory is financed by the Bank under the pre-approved line of credit facility.

     The underwriting criteria of such short term trade financings often depends on the quality of the borrowers' inventory and their accounts receivables. As a general rule, inventory should not be held for more than 60 days, and accounts receivables should not extend beyond 90 days. Total credit exposure (outstanding loans plus letters of credit) under the line of credit are monitored monthly by using a borrowing base formula of up to 80% against eligible receivables aged up to 90 days, and up to 50% against eligible inventory with or without limits. Aside from the established base formula, the borrower's overall financial condition is considered, such as consistency in revenue streams, gross margins, expense ratios, and net income. Another important underwriting criteria is the adequacy of the borrower's capital in relation to the financial growth it seeks to achieve. A company with a leverage ratio below 2.5:1 is acceptable to the Bank.

     Fixed assets, such as machinery and equipment, provide long term financial benefits to the borrowers. Accordingly, loans for these types of financings are structured for a term longer than one year. Repayment of the loans are structured to match the income generated over the life expectancy of the assets. As such, the underwriting criteria is dependent upon the amount of cash flow (income plus depreciation) the borrower has available to service debt based on a full amortization schedule, usually between five to seven years. The maximum amount financed on capital assets is approximately 70% of its value. Similar to trade finance credits, financial evaluation of revenue, profitability, expense ratios and capital adequacy are made in considering this type of credit for approval.

     The Bank originates and funds loans qualifying for guarantees issued by the SBA. The SBA currently guarantees from 75% to 80% of the principal and accrued interest of such loans. Loans are provided to eligible applicants or small businesses to finance working capital, the purchase of equipment or real estate. Depending upon the use of loan proceeds, the loan term may range from seven to twenty-five years. The Bank typically requires that SBA loans be secured by inventories and receivables or if commercial real estate is being financed, secured by real property. Primary underwriting criteria are historical cash flow to demonstrate repayment capability, experienced business management and adequate collateral to secure the requested credit. Typically, the SBA prefers that the applicant inject at least 30%- 33% cash (equity) into the transaction. The Bank's benefits in originating loans under this program include limited credit exposure for the Bank as a result of the SBA guaranty, increased Bank revenues by selling the guaranteed portion of the loan through the secondary market at a premium, and gaining 'Preferred Lender Program' status with the SBA by producing volume and quality credits while serving the financial needs of small business communities.

     During the six months ended June 30, 1998, the Bank originated $2.5 million of SBA loans. Management believes it will originate approximately $20.0 million of SBA loans during 1998. Through June 30, 1998, the Bank had in its pipeline $9.4 million of SBA loans. Notwithstanding the foregoing, no assurance can be made that the Bank will achieve its year-end projections or that all of the SBA loans in the Bank's pipeline as of June 30, 1998 will close.

     Consumer Loans. The Bank's consumer loan portfolio is substantially comprised of home equity lines of credit which are secured by residential real estate. These lines of credit generally consist of floating rate loans, tied to the prime rate.

DEPOSITS

     The Bank's deposits are obtained primarily from ethnic Chinese households, small and medium-sized businesses owned by ethnic Chinese, and ethnic Chinese business executives, professionals and other individuals. The Bank offers the traditional range of depository products provided by commercial banks. Rates paid on deposits vary depending on the deposit size, the term of deposit, and the type of deposit. The Bank sets its deposit rates based on deposit needs and market competition. As of June 30, 1998, less than 2% of the Bank's deposits were held by customers located outside the United States. In addition, as of such date, the 100 depositors with the largest aggregate average deposit balances comprised less than 10% of the Bank's total deposits. As of June 30, 1998, the Bank's weighted average cost of deposits was 4.28%, which was 60 basis points less than the COFI. The Bank does not solicit brokered deposits.

COMPETITION

     The banking and financial services business in California generally, and in the Bank's market area specifically, is highly competitive. The increasingly competitive environment results from changes in regulation, changes in technology and product delivery systems, and the consolidation among financial services providers. The Bank competes for loans, deposits and customers for financial services with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions, and other nonbank financial service providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services than the Bank. To compete with the other financial services providers, the Bank relies on local promotional activities, personal relationships established by officers, directors and employees with its customers, and specialized services tailored to meet its customers' needs.

     The Bank competes for deposits from the ethnic Chinese markets with other banks serving the Asian community in California. The Bank believes that it has two major competitors that are targeting the ethnic Chinese market. Such institutions have branch locations in many of the same neighborhoods as the Bank, provide similar loan, savings and financial services, and market their services in similar Asian publications and media in California.

EMPLOYEES

     At June 30, 1998, the Bank had 338 full-time equivalent employees. None of the employees are covered by a collective bargaining agreement. The Bank considers its employee relations to be satisfactory.

PROPERTIES

     The Bank owns the facility that is located at 711 Van Ness Avenue, San Francisco, California and that serves as the Company's and the Bank's headquarters. The Bank leases all of its remaining branch facilities under noncancelable operating leases, many of which contain renewal options and some of which have escalation clauses. The Bank's branch offices are set forth below:

                                                                                               TOTAL DEPOSITS
                                                                                              AT JUNE 30, 1998
OFFICE LOCATION                                                 LEASE EXPIRATION DATE      ----------------------
--------------------------------------------------------------  ------------------------   (DOLLARS IN THOUSANDS)
Alhambra:
1211 East Valley Blvd.
Alhambra, CA 91801............................................  October 2001                      $ 44,097

Artesia:
11809 Artesia Blvd.
Artesia, CA 90701.............................................  May 2003                            51,414

Balboa:
3555 Balboa Street
San Francisco, CA 94121.......................................  March 1999                          37,234

Citrus Heights:
7803 Madison Ave #650
Citrus Heights, CA 95610......................................  February 1999                          (1)

Clement:
498 Clement Street
San Francisco, CA 94118.......................................  March 2004                         123,666

Cupertino:
20510 Stevens Creek Blvd.
Cupertino, CA 95014...........................................  March 2001                          30,137

Daly City:
246 Skyline Plaza
Daly City, CA 94015...........................................  November 2002                        2,760

Freeport:
4790 Freeport Blvd.
Sacramento, CA 95822..........................................  April 2009                          56,883


                                                                                               TOTAL DEPOSITS
OFFICE LOCATION                                                 LEASE EXPIRATION DATE         AT JUNE 30, 1998
-----------------                                             ------------------------     ----------------------
                                                                                           (DOLLARS IN THOUSANDS)
Fremont:
34420 Fremont Blvd., Suite F
Fremont, CA 94555.............................................  January 1999                      $ 32,179

Fresno:
1320 East Shaw Avenue, Suite 160
Fresno, CA 93710..............................................  December 1998                          (2)

Geary:
6001 Geary Blvd.
San Francisco, CA 94121.......................................  September 1999                      21,743

Irvine:
15333 Culver Dr., #670
Irvine, CA 92604..............................................  May 2001                            18,437

Irving:
2219 Irving Street
San Francisco, CA 94122.......................................  October 1999                        23,621

Kearny:
900 Kearny Street
San Francisco, CA 94133.......................................  November 2011                       46,298

Los Angeles Chinatown:
951 No. Broadway
Los Angeles, CA 90012.........................................  February 2001                       46,734

Montebello:
863 N. Wilcox Avenue
Montebello, CA 90640..........................................  April 2002                             (3)

Monterey Park:
419 No. Atlantic Blvd., #101
Monterey Park, CA 91754.......................................  November 2003                       90,469

Noriega:
1301 Noriega Street
San Francisco, CA 94122.......................................  August 2005                         78,954

Oakland:
367 Eighth Street
Oakland, CA 94607.............................................  February 1999                      143,945

Oakland-MacArthur:
4148 MacArthur Blvd.
Oakland, CA 94619.............................................  August 1998                            (3)

Oakland-Webster:
800 Webster Street
Oakland, CA 94607.............................................  September 2007                      62,539

Pasadena:
199 South Los Robles, Suite 780
Pasadena, CA 91101............................................  June 2003                              (4)


                                                                                               TOTAL DEPOSITS
OFFICE LOCATION                                                 LEASE EXPIRATION DATE         AT JUNE 30, 1998
---------------                                               ------------------------     ----------------------
                                                                                           (DOLLARS IN THOUSANDS)
Paso Robles:
825 Riverside Ave., Suite #2
Paso Robles, CA 93446.........................................  January 2001                           (5)

Rowland Heights:
1015 S. Nogales St., #102
Rowland Heights, CA 91748.....................................  June 1999                         $ 44,212

San Francisco Chinatown:
1066 Grant Avenue
San Francisco, CA 94133.......................................  September 2003                     199,900

San Francisco Van Ness:
711 Van Ness Avenue
San Francisco, CA 94102.......................................  Company-owned                       61,880

San Francisco Stockton:
1318 Stockton Street
San Francisco, CA 94133.......................................  July 2003                           62,330

San Jose:
1663 Lundy Avenue, Suite D
San Jose, CA 95131............................................  January 2001                        35,333

San Mateo:
27 East Fourth Avenue
San Mateo, CA 94401...........................................  November 2000                       16,378

Stockton:
146 E. Market Street
Stockton, CA 95202............................................  December 1998                       26,127

Temple City:
5607 N. Rosemead Blvd.
Temple City, CA 91780.........................................  September 2001                     117,000

------------------
(1) Facility is a spot construction lending center that does not take deposits.
(2) Facility is a construction lending center that does not take deposits.
(3) Facility is a homeowners center that does not take deposits.
(4) Facility is a commercial loan center that does not take deposits.
(5) Facility is a SBA Loan office that does not take deposits.

     The Bank believes its present facilities are adequate for its present needs. However, the Bank may acquire additional properties if needed due to business expansion. The Bank believes that, if necessary, it could secure suitable alternative facilities without adversely affecting operations.

LEGAL PROCEEDINGS

     The Bank is subject to pending or threatened actions and proceedings arising in the normal course of business. In the opinion of management, the ultimate disposition of all pending or threatened actions and proceedings will not have a material adverse effect on the Bank's operations or financial condition.

                           SUPERVISION AND REGULATION

INTRODUCTION

     Bank holding companies and commercial banks engaged in the commercial banking business are extensively regulated under both federal and state law. Set forth below is a summary description of certain laws which relate to the regulation of the Company and the Bank. The description below does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations.

RECENT LEGISLATIVE DEVELOPMENTS

     The Financial Services Act of 1998, introduced in March 1998, would allow securities firms, insurance companies and commercial banks to merge under a holding company structure. Among other things, the bill would expand the Federal Reserve's regulatory authority over these financial institutions. The Company is unable to predict whether this bill or any other such legislation will be enacted, what the provisions of such final legislation may be, or the extent to which the legislation would restrict, disrupt or otherwise have a material effect on its operations.

BANK HOLDING COMPANY AND BANK REGULATION

     The Company. As a registered bank holding company, the Company is subject to regulation under the Bank Holding Company Act of 1956, as amended (the 'BHCA') and the regulations promulgated by the Federal Reserve Board pursuant thereto. Holdings is required to file with the Federal Reserve Board quarterly and annual reports and such additional information as the Federal Reserve Board may require pursuant to the BHCA. The Federal Reserve Board may conduct examinations of the Company and its non-bank subsidiaries. The Company is a bank holding company within the meaning of Section 3700 of the California Financial Code. As such, the Company and its subsidiaries are subject to examination by, and may be required to file reports with, the DFI.

     The Federal Reserve Board could require that the Company terminate an activity or terminate control of or liquidate or divest certain subsidiaries or affiliates when the Federal Reserve Board believes the activity or the control of the subsidiary or affiliate constitutes a significant risk to the financial safety, soundness or stability of a banking subsidiary such as the Bank. The Federal Reserve Board also has the authority to regulate provisions of certain bank holding company debt, including authority to impose interest ceilings and reserve requirements on such debt. Under certain circumstances, the Company would be required to file written notice and obtain approval from the Federal Reserve Board prior to purchasing or redeeming its equity securities. Further, the Company is required by the Federal Reserve Board to maintain certain levels of capital.

     The Company is required to obtain the prior approval of the Federal Reserve Board for the acquisition of more than 5% of the outstanding shares of any class of voting securities or substantially all of the assets of any bank (other than the Bank) or bank holding company. Prior approval of the Federal Reserve Board would also be required for the merger or consolidation of the Company and another bank holding company.

     The Company is prohibited by the BHCA, except in certain statutorily prescribed instances, from acquiring direct or indirect ownership or control of more than 5% of the outstanding voting shares of any company that is not a bank or bank holding company and from engaging directly or indirectly in activities other than those of banking, managing or controlling banks or furnishing services to its subsidiaries. However, the Company, subject to the prior approval of the Federal Reserve Board, can engage in any, or acquire shares of companies engaged in, activities that are deemed by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making any such determination, the Federal Reserve Board would be required to consider whether the performance of such activities by the Company or an affiliate could reasonably be expected to produce benefits to the public, such as greater convenience, increased competition or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. The Federal Reserve Board is also empowered to differentiate between activities commenced de novo and activities commenced by acquisition, in whole or in part, of a going concern. In 1996, the Budget Act of 1996 (the 'Budget Act') eliminated the requirement that bank holding companies seek Federal Reserve Board approval before engaging de novo in permissible nonbanking activities listed in Federal Reserve Board Regulation Y, which governs bank holding companies, if the holding company and its lead depository institution are well managed and well capitalized and certain other criteria specified in the statute are met. For purposes of determining the capital levels at which a bank holding company shall be considered well capitalized under this section of the Budget Act and Regulation Y, the Federal Reserve Board adopted, as a rule, risk-based capital ratios (on a consolidated basis) that are the same as the level set for determining that a state member bank is well capitalized under the provisions established under the prompt corrective action provisions of federal law. See '--Savings Institution Regulations--Prompt Corrective Action.'

     Under Federal Reserve Board regulations, a bank holding company is required to serve as a source of financial and managerial strength to its subsidiary bank(s) and may not conduct its operations in an unsafe or unsound manner. In addition, it is the Federal Reserve Board policy that in serving as a source of strength to its subsidiary bank(s), a bank holding company should stand ready to use available resources to provide adequate capital funds to its subsidiary bank(s) during periods of financial stress or adversity and should maintain the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary bank(s). A bank holding company's failure to meet its obligations to serve as a source of strength to its subsidiary bank(s) will generally be considered by the Federal Reserve Board to be an unsafe and unsound banking practice or a violation of the Federal Reserve Board's regulations or both.

     Transactions with Affiliates. The Company is a bank holding company and as such is subject to the FRB regulations, examination, supervision and reporting requirements. As an insured institution and a subsidiary of a bank holding company, the Bank is subject to restrictions in its dealings with companies that are 'affiliates' of the Company under the Federal Reserve Act.

     The Bank's transactions with its affiliates are subject to the limitations set forth in Sections 23A, 23B, 22(g) and 22(h) of the Federal Reserve Act and Regulation O adopted by the Federal Reserve Board. Affiliates are defined as any company that controls or is under common control with an institution. Under
Section 23A, the Company is an 'affiliate' of the Bank. Sections 23A and 23B require that covered transactions and certain other transactions with affiliates be on terms and conditions consistent with safe and sound banking practices or on terms comparable to similar transactions with non-affiliated parties, and impose quantitative restrictions on the amount of and collateralization requirements on covered transactions. 'Covered transactions' generally include loans or extensions of credit to an affiliate, purchases of securities issued by an affiliate, purchases of assets from an affiliate (except as may be exempted by order or regulation), and certain other transactions. In addition, a bank is prohibited from extending credit to an affiliate (other than a subsidiary of the institution), unless the affiliate is engaged only in activities that the Federal Reserve Board has determined, by regulation, to be permissible for bank holding companies. Sections 22(g) and 22(h) of the Federal Reserve Act impose limitations on loans and extensions of credit from an institution to its executive officers, directors and principal stockholders and each of their related interests.

     The Bank. The Bank is a California state-chartered bank, and is subject to primary supervision, periodic examination and regulation by the Commissioner of the California DFI (the 'Commissioner') and the FDIC. If, as a result of an examination of a Bank, either of these Bank regulatory agencies should determine that the financial condition, capital resources, asset quality, earnings prospects, management, liquidity or other aspects of the Bank's operations are unsatisfactory or that the Bank or its management is violating or has violated any law or regulation, various remedies are available to the bank regulatory agency. Such remedies include the power to enjoin 'unsafe or unsound' practices, to require affirmative action to correct any conditions resulting from any violation or practice, to issue an administrative order that can be judicially enforced, to direct an increase in capital, to restrict the growth of the bank, to assess civil monetary penalties, to remove officers and directors and ultimately to terminate a bank's deposit insurance, which would result in a revocation of the Bank's charter. The Bank was not the subject of any such actions by the OTS in the past.

     Safety and Soundness Standards. The FDIC and the Federal Reserve Board have adopted final guidelines establishing standards for safety and soundness, as required by FDICIA. These standards are designed to identify potential safety and soundness concerns and ensure that action is taken to address those concerns before they pose a risk to the deposit insurance funds. The standards relate to:
(i) internal controls, information systems and internal audit systems; (ii) loan documentation; (iii) credit underwriting; (iv) asset growth; (v) earnings; and
(vi) compensation, fee and benefits. If the FDIC or the Federal Reserve Board determine that an institution fails to meet any of these standards, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. In the event the institution fails to submit an acceptable plan within the time allowed by the agency or fails in any material respect to implement an accepted plan, the agency must, by order, require the institution to correct the deficiency. The FDIC or the Federal Reserve Board agencies have promulgated safety and soundness regulations and accompanying interagency compliance guidelines on asset quality and earnings standards. These new guidelines provide six standards for establishing and maintaining a system to identify problem assets and prevent those assets from deteriorating. The institution should: (i) conduct periodic asset quality reviews to identify problem assets; (ii) estimate the inherent losses in those assets and establish reserves that are sufficient to absorb estimated losses;
(iii) compare problem asset totals to capital; (iv) take appropriate corrective action to resolve problem assets; (v) consider the size and potential risks of material asset concentrations; and (vi) provide periodic asset reports with adequate information for management and the board of directors to assess the level of asset risk. These new guidelines also set forth standards for evaluating and monitoring earnings and for ensuring that earnings are sufficient for the maintenance of adequate capital and reserves. If an institution fails to comply with a safety and soundness standard, the appropriate federal banking agency may require the institution to submit a compliance plan. Failure to submit a compliance plan or to implement an accepted plan may result in enforcement action.

     Capital Requirements. The FDIC has adopted risk-based capital guidelines to which the Bank is subject. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations. The Bank is required to maintain certain levels of regulatory capital in relation to regulatory risk-weighted assets. The ratio of such regulatory capital to regulatory risk-weighted assets is referred to as the Bank's 'risk-based capital atio.' Risk-based capital ratios are determined by allocating assets and specified off-balance sheet items to four risk-weighted categories ranging from 0% to 100%, with higher levels of capital being required for the categories perceived as representing greater risk.

     These guidelines divide a bank's capital into two tiers. The first tier ('Tier I') includes common equity, retained earnings, certain non-cumulative perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts of consolidated subsidiaries, less goodwill and other intangible assets (except mortgage servicing rights and purchased credit card relationships subject to certain limitations). Supplementary ('Tier II') capital includes, among other iterms, cumulative perpetual and long-term limited-life preferred stock, mandatory convertible securities, certain hybrid capital instruments, term subordinated debt and the allowance for loan and lease losses, subject to certain limitations, less required deductions. Banks are required to maintain a total risk-based capital ratio of 8%, of which at least 4% must be Tier I capital.

     In addition, the FDIC has established regulations prescribing a minimum Tier I leverage ratio (Tier I capital to adjusted total assets as specified in the regulations). These regulations provide for a minimum Tier I leverage ratio of 3% for banks that meet certain specified criteria, including that they have the highest examination rating and are not experiencing or anticipating significant growth. All other banks are required to maintain a Tier I leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points. The FDIC may, however, set higher leverage and risk-based capital requirements on individual institutions when particular circumstances warrant. Banks experiencing or anticipating significant growth are expected to maintain capital ratios, including tangible capital positions, well above the minimum levels. At June 30, 1998, the Bank's tangible and core capital ratios were 6.56% and the risk-based capital ratio was 13.61%.

     In August 1995, the FDIC, along with the other federal banking agencies, adopted a regulation providing that the agencies will take account of the exposure of a bank's capital and economic value to changes in interest rate risk in assessing a bank's capital adequacy. According to the agencies, applicable considerations include the quality of the bank's interest rate risk management process, the overall financial condition of the bank and the level of other risks at the bank for which capital is needed. Institutions with significant interest rate risk may be required to hold additional capital. The agencies also have issued a joint policy statement providing guidance on interest rate risk management, including a discussion of the critical factors affecting the agencies' evaluation of interest rate risk in connection with capital adequacy. The agencies have determined not to proceed with a previously issued proposal to develop a supervisory framework for measuring interest rate risk and an explicit capital component for interest rate risk.

     Insurance of Accounts. The FDIC has adopted a risk-based insurance assessment system. The FDIC assigns an institution to one of three capital categories based on the institution's financial information, as of the reporting period ending seven months before the assessment period. The capital categories are (1) well capitalized, (2) adequately capitalized or (3) undercapitalized. An institution is also placed in one of three supervisory subcategories within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information that the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned with the most well capitalized, healthy institutions receiving the lowest rates.

     Deposits of the Bank are presently insured by the SAIF. Both the SAIF and the BIF are statutorily required to achieve and maintain a ratio of insurance reserves to total insured deposits equal to 1.25%. Until recently, members of the SAIF and BIF were paying average deposit insurance assessments of between 24 and 25 basis points. The BIF met the required reserve level in 1995, whereas the SAIF was not expected to meet or exceed the required level until 2002 at the earliest. This situation was primarily due to the statutory requirement that SAIF members make payments on bonds issued in the late 1980s by the Financing Corporation ('FICO') to recapitalize the predecessor to the SAIF.

     In view of the BIF's achieving the 1.25% ratio, the FDIC ultimately adopted a new assessment rate schedule ranging from 0-27 basis points under which 92% of BIF members paid an annual premium of only $2,000. With respect to SAIF member institutions, the FDIC adopted a final rule retaining the previously existing assessment rate schedule applicable to SAIF member institutions of 23 to 31 basis points. As long as the premium differential continued, it may have had adverse consequences for SAIF members, including reduced earnings and an impaired ability to raise funds in the capital markets. In addition, SAIF members, such as the Bank, could have been placed at a substantial competitive disadvantage to BIF members with respect to pricing of loans and deposits and the ability to achieve lower operating costs.

     On September 30, 1996, the President of the United States signed into law the Funds Act which, among other things, imposed a special one-time assessment on SAIF member institutions, including the Bank, to recapitalize the SAIF. As required by the Funds Act, the FDIC imposed a special assessment of 65.7 basis points on SAIF assessable deposits held as of March 31, 1995, payable November 27, 1996 (the 'SAIF Special Assessment'). The SAIF Special Assessment was recognized by the Bank as an expense in the quarter ended September 30, 1996, and is generally tax deductible. The SAIF Special Assessment recorded by the Bank amounted to $7.7 million on a pre-tax basis and $4.5 million on an after-tax basis.

     The Funds Act also spread the obligations for payment of the FICO bonds across all SAIF and BIF members. Beginning on January 1, 1997, BIF deposits were assessed for a FICO payment of 1.3 basis points, while SAIF deposits pay 6.48 basis points. Full pro rata sharing of the FICO payments between BIF and SAIF members will occur on the earlier of January 1, 2000, or the date the BIF and SAIF are merged.

     As a result of the Funds Act, the FDIC voted to effectively lower SAIF assessments to 0-27 basis points as of January 1, 1997, a range comparable to that of BIF members. SAIF members will also continue to make the FICO payments described above. The FDIC also lowered the SAIF assessment schedule for the fourth quarter of 1996 to 18-27 basis points. Management cannot predict the level of FDIC insurance assessments on an on-going basis, whether the federal thrift charter will be eliminated or whether the BIF and SAIF will eventually be merged.

     The Bank's assessment rate, effective as of January 1, 1997, was reduced to 0.164% based upon its current risk classification, and the regular premium paid for 1997 was $1.8 million. As discussed in further detail under 'Management's Discussion and Analysis of Financial Condition and Results of
Operations--Results of

Operations--Noninterest Expenses,' the Bank's deposit insurance premium has been reduced to 6.4 basis points, effective as of January 1, 1998.

     The FDIC is authorized to raise the assessment rates in certain circumstances. The FDIC has exercised this authority several times in the past and may raise insurance premiums in the future. If such action is taken by the FDIC, it could have an adverse effect on the earnings of the Bank.

     Under the FDIA, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the OTS. The management of the Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

     Prompt Corrective Action. The federal banking regulators have established capital levels for institutions to implement the 'prompt corrective action' provisions of the FDICIA which require certain supervisory actions against undercapitalized institutions. Based on these capital levels, insured institutions will be categorized as well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized or critically undercapitalized. The FDICIA requires federal banking regulators to take prompt corrective action to solve the problems of those institutions that fail to satisfy their applicable minimum capital requirements. The level of regulatory scrutiny and restrictions imposed become increasingly severe as an institution's capital level falls.

     A 'well capitalized' institution must have risk-based capital of 10% or more, leverage capital ratio of 5% or more and Tier 1 risk-based capital (based on the ratio of core capital to risk-weighted assets) of 6% or more and may not be subject to any written agreement, order, capital directive, or prompt corrective action directive. As of December 31, 1997 and thereafter, the Bank was a well capitalized institution under the definitions. An institution will be categorized as 'adequately capitalized' if it has total risk-based capital of 8% or more, Tier 1 risk-based capital of 4% or more, and generally a leverage capital ratio of 4% or more and does not meet the definition of 'well capitalized;' 'undercapitalized' if it has total risk-based capital of less than 8%, or Tier 1 risk-based capital of less than 4%, or generally a leverage ratio of less than 4%; 'significantly undercapitalized' if it has total risk-based capital of less than 6%, or Tier 1 risk-based capital of less than 3%, or leverage capital of less than 3%; and 'critically undercapitalized' if it has a ratio of tangible equity to total assets that is equal to less than 2%.

     In the case of an institution that is categorized as 'undercapitalized,' such an institution must submit a capital restoration plan to the FDIC. An undercapitalized depository institution generally will not be able to acquire other banks or thrifts, establish additional branches, pay dividends, or engage in any new lines of business unless consistent with its capital plan. A 'significantly undercapitalized' institution will be subject to additional restrictions on its affiliate transactions, the interest rates paid by the institution on its deposits, the institution's asset growth, compensation of senior executive officers, and activities deemed to pose excessive risk to the institution. Regulators may also order a significantly undercapitalized institution to hold elections for new directors, terminate any director or senior executive officer employed for more than 180 days prior to the time the institution became significantly undercapitalized, or hire qualified senior executive officers approved by the regulators. The FDICIA provides that an institution that is 'critically undercapitalized' must be placed in conservatorship or receivership within 90 days of becoming categorized as such unless the institution's regulator and the FDIC jointly determine that some other course of action would result in a lower resolution cost to the institution's insurance fund.

     Potential Enforcement Actions. Commercial banking organizations, such as the Company and the Bank, and their institution-affiliated parties, may be subject to potential enforcement actions by the Federal Reserve Board, the FDIC and/or the Commissioner for violations of any law, rule, regulation or any condition imposed in writing by the agency or any written agreement with the agency for unsafe or unsound practices in conducting their businesses. Enforcement actions may include the imposition of a conservator or receiver, the issuance of a cease-and-desist order that can be judicially enforced, the termination of insurance of deposits (in the case of the Bank), the imposition of civil money penalties, the issuance of directives to increase capital, the issuance of formal and informal agreements, the issuance of removal and prohibition orders against institution affiliated parties, and the imposition of restrictions and sanctions under the prompt corrective action provisions of the FDICIA. Additionally, a holding company's inability to serve as a source of strength to its subsidiary banking organizations could serve as an additional basis for a regulatory action against the holding company. Neither the Company nor the Bank has been subject to any such enforcement actions.

     Federal Home Loan Bank System. The Bank is a member of the FHLB system, which consists of 12 regional Federal Home Loan Banks governed and regulated by the Federal Housing Finance Board. The Federal Home Loan Banks provide a central credit facility for member institutions. The Bank, as a member of the FHLB of San Francisco, is required to acquire and hold shares of capital stock in the FHLB of San Francisco in an amount at least equal to the greater of 1% of the aggregate principal amount of its unpaid residential mortgage loans, home purchase contracts and similar obligations as of the close of each calendar year, or 5% of its borrowings from the FHLB of San Francisco (including advances and letters of credit issued by the FHLB on the Bank's behalf). The Bank is currently in compliance with this requirement, with a $14.9 million investment in stock of the FHLB of San Francisco as of June 30, 1998.

     The FHLB of San Francisco makes advances to members in accordance with policies and procedures periodically established by the Federal Housing Finance Board and the Board of Directors of the FHLB of San Francisco. Currently outstanding advances from the FHLB of San Francisco are required to be secured by a member's shares of stock in the FHLB of San Francisco and by certain types of mortgages and other assets. The FIRREA further limited the eligible collateral in certain respects. Interest rates charged for advances vary depending on maturity, the cost of funds to the FHLB of San Francisco and the purpose of the borrowing. As of June 30, 1998, there were $298.0 million in outstanding advances from the FHLB of San Francisco to the Bank.

     Federal Reserve System. The Federal Reserve Board regulations require depository institutions to maintain non-interest-earning reserves against their transaction accounts. The Federal Reserve Board regulations generally required that reserves be maintained against aggregate transaction accounts as follows: for accounts aggregating $47.8 million or less (subject to adjustment by the Federal Reserve Board) the reserve requirement is 3%; and for accounts greater than $47.8 million, the reserve requirement is $1.4 million plus 10% (subject to adjustment by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess of $47.8 million. The first $4.7 million of otherwise reservable balances (subject to adjustment by the Federal Reserve Board) are exempted from the reserve requirements. The Bank is in compliance with the foregoing requirements. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve Board, the effect of this reserve requirement is to reduce the Bank's interest-earning assets. FHLB System members are also authorized to borrow from the Federal Reserve 'discount window,' but Federal Reserve Board regulations require institutions to exhaust all FHLB sources before borrowing from a Federal Reserve Bank.

     Community Reinvestment Act. Under the Community Reinvestment Act (the 'CRA'), as implemented by FDIC regulations, an institution has a continuing and affirmative obligation consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the federal bank regulators, in connection with its examination of a financial institution, to assess the institution's record of meeting the credit needs of its community and to take such records into account in its evaluation of certain applications. As a state chartered bank, the Bank is subject to the fair lending requirements and reporting obligations involving home mortgage lending operations of the CRA. The FIRREA amended the CRA to require public disclosure of an institution's CRA rating and to require that the federal regulators provide a written evaluation of an institution's CRA performance utilizing a four-tiered descriptive rating system in lieu of the existing five-tiered numerical rating system. Based upon OTS examinations in 1996 and 1998, the Bank's CRA ratings were 'outstanding.'

     Loans-to-One-Borrower Limitations. The FIRREA provided that loans-to-one-borrower limits applicable to national banks apply to other depository institutions. Generally, under current limits, loans and extensions of credit outstanding at one time to a single borrower shall not exceed 15% of the savings institution's unimpaired capital and unimpaired surplus. Loans and extensions of credit fully secured by certain readily marketable collateral may represent an additional 10% of unimpaired capital and unimpaired surplus. As of June 30, 1998, the Bank was in compliance with the loans-to-one-borrower limitations.

     Interstate Banking and Branching. Under the Interstate Branching Act, a bank holding company that is adequately capitalized and managed may obtain approval under the BHCA (via merger) to acquire (via merger) an existing bank located in another state without regard to state law. A bank holding company is not permitted to make such an acquisition if, upon consummation, it would control (a) more than 10% of the total amount of deposits of insured depository institutions in the United States or (b) 30% or more of the deposits in the state in which the bank is located. A state may limit the percentage of total deposits that may be held in that state by any one bank or bank holding company if application of such limitation does not discriminate against out-of-state banks or bank holding companies. An out-of-state bank holding company may not acquire a state bank in existence for less than a minimum length of time that may be prescribed by state law, except that a state may not impose more than a five-year age requirement.

     The Interstate Branching Act also permits mergers of insured banks located in different states and conversion of the branches of the acquired bank into branches of the resulting bank. Each state may adopt legislation to prohibit interstate mergers after that date in that state or in other states by that state's banks. The same concentration limits discussed in the preceding paragraph apply. The Interstate Branching Act also permits a national or state bank to establish branches in a state other than its home state if permitted by the laws of that state, subject to the same requirements and conditions as for a merger transaction.

     Under the Interstate Branching Act, the extent of a commercial bank's ability to branch into a new state will depend on the law of the state. California has adopted an early 'opt in' statute under the Interstate Branching Act that permits out-of-state banks to acquire California banks that satisfy a five-year minimum age requirement (subject to exceptions for supervisory transactions) by means of merger or purchases of assets; although entry through acquisition of individual branches of California institutions and de novo branching into California are not permitted. The Interstate Branching Act and the California branching statute allows out-of-state banks to enter and compete in the markets in which the Bank operates.

                     MANAGEMENT OF THE COMPANY AND THE BANK

     In accordance with the respective bylaws of the Company and the Bank, the Boards of Directors of the Company and the Bank consists of seven members. The directors of the Company have been elected to the following classes: one class of directors, consisting of Messrs. Fell and McMeekin, has a term expiring at the first annual meeting of stockholders; the second class, consisting of Messrs. Downing and Lam, has a term of office expiring at the second annual meeting of stockholders; and the third class, consisting of Messrs. Wong and Wu, has a term of office expiring at the third annual meeting of stockholders. The remaining vacancy is expected to be filled by the Board of Directors of the Bank in the near future. There are no arrangements or understandings between the Company and the Bank and any person pursuant to which such person has been proposed to be a director, and no director nominee is related to any other director nominee or executive officer of the Company or the Bank by blood, marriage or adoption.

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company and the Bank are set forth below:

NAME                                               AGE   POSITION
----                                               ---   ---------
Directors:
Sau-wing Lam....................................   45    Chairman of the Boards of Directors
Tommy S. Wu.....................................   40    President, Chief Executive Officer and Director
Jonathan H. Downing.............................   46    Senior Vice President, Chief Financial Officer,
                                                           Treasurer and Director
Robert Fell.....................................   77    Director
Ronald McMeekin.................................   65    Director
Godwin Wong.....................................   48    Director

Executive Officers Who Are Not Directors:

Louis E. Barbarelli.............................   57    Senior Vice President and Director of Operations
                                                           and Systems
William T. Goldrick.............................   66    Senior Vice President and Chief Credit Officer
Cecilia Lai.....................................   48    Senior Vice President, Director of Retail
                                                           Banking
Dennis Alan Lee.................................   55    Vice President and Corporate Counsel
Sylvia Loh......................................   42    Senior Vice President and Director of Commercial
                                                           Banking
Deanne Miller...................................   50    Senior Vice President and Director of Human
                                                           Resources

     Mr. Lam was appointed President, Chief Executive Officer and Vice Chairman of the Board of Directors of the Bank in December 1996. On December 31, 1997, he retired as President and Chief Executive Officer of the Bank but remained as Vice Chairman of the Board of Directors. Previously, Mr. Lam served as President and Chief Executive Officer of Pacific Link Communications Limited located in Hong Kong, a subsidiary of the First Pacific Group. Mr. Lam was appointed President, Chief Executive Officer and Director of the Bank in March 1991 and left in 1995 to head up Pacific Link Communications Limited. Mr. Lam's banking experience began when he joined the International Division of Crocker National Bank in San Francisco in July 1977. He was transferred to Crocker's Hong Kong Regional Officer in 1979 where he directed the administration, correspondent banking and marketing functions. He returned to Crocker's headquarters in 1983 where he directed Correspondent Banking for the Asia Pacific Region. In February 1984, he joined The Hibernia Bank in San Francisco, then a First Pacific Group ('Group') subsidiary, as the head of Trust Banking. When the Group acquired the Bank in 1986, Mr. Lam was appointed its Chief Administrative Officer and Senior Vice President, Retail Banking. In 1989, he was transferred to the Group's headquarters in Hong Kong to become the Group Treasurer. Mr. Lam devotes a significant amount of his personal time on voluntary services in the ethnic Chinese communities. Mr. Lam graduated with a B.S. degree in Business Administration from California State University at Fresno in 1975, and a MBA degree in International Finance at the University of California at Berkeley in 1977.

     Mr. Wu was appointed President and Chief Executive Officer of the Bank effective January 1, 1998. Prior to that appointment, Mr. Wu was the Executive Vice President and Director of the Bank as of September 25, 1997. Previously, Mr. Wu was the Director of Customer Care for Pacific Link Communications Limited in Hong Kong where he managed over 600 employees and was responsible for formulating and implementing customer care, customer retention, and customer communications strategies. Mr. Wu served as a director of the Bank from 1995-1996 and was a Senior Vice President, Head of Retail Banking of the Bank from 1992-1996 when he directed the marketing, public relations, loan originations, branch administration and operations control functions. Mr. Wu also served the Bank as Vice President, Regional Manager, of its Southern California Retail Banking Division from 1991-1992. Prior to joining the Bank in 1991, Mr. Wu was at First Pacific Bank, Hong Kong where he served as Vice President and Team Leader of its Business Banking Group; Vice President,

Deputy Head, Retail Banking Group; and Assistant Vice President, Retail Banking Group from 1986-1991. Prior to First Pacific Bank, Mr. Wu's experience included the following: Assistant Treasurer, and Branch Manager for Chase Manhattan Bank, N.A., Hong Kong; Assistant Manager, Banque Nationale De Paris, Hong Kong; Assistant Officer, Standard Chartered Bank, Hong Kong (1977-1986). Mr. Wu has also served on the Board of Directors of the Self-Help For the Elderly (also a member of the finance committee) and the PineView Housing Corporation (also chairperson of the finance committee). Mr. Wu is a graduate of Cognitio College, Hong Kong and has taken numerous banking and management courses at the University of California, Berkeley and the Chartered Institute of Bankers.

     Mr. Barbarelli has been Senior Vice President and Director of Operations and Systems of the Bank since August 1993, and served as a member of the Board of Directors from 1994 to 1998. Prior to 1993, he served for two years as a Senior Vice President and Chief Auditor of the Bank. Before joining the Bank, Mr. Barbarelli was the General Auditor at Jackson County Federal Bank in Medford, Oregon. Mr. Barbarelli has also served at the senior management level at Hibernia Bancshares (San Francisco, California), Central Bank (Concord, California), Bank of California, Fireman's Fund Insurance and U.S. Leasing. Mr. Barbarelli has a B.S. in Information Systems Management from the University of San Francisco.

     Mr. Downing has been Senior Vice President and Chief Financial Officer of the Bank since 1989. Mr. Downing has served as a director of the Bank since January 1991. Mr. Downing joined the First Pacific Group in July 1983 as one of four professionals contracted to create a de novo mortgage banking operation (FPM Inc.) in California. Mr. Downing served as Chief Financial Officer of FPM Inc. until it was merged into United Savings Bank in 1986. At that time he assumed the responsibilities of Director of Secondary Marketing for the Bank and was appointed its Chief Financial Officer in 1989. Prior to joining the First Pacific Group, Mr. Downing was with Arthur Andersen and Co. Mr. Downing received a B.S. in Business Administration from California State University, San Diego. Mr. Downing is a CPA and a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

     Mr. Goldrick has been Senior Vice President and Chief Credit Officer of the Bank since January 1997. Prior to joining the Bank, Mr. Goldrick was the Senior Vice President, Senior Credit Officer for America California Bank from 1995 to 1997; Chief Lending Officer for National American Bank from 1992 to 1995; First Vice President-Manager Loan Administration for MBANK from 1987 to 1991; Vice President-Credit Policy, Vice President-Senior Credit Officer for Asia and Vice President-Division Administrator for Crocker National Bank. Mr. Goldrick has also held various international banking positions with Crocker National Bank from 1969 to 1986. Mr. Goldrick received a B.A. in Economics from the University of California, Santa Barbara in 1957.

     Ms. Lai has served as a member of the Board of Directors from 1997 to 1998, and has served as the Senior Vice President and Director of Retail Banking since 1997. Prior to holding that position she was Vice President of Credit Risk Management and Compliance, as well as CRA Officer and Compliance Officer at the Bank since 1992. From 1988 to 1992, Ms. Lai held a variety of positions (Director of Marketing, Manager, Market Support Group, Branch Manager and Marketing Analyst) within the Bank. Prior to joining the Bank, Ms. Lai served as Executive Director of the Oakland Chinese Community Council and in various positions at Automatic Data Processing, Underwriters Travelers Insurance., and Allstate Insurance Company. Ms. Lai received a B.A. and M.A. from Holy Names College.

     Mr. Lee has served as Corporate Counsel for the Bank since June, 1993. Currently, he also serves as Vice President for the Bank. Prior to joining the Bank, Mr. Lee was a director and General Counsel for Golden Coin Savings and Loan Association. Prior to this, Mr. Lee was in private practice at the Law Office of Barkley & Lee. Mr. Lee has also served in a variety of positions in the legal profession, including City Attorney for the City of Pleasant Hill, City Attorney for the cities of Martinez and Pleasant Hill, Senior Assistant City Attorney for the City of Redwood City, Acting City Attorney and Assistant City Attorney for the City of Berkeley, Judge Pro-Tem at the Berkeley-Albany Municipal Court and Temporary Court Commissioner. Mr. Lee received an A.A. degree from Warren Wilson Junior College (Asheville, North Carolina), B.A. degree from San Francisco State College in 1966 and a J.D. from the University of California, Hastings College of Law in 1969. Mr. Lee is a member of the State Bar of California.

     Ms. Loh is a Senior Vice President and Director of Commercial Banking of the Bank and joined the Bank as Vice President and Head of Commercial Banking in January 1996. Ms. Loh created the commercial banking division for the Bank and manages three marketing teams which focus on commercial real estate, trade finance, business banking loan products and SBA. Prior to joining the Bank, Ms. Loh held the position of Vice President, Relationship Manager, Bank of America, International Trade Bank from 1992-1996. In this position, she managed an export portfolio with an annual fee income of $12,000,000 and managed and increased an import credit portfolio to $45,000,000. From 1988-1992, Ms. Loh was the Vice President, Team Manager, Commercial Banking, Security Pacific Asian Bank where she managed a team of loan officers with a focus on trade finance, real estate investment and private banking. Ms. Loh was the Vice President, Preferred Banking Manager, Bank of America, Golden Gate Area Management Group from 1987-1988 where she managed a team of seven Preferred Bankers supporting 26 retail branches with a focus on high net worth clientele. From 1982-1985, Ms. Loh was the Assistant Vice President, Credit Administration, San Francisco Main Office where she was responsible for the credit quality of a $200,000,000 commercial loan portfolio, assisted the commercial banking officers in credit structuring and achieved excellent credit examinations for three consecutive years. Ms. Loh was the Branch Manager, for Bank of America's Mandarin Towers Branch from 1979 -1982. Ms. Loh received a B.A. degree in Accounting and Finance from the California State University in San Francisco in 1979 and is a past President of the Association of Asian American Bankers (1996-1997).

     Ms. Miller is Senior Vice President and Director of Human Resources of the Bank. Ms. Miller joined the Bank in 1986 as Assistant Vice President and Employment Manager. In 1993 Ms. Miller was promoted to Vice President and Director of Human Resources, and was promoted to Senior Vice President in 1997. Prior to joining the Bank, Ms. Miller was a Human Resources Representative at Crocker National Bank/Wells Fargo Bank, and a Personnel Recruiter for Allan Kent Personnel Service. Ms. Miller is a graduate of Cedar Rapids Business College, and completed the Paralegal Studies Program at San Francisco State University and has taken personnel course work at the University of California, Berkeley.

     Mr. Fell was appointed to the Board of the Bank in 1994. Mr. Fell joined the Board of the FPB Bank Holding Company Limited in August 1993. Mr. Fell is currently a financial consultant and is Chairman of the International Securities Consultancy Limited. Mr. Fell is a published author, having written his personal account of the history of the stock market and banking in Hong Kong during the last ten years. Mr. Fell is a British subject who currently resides in London, United Kingdom. He began his Civil Service career after the War with the British Board of Trade where he concentrated on international trade and finance. He served for five years in Australia as a Trade Commissioner and five years in India. From 1967 to 1980 he was in charge of the United Kingdom's export policy and commercial relations with the United States. He later became the head of the Export Credits Guarantee Department where he was closely involved with the United States EXIM Bank and the Department of the Treasury. In 1974 he left government service to become the first Chief Executive of the London Stock Exchange. In 1981, he was invited by the Hong Kong government to become a Commissioner for Securities. He was instrumental in the unification of Hong Kong's three stock exchanges and the creation of a financial futures market. In 1984 he was appointed Commissioner of Banking and of Deposit-taking Companies. He was directly responsible for the changes in Hong Kong's banking regulations and the successful rescue of several banks during the crisis of 1983. After the stock market crash in October 1987, he took over as Chief Executive of the Hong Kong Stock Exchange and introduced the new management set up which is still in use today.

     Mr. McMeekin was appointed as a director of the Company and the Bank in July 1998. With over 30 years of extensive domestic and overseas banking experience, he has served as Chief Executive Officer for the following banks:
Bank of the Orient in San Francisco from 1990 to 1996, I.B.I. Asia in Hong Kong from 1988 to 1989, and Ocean Leila in Hong Kong from 1973 to 1976. Mr. McMeekin has developed banking operations in the United States, Europe, and Asia. His experience in environments undergoing rapid change has allowed him to engineer the turn-around of a major financial services group in Hong Kong as well as a United States bank. Earlier assignments included senior management positions with Crocker Bank (now Wells Fargo Bank) in San Francisco and Standard Chartered Bank, London. Mr. McMeekin is also a member of the Institute of Bankers, Scotland, and has attended management development programs at Harvard Business School.

     Dr. Wong has been a director of the Bank since 1994. Dr. Wong has been on the Faculty of the Haas School of Business at the University of California at Berkeley for the last thirteen years. Dr. Wong has also been a tenured professor of management at Golden Gate University for the last fifteen years. Dr. Wong has been on the faculty of the Graduate School of Business Administration, Zurich, Switzerland for the last nine years and lectured in 16 countries to high level business executives throughout the world. Dr. Wong was appointed by the FDIC, Federal Home Loan Bank Board, Resolution Trust Corporation and the OTS to be on the Boards of Directors of various financial institutions, including Gateway Bank and California National Bank. Dr. Wong has also served on the Boards of other organizations, including World Affairs Council, International Forum, Harvard Club and Chinatown Resources Development Center. Dr. Wong graduated with a Bachelor's degree from the University of Wisconsin, a M.B.A. from the University of California, Los Angeles and a M.A. and Ph.D from Harvard University.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS OF THE COMPANY

     The Board of Directors of the Company conducts its business through meetings of the Board of Directors and through activities of its committees. The Board of Directors of the Company meets every other month and may have additional meetings as needed. During the year ended December 31, 1997, the Board of Directors of the Company acted eight times by unanimous written consent in lieu of meeting. All of the directors of the Company participated in at least 75% of the total number of the Company's Board meetings held and committee meetings on which such directors served during 1997. The Board of Directors of the Company maintains an Audit and Examining Committee, a Credit Policy and Investment Committee and a Human Resources Committee, the nature and composition of which are described below:

     AUDIT COMMITTEE. The Audit and Examining Committee of the Company and the Bank consist of Messrs. Fell, Wong and McMeekin. The Audit Committee is responsible for reporting to the Board on the general financial condition of the Bank and the results of the annual audit, and is responsible for ensuring that the Bank's activities are being conducted in accordance with applicable laws and regulations. The Audit and Examining Committee of the Company was formed in May 1998. The Audit and Examining Committee of the Bank met six times in 1997.

     HUMAN RESOURCES COMMITTEE. The Human Resources Committee of the Company consists of Messrs. Lam and Fell. The Human Resources Committee of the Company reviews and recommends to the Board of Directors compensation for senior management of the Bank; the adoption, amendment and implementation of incentive compensation plans, stock option plans, and other benefit plans and programs for the Company and the Bank. The Human Resources Committee of the Company and the Bank is also responsible for maintaining on behalf of the Board of Directors a current senior management succession and contingency plan; charged with the investigation and resolution of any incident which may be construed as a potential conflict of interest on behalf of any member of senior management or other offices of the Company and the Bank wherein Board of Directors oversight and action are appropriate; and may be required from time to time that senior management of the Bank and officers and directors of the Company provide proposals for, or status or progress reports on, policies or programs which may have a material bearing on the strategic human resources philosophy and consequent operational direction of the Bank. The Human Resources Committee of the Company was formed in 1998. The Compensation Committee of the Bank met four times in 1997.

     CREDIT POLICY AND INVESTMENT COMMITTEE. The Credit Policy and Investment Committee of the Company and the Bank consists of Messrs. Wong, Downing, Fell, Lam, McMeekin and Wu. The committee is responsible for approving credit policies, setting parameters for credit risks, monitoring the overall credit risk profile of the Company and the Bank and the valuation allowance reserve. The Credit Policy and Investment Committee of the Company was formed in May 1998. The Credit Policy and Investment Committee of the Bank met six times in 1997.

DIRECTORS' COMPENSATION

     DIRECTORS' FEES. Currently, all outside directors of the Company and the Bank each receive an annual retainer of $25,200, while the Chairman of the Board of Directors of the Company and the Bank receives an annual retainer of $150,000, for service on the Board of Directors of the Company and the Bank. No committee meeting fees are paid by the Company or the Bank. Messrs. Wu and Downing do not receive any additional compensation for serving as directors of the Company and the Bank.

SUMMARY COMPENSATION TABLE

     The following shows, for the year ended December 31, 1997, the cash compensation paid by the Company and the Bank as well as certain other compensation paid for that year, to the Chief Executive Officer and the other five most highly compensated executive officers at the Company.

                                                                                 LONG TERM COMPENSATION
                                                                           -----------------------------------
                                              ANNUAL COMPENSATION                   AWARDS             PAYOUTS
                                       ---------------------------------   -------------------------   -------
                                                               OTHER       RESTRICTED    SECURITIES     LTIP         ALL
           NAME AND                                BONUS       ANNUAL        STOCK       UNDERLYING    PAYOUTS      OTHER
      PRINCIPAL POSITION        YEAR    SALARY      (3)     COMPENSATION     AWARDS     OPTIONS/SARS     (4)     COMPENSATION
------------------------------  ----   --------   -------   ------------   ----------   ------------   -------   ------------
Sau-wing Lam (1) .............  1997   $285,554   $    --      $3,529         $--           --          $--          $--
  Chairman of the Board of
  Directors
Tommy S. Wu (2) ..............  1997   $ 47,788   $30,000      $1,334          --            --           --          --
  President, Chief Executive
  Officer and Director
Jonathan H. Downing ..........  1997   $159,000   $17,500      $  499          --            --           --          --
  Senior Vice President, Chief
  Financial Officer, Treasurer
  and Director
Louis E. Barbarelli ..........  1997   $126,000   $25,000      $  242          --            --           --          --
  Senior Vice President and
  Director of Operations and
  Systems
Cecilia Lai ..................  1997   $101,246   $20,000      $  194
  Senior Vice President and
  Director of Retail Banking
Dennis A. Lee ................  1997   $117,468   $ 3,000      $2,697          --            --           --          --
  Vice President and Corporate
  Counsel
Sylvia Loh ...................  1997   $117,600   $20,000      $  220          --            --           --          --
  Senior Vice President and
  Director of Commercial
  Banking

------------------
(1) Mr. Lam was President and Chief Executive Officer of the Bank and Vice Chairman of the Board of Directors of the Bank during 1997. Effective December 31, 1997, Mr. Lam resigned as President and Chief Executive Officer of the Bank but remained as Vice Chairman of the Board of Directors. Effective April 17, 1998, Mr. Lam was elected as Chairman of the Board of Directors of the Bank and the Company.

(2) Mr. Wu re-joined the Bank on September 23, 1997, after spending one year with a former overseas affiliate. Mr. Wu was named President and Chief Executive Officer of the Bank effective January 1, 1998. Mr. Wu was elected President and Chief Executive Officer of the Company effective March 26, 1998 and as a director of the Company on April 17, 1998. As of September 23, 1997, Mr. Wu's annual base compensation was $175,000 per annum.

(3) The referenced bonus represents a performance bonus for the year ended December 31, 1996 which was paid in the first quarter of 1997.

(4) The former Long-Term Incentive Plan was terminated in conjunction with the Private Offerings.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     The Bank and the Company have entered into employment agreements with Tommy
S. Wu, the President and Chief Executive Officer of the Company and the Bank (the 'Executive'). These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of the Executive.

     The employment agreements provide for a three-year term. The Bank employment agreement provides that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors will review the agreement and the Executive's performance for purposes of determining whether to extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the Executive. The term of the Company employment agreement shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the Executive. The agreements provide that the Executive's base salary will be reviewed annually. In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The agreements provide for termination by the Bank or the Company for cause as would be defined in the agreements, at any time. In the event the Bank or the Company choose to terminate the Executive's employment for any reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon: (i) failure to re-elect the Executive to Executive's current offices; (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) liquidation or dissolution of the Bank or the Company; or (v) a breach of the agreement by the Bank or the Company; the Executive or, in the event of death, the Executive's beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement. The Bank and the Company would also continue and pay for the Executive's life, health and disability insurance coverage for the remaining term of the agreement.

     Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company as defined in the proposed employment agreements, it is expected that, the Executive, or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining terms of the agreement; or (ii) three times the highest annual compensation paid for the preceding three years. It is expected that the Bank and the Company would also continue the Executive's life, health and disability insurance coverage for 36 months.

     The Bank and the Company have entered into three-year termination and change in control agreements ('CIC Agreements') with certain other executive officers (the 'Officers') of the Company and the Bank. The CIC Agreements provide that commencing on the first anniversary date and continuing on each anniversary thereafter, the Bank's CIC Agreements may be renewed by the Board of Directors for an additional year. The Company's CIC Agreements are similar to the Bank's CIC Agreements except that the term of the Company's CIC Agreements shall be extended on a daily basis. The CIC Agreements provide that in the event voluntary or involuntary termination follows a change in control of the Bank or the Company, the Officer would be entitled to receive a severance payment equal to three times the Officer's highest annual compensation for the three years preceding the change in control. The Bank would also continue, and pay for, the Officer's life, health and disability insurance coverage for the remaining term of the agreements. Payments to the Officer under the Bank's CIC Agreements are guaranteed by the Company in the event that payments of benefits are not paid by the Bank. The CIC Agreements also provide that if an Officer is terminated during the existence of the CIC Agreement for any reason other than resignation, cause (as defined in the CIC Agreements), death or permanent disability, but prior to any change in control of the Company or the Bank, the Officer shall be paid a severance payment equal to the highest annual compensation paid to such Officer for the three preceding years.

     In the event of a change in control, total payments to executives and officers under the employment agreements and the CIC Agreements, based solely on current base salary, would be $3.2 million.

STOCK OPTION PLAN

     The Board of Directors of the Company has adopted a Stock Option Plan (the 'Stock Option Plan') which provides for the granting of stock options to eligible officers, employees and directors of the Company and the Bank. The Company has reserved 653,333 shares of Common Stock to be issued pursuant to the Stock Option Plan, of which 620,000 were granted at an exercise price of $15.00 and will vest over a three-year period.

     The stock option benefits provided under the Stock Option Plan are designed to attract and retain qualified personnel in key positions, provide officers, directors and key employees with a proprietary interest in the

Company as an incentive to contribute to the success of the Company, promote the attention of management to other Stockholders' concerns and reward key employees for outstanding performance. All employees and directors of the Company and its subsidiaries are eligible to participate in such plan. The Stock Option Plan provides for the grant of: (i) options to purchase the Company's Common Stock intended to qualify as incentive stock options under Section 422 of the Code ('Incentive Stock Options'); or (ii) options that do not so qualify ('Non-Statutory Stock Options'). Unless sooner terminated, the Stock Option Plan will be in effect for a period of ten years from the date of adoption by the Board of Directors. The Company intends to grant all future options under the Stock Option Plan at an exercise price equal to the fair market value of the underlying Common Stock on the date of grant. Following termination of employment or service in the event of disability, a change in control or death, all Non-Statutory Stock Options, whether or not exercisable, shall vest and become immediately exercisable. In the event of termination for cause or termination of employment for any other reason including retirement or voluntary resignation, all vested Non-Statutory Stock Options as of the date of termination shall remain exercisable for a period of one year, and all unvested Non-Statutory Stock Options shall become null and void. Following termination of employment or service in the event of disability, retirement, a change in control or death, all Incentive Stock Options, whether or not exercisable, shall vest and become immediately exercisable. In the event of termination for cause or termination of employment for any other reason including voluntary resignation, all vested Incentive Stock Options as of the date of termination shall remain exercisable for a period of one year, and all unvested Incentive Stock Options shall become null and void. It is anticipated that all options granted to officers and employees will be intended to be Incentive Stock Options to the extent permitted under Section 422 of the Code.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

     The Financial Institutions Reform, Recovery and Enforcement Act ('FIRREA') requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. The Bank's policy provides that no loans may be made by the Bank to its executive officers and directors.

     It is the policy of the Company that all transactions between the Company and holders of 10% or more of the shares of any class of its common stock and affiliates thereof, contain terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons and are required to be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHER BENEFICIAL OWNERS

     The following table sets forth, as of August 12, 1998, certain information as to those persons who were known by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock, each director, each Named Executive Officer and the shares of Common Stock beneficially owned by all directors and executive officers of the Company as a group.

                                                                                                 NUMBER       PERCENTAGE
                                                                                                   OF        BENEFICIALLY
NAME OF BENEFICIAL OWNER                                        POSITION(S) WITH THE COMPANY    SHARES(1)       OWNED
-------------------------                                       ----------------------------    ---------    ------------
Sau-wing Lam.................................................   Chairman of the Board of           50,000           *
                                                                  Directors Directors
Tommy S. Wu..................................................   Director, President and            33,333           *
                                                                  Chief Executive Officer
Jonathan H. Downing..........................................   Senior Vice President, Chief       16,667           *
                                                                  Financial Officer,
                                                                  Treasurer and Director
Robert Fell..................................................   Director                               --           *
Godwin Wong..................................................   Director                           20,000           *
Ronald McMeekin..............................................   Director                               --           *
Louis E. Barbarelli..........................................   Senior Vice President and           3,333           *
                                                                  Director of Operations and
                                                                  Systems
Cecilia Lai..................................................   Senior Vice President and          10,000           *
                                                                  Director of Retail Banking
Dennis Alan Lee..............................................   Vice President and Corporate        6,667           *
                                                                  Counsel
Sylvia Loh...................................................   Senior Vice President and          16,667           *
                                                                  Director of Commercial
                                                                  Banking
All Executive Officers and Directors as a Group (12                                               163,333        1.75%
  persons)...................................................

------------------
 * Does not exceed 1.0% of the Company's voting securities.
(1) The number of shares of Common Stock outstanding and the number owned by the individuals or entities listed does not include any shares issuable pursuant to outstanding options, none of which may be exercised until April 17, 1999.

                                 UCBH TRUST CO.

     The Trust is a statutory business trust formed under Delaware law by the filing of a certificate of trust with the Delaware Secretary of State on September 26, 1997. The Trust exists for the exclusive purposes of: (i) issuing and selling the Trust Securities; (ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures; and (iii) engaging in only those other activities necessary, advisable or incidental thereto. The Junior Subordinated Debentures are the sole assets of the Trust, and accordingly, payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities are owned by the Company. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Company as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See 'Description of Exchange Capital Securities--Subordination of Common Securities.' the Company has acquired Common Securities in a Liquidation Amount equal to 3% of the total capital of the Trust. The Trust has a term of 31 years, but may be dissolved earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by the Issuer Trustees, each appointed by the Company as holder of the Common Securities. The Issuer Trustees for the Trust are Wilmington Trust Company, as the Property Trustee, Wilmington Trust Company, as Delaware Trustee, and three Administrative Trustees who are officers of the Company, Wilmington Trust Company, as Property Trustee, is sole indenture trustee under the Trust Agreement. See 'Description of Exchange Guarantee' and 'Description of Exchange Junior Subordinated Debentures.' The holder of the Common Securities of the Trust or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Company, as issuer of the Junior Subordinated Debentures, will pay all fees, expenses, debts and obligations (other than the payment of principal, interest and premium, if any, on the Trust Securities) related to the Trust and the Exchange Offer, and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is c/o UCBH Holdings, Inc., 711 Van Ness Avenue, San Francisco, CA 94102.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the sale of the Original Capital Securities, the Company and the Trust entered into the Capital Securities Registration Rights Agreement with the Purchasers, pursuant to which the Company and the Trust agreed to file and use reasonable best efforts to cause to become effective with the Commission a registration statement relating to the exchange of the Exchange Capital Securities for the Original Capital Securities. A copy of the Capital Securities Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Capital Securities Registration Rights Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Original Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act, will not be subject to certain restrictions on transfer applicable to the Original Capital Securities and will not provide for any increase in the Distribution rate thereon. In that regard, the Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by August 14, 1998 and declared effective by September 15, 1998, the Distribution rate borne by the Original Capital Securities will increase by 0.25% per annum until such registration statement is filed or declared effective, as the case may be. In addition, the Original Capital Securities provide that, if the Trust has not exchanged Exchange Capital Securities for all Original Capital Securities validly tendered by the 45th day after the date on which the registration statement is declared effective, the Distribution rate borne by the Original Capital Securities will increase by 0.25% per annum for the period from the occurrence of such event until the Exchange Offer has been consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Capital Securities Registration Rights Agreement, except under limited circumstances. See 'Risk Factors--Consequences of a Failure to Exchange Original Capital Securities' and 'Description of Original Securities.'

     The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Original Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term 'holder' with respect to the Exchange Offer means any person in whose name the Original Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Original Capital Securities are held of record by DTC who desires to deliver such Original Capital Securities by book-entry transfer at DTC.

     Pursuant to the Exchange Offer, as soon as practicable after the Expiration Date, the Company will exchange the Exchange Junior Subordinated Debentures for the Original Junior Subordinated Debentures in a principal amount corresponding to the Liquidation Amount of the Original Capital Securities accepted for exchange and will execute the Exchange Guarantee in respect of the Exchange Capital Securities exchanged for such Original Capital Securities. The Exchange Guarantee and the Exchange Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

     The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to and including $30,000,000 aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Original Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described herein. The Trust will issue, as soon as practicable after the Expiration Date, an aggregate Liquidation Amount of up to and including $30,000,000 of Exchange Capital Securities in exchange for a like Liquidation Amount of outstanding Original Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Original Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof.

     The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered. As of the date of this Prospectus, $30,000,000 aggregate Liquidation Amount of the Original Capital Securities is outstanding.

     Holders of Original Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Original Capital Securities that are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Capital Securities Registration Rights Agreement, except under limited circumstances. See 'Risk Factors--Consequences of a Failure to Exchange Original Capital Securities' and 'Description of Original Securities.'

     If any tendered Original Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Capital Securities will be returned, without expense, to the tendering holder thereof as soon as practicable after the Expiration Date.

     Holders who tender Original Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described herein, in connection with the Exchange Offer. See '--Fees and Expenses.'

     NEITHER THE COMPANY, THE BOARD OF DIRECTORS OF THE COMPANY NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF ORIGINAL CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. EACH HOLDER OF ORIGINAL CAPITAL SECURITIES MUST DECIDE WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE LIQUIDATION AMOUNT OF ORIGINAL CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDER'S OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE, EXTENSIONS, AMENDMENTS

     The term 'Expiration Date' means 5:00 p.m., New York City time, on __________________, 1998 unless the Exchange Offer is extended by the Company or the Trust (in which case the term 'Expiration Date' shall mean the latest date and time to which the Exchange Offer is extended).

     The Company and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion that if any of the events or conditions referred to under '--Conditions to the Exchange Offer' have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities as described under '--Withdrawal Rights,' (iv) to waive any condition or (v) amend the terms of the Exchange Offer, subject to the Capital Securities Registration Rights Agreement, in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Original Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next Business Day (as defined herein) after the previously scheduled Expiration Date. Without limiting the manner in which the Company and the Trust may choose to make any public announcement and subject to applicable laws, the Company and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

     Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue Exchange Capital Securities for Original Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

     In all cases, delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(i) the book-entry confirmation described below under '--Procedures for Tendering Original Capital Securities--Book-Entry Transfer' or (ii) certificates representing such Original Capital Securities, and the Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal.

     Upon the terms and subject to the conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Original Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent (any such oral notice to be promptly confirmed in writing) of the Trust's acceptance of such Original Capital Securities for exchange pursuant to the

Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of book-entry confirmations or certificates representing Original Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving book-entry confirmations or certificates representing Original Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendering holders. Such exchange will be made as soon as practicable after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Original Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Original Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Original Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Original Capital Securities and such Original Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under '--Withdrawal Rights.'

     Pursuant to the Letter of Transmittal, a holder of Original Capital Securities will represent, warrant and agree that it has full power and authority to tender, exchange, sell, assign and transfer Original Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Original Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Original Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will represent, warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Original Capital Securities tendered pursuant to the Exchange Offer. Tendering holders of Original Capital Securities that use ATOP will, by doing so, acknowledge that such holder has received and agrees to be bound by the terms of the Letter of Transmittal and the Company may enforce the Letter of Transmittal against such holder.

PROCEDURES FOR TENDERING ORIGINAL CAPITAL SECURITIES

     Valid Tender. Except as set forth herein, in order for Original Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at its address set forth under '--Exchange Agent,' and (i) tendered Original Capital Securities must be received by the Exchange Agent, or (ii) such Original Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth herein and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth herein must be complied with.

     If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the Liquidation Amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in an agent's message in lieu of the Letter of Transmittal. The entire Liquidation Amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF THE BOOK-ENTRY CONFIRMATIONS OR CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Book-Entry Transfer. For purposes of the Exchange Offer, the Exchange Agent will establish an account with respect to the Original Capital Securities at DTC within two Business Days after the date of this Prospectus. Any tendering financial institution that is a participant in DTC's book-entry transfer facility system must make a book-entry delivery of the Original Capital Securities by causing DTC to transfer such Original Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfers. Such holder of Original Capital Securities using ATOP should transmit its acceptance to DTC on or prior to the

Expiration Date (or comply with the guaranteed delivery procedures set forth below). DTC will verify such acceptance, execute a book-entry transfer of the tendered Original Capital Securities into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of such book-entry transfer, including an agent's message confirming that DTC has received an express acknowledgment from such holder that such holder has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Company may enforce the Letter of Transmittal against such holder (a 'book-entry confirmation').

     A beneficial owner of Original Capital Securities that are held by or registered in the name of a custodian is urged to contact such Custodian promptly if such beneficial owner wishes to participate in the Exchange Offer.

     Certificates. If the tender is not made through ATOP, certificates representing Original Capital Securities, as well as the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other required documents required by the Letter of Transmittal, must be received by the Exchange Agent at its address set forth under '--Exchange Agent' on or prior to the Expiration Date in order for such tender to be effective (or the guaranteed delivery procedure set forth herein must be complied with).

     If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the Liquidation Amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire Liquidation Amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     Signature Guarantees. Certificates for the Original Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Original Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such holder completes the box entitled 'Special Issuance Instructions' or 'Special Delivery Instructions' in the Letter of Transmittal. In the case of
(i) or (ii) above, such certificates for Original Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an 'eligible guarantor institution,' including (as such terms are defined therein): (a) a bank; (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (c) a credit union;
(d) a national securities exchange, registered securities association or clearing agency; or (e) a savings association that is a participant in a Securities Transfer Association (each of the foregoing, an 'Eligible Institution'), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     Delivery. The method of delivery of the book-entry confirmation or certificates representing tendered Original Capital Securities, the Letter of Transmittal, and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail, return receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

     Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) a book-entry confirmation with respect to such Original Capital Securities or (ii) certificates representing Original Capital Securities and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time and will depend upon when book-entry confirmations with respect to Original Capital Securities or certificates representing Original Capital Securities and other required documents are received by the Exchange Agent.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     Guaranteed Delivery. If a holder desires to tender Original Capital Securities pursuant to the Exchange Offer and the certificates for such Original Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Original Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

     (i) such tenders are made by or through an Eligible Institution;

     (ii) a properly completed and duly executed notice to the Exchange Agent guaranteeing delivery to the Exchange Agent of either certificates representing Original Capital Securities or a book-entry confirmation in compliance with the requirements set forth herein (a 'Notice of Guaranteed Delivery'), substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided herein, on or prior to the Expiration Date; and

     (iii) a book-entry confirmation or the certificates representing all tendered Original Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are, in any case, received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     The Trust's acceptance for exchange of Original Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

     Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Capital Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Company and the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under '--Conditions to the Exchange Offer' or any condition or irregularity in any tender of Original Capital Securities of any particular holder, whether or not similar conditions or irregularities are waived in the case of other holders.

     The interpretation by the Company and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Original Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company and the Trust, proper evidence satisfactory to the Company and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

RESALES OF EXCHANGE CAPITAL SECURITIES

     The Trust is making the Exchange Offer for the Exchange Capital Securities in reliance on the position of the Staff of the Commission as set forth in the Letters. However, neither the Company nor the Trust sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an 'affiliate' of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the Letters, (ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such New Capital Securities for Original Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

     Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an 'affiliate' of the Company or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of 'beneficial owners' (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Original Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the Letters, the Company and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See 'Plan of Distribution.' However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at its address set forth herein under '--Exchange

Agent.' Any Participating Broker-Dealer who is an 'affiliate' of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of (i) any fact that makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) any fact that causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Capital Securities Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Company or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective, a written, telegraphic or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under '--Exchange Agent' on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Original Capital Securities to be withdrawn, the aggregate Liquidation Amount of Original Capital Securities to be withdrawn, and (if certificates for such Original Capital Securities have been tendered) the name of the registered holder of the Original Capital Securities as set forth on the certificates if different from that of the person who tendered such Original Capital Securities. If certificates representing Original Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such certificates, the tendering holder must submit the serial numbers shown on the particular certificates to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Capital Securities tendered for the account of an Eligible Institution. If Original Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in '--Procedures for Tendering Original Capital Securities--Book-Entry Transfer,' the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Capital Securities. Withdrawals of tenders of Original Capital Securities may not be rescinded. Original Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under '--Procedures for Tendering Original Capital Securities.'

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. None of the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Original Capital Securities that have been tendered but are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON THE EXCHANGE CAPITAL SECURITIES

     Holders of Original Capital Securities whose Original Capital Securities are accepted for exchange on or prior to November 1, 1998 will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and including April 17, 1998. Accordingly, holders of Exchange Capital Securities as of the close of business on October 15, 1998 will be entitled to receive Distributions accumulated from and including April 17, 1998.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Trust will not be required to accept for exchange, or to exchange, any Original Capital Securities for any Exchange Capital Securities, and, as described herein, may terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied prior to the Expiration Date:

     (i) there shall occur a change in the current interpretation by the Staff of the Commission that permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder that is an 'affiliate' of the Company or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

     (ii) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Company or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

     (iii) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval the Company or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

     (iv) the Company shall have determined in good faith that there is a reasonable likelihood that, or a material uncertainty exists as to whether, consummation of the Exchange Offer would result in an adverse tax consequence to the Trust or the Company.

     If the Company or the Trust determine in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

              BY MAIL:                        FACSIMILE TRANSMITTAL:             BY HAND OR OVERNIGHT DELIVERY:
    (Registered or Certified Mail          (Eligible Institutions Only)             Wilmington Trust Company
            Recommended)                          (   ) _________                     [Rodney Square North]
      Wilmington Trust Company                TO CONFIRM BY TELEPHONE              [1100 North Market Street]
        [Rodney Square North]                     (   ) _________                  Wilmington, Delaware 19890
     [1100 North Market Street]
     Wilmington, Delaware 19890

     Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Original Capital Securities, and in handling or tendering for their customers.

     Holders who tender their Original Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither the Company nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

     The summary herein of certain provisions of the Capital Securities Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Capital Securities Registration Rights Agreement, a form of which is available upon request to the Company. See 'Additional Information.' In addition, the information set forth above concerning certain interpretations of and positions taken by the Staff of the Commission is not intended to constitute legal advice, and prospective investors should consult their own legal advisors with respect to such matters.

                   DESCRIPTION OF EXCHANGE CAPITAL SECURITIES

     Pursuant to the terms of the Trust Agreement, the Trust will issue the Exchange Capital Securities. The Exchange Capital Securities will represent beneficial interests in the Trust and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See '--Subordination of Common Securities.' The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (The 'Trust Indenture Act'). This summary of certain provisions of the Exchange Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

GENERAL

     The Exchange Capital Securities will be limited to $30,000,000 aggregate Liquidation Amount. The Exchange Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Original Capital Securities and the Common Securities except as described under '--Subordination of Common Securities.' Legal title to the Exchange Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Exchange Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Capital Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See 'Description of Exchange Guarantee.'

DISTRIBUTIONS

     Distributions on the Exchange Capital Securities will be cumulative, will accumulate from April 17, 1998, and will be payable semi-annually in arrears on May 1 and November 1 of each year, commencing on November 1, 1998, at the annual rate of 9.375% of the Liquidation Amount to the holders of the Exchange Capital Securities on the relevant record dates. The record dates will be the fifteenth day of the month preceding the month in which the relevant Distribution Date (as defined herein) falls. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which Distributions are payable on the Exchange Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a 'Distribution Date'). A 'Business Day' shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the State of Delaware or San Francisco, California are authorized or required by law or executive order to remain closed.

     So long as no Debenture Event of Default shall have occurred and be continuing, the Company will have the right under the Indenture to elect to defer the payment of interest on the Exchange Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the Exchange Capital Securities will be deferred by the Trust during such Extension Period. Distributions to which holders of the Exchange Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 9.375% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Exchange Junior Subordinated Debentures. The term 'Distributions,' as used herein, shall include any such additional Distributions.

     Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, to end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment

Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Exchange Capital Securities would have been payable except for the election to begin such Extension Period and (ii) the date the Administrative Trustees are required to give notice to any securities exchange or automated quotation system or to holders of such Exchange Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See 'Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date' and 'Federal Income Tax Consequences--Interest Income and Original Issue Discount.'

     During any such Extension Period, the Company may not: (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock; (ii) make any payment of principal of or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures; or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans). The Company has no current intention to exercise its option to defer payments of interest on the Junior Subordinated Debentures.

     The revenue of the Trust available for distribution to holders of the Exchange Capital Securities will be limited to payments under the Exchange Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See 'Description of Exchange Junior Subordinated Debentures--General.' If the Company does not make interest payments on the Exchange Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Exchange Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Company on a limited basis as set forth herein under 'Description of Exchange Guarantee.'

REDEMPTION

     Upon the repayment on the Stated Maturity Date or prepayment in whole or in part prior to the Stated Maturity Date of the Exchange Junior Subordinated Debentures (other than following the distribution of the Junior Subordinated Debentures to the holders of the Trust Securities), the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the 'Redemption Date'), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Exchange Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of, and accrued and unpaid interest on, the Exchange Junior Subordinated Debentures),
(ii) in the case of the optional prepayment of the Exchange Junior Subordinated Debentures before the Initial Optional Prepayment Date upon the occurrence and continuation of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Junior Subordinated Debentures) and (iii) in the case of the optional prepayment of the Exchange Junior Subordinated Debentures on or after the Initial Optional Prepayment Date, the Optional Redemption Price (equal to the principal of, and accrued and unpaid interest on, the Junior Subordinated Debentures). See 'Description of Exchange Junior Subordinated Debentures--Optional Prepayment' and '--Special Event Prepayment.' If less than all of the Exchange Junior Subordinated Debentures are to be prepaid on a Redemption Date, then the proceeds of such prepayment shall be allocated pro rata to the Trust Securities.

     'Like Amount' means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Exchange Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Exchange Junior Subordinated Debentures upon the liquidation of the Trust, Exchange Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Exchange Junior Subordinated Debentures are distributed.

     The Company will have the option to prepay the Exchange Junior Subordinated Debentures, (i) in whole or in part, on or after the Initial Optional Prepayment Date, at the Optional Prepayment Price and (ii) in whole but not in part, at any time prior to the Initial Optional Prepayment Date, upon the occurrence of a Special Event, at the Special Event Prepayment Price, in each case subject to the receipt of any required regulatory approval. See 'Description of Exchange Junior Subordinated Debentures--Optional Prepayment' and '--Special Event Prepayment.'

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

     The Company will have the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the Exchange Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to: (i) the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Exchange Capital Securities; and (ii) the receipt of any required regulatory approval.

     The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Exchange Junior Subordinated Debentures to the holders of the Trust Securities, if the Company, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Company, as Sponsor); (iii) redemption of all of the Trust Securities as described under '--Redemption;' (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If a termination occurs as described in clause (i), (ii), (iv), or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Exchange Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the 'Liquidation Distribution'). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Exchange Capital Securities shall have a priority over the Common Securities. See '--Subordination of Common Securities.'

     If the Company elects not to prepay the Exchange Junior Subordinated Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate the Trust and distribute the Exchange Junior Subordinated Debentures to holders of the Trust Securities, the Trust Securities will remain outstanding until the repayment of the Exchange Junior Subordinated Debentures on the Stated Maturity Date.

     After the liquidation date is fixed for any distribution of Exchange Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee will receive, in respect of each registered global certificate, if any, representing Trust Securities and held by it, a registered global certificate or certificates representing the Exchange Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Exchange Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Exchange Junior Subordinated Debentures.

     There can be no assurance as to the market prices for the Exchange Capital Securities or the Exchange Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Exchange Capital Securities that an investor may purchase, or the Exchange Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase such securities.

REDEMPTION PROCEDURES

     If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Exchange Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also '--Subordination of Common Securities.'

     If the Trust gives a notice of redemption in respect of the Exchange Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Exchange Capital Securities held by DTC or its nominees, the Property Trustee will deposit or cause the Paying Agent (as defined herein) to deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See '--Form, Denomination, Book-Entry Procedures and Transfer.' With respect to the Exchange Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for the Exchange Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Exchange Capital Securities. See '--Payment and Paying Agency.' Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Exchange Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Exchange Capital Securities called for redemption will cease, except the right of the holders of such Exchange Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Exchange Capital Securities will cease to be outstanding. In the event that any Redemption Date of Exchange Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such next succeeding Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Exchange Guarantee as described under 'Description of Exchange Guarantee,' (i) Distributions on Exchange Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid and (ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Exchange Capital Securities by tender, in the open market or by private agreement.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Company defaults in payment of the applicable Redemption Price on, or in the repayment of, the Exchange Junior Subordinated Debentures, on and after the Redemption Date, Distributions will cease to accrue on the Trust Securities called for redemption.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Exchange Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Exchange Capital Securities then due and payable.

     In the case of any Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Exchange Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Exchange Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

     The occurrence of a Debenture Event of Default (see 'Description of Exchange Junior Subordinated Debentures--Debenture Events of Default') constitutes an 'Event of Default' under the Trust Agreement.

     Within ten Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Exchange Capital Securities, the Administrative Trustees and the Company, as Sponsor, unless such Event of Default shall have been cured or waived. The Company, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, the Exchange Capital Securities shall have a preference over the Common Securities as described under '--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures' and '--Subordination of Common Securities.'

REMOVAL OF ISSUER TRUSTEES

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Exchange Capital Securities. In no event will the holders of the Exchange Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below or as otherwise described under '--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures.' The Trust may, at the request of the Company, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Exchange Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that: (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the 'Successor Securities') so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise; (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Exchange Junior Subordinated Debentures; (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Trust Securities are then listed or quoted, if any;
(iv) if the Exchange Capital Securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Exchange Capital Securities (including any Successor Securities) or, if the Exchange Junior Subordinated Debentures are so rated, the Exchange Junior Subordinated Debentures, to be downgraded by any such nationally recognized statistical rating organization; (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect;
(vi) such successor entity has a purpose identical to that of the Trust; (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the 'Investment Company Act'); and (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Exchange Guarantee and the Common Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

     Except as provided below and under '--Mergers, Consolidations, Amalgamations or Replacements of the Trust' and 'Description of Exchange Guarantee--Amendments and Assignment' and as otherwise required by law and the Trust Agreement, the holders of the Exchange Capital Securities will have no voting rights.

     The Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an 'investment company' under the Investment Company Act or (iii) to modify, eliminate or add any provisions of the Trust Agreement to such extent as shall be necessary to enable the Trust or the Company to conduct the Exchange Offer in the manner contemplated by the Capital Securities Registration Rights Agreement; provided, however, that in each such case such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities. Any amendments of the Trust Agreement pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Company (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities and (ii) upon receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an 'investment company' under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Exchange Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Debenture Trustee with respect to the Exchange Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Exchange Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Exchange Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Exchange Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Exchange Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Exchange Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Exchange Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Exchange Capital Securities of any notice of default with respect to the Exchange Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Exchange Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of Exchange Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Exchange Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Exchange Capital Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of Exchange Capital Securities will be required for the Trust to redeem and cancel the Exchange Capital Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of the Exchange Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Exchange Capital Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

     The Exchange Capital Securities initially will be represented by one or more Exchange Capital Securities in registered, global form (the 'Global Capital Securities'). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of

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DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     In the event that Exchange Capital Securities are issued in certificated form, the Exchange Capital Securities will be in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and may be transferred or exchanged only in such blocks in the manner and at the offices described below.

     Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 Capital Securities. Beneficial interests in the Global Capital Securities may not be exchanged for Exchange Capital Securities in certificated form, except in the limited circumstances described below. See '--Exchange of Book-Entry Capital Securities for Certificated Capital Securities.'

DEPOSITORY PROCEDURES

     DTC has advised the Trust and the Company that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the Uniform Commercial Code and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the 'Participants') and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the 'Indirect Participants'). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

     Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations (including Euroclear and Cedel) which are Participants in such system. All interest in a Global Capital Security, including those held through Euroclear or Cedel, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel also may be subject to the procedures and requirements of such system. The laws of some states require that certain persons take physical delivery in certified form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Exchange Capital Securities, see '--Exchange of Book-Entry Capital Securities for Certificated Capital Securities' and '--Exchange of Certificated Capital Securities for Book-Entry Capital Securities.'

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL CAPITAL SECURITIES WILL NOT HAVE CAPITAL SECURITIES REGISTERED IN THEIR NAME, WILL NOT RECEIVE PHYSICAL DELIVERY OF EXCHANGE CAPITAL SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE TRUST AGREEMENT FOR ANY PURPOSE.

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
     Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Exchange Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Global Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Global Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Company. None of the Trust, the Company or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Global Capital Securities, and the Trust or the Company and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

     DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of Exchange Capital Securities (including, without limitation, the presentation of Exchange Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Exchange Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for Exchange Capital Securities in certificated form and to distribute such Exchange Capital Securities to its Participants.

     The information in this section concerning DTC, Euroclear and Cedel and its book-entry system has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among Participants in DTC, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Trust, the Company or the Property Trustee will have any responsibility for the performance by DTC or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing its operations.

EXCHANGE OF BOOK-ENTRY CAPITAL SECURITIES FOR CERTIFICATED CAPITAL SECURITIES

     A Global Capital Security is exchangeable for Exchange Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act,
(ii) the Company in its sole discretion elects to cause the issuance of the Exchange Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of DTC for certificated Exchange Capital Securities upon request by DTC, but only upon at least 20 days' prior written notice given to the Property Trustee in accordance with DTC's customary procedures. In all cases, certificated Exchange Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) unless the Property Trustee determines otherwise in compliance with applicable law.

EXCHANGE OF CERTIFICATED CAPITAL SECURITIES FOR BOOK-ENTRY CAPITAL SECURITIES

     Other Capital Securities, which will be issued in certificated form, may not be exchanged for beneficial interests in any Global Capital Security unless such exchange occurs in connection with a transfer of such Other Capital Securities and the transferor first delivers to the Property Trustee a written certificate (in the form provided in the Trust Agreement) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Capital Securities.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Global Capital Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates, or in respect of the Exchange Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the 'Paying Agent') shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

RESTRICTIONS ON TRANSFER

     The Exchange Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and multiples of $1,000 in excess thereof. Any attempted sale, transfer or other disposition of Exchange Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

REGISTRAR AND TRANSFER AGENT

     The Property Trustee will act as registrar and transfer agent for the Exchange Capital Securities.

     Registration of transfers of the Exchange Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Exchange Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Exchange Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an 'investment company' required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Exchange Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

     Holders of the Trust Securities have no preemptive or similar rights.

     The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

             DESCRIPTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

     The Exchange Junior Subordinated Debentures are to be issued under an Indenture, as supplemented from time to time (as so supplemented, the 'Indenture'), between the Company and Wilmington Trust Company, as trustee (the 'Debenture Trustee'). The Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the 'Trust Indenture Act'), and will, by its terms, incorporate certain provisions of the Trust Indenture Act. This summary of certain terms and provisions of the Exchange Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

GENERAL

     Concurrently with the issuance of the Original Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in Original Junior Subordinated Debentures issued by the Company. Pursuant to the Exchange Offer, the Company will exchange the Exchange Junior Subordinated Debentures for Original Junior Subordinated Debentures accepted for exchange. The Exchange Junior Subordinated Debentures will bear interest from April 17, 1998 at the annual rate of 9.375% of the principal amount thereof, payable semi-annually in arrears on May 1 and November 1 of each year (each, an 'Interest Payment Date'), commencing November 1, 1998, to the person in whose name each Exchange Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the fifteenth day of the month preceding the month in which the relevant payment date falls. It is anticipated that, until the liquidation, if any, of the Trust, each Exchange Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which interest is payable on the Exchange Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 9.375% thereof, compounded semi-annually. The term 'interest,' as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

     The Exchange Junior Subordinated Debentures will be issued in denominations of $1,000 and integral multiples thereof. The Exchange Junior Subordinated Debentures will mature on May 1, 2028 (the 'Stated Maturity Date').

     The Exchange Junior Subordinated Debentures will be unsecured and rank pari passu with the Original Junior Subordinated Debentures and all Other Debentures and will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See '--Subordination.'

     The Company is a holding company and almost all of the operating assets of the Company are owned by the Company's subsidiaries. The Company is a legal entity separate and distinct from its subsidiaries. Holders of Exchange Junior Subordinated Debentures should look only to the Company for payments on the Exchange Junior Subordinated Debentures. The principal sources of the Company's income are dividends, interest and fees from its subsidiaries. The Company relies primarily on dividends from the Bank to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. There are regulatory limitations on the payment of dividends directly or indirectly to the Company from the Bank. As of June 30, 1998, under DFI regulations, the total amount available for payment of dividends by the Bank to the Company was approximately $9.5 million. However, the DFI has the power to prohibit any act, including the payment of dividends, if such act would reduce bank capital to a point that, in its opinion, would render the Bank undercapitalized and thus constitute an unsafe or unsound banking practice. In addition, the Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Company and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Company and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Company and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Company and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus.

     Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Bank), except to the extent the Company may itself be recognized as a creditor of that subsidiary. At March 31, 1998, the subsidiaries of the Company had total liabilities (excluding liabilities owed to the Company) of $1.75 billion. Accordingly, the Exchange Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries (including the Bank's deposit liabilities) and all liabilities of any future subsidiaries of the Company. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company or any subsidiary, including Senior Indebtedness. See '--Subordination.'

FORM, REGISTRATION AND TRANSFER

     If the Exchange Junior Subordinated Debentures are distributed to the holders of the Trust Securities, the Exchange Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such Exchange Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Exchange Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see 'Description of Exchange Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer.'

PAYMENT AND PAYING AGENTS

     Payment of principal of (and premium, if any) and interest on Exchange Junior Subordinated Debentures will be made at the office of the Debenture Trustee in Wilmington, Delaware or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made, except in the case of Exchange Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Exchange Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Exchange Junior Subordinated Debenture will be made to the Person in whose name such Exchange Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, the Company will at all times be required to maintain a Paying Agent in each place of payment for the Exchange Junior Subordinated Debentures.

     Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Exchange Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Exchange Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

     So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right under the Indenture to defer the payment of interest on the Exchange Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 9.375%, compounded semi-annually, to the extent permitted by applicable law ('Compounded Interest')). During an Extension Period, interest will continue to accrue and, if the Exchange Junior Subordinated Debentures have been distributed to holders of the Trust Securities, holders of Exchange Junior Subordinated Debentures (or holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See 'Federal Income Tax Consequences --Interest Income and Original Issue Discount.'

     During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans).

     Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Exchange Capital Securities of the Record Date or the date such Distributions are payable, but in any event not less than five Business Days prior to such Record Date. The Debenture Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Exchange Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

OPTIONAL PREPAYMENT

     The Exchange Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Company on or after the Initial Optional Prepayment Date, subject to the Company having received any required regulatory approval, at 100% of the principal amount thereon plus accrued and unpaid interest thereon to the date of prepayment (the 'Optional Prepayment Price').

SPECIAL EVENT PREPAYMENT

     If a Special Event shall occur and be continuing prior to the Initial Optional Prepayment Date, the Company may, at its option and subject to receipt of any required regulatory approval, prepay the Exchange Junior Subordinated Debentures in whole (but not in part) at any time (i) within 90 days of the occurrence of such Special Event and (ii) prior to May 1, 2005, at a prepayment price (the 'Special Event Prepayment Price') equal to the Make-Whole Amount (as defined below). The 'Make-Whole Amount' shall be equal to the greater of (x) 100% of the principal amount of the Exchange Junior Subordinated Debentures to be prepaid or (y) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the scheduled payments of principal and interest on the Exchange Junior Subordinated Debentures from the prepayment date to the Maturity Date discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in the case of each of clauses (x) and (y), accrued and unpaid interest thereon to the date of prepayment. If, following the occurrence of a Special Event, the Company exercises its option to prepay the Exchange Junior Subordinated Debentures, then the proceeds of that prepayment must be applied to redeem a Like Amount of Trust Securities at the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Exchange Junior Subordinated Debentures). See 'Description of Exchange Capital Securities--Redemption.'

     A 'Special Event' means a Tax Event or a Regulatory Capital Event, as the case may be.

     A 'Tax Event' means the receipt by the Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after April 17, 1998, there is more than an insubstantial risk that: (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures; (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes; or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     A 'Regulatory Capital Event' means that the Company shall have become, or pursuant to law or regulation will become within 180 days, subject to capital requirements under which, in the written opinion of counsel experienced in such matters, the Capital Securities would not constitute Tier 1 Capital (as that concept is used in the guidelines or regulations issued by the Board of Governors of the Federal Reserve Board as of the date of this Prospectus) applied as if the Company (or its successor) were a bank holding company, or the then-equivalent of such Tier 1 Capital (provided, however, that the distribution of the Junior Subordinated Debentures in connection with the liquidation of the Trust by the Company shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event).

     'Adjusted Treasury Rate' means, with respect to any prepayment date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date plus (i) five basis points less than the difference between the coupon of the Capital Securities at pricing and the yield on the 6.125% U.S. Treasury Bond due November, 2027 if such prepayment date occurs prior to May 1, 1999 and (ii) 55 basis points less than the difference between the coupon of the Capital Securities at pricing and the yield on the 6.125% U.S. Treasury Bond due November, 2027, in all other cases.

     'Comparable Treasury Issue' means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life of the Junior Subordinated Debentures to be prepaid that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after the Remaining Life, the two most closely corresponding United States Treasury securities as selected by the Quotation Agent

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shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month.

     'Treasury Rate' means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated 'H.15(519)' or any successor publication which is published weekly by the Federal Reserve Board and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption 'Treasury Constant Maturities' for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month), or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated equal to the Comparable Treasury Price for such prepayment date. The Treasury Rate shall be calculated on the third Business Day preceding the prepayment date.

     'Remaining Life' means the term of the Junior Subordinated Debenture from the Prepayment Date to the Stated Maturity Date.

     'Quotation Agent' means the Reference Treasury Dealer appointed by the Company. 'Reference Treasury Dealer' means a nationally-recognized U.S. Government securities dealer in New York City selected by the Company.

     'Comparable Treasury Price' means, with respect to any prepayment date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated 'Composite 3:30 p.m. Quotations for U.S. Government Securities' or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     'Reference Treasury Dealer Quotations' means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

     Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Exchange Junior Subordinated Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Exchange Junior Subordinated Debentures called for prepayment.

     If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Exchange Junior Subordinated Debentures such amounts as shall be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event ('Additional Sums').

CERTAIN COVENANTS OF THE COMPANY

     The Company will also covenant that it will not, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including under Other Guarantees) if such

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guarantee ranks pari passu or junior in right of payment to the Junior
Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans) if at such time
(1) there shall have occurred any event of which the Company has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, (2) the Company shall be in default with respect to its payment of any obligations under the Guarantee or
(3) the Company shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced and be continuing.

     So long as the Trust Securities remain outstanding, the Company also will covenant: (i) to directly or indirectly maintain 100% direct or indirect ownership of the Common Securities, provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities; (ii) to use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes; and
(iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures.

MODIFICATION OF INDENTURE

     From time to time the Company and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies or enabling the Company and the Trust to conduct an Exchange Offer as contemplated by the Capital Securities Registration Rights Agreement, provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures), and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity Date, or reduce the principal amount of the Junior Subordinated Debentures or reduce the amount payable on redemption thereof or reduce the rate or extend the time of payment of interest thereon except pursuant to the Company's right under the Indenture to defer the payment of interest as provided therein (see '--Option to Extend Interest Payment Date') or make the principal of, or interest or premium on, the Junior Subordinated Debentures payable in any coin or currency other than that provided in the Junior Subordinated Debentures, or impair or affect the right of any holder of Junior Subordinated Debentures to institute suit for the payment thereof, or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a 'Debenture Event of Default' (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant

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to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) failure for 30 days to pay any interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

             (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

     The Indenture requires the annual filing by the Company with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

     The Indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the Junior Subordinated Debentures if the Debenture Trustee considers it in the interest of such holders to do so.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF EXCHANGE CAPITAL SECURITIES

     If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Company to pay the principal of (or premium, if any), or interest (including Compounded Interest and Additional Sums, if any), on the Exchange Junior Subordinated Debentures on the due date, a holder of Exchange Capital Securities may institute a Direct Action. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Exchange Capital Securities. Notwithstanding any payments made to a holder of Exchange Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of (or premium, if any) or interest (including Compounded Interest and Additional Sums, if any) on the Exchange Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Exchange Capital Securities with respect to payments on the Exchange Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action.

     The holders of the Exchange Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Exchange Junior Subordinated

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Debentures unless there shall have been an Event of Default under the Trust
Agreement. See 'Description of Exchange Capital Securities--Events of Default; Notice.'

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties as an entirety or substantially as an entirety to the Company, unless: (i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Exchange Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Exchange Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity or called for redemption within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

      In the Indenture, the Company has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, all Senior Indebtedness must be paid in full before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

     In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

     No payments on account of principal, or premium, if any, or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     'Indebtedness' shall mean (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation

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of the Company with respect to letters of credit, banker's acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Company; (vi) all indebtedness of the Company whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and
(vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     'Indebtedness Ranking on a Parity with the Junior Subordinated Debentures' shall mean (i) Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such indebtedness by its terms ranks equally with and not prior to the Junior Subordinated Debentures in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Company and
(ii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a 'financing entity') in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Company pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures.

     'Indebtedness Ranking Junior to the Junior Subordinated Debentures' shall mean any Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such indebtedness by its terms ranks junior to and not equally with or prior to the Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Junior Subordinated Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Company. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures.

     'Senior Indebtedness' shall mean all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

     The Company is a holding company and almost all of the operating assets of the Company are owned by the Company's subsidiaries. The Company relies primarily on dividends from the Bank to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The Company is a legal entity separate and distinct from its subsidiaries. Holders of Exchange Junior Subordinated Debentures should look only to the Company for payments on the Exchange Junior Subordinated Debentures. There are regulatory limitations on the payment of dividends directly or indirectly to the Company from the Bank. See '--General.' In addition, the Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Company and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Company and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Company and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Company and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus. Accordingly, the Exchange Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries.

     Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Exchange Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Bank), except to the extent the

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Company may itself be recognized as a creditor of that subsidiary. At June 30,
1998, the subsidiaries of the Company had total liabilities of $1.75 billion. Accordingly, the Exchange Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries (including the subsidiaries' deposit liabilities) and all liabilities of any future subsidiaries of the Company. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company or any subsidiary, including Senior Indebtedness. See '--Subordination.'

RESTRICTIONS ON TRANSFER

     The Exchange Junior Subordinated Debentures will be issued, and may be transferred, only in blocks having an aggregate principal amount of not less than $100,000 (100 Exchange Junior Subordinated Debentures) and multiples of $1,000 in excess thereof. Any such transfer of Exchange Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Exchange Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Exchange Junior Subordinated Debentures.

GOVERNING LAW

     The Indenture and the Exchange Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of Delaware.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Exchange Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                       DESCRIPTION OF EXCHANGE GUARANTEE

     The Exchange Guarantee will be executed and delivered by the Company concurrently with the issuance by the Trust of the Exchange Capital Securities for the benefit of the holders from time to time of the Exchange Capital Securities. The terms of the Exchange Guarantee are identical in all material respects to the terms of the Original Guarantee. Wilmington Trust Company will act as Guarantee Trustee under the Exchange Guarantee. The Exchange Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Exchange Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Exchange Guarantee for the benefit of the holders of the Capital Securities.

STATUS OF THE ORIGINAL GUARANTEE

     If not all the Original Capital Securities are exchanged for Exchange Capital Securities in the Exchange Offer, the Original Guarantee will not terminate, but will continue to guarantee the obligations of the Company for the benefit of the holders of the Original Capital Securities. The Original Guarantee will terminate upon full payment of the applicable Redemption Price of the Original Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Original Junior Subordinated Debentures to the holders of the Original Capital Securities. The Original Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Original Capital Securities must restore payment of any sums paid under the Original Capital Securities or the Original Guarantee.

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GENERAL

     The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Exchange Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Exchange Capital Securities, to the extent not paid by or on behalf of the Trust (the 'Guarantee Payments'), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Exchange Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to the Exchange Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the Exchange Junior Subordinated Debentures to holders of the Exchange Capital Securities or the redemption of all Exchange Capital Securities), the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds legally available therefor at the time, and (b) the amount of assets of the Trust remaining available for distribution to holders of Exchange Capital Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Exchange Capital Securities or by causing the Trust to pay such amounts to such holders.

     The Exchange Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See '--Status of the Exchange Guarantee.' Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantee effectively will be subordinated to all existing and future liabilities of the Company's subsidiaries (including the Bank's deposit liabilities), and all liabilities of any future subsidiaries of the Company. Claimants should look only to the assets of the Company for payments under the Exchange Guarantee. See 'Description of the Exchange Junior Subordinated Debentures--General.' The Exchange Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise.

     The Company will, through the Exchange Guarantee, the Trust Agreement, the Exchange Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. See 'Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee.'

STATUS OF THE GUARANTEE

     The Exchange Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Exchange Junior Subordinated Debentures.

     The Exchange Guarantee will rank pari passu with all Other Guarantees issued by the Company after the Issue Date with respect to capital securities (if any) issued by Other Trusts. The Exchange Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against any other person or entity). The Exchange Guarantee will be held for the benefit of the holders of the Exchange Capital Securities. The Exchange Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Exchange Capital Securities of the Exchange Junior Subordinated Debentures. The Exchange Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company.

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EVENTS OF DEFAULT

     An event of default under the Exchange Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder, provided, however, that except with respect to a default in payment of any Guarantee Payment, the Company shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in Liquidation Amount of the Exchange Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Exchange Guarantee.

     Any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Exchange Guarantee.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of the Exchange Capital Securities (in which case no vote will be required), the Exchange Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Exchange Capital Securities. The manner of obtaining any such approval will be as set forth under 'Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement.' All guarantees and agreements contained in the Exchange Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Exchange Capital Securities then outstanding.

TERMINATION OF THE GUARANTEE

     The Exchange Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Exchange Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Exchange Junior Subordinated Debentures to the holders of the Exchange Capital Securities. The Exchange Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Exchange Capital Securities must restore payment of any sums paid under the Exchange Capital Securities or the Exchange Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Exchange Guarantee, will undertake to perform only such duties as are specifically set forth in the Exchange Guarantee and, in case a default with respect to the Exchange Guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Exchange Guarantee at the request of any holder of the Exchange Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

     The Exchange Guarantee will be governed by and construed in accordance with the laws of the State of Delaware.

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                       DESCRIPTION OF ORIGINAL SECURITIES

     The terms of the Original Securities are identical in all materials respects to the Exchange Securities, except that (i) the Original Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Capital Securities Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the Exchange Junior Subordinated Debentures will not provide for any liquidated damages thereon. The Original Securities provide that, if a registration statement relating to the Exchange Offer has not been filed by August 14, 1998 and been declared effective by September 15, 1998, then liquidated damages will accrue at the rate of 0.25% per annum on the principal amount of the Original Junior Subordinated Debentures and Distributions will accrue at the rate of 0.25% per annum on the Liquidation Amount of the Original Capital Securities, for the period from the occurrence of such event until such time as such registration statement has been filed or declared effective, as the case may be. In addition, the Original Capital Securities provide that, if the Trust has not exchanged Exchange Capital Securities for all Original Capital Securities validly tendered by the 45th day after the date on which the registration statement is declared effective, the Distribution rate borne by the Original Capital Securities will increase by 0.25% per annum for the period from the occurrence of such event until such time as the Exchange Offer has been consummated. The Exchange Securities are not, and upon consummation of the Exchange Offer the Original Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Original Capital Securities should review the information set forth under 'Risk Factors--Consequences of a Failure to Exchange Original Capital Securities' and 'Description of Exchange Securities.'

    RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES, THE EXCHANGE JUNIOR
               SUBORDINATED DEBENTURES AND THE EXCHANGE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Exchange Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Company as and to the extent set forth under 'Description of Exchange Guarantee.' Taken together, the Company's obligations under the Exchange Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Exchange Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. If and to the extent that the Company does not make the required payments on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Exchange Capital Securities. The Exchange Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Exchange Capital Securities is to institute a Direct Action. The obligations of the Company under the Exchange Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the Exchange Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Exchange Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the Exchange Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the Trust Securities;
(ii) the interest rate and interest and other payment dates on the Exchange Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Company, as Sponsor, shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities;

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
and (iv) the Trust Agreement will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF EXCHANGE CAPITAL SECURITIES

     A holder of any Exchange Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Exchange Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Exchange Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSE OF THE TRUST

     The Exchange Capital Securities will represent beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Exchange Junior Subordinated Debentures, exchanging the Exchange Capital Securities and the Original Junior Subordinated Debentures in the Exchange Offer and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a Exchange Capital Security and a holder of a Exchange Junior Subordinated Debenture is that a holder of a Exchange Junior Subordinated Debenture will be entitled to receive from the Company the principal amount of (and premium, if any) and interest on Exchange Junior Subordinated Debentures held, while a holder of Exchange Capital Securities is entitled to receive Distributions from the Trust (or, in certain circumstances, from the Company under the Guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such Distributions.

RIGHTS UPON TERMINATION

     Unless the Exchange Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination, winding-up or liquidation of the Trust, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See 'Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures.' Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Exchange Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Company receive payments or distributions. Since the Company will be the guarantor under the Exchange Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Exchange Capital Securities and a holder of Exchange Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL


     In the opinion of Patton Boggs LLP, special federal income tax counsel to the Company and the Trust ('Tax Counsel'), the following is a summary of the principal United States federal income tax consequences under current law of the purchase, ownership and disposition of Capital Securities held as capital assets by a holder who purchases such Capital Securities upon initial issuance. In the opinion of Tax Counsel, the summary addresses all material United States federal income tax consequences of the transactions contemplated in this Prospectus. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, United States Alien Holders (as defined below) engaged in a U.S. trade or business or persons that will hold the Capital Securities as a position in a 'straddle,' as part of a 'synthetic security' or 'hedge,' as part of a 'conversion transaction' or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Code, Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. An opinion of Tax Counsel is not binding on the IRS or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the transactions described herein and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinions expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

EXCHANGE OF CAPITAL SECURITIES


     The exchange of Original Capital Securities for Exchange Capital Securities will not be a taxable event to holders for United States federal income tax purposes. The exchange of Original Capital Securities for Exchange Capital Securities pursuant to the Exchange Offer will not be treated as an 'exchange' for United States federal income tax purposes because the Exchange Capital Securities will not be considered to differ materially in kind or extent from the Original Capital Securities and because the exchange will occur by operation of the terms of the Original Capital Securities. Accordingly, the Exchange Capital Securities will have the same issue price as the Original Capital Securities, and a holder will have the same adjusted tax basis and holding period in the Exchange Capital Securities immediately after the exchange as the holder had in the Original Capital Securities immediately before the exchange.


CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES


     In connection with the issuance of the Junior Subordinated Debentures, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company. The Company, the Trust and the holders of the Capital Securities (by acceptance of a beneficial interest in a Capital Security) will agree to treat the Junior Subordinated Debentures as indebtedness of the Company for all United States federal income tax purposes.


CLASSIFICATION OF THE TRUST


     In connection with the issuance of the Capital Securities, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.


INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under recently issued Treasury regulations (the 'Regulations') applicable to debt instruments issued on or after August 13, 1996, a 'remote' contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Company believes that the likelihood of its exercising its option to defer payments of interest is 'remote' since exercising that option would, among other things, prevent the Company from declaring dividends on any class of its equity securities. Accordingly, the

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Company intends to take the position based on the advice of Tax Counsel that the
Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of tax accounting.

     Under the Regulations, if the Company were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Company would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest was determined not to be 'remote,' the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

     The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation described herein.

     Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     The Company will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder.

     Under certain circumstances described herein (see 'Description of Capital Securities'), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See '--Sales of Capital Securities.'

SALES OF CAPITAL SECURITIES

     A holder that sells Capital Securities (including a redemption of the Capital Securities by the Company) will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

     The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debenture are deemed to have been issued with OID) who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, if applicable, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a 'United States Alien Holder' is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes.

     A 'U.S. Holder' is a holder of Capital Securities who or which is (i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for United States federal income tax purposes,
(ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includable in its gross income for United States federal income tax purposes without regard to its source or (iv) a trust over which (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States trustees have the authority to control all substantial decisions of the trust.

     Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote,
(b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a 'Financial Institution'), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and
(ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

     As discussed above, changes in legislation affecting the United States federal income tax treatment of the Junior Subordinated Debentures are possible, and could adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures. Moreover, any such legislation could adversely affect United States Alien Holders by characterizing income derived from the Junior Subordinated Debentures as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a United States Alien Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a United States Alien Holder.

     A United States Alien Holder that holds Capital Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the Junior Subordinated Debentures.

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INFORMATION REPORTING TO HOLDERS

     Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a 'backup' withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.


     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.


                              ERISA CONSIDERATIONS

     Each of the Company (the obligor with respect to the Exchange Junior Subordinated Debentures held by the Trust), and its affiliates and the Property Trustee may be considered a 'party in interest' (within the meaning of ERISA) or a 'disqualified person' (within the meaning of Section 4975 of the Code) with respect to many Plans that are subject to ERISA and certain employee benefit-related provisions of the Code. The purchase and/or holding of Exchange Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Exchange Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ('PTCE') 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary considering the purchase of Exchange Capital Securities should be aware that the assets of the Trust may be considered 'plan assets' for ERISA purposes. In such event, any persons exercising discretion with respect to the Exchange Junior Subordinated Debentures may become fiduciary parties in interest or disqualified persons with respect to investing Plans. In order to avoid certain prohibited transactions under ERISA and the Code that could thereby result, each investing Plan, by purchasing the Exchange Capital Securities, will be deemed to have directed the Trust to invest in the Exchange Junior Subordinated Debentures and to have consented to the appointment of the Property Trustee. In this regard, it should be noted that, in an Event of Default, the Company may not remove the Property Trustee without the approval of a majority of the holders of the Exchange Capital Securities.

     A Plan fiduciary should consider whether the purchase of Exchange Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan. In making such determination, a Plan fiduciary should note that the Property Trustee is a U.S. bank qualified to be an investment manager (within the meaning of Section 3(38) of ERISA) to which such a delegation of authority generally would be permissible under ERISA. Further, prior to an Event of Default with respect to the Exchange Junior Subordinated Debentures, the Property Trustee will have only limited custodial and ministerial authority with respect to Trust assets.

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
     THE SALE OF INVESTMENTS TO PLANS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, THE COMPANY, THE PROPERTY TRUSTEE OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE CAPITAL SECURITIES THAT SUCH SECURITIES MEET ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH SECURITIES ARE OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN. ANY PURCHASER PROPOSING TO ACQUIRE CAPITAL SECURITIES WITH ASSETS OF ANY PLAN SHOULD CONSULT WITH ITS COUNSEL.

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
                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Company have agreed that, starting on the Expiration Date and ending on the close of business on the 90th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, for a period of 90 days after the Expiration Date, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

     The Trust and the Company will not receive any proceeds from any issuance of Exchange Capital Securities. Exchange Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Capital Securities. Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an 'underwriter' within the meaning of the Securities Act, and any profit of any such resale of Exchange Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.

                                    EXPERTS

     The consolidated balance sheets as of December 31, 1997 and 1996 and the consolidated statements of operations, of stockholders' equity and of cash flows for the years ended December 31, 1997, 1996 and 1995 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Exchange Capital Securities, the enforceability of the Trust Agreement and the formation of the Trust will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special counsel to the Company and the Trust. The validity of the Exchange Junior Subordinated Debentures and the Exchange Guarantee will be passed upon for the Company by Patton Boggs LLP, Washington, D.C., counsel to the Company.

     Patton Boggs LLP will rely on the opinions of Richards, Layton & Finger, P.A. as to matters of Delaware law. Certain matters relating to United States federal income tax considerations will be passed upon for the Company by Patton Boggs LLP.

                             ADDITIONAL INFORMATION

     The Company has filed with the SEC a registration statement under the Securities Act with respect to the Exchange Securities offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the registration statement. Such information can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Company. This Prospectus contains a description of the material terms and features of all material contracts, reports or exhibits to the Registration Statement required to be described, however, the statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.

     Upon effectiveness of the Registration Statement of which this Prospectus is a part, the Company will become subject to the annual and periodic reporting and certain other requirements of the Exchange Act.

     A copy of the Certificate of Incorporation and the Bylaws of the Company are available without charge from the Company.

     No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Trust Securities because the Trust is a newly-formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures and issuing the Capital Securities. In addition, the Company does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the SEC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets as of June 30, 1998 and December 31, 1997....................................   F-2
Consolidated Statements of Operations for the Six Months Ended June 30, 1998 and 1997....................   F-3
Consolidated Statements of Changes in Stockholders' Equity for Six Months Ended June 30, 1998............   F-4
Consolidated Statements of Cash Flows for the Six Months Ended June 30, 1998 and 1997....................   F-5
Notes to Consolidated Financial Statements for the Six Months Ended June 30, 1998 and 1997...............   F-6

Report of Independent Accountants........................................................................   F-18
Consolidated Balance Sheets as of December 31, 1997 and 1996.............................................   F-19
Consolidated Statements of Operations For Years Ended December 31, 1997, 1996 and 1995...................   F-20
Consolidated Statements of Changes in Stockholders' Equity For Years Ended December 31, 1997, 1996 and
  1995...................................................................................................   F-21
Consolidated Statements of Cash Flows For Years Ended December 31, 1997, 1996 and 1995...................   F-22
Notes to Consolidated Financial Statements For Years Ended December 31, 1997, 1996 and 1995..............   F-24

                              UCBH HOLDINGS, INC.
                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)



                                                                                       JUNE 30,       DECEMBER 31,
                                                                                         1998             1997
                                                                                      -----------    ---------------
                                                                                       UNAUDITED
                                      ASSETS
Cash and due from banks............................................................   $    15,855      $    13,853
Federal funds sold.................................................................            --           21,000
Investment securities available for sale, at market value..........................        98,614               --
Investment securities, at cost (market value $3,998 at December 1997)..............            --            4,000
Mortgage-backed securities available for sale, at market value.....................       302,942           84,308
Mortgage-backed securities, at cost (market value $168,258 at June 30, 1998 and
  $174,972 at December 31, 1997)...................................................       173,754          181,795
Federal Home Loan Bank stock.......................................................        14,900           13,914
Loans..............................................................................     1,272,151        1,214,237
Allowance for loan losses..........................................................       (13,207)         (12,142)
                                                                                      -----------    ---------------
Net loans..........................................................................     1,258,944        1,202,095
                                                                                      -----------    ---------------
Accrued interest receivable........................................................        11,515            8,594
Premises and equipment, net........................................................        23,487           23,931
Other assets.......................................................................        10,368            8,160
                                                                                      -----------    ---------------
     Total assets..................................................................   $ 1,910,379      $ 1,561,650
                                                                                      -----------    ---------------
                                                                                      -----------    ---------------

                                    LIABILITIES
Deposits...........................................................................   $ 1,474,270      $ 1,468,987
Federal funds purchased............................................................        96,000               --
Other borrowings...................................................................       202,000               --
Long-term debt to affiliates (including capitalized interest)......................            --           20,060
Accrued interest payable...........................................................         2,513              452
Other liabilities..................................................................         7,487            9,599
                                                                                      -----------    ---------------
     Total liabilities.............................................................     1,782,270        1,499,098
                                                                                      -----------    ---------------
Guaranteed preferred beneficial interests in junior subordinated debentures........        30,000               --

                               STOCKHOLDERS' EQUITY
Preferred stock, par value $.01, 10,000,000 shares authorized, none outstanding at
  June 30, 1998; none authorized or outstanding at December 31, 1997...............            --               --
Common stock, par value $.01, authorized 25,000,000 shares; 9,333,333 shares issued and outstanding at June 30, 1998; par value $0.00167, 18,000,000 shares
  authorized, 6,000,000 shares issued and outstanding at December 31, 1997.........            93               10
Additional paid-in capital.........................................................        60,044           30,278
Accumulated other comprehensive income.............................................          (419)          (1,728)
Retained earnings-substantially restricted.........................................        38,391           33,992
                                                                                      -----------    ---------------
     Total stockholders' equity....................................................        98,109           62,552
                                                                                      -----------    ---------------
     Total liabilities and stockholders' equity....................................   $ 1,910,379      $ 1,561,650
                                                                                      -----------    ---------------
                                                                                      -----------    ---------------

   The accompanying notes are an integral part of these financial statements.

                              UCBH HOLDINGS, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                               FOR THE SIX MONTHS
                                                                                                 ENDED JUNE 30,
                                                                                             ----------------------
                                                                                               1998         1997
                                                                                             ---------    ---------
                                                                                                  (UNAUDITED)
Interest income:
  Interest on loans.......................................................................    $47,954      $41,197
  Interest on funds sold and securities purchased under agreements to resell..............        471        1,081
  Interest on investment and mortgage-backed securities...................................      9,766        9,828
                                                                                             ---------    ---------
     Total interest income................................................................     58,191       52,106
                                                                                             ---------    ---------
Interest expense:
  Interest on deposits....................................................................     31,254       28,999
  Interest on short-term borrowings.......................................................         66          798
  Interest on guaranteed preferred beneficial interests in junior subordinated
     debentures...........................................................................        570           --
  Interest on long-term borrowings........................................................      1,270           --
  Interest on long-term debt to affiliates................................................        599          893
                                                                                             ---------    ---------
     Total interest expense...............................................................     33,759       30,690
                                                                                             ---------    ---------

     Net interest income..................................................................     24,432       21,416
Provision for loan losses.................................................................      1,401          132
                                                                                             ---------    ---------
     Net interest income after provision for loan losses..................................     23,031       21,284
                                                                                             ---------    ---------
Noninterest income:
  Commercial banking fees.................................................................        565          429
  Service charges on deposit accounts.....................................................        544          482
  Gain on sale of loans, securities and servicing rights..................................        307         (530)
  Loan servicing income...................................................................        292          526
  Miscellaneous income....................................................................         24          258
                                                                                             ---------    ---------
     Total noninterest income.............................................................      1,732        1,165
                                                                                             ---------    ---------
Noninterest expense:
  Personnel...............................................................................      8,247        7,169
  Occupancy...............................................................................      2,447        2,306
  Data processing.........................................................................      1,180          979
  Furniture and equipment.................................................................      1,170          852
  Deposit insurance.......................................................................        457        1,142
  Communication...........................................................................        201          172
  Professional fees and contracted services...............................................        902          882
  Foreclosed assets expense...............................................................         (3)         393
  Miscellaneous expense...................................................................      2,693        2,050
                                                                                             ---------    ---------
     Total noninterest expense............................................................     17,294       15,945
                                                                                             ---------    ---------
Income before taxes.......................................................................      7,469        6,504
Income tax expense........................................................................      3,070        2,677
                                                                                             ---------    ---------
       Net income.........................................................................    $ 4,399      $ 3,827
                                                                                             ---------    ---------
                                                                                             ---------    ---------
Basic earnings per share..................................................................    $  0.60      $  0.64
Diluted earnings per share................................................................    $  0.56      $  0.55

   The accompanying notes are an integral part of these financial statements.

                              UCBH HOLDINGS, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                                            ACCUMULATED
                                                             ADDITIONAL        OTHER         TOTAL
                                     NUMBER OF     COMMON     PAID-IN      COMPREHENSIVE    RETAINED    STOCKHOLDERS'
                                       SHARES      STOCK      CAPITAL         INCOME        EARNINGS       EQUITY
                                     ----------    ------    ----------    -------------    --------    -------------
Balance at December 31, 1997......    6,000,000     $ 10     $   30,278       $(1,728)      $ 33,992      $  92,830
  Net income......................           --       --             --            --          4,399          4,399
  Change in accumulated other
     comprehensive income, net of
     taxes........................           --       --             --         1,309             --          1,309
  Conversion of long-term debt to
     affiliates to common stock...    1,974,000        3         20,597            --             --         41,253
  Common stock issued.............    9,333,333       93        129,156            --             --        269,156
  Common stock redeemed...........   (7,974,000)     (13)      (119,987)           --             --       (239,987)
                                     ----------    ------    ----------    -------------    --------    -------------
Balance at June 30, 1998..........    9,333,333     $ 93     $   60,044       $  (419)      $ 38,391      $ 168,960
                                     ----------    ------    ----------    -------------    --------    -------------
                                     ----------    ------    ----------    -------------    --------    -------------

   The accompanying notes are an integral part of these financial statements.

                              UCBH HOLDINGS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                                FOR THE SIX MONTHS
                                                                                                  ENDED JUNE 30,
                                                                                               --------------------
                                                                                                 1998        1997
                                                                                               --------    --------
                                                                                                   (UNAUDITED)
OPERATING ACTIVITIES
  Net income................................................................................   $  4,399    $  3,827
    Adjustments to reconcile net income to net cash provided by (used in) operating activities:
      Amortization of investment and mortgage-backed securities premium.....................        (94)         97
      Amortization of loan discount.........................................................        403         123
      Provision for loan losses.............................................................      1,401         132
      Increase in accrued interest receivable...............................................     (2,921)       (419)
      Depreciation and amortization of premises and equipment...............................      1,323       1,057
      Amortization of servicing assets......................................................         91         250
      (Increase) decrease in other assets...................................................     (3,401)      1,554
      Increase in accrued interest payable..................................................      2,061       1,341
      Decrease in other liabilities.........................................................     (2,113)     (1,190)
      Gain on sale of servicing rights......................................................         --        (214)
      Gain on sale of foreclosed assets.....................................................        (99)       (181)
      (Gain) loss on sale of loans..........................................................       (307)        744
                                                                                               --------    --------
         Net cash provided by operating activities..........................................        743       7,120
                                                                                               --------    --------
INVESTING ACTIVITIES
  Investments and mortgage-backed securities held to maturity:
    Principal payments and maturities.......................................................     11,859      12,601
    Purchases...............................................................................       (612)       (200)
  Investments and mortgage-backed securities, available for sale:
    Principal payments and maturity.........................................................      2,957       8,934
    Purchases...............................................................................   (318,084)         --
    Sales of securities.....................................................................         --          --
    Securities called.......................................................................         --          --
  Net decrease in credit card loans.........................................................        351          38
  Loans purchased...........................................................................       (217)       (797)
  Loans originated net of principal collections.............................................    (62,612)    (38,151)
  Proceeds from sale of loans...............................................................      3,816       4,152
  Purchases of premises and equipment.......................................................       (942)       (424)
  Proceeds from sale of premises and equipment..............................................         63          87
  Proceeds from sale of servicing rights....................................................         --       1,317
  Proceeds from sale of foreclosed assets...................................................        607       2,573
                                                                                               --------    --------
    Net cash used in investing activities...................................................   (362,814)     (9,869)
                                                                                               --------    --------
FINANCING ACTIVITIES
  Net increase in NOW accounts, money market accounts and passbook accounts.................     24,090       7,398
  Net (decrease) increase in time deposits..................................................    (18,807)     63,454
  Net increase in short-term borrowings.....................................................     96,000          --
  Net increase in long-term borrowings......................................................    202,000          --
  Net (decrease) increase in long-term debt to affiliates...................................    (20,060)      1,500
  Proceeds from issuance of common stock, net of redemptions and of issue costs.............     29,850          --
  Proceeds from issuance of guaranteed preferred beneficial interests in subordinated
    debentures, gross.......................................................................     30,000          --
    Net cash provided by financing activities...............................................    343,073      72,352
                                                                                               --------    --------
(Decrease) increase in cash and cash equivalents............................................    (18,998)     60,603
Cash and cash equivalents at beginning of period............................................     34,853      18,394
                                                                                               --------    --------
Cash and cash equivalents at end of period..................................................   $ 15,855    $ 87,997
                                                                                               --------    --------
                                                                                               --------    --------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the period for interest..................................................   $ 31,698    $ 29,349
  Cash paid during the period for income taxes..............................................      2,575         450

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
  Receivable resulting from sale of servicing rights........................................         --         146
  Real estate acquired through foreclosure..................................................        392       3,363

   The accompanying notes are an integral part of these financial statements.

                              UCBH HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

  Basis of Presentation

     The Consolidated Balance Sheet as of June 30, 1998 and the Consolidated Statements of Operations and Consolidated Statements of Cash Flows for the six months ended June 30, 1998 and 1997 have been prepared by UCBH Holdings, Inc. (the Company) and are not audited.

     The unaudited financial statement information presented was prepared on the same basis as the audited financial statements for the year ended December 31, 1997. In the opinion of management such unaudited financial statements reflect all adjustments necessary for a fair statement of the results of operations and balances for the interim periods presented. Such adjustments are of a normal recurring nature. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for the full year.

     On April 17, 1998, the Company completed a 6,000-for-1 stock split. Accordingly, the financial statements for all periods presented have been restated to reflect the impact of the stock split. On April 17, 1998, the Company's long-term debt to affiliates was converted to 1,974,000 shares of common stock, as adjusted for the aforementioned stock split. Given the occurrence of this conversion, management has considered this long-term debt to affiliates as convertible debt for purposes of its calculation of diluted earnings per share.

  Principles of Consolidation and Presentation

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. There have been no changes in the subsidiaries of the Company between December 31, 1997 and June 30, 1998. All significant intercompany balances and transactions have been eliminated in consolidation.

2. RECENT ACCOUNTING PRONOUNCEMENTS

     The provisions of Statement of Financial Accounting Standards ('SFAS') No. 125, 'Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,' that were deferred by SFAS No. 127, 'Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125--An Amendment of FASB Statement No. 125,' became effective as to repurchase agreements, dollar rolls, securities lending and certain other transactions after December 31, 1997. Management does not believe implementation of such provisions will have a significant effect on the Company's financial position, results of operations, or capital.

     As of December 31, 1997, the Company adopted SFAS No. 128, 'Earnings per Share,' which specifies the computation, presentation and disclosure requirements for earnings per share ('EPS'). Basic EPS is computed by dividing net income by the weighted average number of shares outstanding during the period. Diluted EPS considers the possible dilutive effect of instruments such as convertible debt, convertible preferred stock, and stock options. Prior period EPS has been expanded to comply with the provisions of SFAS No. 128.

     SFAS No. 130, 'Reporting Comprehensive Income,' is effective for fiscal years beginning after December 15, 1997. SFAS No. 130 establishes presentation and disclosure requirements for comprehensive income; however, it does not affect existing recognition or measurement standards. For the Company, comprehensive income consists of net income and the change in unrealized gains and losses on available-for-sale securities. For the six months ended June 30, 1998 and 1997, total comprehensive income was $5.7 million and $3.6 million, respectively.

     SFAS No. 131, 'Disclosures about Segments of an Enterprise and Related Information,' is effective for fiscal years beginning after December 15, 1997. SFAS No. 131 establishes standards for reporting information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 does not affect existing

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

2. RECENT ACCOUNTING PRONOUNCEMENTS--(CONTINUED) recognition or measurement standards. The provisions of SFAS No. 131 need not be applied to interim financial statements in the initial year of its application. Accordingly, such disclosures have not been presented herein.

     SFAS No. 133, 'Accounting for Derivative Instruments and Hedging Activities' will become effective for fiscal years beginning after June 15, 1999. SFAS 133 defines derivative instruments and requires that they be recognized as assets or liabilities in the statement of financial position, measured at fair value. It further specifies the nature of changes in the fair value of the derivatives which are included in the current period results of operations and those which are included in other comprehensive income. Management has not yet quantified the impact that SFAS 133 will have on the financial statements of the Company, if any.

3. INVESTMENT SECURITIES

     The Company had no investment securities classified as available for sale at December 31, 1997. The amortized cost and approximate market value of investment securities classified as available for sale at June 30, 1998 are shown in the table below (dollars in thousands):

                                                                   JUNE 30, 1998
                                                  ------------------------------------------------
                                                                 GROSS         GROSS
                                                  AMORTIZED    UNREALIZED    UNREALIZED    MARKET
                                                    COST         GAINS         LOSSES       VALUE
                                                  ---------    ----------    ----------    -------
Available for sale
  Trust Preferred Securities...................    $73,935        $735          $ --       $74,670
  Municipals...................................     23,845         113            14        23,944
  Other........................................         --          --            --            --
                                                  ---------    ----------        ---       -------
                                                   $97,780        $848          $ 14       $98,614
                                                  ---------    ----------        ---       -------
                                                  ---------    ----------        ---       -------

     The amortized cost and approximate value of investment securities classified as available for sale at June 30, 1998, by contractual maturity are shown in the table below (dollars in thousands):

                                                                             JUNE 30, 1998
                                                                          --------------------
                                                                          AMORTIZED    MARKET
                                                                            COST        VALUE
                                                                          ---------    -------
Available for sale
  Due after ten years..................................................    $97,780     $98,614
                                                                          ---------    -------
                                                                           $97,780     $98,614
                                                                          ---------    -------
                                                                          ---------    -------

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

4. MORTGAGE-BACKED SECURITIES

     The amortized cost and approximate market value of mortgage-backed securities classified as held to maturity and available for sale at June 30, 1998 and December 31, 1997 are shown in the table below (dollars in thousands):

                                                                  JUNE 30, 1998
                                                -------------------------------------------------
                                                               GROSS         GROSS
                                                AMORTIZED    UNREALIZED    UNREALIZED     MARKET
                                                  COST         GAINS         LOSSES       VALUE
                                                ---------    ----------    ----------    --------
Held to maturity
     FHLMC...................................   $  45,935       $ --         $1,556      $ 44,379
     FNMA....................................     113,859         --          3,541       110,318
     Other...................................      13,960         --            399        13,561
                                                ---------    ----------    ----------    --------
                                                $ 173,754       $ --         $5,496      $168,258
                                                ---------    ----------    ----------    --------
                                                ---------    ----------    ----------    --------
Available for sale
     FNMA....................................   $  84,602       $ 37         $2,271      $ 82,368
     GNMA....................................     120,202        572             --       120,774
     Other...................................      99,682        118             --        99,800
                                                ---------    ----------    ----------    --------
                                                $ 304,486       $727         $2,271      $302,942
                                                ---------    ----------    ----------    --------
                                                ---------    ----------    ----------    --------

                                                                      1997
                                                -------------------------------------------------
                                                               GROSS         GROSS
                                                AMORTIZED    UNREALIZED    UNREALIZED     MARKET
                                                  COST         GAINS         LOSSES       VALUE
                                                ---------    ----------    ----------    --------
Held to maturity
     FHLMC...................................   $  48,536       $--          $1,918      $ 46,618
     FNMA....................................     117,184        --           4,396       112,788
     Other...................................      16,075        --             509        15,566
                                                ---------       ---        ----------    --------
                                                $ 181,795       $--          $6,823      $174,972
                                                ---------       ---        ----------    --------
                                                ---------       ---        ----------    --------
Available for sale
     FNMA....................................   $  87,237       $--          $2,929      $ 84,308
                                                ---------       ---        ----------    --------
                                                ---------       ---        ----------    --------

     Approximately $246.5 million and $45.6 million of mortgage-backed securities have been pledged to secure contractual arrangements entered into by the Company at June 30, 1998 and December 31, 1997, respectively.

     There were no sales of available for sale securities during the six months ended June 30, 1998. Proceeds from the sale of available for sale securities during 1997 totaled $23.4 million.

     Mortgage-backed securities sold under agreements to repurchase as of June 30, 1998 and December 31, 1997 were (dollars in millions):

                                                           JUNE 30,      DECEMBER 31,
                                                             1998            1997
                                                           --------      ------------
Book value..............................................    $--             $--
Market value............................................     --              --
Obligations.............................................     --              --
Weighted average interest rate at end of period.........     --              --
Weighted average interest rate during the period........      5.79%           5.47%
Average balance during the period.......................     95.0             5.3
Maximum amount outstanding at any month end during the
  year..................................................     --              --

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

4. MORTGAGE-BACKED SECURITIES--(CONTINUED)
     When the Company enters into these transactions, the obligations generally mature within one year and generally represent agreements to repurchase the same securities.

     As of June 30, 1998 and December 31, 1997, remaining maturities on mortgage-backed securities classified as held to maturity and available for sale were as follows (dollars in thousands):

                                                    JUNE 30, 1998          DECEMBER 31, 1997
                                                ---------------------    ---------------------
                                                AMORTIZED     MARKET     AMORTIZED     MARKET
                                                  COST        VALUE        COST        VALUE
                                                ---------    --------    ---------    --------
Held to maturity
     In one year or less.....................   $      --    $     --    $   1,413    $  1,406
     After one year through five years.......          --          --           --          --
     After five years through ten years......       2,343       2,299        2,961       2,881
     After ten years.........................     171,411     165,959      177,421     170,685
                                                ---------    --------    ---------    --------
                                                $ 173,754    $168,258    $ 181,795    $174,972
                                                ---------    --------    ---------    --------
                                                ---------    --------    ---------    --------
Available for sale
     After ten years.........................   $ 304,486    $302,942    $  87,237    $ 84,308
                                                ---------    --------    ---------    --------
                                                ---------    --------    ---------    --------

5. BORROWINGS

     The Company maintains a secured credit facility with the Federal Home Loan Bank of San Francisco ('FHLB-SF') against which the Company may take advances. The terms of this credit facility require the Company to maintain in safekeeping with the FHLB-SF eligible collateral of at least 100% of outstanding advances.

     At June 30, 1998, the Company had a total of $298 million of outstanding advances, of which $96 million were short-term and $202 million were long-term. The advances were secured with mortgage-backed securities. The fixed rate long-term debt of $202 million matures in 2008. The weighted average contractual maturity as of June 30, 1998 was seven years. Included in the long-term debt as of June 30, 1998 were $185 million of advances with provisions which allow the FHLB-SF, at their option, to terminate the advances at quarterly intervals at specified periods ranging from three to five years beyond the advance dates. For the six months ended June 30, 1998, the following advances were outstanding:

Average outstanding advances during the period.........................   $ 46,927
Maximum advances outstanding at any month end during the period........   $298,000

     The interest rate on this debt ranged from 5.30% to 6.03% and the weighted average interest rate was 5.64% at June 30, 1998 and 5.49% for the six months then ended. Interest is paid quarterly on substantially all of these advances and principal is due at maturity. The interest expense on such advances was $1,336,000 for the six months ended June 30, 1998.

     At June 30, 1998, the unused credit available under this facility was approximately $64 million.

6. LONG-TERM DEBT TO AFFILIATES

     Included in the liabilities of the Company as of December 31, 1997, is long-term debt payable to affiliates in the aggregate amount of $20,060,000. Such debt was comprised of two promissory notes with interest rates of 10%. In conjunction with the Private Offerings which closed on April 17, 1998, such notes were exchanged for shares of Common Stock of the Company. Subsequently, the Company redeemed all of the stock owned by affiliates with the proceeds raised in the Private Offerings. The Selling Shareholders are no longer affiliated with the Company.

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

7. GUARANTEED PREFERRED BENEFICIAL INTERESTS IN COMPANY'S JUNIOR SUBORDINATED DEBENTURES

     On April 17, 1998, UCBH Trust Co. (the 'Trust'), a Delaware statutory business trust owned by the Company, issued $30 million of 9.375% Guaranteed Preferred Beneficial Interest in the Company's Subordinated Debentures ('Capital Securities'). The Trust exists for the sole purpose of issuing the Capital Securities and investing the proceeds thereof in 9.375% Junior Subordinated Debentures issued by the Company. The Junior Subordinated Debentures mature on May 1, 2028. Payment of distributions out of the monies held by the Trust and payments on liquidation of the Trust or the redemption of the Capital Securities are guaranteed by the Company to the extent the Trust has funds available therefore. The obligations of the Company under the Guarantee and the Junior Subordinated Debentures are subordinate and junior in right of payment to all indebtedness of the Company and will be structurally subordinated to all liabilities and obligations of the Company's subsidiaries. Distributions on the Capital Securities are payable semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 1998. The Junior Subordinated Debentures are not redeemable prior to May 1, 2005, unless certain events have occurred. The proceeds from the issuance of the Capital Securities were used primarily to provide additional capital for the Bank.

     Interest expense on the Capital Securities was $570,000 for the six months ended June 30, 1998.

8. STOCKHOLDERS' EQUITY

     The Company and United Commercial Bank (the Bank) are subject to various regulatory capital requirements administered by the federal banking agencies. Under these capital requirements, the Bank must meet specific minimum capital requirements (described below) that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

     Specifically, current federal capital regulations require the Bank to maintain minimum ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets (as defined). Tier I capital is defined as common equity, retained earnings and qualifying perpetual preferred stock, less certain intangibles. The remainder of capital may consist of certain subordinated debt, certain hybrid capital instruments and other qualifying preferred stock, and a limited amount of loan loss allowance. Each of the federal banking agencies also has established minimum leverage capital requirements. In addition, under the prompt corrective action provisions of federal law, financial institutions are categorized as 'well capitalized,' 'adequately capitalized,' 'undercapitalized,' or 'critically undercapitalized,' depending on their capital level. 'Well capitalized' banks are defined as institutions that have a total risk-based capital ratio of 10%, a Tier I risk-based capital ratio of 6%, and a leverage ratio of 5%. An 'adequately capitalized' bank is defined as an institution with a total risk-based capital ratio of 8%, a Tier I risk-based capital ratio of 4% and a leverage ratio of 4%. If the Bank were to fail to meet the minimum capital requirements and/or were to fall within the 'undercapitalized' or 'critically undercapitalized' categories of the prompt corrective action provisions could cause the regulators to initiate certain mandatory-- and possibly additional discretionary--actions that, if undertaken, could have a direct material effect on the Bank and on the Company's financial statements.

     As of December 31, 1997, the most recent notification from the Office of Thrift Supervision (the former regulator of the Bank) categorized the Bank as 'well capitalized' under the prompt corrective action provisions. There are no conditions or events since that notification that management believes have changed the institution's category. As of December 31, 1996, the Office of Thrift Supervision categorized the Bank as 'adequately capitalized' under the regulatory framework for prompt corrective action.

     The Company converted from a unitary savings and loan holding company to a bank holding company under Section 3(a)(1) of the Bank Holding Company Act of 1956 effective on July 31, 1998. The Bank simultaneously converted from a federally chartered savings bank to a state chartered non-member commercial bank.

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

8. STOCKHOLDERS' EQUITY--(CONTINUED)
     As a result of the conversion, the Company's primary regulator is now the Board of Governors of the Federal Reserve System ('Federal Reserve'). Under the Federal Reserve's capital adequacy guidelines for bank holding companies, the minimum standard of total capital to risk-weighted assets is 8%; and the minimum standards of Tier I capital to risk-weighted assets is 4%. The Federal Reserve also requires bank holding companies to maintain a minimum leverage ratio of Tier I capital to adjusted average quarterly assets equal to 3%, if such companies meet certain specified criteria, including that they have the highest regulatory rating. All other bank holding companies generally are required to maintain a leverage ratio of at least 100 to 200 basis points above the stated minimum.

     The Bank's primary federal regulator now is the Federal Deposit Insurance Corporation (FDIC). The FDIC has adopted minimum risk-based and leverage capital ratio regulations at 12 CFR 325 that are substantially similar to those requirements imposed by the Federal Reserve on bank holding companies described above.

     The Company's and the Bank's actual capital amounts and ratios are also presented in the following table (dollars in thousands):

                                                                                            TO BE WELL
                                                                                         CAPITALIZED UNDER
                                                                  FOR CAPITAL            PROMPT CORRECTIVE
                                              ACTUAL           ADEQUACY PURPOSES         ACTION PROVISIONS
                                          ---------------    ---------------------     ----------------------
                                           AMOUNT   RATIO    AMOUNT          RATIO      AMOUNT          RATIO
                                          --------  -----    -------         -----     --------         -----
As of June 30, 1998:
Total Capital (to risk weighted assets)
  United Commercial Bank...............   $137,729  13.61%   $80,985         8.00 %
  UCBH Holdings, Inc. .................    140,901  13.90     81,115         8.00      $101,393         10.00%
Tier I Capital (to risk weighted
  assets)
  United Commercial Bank...............   $125,068  12.35%   $40,492         4.00 %
  UCBH Holdings, Inc. .................    128,220  12.65     40,557         4.00      $ 60,836          6.00%
Tier I Capital (to average assets)
  (Leverage Ratio)
  United Commercial Bank...............   $125,068   7.47%   $67,009         4.00 %
  UCBH Holdings, Inc. .................    128,220   7.64     67,109         4.00      $ 83,887          5.00%

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

8. STOCKHOLDERS' EQUITY--(CONTINUED)
     The following is a reconciliation of capital under Generally Accepted Accounting Principles ('GAAP') with regulatory capital at June 30, 1998 (dollars in thousands):

                                                 TIER I CAPITAL                     RISK-BASED CAPITAL
                                        ---------------------------------    ---------------------------------
                                            UNITED              UCBH             UNITED              UCBH
                                        COMMERCIAL BANK    HOLDINGS, INC.    COMMERCIAL BANK    HOLDINGS, INC.
                                        ---------------    --------------    ---------------    --------------
GAAP Capital.........................      $ 124,957          $ 98,109          $ 124,957          $ 98,109
Nonallowable components:
  Unrealized losses on securities
     available for sale..............            419               419                419               419
  Goodwill...........................           (301)             (301)              (301)             (301)
  Mortgage servicing rights--
     excess..........................             (7)               (7)                (7)               (7)
Additional capital components:
  Guaranteed preferred beneficial
     interests in junior subordinated
     debentures......................                           30,000                               30,000
  Allowance for loan losses--
     limited.........................                                              12,662            12,662
                                        ---------------    --------------    ---------------    --------------
Regulatory capital...................      $ 125,068          $128,220          $ 137,730          $140,882
                                        ---------------    --------------    ---------------    --------------
                                        ---------------    --------------    ---------------    --------------

     On March 31, 1998, the Company entered into an Exchange and Redemption Agreement ('Agreement') with its Selling Stockholders. In conjunction with the Private Offerings and pursuant to the terms of the Agreement, the $20,600,000 of Long-term Debt to Affiliates, which was payable to the Selling Stockholders, was exchanged for shares of Common Stock. Subsequently, the Company used approximately $120,000,000 of the proceeds raised by the Private Offerings to redeem all of the shares of Common Stock then owned by the Selling Shareholders, which included the shares of Common Stock exchanged for the notes. As a result, the Selling Shareholders are no longer affiliated with the Company.

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9. EARNINGS PER SHARE

     The following is a reconciliation of the numerators and denominator of the basic and diluted earnings per share (Dollars in thousands, except for per share data):

                                                                                 SIX MONTHS ENDED JUNE 30, 1998
                                                                            -----------------------------------------
                                                                              INCOME          SHARES        PER SHARE
                                                                            (NUMERATOR)    (DENOMINATOR)     AMOUNT
                                                                            -----------    -------------    ---------
Basic:
  Net income.............................................................     $ 4,399        7,370,370        $0.60
Effect of long-term debt to affiliates...................................         353        1,162,467
                                                                            -----------    -------------
Diluted:
  Net income and assumed conversion......................................     $ 4,752        8,532,837        $0.56
                                                                            -----------    -------------
                                                                            -----------    -------------

                                                                                 SIX MONTHS ENDED JUNE 30, 1997
                                                                            -----------------------------------------
                                                                              INCOME          SHARES        PER SHARE
                                                                            (NUMERATOR)    (DENOMINATOR)     AMOUNT
                                                                            -----------    -------------    ---------
Basic:
  Net income.............................................................     $ 3,827        6,000,000        $0.64
Effect of long-term debt to affiliates...................................         527        1,974,000
                                                                            -----------    -------------
Diluted:
  Net income and assumed conversion......................................     $ 4,354        7,974,000        $0.55
                                                                            -----------    -------------
                                                                            -----------    -------------

10. DERIVATIVE FINANCIAL INSTRUMENTS AND FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     The Company is a party to derivative financial instruments and financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. The Company does not hold or issue financial instruments for trading purposes. Financial instruments in the normal course of business include commitments to extend and purchase credit, forward commitments to sell loans, long put and call options, letters of credit and interest-rate swaps and caps. Those instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the statement of financial position. The contract or notional amounts of those instruments reflects the extent of involvement the Company has in particular classes of financial instruments.

     The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual or notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. For interest-rate swap and cap transactions and forward commitments to sell loans, the contract or notional amounts do not represent exposure to credit loss. The Company controls the credit risk of its interest-rate swap and cap agreements and forward commitments to sell loans through credit approvals, limits, and monitoring procedures. The Company does not require collateral or other security to support interest-rate swap transactions with credit risk.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of UCBH Holdings, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of UCBH Holdings, Inc. and its subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
San Francisco, California
March 30, 1998, except for paragraph 3 of Note 1, as to which the date is June 26, 1998

                              UCBH HOLDINGS, INC.
                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                               DECEMBER 31,
                                                                                         ------------------------
                                                                                            1997          1996
                                                                                         ----------    ----------
                                        ASSETS
Cash and due from banks...............................................................   $   13,853    $   16,044
Federal funds sold....................................................................       21,000         2,350
Investment securities, at cost (market value $3,998 in 1997 and $15,617 in 1996)......        4,000        15,670
Mortgage-backed securities available for sale, at market value........................       84,308       119,514
Mortgage-backed securities, at cost (market value $174,972 in 1997 and $199,483 in
  1996)...............................................................................      181,795       208,555
Federal Home Loan Bank stock..........................................................       13,914        13,082
Loans.................................................................................    1,214,237     1,066,368
Allowance for loan losses.............................................................      (12,142)      (11,682)
                                                                                         ----------    ----------
Net loans.............................................................................    1,202,095     1,054,686
                                                                                         ----------    ----------
Accrued interest receivable...........................................................        8,594         8,002
Premises and equipment, net...........................................................       23,931        22,839
Other assets..........................................................................        8,160        13,875
                                                                                         ----------    ----------
     Total assets.....................................................................   $1,561,650    $1,474,617
                                                                                         ----------    ----------
                                                                                         ----------    ----------

                                     LIABILITIES
Deposits..............................................................................   $1,468,987    $1,393,125
Accrued interest payable..............................................................          452           500
Long-term debt to affiliates (including capitalized interest).........................       20,060        16,736
Other liabilities.....................................................................        9,599         9,912
                                                                                         ----------    ----------
     Total liabilities................................................................    1,499,098     1,420,273
                                                                                         ----------    ----------
Commitments and contingent liabilities

                                 STOCKHOLDERS' EQUITY
Common stock, par value $0.00167 authorized 18,000,000 shares; 6,000,000 shares issued
  and outstanding.....................................................................           10            10
Additional paid-in capital............................................................       30,278        30,278
Unrealized loss on mortgage-backed securities available for sale......................       (1,728)       (2,637)
Retained earnings-substantially restricted............................................       33,992        26,693
                                                                                         ----------    ----------
     Total stockholders' equity.......................................................       62,552        54,344
                                                                                         ----------    ----------
     Total liabilities and stockholders' equity.......................................   $1,561,650    $1,474,617
                                                                                         ----------    ----------
                                                                                         ----------    ----------

   The accompanying notes are an integral part of these financial statements.

                              UCBH HOLDINGS, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                        FOR THE YEARS ENDED
                                                                                           DECEMBER 31,
                                                                                  -------------------------------
                                                                                    1997        1996       1995
                                                                                  --------    --------    -------
Interest income:
  Interest on loans............................................................   $ 86,141    $ 78,711    $72,742
  Interest on funds sold and securities purchased under agreements to resell...      2,760       1,417        398
  Interest on investment and mortgage-backed securities........................     18,690      22,836     25,894
                                                                                  --------    --------    -------
     Total interest income.....................................................    107,591     102,964     99,034
                                                                                  --------    --------    -------
Interest expense:
  Interest on deposits.........................................................     61,513      59,273     56,038
  Interest on short-term borrowings............................................        294         998      6,550
  Interest on Federal Home Loan Bank advances..................................        620       2,044      5,867
  Interest on long-term debt to affiliates.....................................      1,825       1,640      1,741
                                                                                  --------    --------    -------
     Total interest expense....................................................     64,252      63,955     70,196
                                                                                  --------    --------    -------
     Net interest income.......................................................     43,339      39,009     28,838
Provision for loan losses......................................................      1,154       1,476      8,777
                                                                                  --------    --------    -------
     Net interest income after provision for loan losses.......................     42,185      37,533     20,061
                                                                                  --------    --------    -------
Noninterest income:
  Commercial banking fees......................................................        977         421         92
  Service charges on deposit accounts..........................................        888         615        566
  Gain on sale of loans, securities and servicing rights.......................        155       1,200      1,137
  Loan servicing income........................................................        601         680        272
  Miscellaneous income.........................................................        473         481      1,700
                                                                                  --------    --------    -------
     Total noninterest income..................................................      3,094       3,397      3,767
                                                                                  --------    --------    -------
Noninterest expense:
  Personnel....................................................................     14,087      14,875     12,000
  Occupancy....................................................................      4,811       4,754      4,355
  Data processing..............................................................      2,059       1,859      1,696
  Furniture and equipment......................................................      1,902       1,814      1,357
  Deposit insurance............................................................      1,798       3,519      3,051
  SAIF recapitalization assessment.............................................         --       7,716         --
  Communication................................................................        400         383        317
  Professional fees and contracted services....................................      2,242       1,551      1,303
  Foreclosed assets expense....................................................        671         686      2,785
  Miscellaneous expense........................................................      4,220       4,256      3,278
                                                                                  --------    --------    -------
     Total noninterest expense.................................................     32,190      41,413     30,142
                                                                                  --------    --------    -------
Income (loss) before taxes.....................................................     13,089        (483)    (6,314)
Income tax expense (benefit)...................................................      5,790        (177)    (3,406)
                                                                                  --------    --------    -------
       Net income (loss).......................................................   $  7,299    $   (306)   $(2,908)
                                                                                  --------    --------    -------
                                                                                  --------    --------    -------
Basic earnings (loss) per share................................................   $   1.22    $  (0.05)   $ (0.48)
                                                                                  --------    --------    -------
                                                                                  --------    --------    -------
Diluted earnings (loss) per share..............................................   $   1.05    $  (0.05)   $ (0.48)
                                                                                  --------    --------    -------
                                                                                  --------    --------    -------

   The accompanying notes are an integral part of these financial statements.

                              UCBH HOLDINGS, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                               UNREALIZED
                                                                               GAIN (LOSS)
                                                                ADDITIONAL    ON SECURITIES     TOTAL
                                                      COMMON     PAID-IN        AVAILABLE      RETAINED    STOCKHOLDERS'
                                                      STOCK      CAPITAL        FOR SALE       EARNINGS       EQUITY
                                                      ------    ----------    -------------    --------    -------------
Balance at December 31, 1994.......................    $ 10      $ 30,278        $  (845)      $ 29,907       $59,350
  Net loss.........................................                                              (2,908)       (2,908)
  Change in unrealized net loss on securities
     available for sale, after applicable taxes....                                 (985)                        (985)
                                                      ------    ----------    -------------    --------    -------------
Balance at December 31, 1995.......................      10        30,278         (1,830)        26,999        55,457
  Net loss.........................................                                                (306)         (306)
  Change in unrealized net loss on securities
     available for sale, after applicable taxes....                                 (807)                        (807)
                                                      ------    ----------    -------------    --------    -------------
Balance at December 31, 1996.......................      10        30,278         (2,637)        26,693        54,344
  Net income.......................................                                               7,299         7,299
  Change in unrealized net loss on securities
     available for sale, after applicable taxes....                                  909                          909
                                                      ------    ----------    -------------    --------    -------------
Balance at December 31, 1997.......................    $ 10      $ 30,278        $(1,728)      $ 33,992       $62,552
                                                      ------    ----------    -------------    --------    -------------
                                                      ------    ----------    -------------    --------    -------------

   The accompanying notes are an integral part of these financial statements.

                              UCBH HOLDINGS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                         FOR THE YEARS ENDED
                                                                                            DECEMBER 31,
                                                                                 -----------------------------------
                                                                                   1997         1996         1995
                                                                                 ---------    ---------    ---------
Operating activities
  Net income (loss)...........................................................   $   7,299    $    (306)   $  (2,908)
    Adjustments to reconcile net income to net cash provided by (used for)
      operating activities:
      Amortization of investment and mortgage-backed securities premium.......         138          193          762
      Amortization of loan discount...........................................          66           76         (571)
      Provision for loan losses...............................................       1,154        1,476        8,777
      Decrease (increase) in accrued interest receivable......................        (592)       1,140       (1,038)
      Depreciation and amortization of premises and equipment.................       2,254        1,981        1,576
      Amortization of servicing rights........................................        (590)         849        1,527
      Decrease in other assets................................................       2,808        1,439        3,426
      Decrease in accrued interest payable....................................         (49)        (663)        (186)
      Increase (decrease) in other liabilities................................        (313)         133       (2,967)
      Gain on sale of servicing rights........................................      (1,165)        (672)        (755)
      Gain on sale of foreclosed assets.......................................        (401)        (602)        (684)
      Loss on sale of loans...................................................         204           --           28
      Gain on branch sale.....................................................          --           --         (656)
      Loss on sale of securities..............................................         806          335           --
                                                                                 ---------    ---------    ---------
         Net cash provided by operating activities............................      11,619        5,379        6,331
                                                                                 ---------    ---------    ---------
Investing activities
  Investments and mortgage-backed securities held to maturity:
    Principal payments and maturities and securities called...................      37,980       56,095       33,899
    Purchases.................................................................        (200)         (80)         (75)
  Investments and mortgage-backed securities, available for sale:
    Principal payments and maturities and securities called...................      12,124       18,217        1,373
    Sale of securities........................................................      23,495        8,800           --
  Net increase in credit card loans...........................................         (39)        (131)      (1,121)
  Loans purchased.............................................................     (44,416)      (7,643)     (16,677)
  Loans originated net of principal collections...............................    (151,334)     (41,217)     (49,698)
  Proceeds from sale of loans.................................................      43,350          478        8,384
  Purchases of premises and equipment.........................................      (3,453)      (2,540)      (2,035)
  Proceeds from sale of premises and equipment................................         106           61           74
  Proceeds from sale of servicing rights......................................       3,760          672          227
  Proceeds from sale of foreclosed assets.....................................       4,280        4,532        6,766
  Proceeds from sale of branch deposits.......................................          --           --      (28,770)
  Purchase of branch deposits.................................................          --           --       10,582
                                                                                 ---------    ---------    ---------
    Net cash (used in) provided by investing activities.......................     (74,347)      37,244      (37,071)
                                                                                 ---------    ---------    ---------
Financing activities
  Net increase (decrease) in NOW accounts, money market accounts and passbook
    accounts..................................................................         (90)      14,719      (51,794)
  Net increase in time deposits...............................................      75,952       66,802      213,993
  Net decrease in short-term borrowings.......................................          --     (128,600)    (136,741)
  Increase (decrease) in long-term debt to affiliates.........................       1,500           --         (500)
  Increase in capitalized interest component of long-term debt to
    affiliates................................................................       1,825        1,640           --
                                                                                 ---------    ---------    ---------
    Net cash provided by (used in) financing activities.......................      79,187      (45,439)      24,958
                                                                                 ---------    ---------    ---------
Increase (decrease) in cash and cash equivalents..............................      16,459       (2,816)      (5,782)
Cash and cash equivalents at beginning of year................................      18,394       21,210       26,992
                                                                                 ---------    ---------    ---------
Cash and cash equivalents at end of year......................................   $  34,853    $  18,394    $  21,210
                                                                                 ---------    ---------    ---------
                                                                                 ---------    ---------    ---------

   The accompanying notes are an integral part of these financial statements.

                              UCBH HOLDINGS, INC.
               CONSOLIDATED STATEMENTS OF CASH FLOWS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

                                                                                        FOR THE YEARS ENDED
                                                                                            DECEMBER 31,
                                                                                   ------------------------------
                                                                                    1997       1996        1995
                                                                                   -------    -------    --------
Supplemental disclosure of cash flow information
  Cash paid during the year for interest........................................   $62,475    $62,978    $ 70,098
  Cash paid during the year for income taxes....................................     4,083        832         495

Supplemental schedule of noncash investing and financing activities
  Receivable resulting from sale of servicing rights............................   $   371    $    --    $    528
  Real estate acquired through foreclosure......................................     4,260      4,443       5,373
  Securities transferred to available for sale securities.......................        --         --     125,987
  Long-term debt resulting from refinance of long-term debt to affiliates and
     related accrued interest...................................................        --     15,048          --

   The accompanying notes are an integral part of these financial statements.

                              UCBH HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

  Organization

     UCBH Holdings, Inc. (the Company), is a savings institution holding company that conducts its business through its principal subsidiary, United Commercial Bank (United), a federally chartered savings bank based in California. Through December 31, 1997, United was known as United Savings Bank, F.S.B. and through March 30, 1998, the Company was known as USB Holdings, Inc. The Company is a wholly-owned subsidiary of Chief Investments, Ltd.

  Principles of Consolidation and Presentation

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The Company's business consists primarily of attracting retail deposits from consumers and business customers and originating loans. The Company originates loans secured by mortgages on residential real estate and loans secured by commercial real estate, including multi-family housing, mixed use properties, retail and other commercial uses. The Company also offers commercial loans and lines of credit, trade finance lines and other commercial loans, as well as a variety of consumer loan products. The Company also provides a variety of fee-generating services to both commercial customers and consumers. Substantially all loans are originated for portfolio and held for investment. All significant intercompany balances and transactions have been eliminated in consolidation. Certain reclassifications have been made to prior years' consolidated financial statements to conform to the December 31, 1997 presentation.

     On April 17, 1998, the Company completed a 6,000-for-1 stock split. Accordingly, the financial statements for all years presented have been restated to reflect the impact of the stock split. On April 17, 1998, the Company's long-term debt to affiliates was converted to 1,974,000 shares of common stock, as adjusted for the aforementioned stock split. Given the occurrence of this conversion, management has considered this long-term debt to affiliates as convertible debt for purposes of its calculation of diluted earnings per share.

  Risks and Uncertainties

     In the normal course of its business, the Company encounters two significant types of risk: economic and regulatory. There are three main components of economic risk: interest rate risk, credit risk and market risk. The Company is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different speeds, or on a different basis, than its interest-earning assets. Related to interest rate risk is prepayment risk. Prepayment risk is the risk associated with the prepayment of assets, and the write-off of premiums associated with those assets, should interest rates fall dramatically. Credit risk is the risk of default, primarily in the Company's loan portfolio that results from the borrowers' inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of securities, the value of collateral underlying loans receivable and the valuation of real estate owned.

     The Company is subject to the regulations of various governmental agencies. These regulations change significantly from period to period. Such regulations can also restrict the growth of the Company and United as a result of capital requirements. The Company also undergoes periodic examinations by the regulatory agencies which may subject it to further changes with respect to asset valuations, amounts of required loss allowances and operating restrictions. Such changes may result from the regulators' judgments based on information available to them at the time of their examination.

  Use of Estimates in Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES--(CONTINUED) disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     Cash and cash equivalents consist of cash and noninterest bearing deposits, federal funds sold and securities purchased under agreements to resell. For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities when purchased of three months or less to be cash equivalents.

  Securities Purchased Under Agreements to Resell

     The Company periodically purchases securities under agreements to resell (repurchase agreements). The amounts advanced under such agreements represent short-term loans. During the agreement period, the securities are maintained by the dealer under a written custodial agreement that explicitly recognizes the Company's interest in the securities.

  Investment and Mortgage-backed Securities

     In accordance with Statement of Financial Accounting Standards No. 115 (SFAS 115) 'Accounting for Certain Investments in Debt and Equity Securities,' the Company has designated a portion of the investment and mortgage-backed securities portfolio as 'held to maturity' securities. As such, this portion of the portfolio is carried at cost, adjusted for the amortization of premiums and accretion of discounts. Cost is determined on a specific identification basis. Inasmuch as the Company has the ability and intent to hold the 'held to maturity' securities in its portfolio until maturity, the carrying value has not been adjusted to reflect decreases in market value from book value, if any. Also in accordance with SFAS 115, the Company has designated a portion of the mortgage-backed securities portfolio as 'available for sale.' Such securities are carried at fair value. Fair value is the quoted market price. Unrealized holding gains or losses for 'available for sale' securities are excluded from earnings and reported in a separate component of stockholders' equity, net of tax. Premiums and discounts on investment and mortgage-backed securities are amortized against interest income, using the interest method, with the amortization period extending to the maturity date of the securities. Gains or losses on the sale of securities are recognized when sold.

     In November 1995, the Financial Accounting Standards Board issued a Special Report, 'A Guide to Implementation of Statement 115 on Accounting for Certain Debt and Equity Securities.' Concurrent with the implementation of the Guide, but not later than December 31, 1995, all institutions could conduct a one time reassessment of the classification of all securities held at that time. In accordance with the provisions of the Guide, management elected to transfer securities with a fair value of $123.3 million and amortized cost of $126 million from the held-to-maturity classification to the available-for-sale classification. The unrealized holding gain (loss) at the transfer date of $1.6 million (tax effected) has been reflected as a separate component of shareholder's equity.

  Loans

     Loans are carried at the principal balance outstanding adjusted for the amortization of premiums and the accretion of discounts. Premiums and discounts are recognized as an adjustment of loan yield by the interest method based on contractual term of the loans. Interest is accrued as earned.

     Loans are generally placed on nonaccrual status when the payments become 90 days past due, or earlier if, in management's opinion, the full and timely collection of principal or interest becomes uncertain. Any accrued and unpaid interest on such loans is reversed and charged against current income.

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES--(CONTINUED)
     The Company recognizes interest income on nonaccrual loans to the extent received in cash. However, where there is doubt regarding the ultimate collectibility of the loan principal, cash receipts, whether designated as principal or interest, are applied to reduce the carrying value of the loan.

     Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the loan yield over the contractual life of the loan. Amortization of deferred loan fees is discontinued on nonperforming loans.

     On January 1, 1995, the Company adopted prospectively the provisions of Statement of Financial Standards No. 114, (SFAS 114) 'Accounting by Creditors for Impairment of a Loan' as amended by Statement of Financial Standards No. 118 (SFAS 118), 'Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures.' These standards require the Company to evaluate loans for possible impairment. The Company considers a loan to be impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement, including scheduled interest payments. For a loan that has been restructured, the contractual terms of the loan agreement refer to the contractual terms specified by the original loan agreement, not the contractual terms specified by the restructuring agreement.

     When evaluating loans for possible impairment, the Company makes an individual assessment for impairment when and while such loans are on nonaccrual status, or the loan has been restructured. When a loan has been identified as being impaired, the amount of impairment will be measured by the Company using discounted cash flows, except when it is determined that the primary remaining source of repayment for the loan is the operation or liquidation of the underlying collateral. In such cases, the current fair value of the collateral, reduced by estimated costs to sell, will be used in place of discounted cash flows. The Company does not apply the loan-by-loan evaluation process described above to large groups of smaller balance homogeneous loans that are evaluated collectively for impairment, such as residential mortgage (1 to 4 family) loans with balances up to $500,000, home equity, and other consumer loans.

     If the measurement of the impaired loan is less than the recorded investment in the loan (including accrued interest, net deferred loan fees or costs and unamortized premium or discount), an impairment is recognized by creating or adjusting an existing allocation of the allowance for loan losses. The Company's charge-off policy with respect to impaired loans is similar to its charge-off policy for all loans. Specifically, loans are charged off in the month in which they are considered uncollectible.

     The adoption of SFAS 114 and 118 did not affect the Company's accounting policies regarding income recognition, charge-offs, or recoveries and did not affect the comparability of the Company's disclosures regarding classification of nonaccrual or other problem loans.

  Allowance for Loan Losses

     The allowance for loan losses is based on management's continuous evaluation of various factors affecting collectibility of the loan portfolio. These factors include, but are not limited to, changes in the composition of the portfolio, current and forecasted economic conditions, overall portfolio quality, review of specific problem loans, and historical loan-loss experience. The allowance for loan losses is based on estimates, and ultimate losses may vary from the current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the period in which they become known. The allowance is increased by provisions charged to expense and reduced by loan losses, net of recoveries.

     The determination of the allowance for loan losses is based on estimates that are susceptible to changes in the economic environment and market conditions. Management believes that, as of December 31, 1997 and 1996, the allowance for loan losses is adequate based on information currently available. If recent improvements in the economies of the Company's principal market areas are not sustainable, the Company's loan portfolios could be

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES--(CONTINUED) adversely affected and higher charge-offs and increases in non-performing assets could result. Such an adverse impact could also require a larger allowance for loan losses.

  Mortgage Banking Activities

     Through 1996, the Company operated a mortgage banking division. This division was closed in early 1997 and mortgage banking activities are no longer a significant business activity for the Company. The Company periodically sells some of its mortgage loan production for cash proceeds equal to the market value of the loans. Gain or loss is recognized to the extent of the difference between the cash proceeds received and the carrying value of the loans sold. In addition, for loans sold in which servicing has been retained by the Company, gain is recognized and an asset is recorded at the time of sale based upon the present value of amounts expected to be received resulting from the difference between the borrowers' contractual interest rates and the rates paid to the investors.

     Through December 31, 1996, the Company accounted for its loan servicing assets in accordance with the provisions of Statement of Financial Standards No. 122 (SFAS 122) 'Accounting for Mortgage Servicing Rights,' which required that rights to service mortgage loans be recognized as separate assets, whether originated or acquired. Management implemented this Statement on December 31, 1995.

     On January 1, 1997, the Company adopted Statements of Financial Accounting Standards No. 125, 'Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities' (SFAS 125). SFAS 125 requires application of a financial components approach that focuses on control. Under this approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. The statement also distinguishes transfers of financial assets that are sales from transfers of financial assets that are secured borrowings.

     SFAS 125 supersedes the provisions SFAS 122; however, mortgage banking activities are now an insignificant part of the Company's business, and there are no significant differences in The Company's accounting for mortgage banking activities or mortgage servicing rights under SFAS 125.

     Implementation of the provisions of SFAS 125 did not have a significant effect on the Company's financial position or results of operations.

  Premises and Equipment

     Premises and equipment are carried at cost, less accumulated depreciation and amortization. Provisions for depreciation and amortization are determined on a straight-line basis over the lesser of the estimated useful lives or the terms of the leases. Terms range from three to ten years for furniture, equipment, and computer software, and from forty to fifty years for premises.

  Foreclosed Assets

     Foreclosed assets (other real estate owned) consist of properties acquired through, or in lieu of, foreclosure and are carried at the lower of cost or fair value (less estimated selling costs). Cost includes the unpaid loan balance adjusted for applicable accrued interest, unamortized deferred loan fees and acquisition costs. In the event that the fair value (less estimated selling costs) is less than cost at the time of acquisition, the shortfall is charged to the allowance for loan losses. Subsequent write-downs, if any, and disposition gains and losses are reflected as charges to current operations.

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES--(CONTINUED)
  Goodwill

     Goodwill resulted from a variety of transactions, including branch acquisitions and is generally amortized over seven years. Goodwill is included in other assets.

  Securities Sold Under Agreements to Repurchase

     The Company periodically enters into sales of securities under agreements to repurchase (reverse repurchase agreements). Fixed-coupon reverse repurchase agreements are treated as financings. Accordingly, the securities underlying the agreement remain in the asset accounts and the obligations to repurchase securities sold are reflected as a liability in the consolidated balance sheets. The securities underlying the agreements are delivered to the dealers who arrange the transactions. Under some agreements, the dealers may sell, lend, or otherwise dispose of the securities to other parties and agree to resell to the Company substantially identical securities at the maturities of the agreements.

  Interest Rate Swap and Cap Agreements

     The Company periodically enters into interest rate swap and cap agreements as a means of managing its interest rate exposure. The differential to be paid or received on interest rate swap agreements entered into to reduce the impact of changes in interest rates is recognized over the life of the agreements. Premiums paid on cap agreements are amortized over the life of the agreements. The results of swap and cap transactions are recognized currently as an adjustment to interest expense.

  Accounting for Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), 'Accounting for Income Taxes.' SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The Company provides a valuation allowance against net deferred tax assets to the extent that realization of the assets is not considered more likely than not.

     The Company and United file a consolidated federal income tax return and a combined California tax return. The Company allows all tax benefits generated within the consolidated group to be retained by United.

  Impairment of Long-Lived Assets

     On January 1, 1996, the Company adopted prospectively, the provisions of Statement of Financial Accounting Standards No. 121 (SFAS 121), 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.' This Statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. Long-lived assets and identifiable intangibles held by the Company consist of premises and equipment, other real estate owned, and goodwill. Implementation of SFAS 121 did not have an effect on the financial position or results of operations of the Company since management determined that there was no impairment with respect to premises and equipment or goodwill. The Company's previous accounting treatment of other real estate owned was substantially identical to the treatment required under SFAS 121. Accordingly, no adjustment was required in connection with the implementation of SFAS 121.

2. SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL

     Securities purchased under agreements to resell averaged $44.0 million and $22.1 million during 1997 and 1996, respectively, and the maximum amounts outstanding at any month-end during 1997 and 1996 were

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

2. SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL--(CONTINUED)
$70 million and $20 million, respectively. At December 31, 1997 and 1996, there were no securities purchased under agreements to resell.

3. INVESTMENT SECURITIES

     The amortized cost and approximate market value of investment securities classified as held to maturity at December 31, 1997 and 1996 were (dollars in thousands):

                                                                        1997
                                                  ------------------------------------------------
                                                                 GROSS         GROSS
                                                  AMORTIZED    UNREALIZED    UNREALIZED    MARKET
                                                    COST         GAINS         LOSSES       VALUE
                                                  ---------    ----------    ----------    -------
Held to maturity
     FHLB Note.................................    $ 2,000        $--           $  2       $ 1,998
     FNMA Note.................................      2,000         --             --         2,000
                                                  ---------       ---            ---       -------
                                                   $ 4,000        $--           $  2       $ 3,998
                                                  ---------       ---            ---       -------
                                                  ---------       ---            ---       -------

                                                                        1996
                                                  ------------------------------------------------
                                                                 GROSS         GROSS
                                                  AMORTIZED    UNREALIZED    UNREALIZED    MARKET
                                                    COST         GAINS         LOSSES       VALUE
                                                  ---------    ----------    ----------    -------
Held to maturity
     FHLB Note.................................    $ 8,670         $2           $ 43       $ 8,629
     FHLB CD...................................      2,000         --             --         2,000
     Other.....................................      5,000         --             12         4,988
                                                  ---------       ---            ---       -------
                                                   $15,670         $2           $ 55       $15,617
                                                  ---------       ---            ---       -------
                                                  ---------       ---            ---       -------

     For 1996, other investments consisted primarily of medium-term notes and certificates of deposit with financial institutions and medium-term notes with governmental agencies.

     The amortized cost and approximate market value of investment securities classified as held to maturity at December 31, 1997 and 1996, by contractual maturity, are shown below (dollars in thousands):

                                                                        1997
                                                                --------------------
                                                                AMORTIZED    MARKET
                                                                  COST        VALUE
                                                                ---------    -------
Held to maturity
     Due in one year or less.................................    $ 2,000     $ 1,998
     Due after one year through five years...................      2,000       2,000
                                                                ---------    -------
                                                                 $ 4,000     $ 3,998
                                                                ---------    -------
                                                                ---------    -------

                                                                        1996
                                                                --------------------
                                                                AMORTIZED    MARKET
                                                                  COST        VALUE
                                                                ---------    -------
Held to maturity
     Due in one year or less.................................    $11,670     $11,662
     Due after one year through five years...................      4,000       3,955
                                                                ---------    -------
                                                                 $15,670     $15,617
                                                                ---------    -------
                                                                ---------    -------

     During 1996, $29 million of securities classified as investments held to maturity were called by the issuer.

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

4. MORTGAGE-BACKED SECURITIES

     The amortized cost and approximate market value of mortgage-backed securities classified as held to maturity and available for sale at December 31, 1997 and 1996, were (dollars in thousands):

                                                                      1997
                                                -------------------------------------------------
                                                               GROSS         GROSS
                                                AMORTIZED    UNREALIZED    UNREALIZED     MARKET
                                                  COST         GAINS         LOSSES       VALUE
                                                ---------    ----------    ----------    --------
Held to maturity
     FHLMC...................................   $  48,536        --          $1,918      $ 46,618
     FNMA....................................     117,184        --           4,396       112,788
     Other...................................      16,075        --             509        15,566
                                                ---------       ---        ----------    --------
                                                $ 181,795       $--          $6,823      $174,972
                                                ---------       ---        ----------    --------
                                                ---------       ---        ----------    --------
Available for sale
     FNMA....................................   $  87,237       $--          $2,929      $ 84,308
                                                ---------       ---        ----------    --------
                                                ---------       ---        ----------    --------

                                                                      1996
                                                -------------------------------------------------
                                                               GROSS         GROSS
                                                AMORTIZED    UNREALIZED    UNREALIZED     MARKET
                                                  COST         GAINS         LOSSES       VALUE
                                                ---------    ----------    ----------    --------
Held to maturity
     FHLMC...................................   $  61,629        --          $2,615      $ 59,014
     FNMA....................................     124,710        --           5,489       119,221
     Other...................................      22,216        --             968        21,248
                                                ---------       ---        ----------    --------
                                                $ 208,555       $--          $9,072      $199,483
                                                ---------       ---        ----------    --------
                                                ---------       ---        ----------    --------
Available for sale
     FNMA....................................   $ 123,982       $--          $4,468      $119,514
                                                ---------       ---        ----------    --------
                                                ---------       ---        ----------    --------

     Approximately $45.6 million and $75.5 million of mortgage-backed securities have been pledged to secure contractual arrangements entered into by the Company at December 31, 1997 and 1996, respectively.

     Proceeds from the sale of available for sale securities during 1997 and 1996 totaled $23.4 million and $8.8 million, respectively. There were no sales of available for sale securities during 1995. Gross realized losses totaled $806,000 and $335,000 for 1997 and 1996, respectively.

     Mortgage-backed securities sold under agreements to repurchase as of December 31, 1997 and 1996 were (dollars in millions):

                                                                  1997        1996
                                                                 ------      ------
Book value....................................................   $--         $--
Market value..................................................    --          --
Obligations...................................................    --          --
Weighted average interest rate at end of period...............    --          --
Weighted average interest rate during the period..............     5.47%       6.31%
Average balance during the year...............................     5.3        15.8
Maximum amount outstanding at any month end during the year...    --          74.4

     When the Company enters into these transactions, the obligations generally mature within one year and generally represent agreements to repurchase the same securities.

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

4. MORTGAGE-BACKED SECURITIES--(CONTINUED)
     As of December 31, 1997 and 1996, remaining maturities on mortgage-backed securities classified as held to maturity and available for sale were as follows (dollars in thousands):

                                                                       1997
                                                               ---------------------
                                                               AMORTIZED     MARKET
                                                                 COST        VALUE
                                                               ---------    --------
Held to maturity
     In one year or less....................................   $   1,413    $  1,406
     After one year through five years......................          --          --
     After five years through ten year......................       2,961       2,881
     After ten years........................................     177,421     170,685
                                                               ---------    --------
                                                               $ 181,795    $174,972
                                                               ---------    --------
                                                               ---------    --------
Available for sale
     After ten years........................................   $  87,237    $ 84,308
                                                               ---------    --------
                                                               ---------    --------

                                                                       1996
                                                               ---------------------
                                                               AMORTIZED     MARKET
                                                                 COST        VALUE
                                                               ---------    --------
Held to maturity:
     In one year or less....................................   $   4,595    $  4,485
     After one year through five years......................       1,845       1,820
     After five years through ten year......................       3,096       2,995
     After ten years........................................     199,019     190,183
                                                               ---------    --------
                                                               $ 208,555    $199,483
                                                               ---------    --------
                                                               ---------    --------
Available for sale
     After ten years........................................   $ 123,982    $119,514
                                                               ---------    --------
                                                               ---------    --------

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

5. LOANS

     As of December 31, 1997 and 1996, the composition of the loan portfolio was as follows (dollars in thousands):

                                                              1997          1996
                                                           ----------    ----------
Consumer
     Residential mortgage (one to four family)..........   $  691,167    $  541,156
     Home equity........................................       16,743        10,673
     Other..............................................        2,732         2,642
                                                           ----------    ----------
                                                              710,642       554,471
                                                           ----------    ----------
Commercial
     Secured by real estate - multifamily...............      339,257       361,591
     Secured by real estate - nonresidential............      115,366       123,003
     Construction.......................................       26,603        19,892
     Lines of credit....................................       21,146         6,595
                                                           ----------    ----------
                                                              502,372       511,081
                                                           ----------    ----------
Gross loans.............................................    1,213,014     1,065,552
Net deferred loan costs.................................        1,223           816
Allowance for loan losses...............................      (12,142)      (11,682)
                                                           ----------    ----------
Net loans...............................................   $1,202,095    $1,054,686
                                                           ----------    ----------
                                                           ----------    ----------

     In the table above, construction loans are presented net of undrawn commitments of $71.0 million and $25.8 million at December 31, 1997 and 1996, respectively.

     As of December 31, 1997, loans at fixed interest rates amounted to $241.5 million, and loans at variable interest rates amounted to $971.5 million. Loans of approximately $9.9 million and $19.5 million were on nonaccrual status at December 31, 1997 and 1996, respectively.

     As of December 31, 1997, the portfolio above contained $685.0 million of loans that were interest-rate sensitive within one year, $304.2 million from one to five years, $12.3 million from five to ten years, $175.2 million from ten to twenty years and $36.3 million over twenty years.

     As of December 31, 1997, loans with a book value and market value of $245.3 million were pledged to secure FHLB advances (see Note 10).

     The Company serviced real estate loans for others of $11.0 million and $300.0 million at December 31, 1997 and 1996, respectively. These loans are not included in the consolidated balance sheets. In connection therewith, the Company held trust funds of approximately $2.1 million and $4.7 million as of December 31, 1997 and 1996, respectively, all of which were segregated in separate accounts and included in the respective balance sheets.

     Some agreements with investors to whom the Company has sold loans have provisions which could require repurchase of loans under certain circumstances. Management does not believe that any such repurchases will be significant.

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

5. LOANS--(CONTINUED)
     The following table sets forth impaired loan disclosures as of and for the year ended December 31, 1997 and 1996 (dollars in thousands):

                                                                     1997      1996
                                                                    ------    ------
Impaired loans with an allowance.................................   $1,359    $2,894
Impaired loans without an allowance..............................       20     6,218
                                                                    ------    ------
     Total impaired loans........................................   $1,379    $9,112
                                                                    ------    ------
                                                                    ------    ------
Allowance for impaired loans under SFAS 114......................   $  109    $  315
                                                                    ------    ------
                                                                    ------    ------

                                                                    1997      1996       1995
                                                                   ------    -------    ------
Interest income recognized on impaired loans during the
  period........................................................   $   68    $   181    $  167
                                                                   ------    -------    ------
                                                                   ------    -------    ------
Average recorded investment in impaired loans...................   $3,425    $10,394    $2,268

     In the table above, loans included in the 'Impaired loans without an allowance' category are those loans for which the discounted cash flows, collateral value (net of estimated selling costs) or market price equals or exceeds the carrying value of the loan. Such loans do not require an allowance.

     For the years ended December 31, 1997, 1996 and 1995, the activity in the allowance for loan losses was as follows (dollars in thousands):

                                                                 1997       1996       1995
                                                                -------    -------    -------
Balance at beginning of year.................................   $11,682    $13,699    $ 7,550
Provision for loan losses....................................     1,154      1,476      8,777
Loans charged off............................................    (1,069)    (4,562)    (2,696)
Recoveries of loans previously charged off...................       375      1,069         68
                                                                -------    -------    -------
Balance at end of year.......................................   $12,142    $11,682    $13,699
                                                                -------    -------    -------
                                                                -------    -------    -------

6. PREMISES AND EQUIPMENT

     As of December 31, 1997 and 1996, premises and equipment were as follows (dollars in thousands):

                                                                  1997        1996
                                                                --------    --------
Land and buildings...........................................   $ 19,054    $ 18,866
Leasehold improvements.......................................      8,420       7,901
Equipment, furniture and fixtures............................     11,853       9,936
                                                                --------    --------
                                                                  39,327      36,703
Less accumulated depreciation and amortization...............    (15,396)    (13,864)
                                                                --------    --------
     Total...................................................   $ 23,931    $ 22,839
                                                                --------    --------
                                                                --------    --------

     Depreciation and amortization expense was $2.3 million, $2.0 million and $1.6 million for the years ended December 31, 1997, 1996 and 1995, respectively.

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

7. SERVICING ASSETS

     Included in other assets are servicing assets. For the years ended December 31, 1997, 1996 and 1995, activity with respect to servicing assets was as follows (dollars in thousands):

                                                                             1997
                                                            --------------------------------------
                                                            CAPITALIZED    PURCHASED    ORIGINATED
                                                              EXCESS       MORTGAGE      MORTGAGE
                                                             SERVICING     SERVICING    SERVICING
                                                               FEES         RIGHTS        RIGHTS
                                                            -----------    ---------    ----------
Beginning balance, net...................................      $ 546        $ 1,832       $  382
     Sales...............................................         (5)        (2,532)        (428)
     Additions...........................................         --             --           44
     Amortization:
          Normal.........................................       (206)          (150)         (51)
     Decrease in valuation allowance.....................         --            850          147
                                                            -----------    ---------    ----------
Ending balance, net......................................      $ 335        $    --       $   94
                                                            -----------    ---------    ----------
                                                            -----------    ---------    ----------

                                                                             1996
                                                            --------------------------------------
                                                            CAPITALIZED    PURCHASED    ORIGINATED
                                                              EXCESS       MORTGAGE      MORTGAGE
                                                             SERVICING     SERVICING    SERVICING
                                                               FEES         RIGHTS        RIGHTS
                                                            -----------    ---------    ----------
Beginning balance, net...................................      $ 672        $ 2,509       $   --
     Additions...........................................         --             --          576
     Amortization:
          Normal.........................................       (126)          (627)         (47)
     Increase in valuation allowance.....................         --            (50)        (147)
                                                            -----------    ---------    ----------
Ending balance, net......................................      $ 546        $ 1,832       $  382
                                                            -----------    ---------    ----------
                                                            -----------    ---------    ----------

                                                                             1995
                                                            --------------------------------------
                                                            CAPITALIZED    PURCHASED    ORIGINATED
                                                              EXCESS       MORTGAGE      MORTGAGE
                                                             SERVICING     SERVICING    SERVICING
                                                               FEES         RIGHTS        RIGHTS
                                                            -----------    ---------    ----------
Beginning balance, net...................................      $ 902        $ 3,806       $   --
     Additions...........................................         --             --           --
     Amortization:
          Normal.........................................       (230)          (497)          --
     Increase in valuation allowance.....................         --           (800)          --
                                                            -----------    ---------    ----------
Ending balance, net......................................      $ 672        $ 2,509       $   --
                                                            -----------    ---------    ----------
                                                            -----------    ---------    ----------

     For the years ended December 31, 1997, 1996 and 1995, the activity in the valuation allowance for servicing assets was as follows (dollars in thousands):

                                                                         1997     1996    1995
                                                                         -----    ----    ----
Balance, beginning of year............................................   $ 997    $800    $ --
Provision for impairment..............................................      --     197     800
Reversal of valuation allowance.......................................    (997)     --      --
Write-downs...........................................................      --      --      --
                                                                         -----    ----    ----
Balance, end of year..................................................   $  --    $997    $800
                                                                         -----    ----    ----
                                                                         -----    ----    ----

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

8. FORECLOSED ASSETS

     As of December 31, 1997 and 1996, other assets include $412,000 and $1.6 million, respectively, in real estate acquired through foreclosure.

9. DEPOSITS

     As of December 31, 1997 and 1996, deposit balances were as follows (dollars in thousands):

                                                                       1997
                                                              ----------------------
                                                                            WEIGHTED
                                                                            AVERAGE
                                                               BALANCE        RATE
                                                              ----------    --------
NOW and checking accounts..................................   $  111,984      0.80%
Money market accounts......................................       20,986      2.48%
Passbook accounts..........................................      212,013      2.11%
Time deposits:
     Less than $100,000....................................      831,292      5.12%
     $100,000 or greater...................................      292,712      5.41%
                                                              ----------    --------
     Total.................................................   $1,468,987      4.38%
                                                              ----------    --------
                                                              ----------    --------

                                                                       1996
                                                              ----------------------
                                                                            WEIGHTED
                                                                            AVERAGE
                                                               BALANCE        RATE
                                                              ----------    --------
NOW and checking accounts..................................   $  106,491      0.79%
Money market accounts......................................       22,111      2.39%
Passbook accounts..........................................      216,471      2.20%
Time deposits:
     Less than $100,000....................................      773,571      4.87%
     $100,000 or greater...................................      274,481      5.16%
                                                              ----------    --------
     Total.................................................   $1,393,125      4.17%
                                                              ----------    --------
                                                              ----------    --------

     As of December 31, 1997, remaining maturities on time deposits were as follows (dollars in thousands):

1998..................................................................   $1,111,927
1999..................................................................       10,324
2000..................................................................        1,753
                                                                         ----------
Total.................................................................   $1,124,004
                                                                         ----------
                                                                         ----------

     For the years ended December 31, 1997, 1996 and 1995, interest expense on deposits was as follows (dollars in thousands):

                                                                 1997       1996       1995
                                                                -------    -------    -------
NOW and demand deposit accounts..............................   $   875    $   826    $   781
Money market accounts........................................       517        561        654
Passbook accounts............................................     4,834      4,772      4,797
Time deposits................................................    55,570     53,360     50,046
Less penalties for early withdrawal..........................      (283)      (246)      (240)
                                                                -------    -------    -------
     Total...................................................   $61,513    $59,273    $56,038
                                                                -------    -------    -------
                                                                -------    -------    -------

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9. DEPOSITS--(CONTINUED)
     As of December 31, 1997 and 1996, the composition of deposits by interest rate was as follows (dollars in thousands):

                                                              1997          1996
                                                           ----------    ----------
Under 3%................................................   $  345,473    $  345,027
3.00% to 3.99%..........................................       45,148        49,750
4.00% to 4.99%..........................................      262,607       423,922
5.00% to 5.99%..........................................      681,977       562,446
6.00% to 6.99%..........................................      133,313        11,099
7.00% to 7.99%..........................................           --           251
8.00% to 8.99%..........................................          469           630
                                                           ----------    ----------
     Total..............................................   $1,468,987    $1,393,125
                                                           ----------    ----------
                                                           ----------    ----------

10. FEDERAL HOME LOAN BANK ADVANCES

     The Company maintains a secured credit facility with the Federal Home Loan Bank of San Francisco (FHLB-SF) against which the Company may take advances. The terms of this credit facility require the Company to maintain in safekeeping with the FHLB-SF eligible collateral of least 100% of outstanding advances. There were no advances outstanding at December 31, 1997 or 1996. At December 31, 1997, credit availability under this facility was approximately $291 million.

11. LONG-TERM DEBT TO AFFILIATES

     The Company has a promissory note to United Holdings Int'l Ltd. (UHIL) dated April 1, 1996 for a principal sum of $15,548,000. This note refinanced previous affiliate debt and related accrued interest. Interest is capitalized on the note through December 31, 1999 and calculated at a compound annual interest rate of 10%. As of January 1, 2000, accrued interest is payable annually within 60 days after each year end. The Company has an additional promissory note to Chief Investments Limited (Chief) dated February 28, 1997 for a principal sum of $1,500,000. Interest is capitalized on the note through December 31, 1999 and calculated at a compound annual interest rate of 10%. Annual payments representing the lesser of $1,000,000 or the outstanding balance of the note are to be paid within 60 days of each calendar year end, effective December 31, 1999. Chief is the Company's parent and UHIL is another related party.

     At December 31, 1997, future principal payments (including capitalized interest) on long term debt are payable as follows (dollars in thousands):

1998.....................................................................   $    --
1999.....................................................................        --
2000.....................................................................     1,000
2001.....................................................................     3,127
2002.....................................................................     3,000
Aggregate thereafter.....................................................    12,933
                                                                            -------
     Total...............................................................   $20,060
                                                                            -------
                                                                            -------

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

12. STOCKHOLDERS' EQUITY AND REGULATORY CAPITAL REQUIREMENTS

     The Company and United are subject to various regulatory requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, United must meet specific capital guidelines that involve quantitative measures of United's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. United's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require United to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that United meets all capital adequacy requirements to which it is subject.

     As of December 31, 1997, the most recent notification from the Office of Thrift Supervision categorized United as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, United must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category. As of December 31, 1996, the Office of Thrift Supervision categorized United as adequately capitalized under the regulatory framework for prompt corrective action.

     United's actual capital amounts and ratios are also presented in the following table (dollars in thousands):

                                                                                                         TO BE WELL
                                                                                                      CAPITALIZED UNDER
                                                                          FOR CAPITAL                 PROMPT CORRECTIVE
                                                 ACTUAL                ADEQUACY PURPOSES              ACTION PROVISIONS
                                             --------------          ---------------------          ---------------------
                                             AMOUNT   RATIO          AMOUNT          RATIO          AMOUNT          RATIO
                                             -------  -----          -------         -----          -------         -----
As of December 31, 1997:
Total Capital (to risk weighted assets)...   $94,547  11.15%         $67,837         8.00 %         $84,796         10.00%
Core Capital (to adjusted tangible
  assets).................................    83,927   5.37%          62,519         4.00 %          78,148          5.00%
Tier I Capital (to risk weighted
  assets).................................    83,927   9.90%          33,919         4.00 %          50,864          6.00%
Tangible Capital (to tangible assets).....    83,927   5.37%          23,444         1.50 %           N/A            N/A

     The following table is a reconciliation of United's capital under Generally Accepted Accounting Principles ('GAAP') with its regulatory capital at December 31, 1997 (dollars in thousands):

                                                                         TANGIBLE     CORE      RISK-BASED
                                                                         CAPITAL     CAPITAL     CAPITAL
                                                                         --------    -------    ----------
GAAP Capital..........................................................   $ 82,556    $82,556     $ 82,556
Nonallowable components:
  Unrealized losses on securities available for sale..................      1,728      1,728        1,728
  Goodwill............................................................       (348)      (348)        (348)
  Mortgage servicing rights-excess....................................         (9)        (9)          (9)
Additional capital components:
  Allowance for loan losses--allowable in risk-based capital..........         --         --       10,620
                                                                         --------    -------    ----------
United regulatory capital.............................................   $ 83,927    $83,927     $ 94,547
                                                                         --------    -------    ----------
                                                                         --------    -------    ----------

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

12. STOCKHOLDERS' EQUITY AND REGULATORY CAPITAL REQUIREMENTS--(CONTINUED)
     The Company, as a savings institution holding company, is not subject to regulatory capital requirements separate from its subsidiary, United.

     United is prohibited by federal regulations from paying dividends if the payment would reduce United's net worth below certain minimum requirements. The Company has agreed that United would not declare or pay in any year a dividend that exceeds 50% of The Company's net operating income (dividends may be deferred and paid in a subsequent year) without the prior written consent of the Office of Thrift Supervision (OTS). At December 31, 1997, $5.1 million of United's retained earnings were available for distribution as dividends to the Company.

13. FEDERAL AND STATE TAXES ON INCOME

     Following is a summary of the provision for taxes on income (dollars in thousands):

                                                                            YEAR ENDED
                                                                           DECEMBER 31,
                                                                    --------------------------
                                                                     1997     1996      1995
                                                                    ------    -----    -------
Current tax (benefit) expense:
  Federal........................................................   $3,244    $ 174    $  (783)
  State..........................................................    1,881       28        317
                                                                    ------    -----    -------
                                                                     5,125      202       (466)
                                                                    ------    -----    -------
Deferred tax (benefit) expense:
  Federal........................................................    1,155     (327)    (2,199)
  State..........................................................     (490)     (52)      (741)
                                                                    ------    -----    -------
                                                                       665     (379)    (2,940)
                                                                    ------    -----    -------
                                                                    $5,790    $(177)   $(3,406)
                                                                    ------    -----    -------
                                                                    ------    -----    -------

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

13. FEDERAL AND STATE TAXES ON INCOME--(CONTINUED)
     Deferred tax liabilities (assets) are comprised of the following (dollars in thousands):

                                                                                         YEAR ENDED
                                                                                        DECEMBER 31,
                                                                                    --------------------
                                                                                      1997        1996
                                                                                    --------    --------
Deferred tax liabilities:
  Deferred loan fees.............................................................   $  3,356    $  3,812
  FHLB dividends.................................................................      2,803       2,456
  Amortization of excess servicing fees..........................................        138         225
  Market value adjustments on certain loans and securities.......................         81       1,409
  Purchase accounting adjustments................................................        229         306
  Capitalized originated mortgage servicing......................................         39         153
                                                                                    --------    --------
                                                                                       6,646       8,361
                                                                                    --------    --------
Deferred tax assets:
  Net operating loss carryforwards...............................................        (84)     (3,282)
  Loan and OREO loss allowances..................................................     (4,162)     (4,028)
  Servicing rights impairment allowance..........................................         --        (331)
  AMT credit carryover...........................................................     (1,166)     (1,707)
  State taxes....................................................................       (539)       (129)
  Depreciation...................................................................       (396)       (270)
  Unrealized losses on securities available for sale.............................     (1,130)     (1,707)
  Deferred compensation..........................................................       (132)       (211)
  Other deferred deduction items.................................................     (2,562)     (1,749)
                                                                                    --------    --------
                                                                                     (10,171)    (13,414)
                                                                                    --------    --------
Deferred tax assets valuation allowance..........................................         --         286
                                                                                    --------    --------
Net deferred tax assets..........................................................   $ (3,525)   $ (4,767)
                                                                                    --------    --------
                                                                                    --------    --------

     The following table reconciles the statutory income tax rate to the consolidated effective income tax rate:

                                                                             YEAR ENDED
                                                                            DECEMBER 31,
                                                                      ------------------------
                                                                      1997     1996      1995
                                                                      ----     -----     -----
Federal income tax rate...........................................    34.0%    (34.0)%   (34.0)%
State franchise tax rate, net of federal income tax effects.......     7.2%     (7.6)%    (7.6)%
                                                                      ----     -----     -----
Statutory income tax rate.........................................    41.2%    (41.6)%   (41.6)%
(Reduction) increase in tax rate resulting from:
  Amortization of intangibles.....................................     0.2%      2.0%      0.4%
  Reversal of taxes previously provided...........................      --        --     (16.0)%
  Reversal of valuation allowance.................................    (2.2)%      --        --
  Other items, net................................................     5.0%      3.0%      3.3%
                                                                      ----     -----     -----
                                                                      44.2%    (36.6)%   (53.9)%
                                                                      ----     -----     -----
                                                                      ----     -----     -----

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

13. FEDERAL AND STATE TAXES ON INCOME--(CONTINUED)
     Taxes on income included the following (dollars in thousands):

                                                                                YEAR ENDED
                                                                               DECEMBER 31,
                                                                            ------------------
                                                                             1997       1996
                                                                            -------    -------
Net deferred (asset) liability:
  Federal income tax.....................................................   $(3,429)   $(5,004)
  State franchise tax....................................................       (96)       237
                                                                            -------    -------
                                                                             (3,525)    (4,767)
(Prepaid income taxes) taxes payable.....................................        40       (656)
                                                                            -------    -------
                                                                            $(3,485)   $(5,423)
                                                                            -------    -------
                                                                            -------    -------

     The Company computes its bad debt deduction using the experience method for Federal and state tax purposes which considers current year charge-offs together with those from the previous five years.

     During 1996, legislation was enacted which eliminated the Company's tax exposure relating to tax bad debt reserve that arose prior to 1988. In accordance with SFAS 109, a deferred tax liability of $946,000 had not been recognized at December 31, 1995 for $2,784,000 of these temporary differences.

     Tax years 1996 through 1997 remain open for Internal Revenue Service purposes and tax years 1994 through 1997 remain open for California Franchise Tax Board purposes.

     At December 31, 1997, the Company had regular Federal net operating loss carryovers of $248,000 which expire 2005.

14. DERIVATIVE FINANCIAL INSTRUMENTS AND FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The Company is a party to derivative financial instruments and financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. The Company does not hold or issue financial instruments for trading purposes. Financial instruments in the normal course of business include commitments to extend and purchase credit, forward commitments to sell loans, long put and call options, letters of credit and interest-rate swaps and caps. Those instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the statement of financial position. The contract or notional amounts of those instruments reflects the extent of involvement the Company has in particular classes of financial instruments.

     The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual or notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. For interest-rate swap and cap transactions and forward commitments to sell loans, the contract or notional amounts do not represent exposure to credit loss. The Company controls the credit risk of its interest-rate swap and cap agreements and forward commitments to sell loans through credit approvals, limits, and monitoring procedures. The Company does not require collateral or other security to support interest-rate swap transactions with credit risk.

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

14. DERIVATIVE FINANCIAL INSTRUMENTS AND FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET
    RISK--(CONTINUED)
     Contract or notional amounts of derivative financial instruments and financial instruments with off-balance-sheet risk as of December 31, 1997 and 1996 are as follows (dollars in millions):

                                                                                          1997     1996
                                                                                          -----    -----
Financial instruments whose contract amounts represent credit risk:
  Commitments to extend credit:
     Consumer (including residential mortgage).........................................   $65.0    $47.0
     Commercial (excluding construction)...............................................    10.8     16.0
     Construction......................................................................    78.7     29.5
  Commitments to purchase loans........................................................     0.1      0.4
  Letters of credit....................................................................     1.9      1.3
Financial instruments whose notional or contract amounts exceed the amount of credit risk:
  Forward commitments to sell loans....................................................     3.5      4.2

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held generally includes residential or commercial real estate, accounts receivable, or other assets.

     Commitments to purchase loans are agreements to buy loans from a primary broker/dealer as long as there are no violations of any condition established in the contract. Commitments terminate on the final closing date mutually agreed upon by the purchaser and seller as defined in the contract. The Company evaluates each loan's worthiness on a loan-by-loan basis. Each loan is collateralized by residential real estate.

     Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. These letters of credit are usually secured by inventories or by deposits held at the Company.

     Interest rate swap transactions generally involve the exchange of fixed- and floating-rate interest payment obligations without the exchange of the underlying principal amounts. Interest-rate swaps are entered into to reduce the Company's exposure to interest rate movements and are used as part of asset/liability management. The Company typically becomes a principal in the exchange of fixed- and floating-rate interest payment obligations with another party and, therefore, is exposed to loss if the other party defaults. The Company minimizes this risk by performing normal credit reviews on its swap counterparties.

     Interest rate caps are interest rate protection instruments that involve the payment from the seller to the buyer of an interest differential. This differential represents the difference between current interest rates and agreed-upon rate applied to a notional principal amount. The Company is a purchaser of interest rate caps.

     Entering into interest-rate swap agreements involves not only the risk of dealing with counterparties and their ability to meet the terms of the contracts, but also the interest-rate risk associated with unmatched positions. Notional principal amounts often are used to express the volume of these transactions, but the amounts potentially subject to credit risk are much smaller.

     Forward contracts are contracts for delayed delivery of securities or loans in which the seller agrees to make delivery at a specified future date of a specified instrument at a specified price or yield. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in security values and interest rates. In order to minimize the exposure arising from forward contracts, the Company entered into

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

14. DERIVATIVE FINANCIAL INSTRUMENTS AND FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET
    RISK--(CONTINUED)
long put options amounting to $1 million and $4 million as of December 31, 1997 and 1996, respectively. The Company had $0.6 million and $1.1 million of long call options as of December 31, 1997 and 1996, respectively.

     Interest rate swaps with a notional amount of $20 million matured in 1996.

     For the years ended December 31, 1996 and 1995, costs associated with the interest rate swaps and caps negatively impacted net interest income by $137,000 and $538,000, respectively.

15. CONCENTRATIONS OF CREDIT RISK

     All of the Company's loan activity is with customers located throughout the State of California. Substantially all residential and commercial real estate loans are secured by properties located in the State of California. The Company is required by law to maintain 70% of its portfolio assets--as defined by regulations-- in qualifying residential or small business assets. As of December 31, 1997, 91.1% of the Company's portfolio assets consisted of such qualifying assets.

     Substantially all real estate loans in the portfolio are originated at 80% loan-to-value or better. Management believes that the risk of significant losses in excess of underlying collateral value is low.

16. LEASE COMMITMENTS AND CONTINGENT LIABILITIES

  Lease Commitments

     The Company leases various premises under noncancelable operating leases, many of which contain renewal options and some of which contain escalation clauses.

     Future minimum rental payments, which do not include common area costs, due each year under existing operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1997, are payable as follows (dollars in thousands):

1998.....................................................................   $ 3,016
1999.....................................................................     2,017
2000.....................................................................     1,853
2001.....................................................................     1,382
2002.....................................................................     1,208
Aggregate thereafter.....................................................    10,642
                                                                            -------
Total minimum payments required..........................................   $20,118
                                                                            -------
                                                                            -------

     Rental expense was approximately $3.2 million, $3.5 million and $3.0 million for the years ended December 31, 1997, 1996 and 1995, respectively.

  Contingent Liabilities

     The Company is subject to pending or threatened actions and proceedings arising in the normal course of business. In the opinion of management, the ultimate disposition of all pending or threatened actions and proceedings will not have a material adverse effect on the Company's operations or financial condition.

17. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, 'Disclosures about Fair Value of Financial Instrument,' requires all entities to estimate the fair value of all financial instrument assets, liabilities, and off-balance-sheet transactions. Fair values are point-in-time estimates that can change significantly based on

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

17. FAIR VALUE OF FINANCIAL INSTRUMENTS--(CONTINUED) numerous factors. Accordingly, management cannot provide any assurance that the estimated fair values presented below could actually be realized. The fair value estimates for financial instruments were determined as of December 31, 1997 and 1996, by application of the described methods and significant assumptions.

  Cash and Short-Term Investments

     For these short-term instruments, the carrying value of $34,797,000 at December 31, 1997 and $18,383,000 at December 31, 1996 is a reasonable estimate of fair value.

  Investment And Mortgage-Backed Securities

     The aggregate fair value of investment and mortgage-backed securities is $277,192,000 at December 31, 1997 and $347,696,000 at December 31, 1996. Fair
value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

  Loans Receivable

     The aggregate fair value of loans receivable is $1,212,105,000 at December 31, 1997 and $1,036,369,000 at December 31, 1996. Fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings at the same remaining maturities. In addition, the allowance for loan losses was considered a reasonable adjustment for credit risk for the entire portfolio.

  Capitalized Servicing Fees

     Fair value is estimated by discounting estimated future cash flows using current rates which are required for similar assets. Fair value is estimated to be the same as the carrying value of $429,087 at December 31, 1997 and $929,000 at December 31, 1996.

  Deposit Liabilities

     Fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities. The aggregate fair value of deposits is $1,426,274,000 at December 31, 1997 and $1,392,058,000 at
December 31, 1996.

  Federal Home Loan Bank Advances

     No Federal Home Loan Bank advances were outstanding at December 31, 1997 or 1996.

  Long-term Debt to Affiliates

     Due to the related party nature of the Company's long-term debt, management does not believe that fair value estimates are meaningful. Accordingly, such estimates have not been presented.

  Securities Sold Under Agreement to Repurchase

     No securities sold under agreement to repurchase were outstanding at December 31, 1997 or 1996.

  Interest Rate Swap and Cap Agreements

     The fair value of the swap and cap agreements used for hedging purposes is the estimated amount that the Company would receive or pay to terminate the agreements at the reporting date, taking into account current

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

17. FAIR VALUE OF FINANCIAL INSTRUMENTS--(CONTINUED) interest rates and the current creditworthiness of the swap and cap counterparties. There were no swap of cap agreements at December 31, 1997 and 1996.

  Commitments to Extend Credit, Commitments to Purchase Loans, Securities Sold But Not Owned, and Options on Interest Rate Futures

     The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate commitments, fair value also considers the difference between current levels of interest rates and the committed rates. Fair values for securities sold but not owned and options on interest rate futures are based on quoted market prices or dealer quotes. The fair value of commitments to extend credit and commitments to purchase loans cannot be readily determined. The fair value of put options on interest rate futures is $56,875 at December 31, 1997 and $50,625 at December 31, 1996. The fair value of call options on interest rate futures is $28,437 at December 31, 1997 and $11,016 at December 31, 1996.

18. PARENT COMPANY

     Condensed unconsolidated financial information of UCBH Holdings, Inc. is presented below. See Note 11 for information regarding the Company's long-term debt.

                            CONDENSED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                                                                        DECEMBER 31,
                                                                                     ------------------
                                                                                      1997       1996
                                                                                     -------    -------
                                      ASSETS
  Cash and due from banks.........................................................   $    56    $    11
  Investment in subsidiary........................................................    82,556     71,069
                                                                                     -------    -------
     Total assets.................................................................   $82,612    $71,080
                                                                                     -------    -------
                                                                                     -------    -------
                                   LIABILITIES
  Long-term debt to affiliates....................................................   $20,060    $16,736
                                                                                     -------    -------
     Total liabilities............................................................    20,060     16,736
                                                                                     -------    -------
                               STOCKHOLDERS' EQUITY
  Common stock....................................................................        10         10
  Additional paid-in capital......................................................    30,278     30,278
  Unrealized loss on subsidiary's mortgage-backed securities available for sale...    (1,728)    (2,637)
  Retained earnings...............................................................    33,992     26,693
                                                                                     -------    -------
     Total stockholders' equity...................................................    62,552     54,344
                                                                                     -------    -------
     Total liabilities and stockholders' equity...................................   $82,612    $71,080
                                                                                     -------    -------
                                                                                     -------    -------

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

18. PARENT COMPANY--(CONTINUED)
                         CONDENSED STATEMENT OF INCOME
                             (DOLLARS IN THOUSANDS)

                                                                                FOR THE YEARS ENDED
                                                                                   DECEMBER 31,
                                                                           -----------------------------
                                                                            1997       1996       1995
                                                                           -------    -------    -------
                                 INCOME
Dividends from subsidiary...............................................   $   250    $    --    $   354
                                                                           -------    -------    -------
     Total income.......................................................       250         --        354
                                                                           -------    -------    -------
                                EXPENSE
Interest expense in long-term debt to affiliates........................     1,825      1,640      1,741
Miscellaneous expense...................................................       205         --         --
                                                                           -------    -------    -------
     Total expense......................................................     2,030      1,640      1,741
                                                                           -------    -------    -------
Loss before taxes and equity in undistributed net income (loss) of
  subsidiary............................................................    (1,780)    (1,640)    (1,387)
Income tax benefit......................................................        --         --         --
Equity in undistributed net income (loss) of subsidiary.................     9,078      1,334     (1,521)
                                                                           -------    -------    -------
     Net income.........................................................   $ 7,298    $  (306)   $(2,908)
                                                                           -------    -------    -------
                                                                           -------    -------    -------

                       CONDENSED STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                          FOR THE YEARS ENDED
                                                                                             DECEMBER 31,
                                                                                     -----------------------------
                                                                                      1997       1996       1995
                                                                                     -------    -------    -------
                               OPERATING ACTIVITIES
Net income (loss).................................................................   $ 7,298    $  (306)   $(2,908)
  Adjustment to reconcile net income to net cash provided by (used for) operating activities:
     Equity in undistributed net (income) loss of subsidiary......................    (9,078)    (1,334)     1,521
     Increase in accrued interest payable.........................................        --         --      1,457
     Decrease in dividends payable................................................        --         --        417
                                                                                     -------    -------    -------
       Net cash (used for) provided by operating activities.......................    (1,780)    (1,640)       487
                                                                                     -------    -------    -------
                               INVESTING ACTIVITIES
Capital contribution to subsidiary................................................    (1,500)        --         --
                                                                                     -------    -------    -------
       Net cash used in investing activities......................................    (1,500)        --         --
                                                                                     -------    -------    -------
                               FINANCING ACTIVITIES
Long-term debt to affiliates issued...............................................     1,500         --         --
Long-term debt to affiliates repaid...............................................        --         --       (500)
Increase in capitalized interest component of long-term debt to affiliates........     1,825      1,640         --
                                                                                     -------    -------    -------
       Net cash provided by (used in) financing activities........................     3,325      1,640       (500)
                                                                                     -------    -------    -------
Net increase (decrease) in cash and cash equivalents..............................        45         --        (13)
Cash and cash equivalents beginning of year.......................................        11         11         24
                                                                                     -------    -------    -------
Cash and cash equivalents end of year.............................................   $    56    $    11    $    11
                                                                                     -------    -------    -------
                                                                                     -------    -------    -------

                              UCBH HOLDINGS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

19. LEGISLATION ENACTED IN 1996

     Legislation was enacted in 1996 to recapitalize the FDIC's Savings Association Insurance Fund (SAIF). Under this legislation, all institutions with SAIF-insured deposits, including the Company's subsidiary United, were required to pay a one-time assessment to recapitalize this insurance fund. For the United, this assessment was approximately $7.7 million, which resulted in a charge against 1996 earnings. This assessment was tax deductible and is expected to substantially reduce the level of future periodic SAIF assessments paid by United.

20. SUBSEQUENT EVENTS

     On March 30, 1998, the Company changed its name from USB Holdings, Inc. to UCBH Holdings, Inc.

21. EARNINGS PER SHARE

     The following is a reconciliation of the numerators and denominator of the basic and diluted earnings per share:

                                                              YEAR ENDED DECEMBER 31, 1997, 1996 AND 1995
                                                              -------------------------------------------
                                                                INCOME           SHARES         PER SHARE
                                                              (NUMERATOR)     (DENOMINATOR)      AMOUNT
                                                              -----------     -------------     ---------
(Dollars in thousands, except per share amounts)
1997:
Basic:
     Net income............................................     $ 7,299          6,000,000       $  1.22
Effect of long-term debt to affiliates.....................       1,077          1,974,000
                                                              -----------     -------------
Diluted:
     Net income and assumed conversions....................     $ 8,376          7,974,000       $  1.05
                                                              -----------     -------------
                                                              -----------     -------------
1996:
Basic:
     Net loss..............................................     ($  306)         6,000,000       ($ 0.05)
Effect of long-term debt to affiliates.....................         968          1,974,000
                                                              -----------     -------------
Diluted:
     Net income and assumed conversions....................     $   662          7,974,000       ($ 0.05)
                                                              -----------     -------------
                                                              -----------     -------------
1995:
Basic:
     Net loss..............................................     ($2,908)         6,000,000       ($ 0.48)
Effect of long-term debt to affiliates.....................       1,027          1,974,000
Diluted:
                                                              -----------     -------------
     Net loss and assumed conversions......................     ($1,881)         7,974,000       ($ 0.48)
                                                              -----------     -------------
                                                              -----------     -------------

     For the years ended December 31, 1996 and 1995, the assumed conversions of long-term debt to affiliates would be considered anti-dilutive. Accordingly, diluted loss per share for these periods is equal to basic loss per share.

================================================================================

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. NEITHER THE DELIVERY OF THIS PRIVATE OFFERING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                            ------------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
Summary........................................
Selected Consolidated Financial Data...........
Risk Factors...................................
Use of Proceeds................................
Ratios of Earnings to Combined Fixed Charges...
Accounting Treatment...........................
Capitalization and Debt Structure..............
Consolidated Statements of Operations..........
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................
Business.......................................
Supervision and Regulation.....................
Management of the Company and the Bank.........
UCBH Trust Co. ................................
The Exchange Offer.............................
Description of Exchange Capital Securities.....
Description of Exchange Junior Subordinated
  Debentures...................................
Description of Exchange Guarantee..............
Description of Original Securities.............
Relationship among the Exchange Capital
  Securities, the Exchange Junior Subordinated
  Debentures and the Exchange Guarantee........
Federal Income Tax Consequences................
ERISA Considerations...........................
Plan of Distribution...........................
Experts........................................
Legal Matters..................................
Additional Information.........................
Index to Consolidated Financial Statements.....

================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of UCBH Holdings, Inc.'s Certificate of Incorporation provide as follows:

TENTH:

     A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a 'proceeding'), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an 'indemnitee'), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent, or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an 'advancement of expenses'); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an 'undertaking'), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a 'final adjudication') that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the

Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses under this Article TENTH or otherwise shall be on the Corporation.

     D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

     E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:

     A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

     Under the Declaration of Trust of UCBH Trust Co., the Company has agreed to indemnify each of the Trustees of the Trust, and to hold each Trustee harmless against any loss, damage, claim, liability or expense incurred without negligence or bad faith on its part, arising out of, or in connection with, the acceptance or administration of the Declaration of Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

          (a) List of Exhibits (Filed herewith unless otherwise noted)

    4.1       Indenture of the Company relating to the Junior Subordinated Debentures*
    4.2       Form of Certificate of Series B Junior Subordinated Debenture*
    4.3       Certificate of Trust of UCBH Trust Co.*
    4.4       Amended and Restated Declaration of Trust of UCBH Trust Co.*
    4.5       Form of Series B Capital Security Certificate for UCBH Trust Co.*

    4.6            Form of Series B Guarantee of the Company relating to the Series B Capital Securities*
    4.7            Capital Securities Registration Rights Agreement*
    5.1            Opinion and consent of Patton Boggs LLP as to legality of the Series B Junior Subordinated
                   Debentures and the Series B Guarantee to be issued by the Company*
    5.2            Opinion and consent of Richards, Layton & Finger, P.A. as to the legality of the Series B Capital
                   Securities to be issued by UCBH Trust Co.*
    8.0            Opinion of Patton Boggs LLP as to certain federal income tax matters
   23.1            Consent of PricewaterhouseCoopers LLP.
   23.2            Consent of Patton Boggs LLP (included in Exhibit 5.1)*
   23.3            Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)*
   24.1            Power of Attorney of certain officers and directors of the Corporation (located on the signature page hereto)*
   25.1            Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the
                   Indenture*
   25.2            Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the
                   Declaration of Trust of UCBH Trust Co.*
   25.3            Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the
                   Guarantee for the benefit of the holders of Series B Capital Securities of UCBH Trust Co.*
   99.1            Form of Letter of Transmittal*
   99.2            Form of Notice of Guaranteed Delivery*
   99.3            Form of Exchange Agent Agreement*
   99.4            Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees*
   99.5            Form of Letter to Clients*


------------------------
* Previously filed.

          (b) Financial Statement Schedules

          All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

ITEM 22. UNDERTAKINGS.

     The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any Prospectus required by Section 10(a) (3) of the Securities Act of 1933;

                (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a trustee, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

CONFORMED

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE UNDERSIGNED REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON OCTOBER 14, 1998.


                                          UCBH HOLDINGS, INC.

                                          By:        /s/ TOMMY S. WU
                                             ---------------------------------
                                                         Tommy S. Wu
                                               President and Chief Executive
                                                         Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                       TITLE                              DATE
               ----------                                    ---------                           -------

             /s/ TOMMY S. WU                President, Chief Executive Officer and            October 14, 1998
------------------------------------------  Director (principal executive officer)
               Tommy S. Wu

         /s/ Jonathan H. Downing            Senior Vice President, Chief Financial            October 14, 1998
------------------------------------------  Officer, and Treasurer and Director (principal
           Jonathan H. Downing              accounting and financial officer)

                   *                        Director
------------------------------------------
               Robert Fell

                   *                        Director
------------------------------------------
               Sau-wing Lam

                   *                        Director
------------------------------------------
               Godwin Wong


------------------------
* Signed pursuant to a power of attorney filed as Exhibit 24.1 with the Commission on July 1, 1998.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE UNDERSIGNED REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON OCTOBER 14, 1998.


                                          UCBH TRUST, INC.

                                          By:         /s/ TOMMY S. WU
                                             --------------------------------
                                                         Tommy S. Wu
                                                   Administrative Trustee

                                          By:      /s/ JONATHAN H. DOWNING
                                             --------------------------------
                                                     Jonathan H. Downing
                                                   Administrative Trustee

                                          By:       /s/ DENNIS ALAN LEE
                                             --------------------------------
                                                       Dennis Alan Lee
                                                   Administrative Trustee